   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1997

                                                      REGISTRATION NO. 333-36217
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       DIGITAL TELEVISION SERVICES, INC.
                               DTS CAPITAL, INC.
     (Exact Name of Registrants as Specified in Their Respective Charters)

                     DELAWARE                                           06-1473713
                     DELAWARE                                           58-2332106
 (State or Other Jurisdiction of Incorporation or        (I.R.S. Employer Identification Number)
                   Organization)

                            AND AFFILIATE GUARANTORS

DTS MANAGEMENT, LLC                                                    GEORGIA               58-2255906
DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC                        DELAWARE               54-1792385
DIGITAL TELEVISION SERVICES OF COLORADO, LLC                           GEORGIA               58-2255909
DIGITAL TELEVISION SERVICES OF GEORGIA, LLC                            GEORGIA               58-2278248
DIGITAL TELEVISION SERVICES OF INDIANA, LLC                            GEORGIA               58-2349722
DIGITAL TELEVISION SERVICES OF KANSAS, LLC                             GEORGIA               58-2269693
DIGITAL TELEVISION SERVICES OF KENTUCKY, LLC                           GEORGIA               58-2263782
DIGITAL TELEVISION SERVICES OF NEW MEXICO, LLC                         GEORGIA               58-2255917
DIGITAL TELEVISION SERVICES OF NEW YORK I, LLC                         GEORGIA               58-2255915
DIGITAL TELEVISION SERVICES OF SOUTH CAROLINA I, LLC                   GEORGIA               58-2261740
DIGITAL TELEVISION SERVICES OF VERMONT, LLC                            GEORGIA               58-2272519
SPACENET, INC.                                                       NEW MEXICO              85-0418709
(Exact Name of Registrants as Specified in Their Respective        (State or Other        (I.R.S. Employer
  Charters)                                                        Jurisdiction of       Identification No.)
                                                                  Incorporation or
                                                                    Organization)

                                      4841
            (Primary Standard Industrial Classification Code Number)

                                                         MR. DOUGLAS S. HOLLADAY, JR.
                                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
           880 HOLCOMB BRIDGE ROAD                    DIGITAL TELEVISION SERVICES, INC.
                BUILDING C-200                             880 HOLCOMB BRIDGE ROAD
            ROSWELL, GEORGIA 30076                              BUILDING C-200
          TELEPHONE: (770) 645-4440                         ROSWELL, GEORGIA 30076
 (Address, Including Zip Code, and Telephone              TELEPHONE: (770) 645-4440
  Number, Including Area Code, of Registrants'     (Name, Address, Including Zip Code, and
         Principal Executive Offices)             Telephone Number, Including Area Code, of
                                                              Agent for Service)

                             ---------------------

                                   COPIES TO:

                            H. BRYAN IVES III, ESQ.
                              C. MARK KELLY, ESQ.
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                       2600 NATIONSBANK CORPORATE CENTER
                             100 NORTH TRYON STREET
                            CHARLOTTE, NC 28202-4000
                           TELEPHONE: (704) 417-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET

     Pursuant to Item 501(b) of Regulation S-K showing location in Prospectus of Information Required by Items of Part I of Form S-4

                 REGISTRATION STATEMENT ITEM                        CAPTION OR
                     NUMBER AND CAPTION                       LOCATION IN PROSPECTUS
                 ---------------------------                  ----------------------
A.
     INFORMATION ABOUT THE TRANSACTION
      1.  Forepart of Registration Statement and
          Outside Front Cover of Prospectus          Outside Front Cover Page
      2.  Inside Front and Outside Back Cover Pages
          of Prospectus                              Inside Front Cover Page; Outside Back
                                                     Cover Page
      3.  Risk Factors, Ratio of Earnings to Fixed
          Charges; and Other Information             Prospectus Summary; Risk Factors;
                                                     Selected Historical Financial Data;
                                                     Unaudited Pro Forma Financial Data
      4.  Terms of the Transaction                   Outside Front Cover Page; Summary;
                                                     Description of the Notes; The Exchange
                                                     Offer; Certain Federal Income Tax
                                                     Consequences
      5.  Pro Forma Financial Information            Unaudited Pro Forma Financial Data
      6.  Material Contracts with the Company Being
          Acquired                                   Inapplicable
      7.  Additional Information Required for
          Reoffering by Persons and Parties Deemed
          to be Underwriters                         Inapplicable
      8.  Interests of Named Experts and Counsel     Legal Matters
      9.  Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities                                Inapplicable
B.
     INFORMATION ABOUT THE REGISTRANT
     10.  Information with Respect to S-3
          Registrants                                Inapplicable
     11.  Incorporation of Certain Information by
          Reference                                  Inapplicable
     12.  Information with Respect to S-2 or S-3
          Registrants                                Inapplicable
     13.  Incorporation of Certain Information by
          Reference                                  Inapplicable
     14.  Information with Respect to Registrants
          Other Than S-3 or S-2 Registrants          Outside Front Cover Page; Prospectus
                                                     Summary; Risk Factors; The Company; Use
                                                     of Proceeds; Capitalization; Unaudited
                                                     Pro Forma Financial Data; Selected
                                                     Historical Financial Data; Management's
                                                     Discussion and Analysis of Financial
                                                     Condition and Results of Operations;
                                                     Business; Management; Certain
                                                     Transactions; Security Ownership of
                                                     Certain Beneficial Owners and Management;
                                                     Description of Capital Stock; Description
                                                     of Certain Indebtedness; Description of
                                                     the Notes

                 REGISTRATION STATEMENT ITEM                        CAPTION OR
                     NUMBER AND CAPTION                       LOCATION IN PROSPECTUS
                 ---------------------------                  ----------------------
C.
     INFORMATION ABOUT THE COMPANY BEING ACQUIRED
     15.  Information with Respect to S-3 Companies  Inapplicable
     16.  Information with Respect to S-2 or S-3
          Companies                                  Inapplicable
     17.  Information with Respect to Companies
          Other than S-3 or S-2 Companies            Inapplicable
D.
     VOTING AND MANAGEMENT INFORMATION
     18.  Information if Proxies, Consents or
          Authorizations Are to be Solicited         Inapplicable
     19.  Information if Proxies, Consents or
          Authorizations Are Not to be Solicited or
          in an Exchange Offer                       The Exchange Offer; Management; Security
                                                     Ownership of Certain Beneficial Owners
                                                     and Management; Certain Transactions

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 1997


PROSPECTUS

                       DIGITAL TELEVISION SERVICES, INC.
                               DTS CAPITAL, INC.

               OFFER TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF THEIR
      SERIES B 12 1/2% SENIOR SUBORDINATED NOTES DUE 2007 WHICH HAVE BEEN
              REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000
                     PRINCIPAL AMOUNT OF THEIR OUTSTANDING
              SERIES A 12 1/2% SENIOR SUBORDINATED NOTES DUE 2007

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                   ON                , 1998, UNLESS EXTENDED.

     Digital Television Services, Inc., a Delaware corporation (the "Company"), and DTS Capital, Inc., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), hereby offer to exchange (the "Exchange Offer") up to $155,000,000 in aggregate principal amount of their new Series B 12 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $155,000,000 in aggregate principal amount of their outstanding Series A 12 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"), that were issued and sold in a transaction exempt from registration under the Securities Act.

     The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate, maturity, security and ranking) to the terms of the Private Notes (which they replace), except that the Exchange
Notes: (i) will bear a Series B designation, (ii) will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and (iii) will not be entitled to certain registration rights and certain liquidated damages which were applicable to the Private Notes in certain circumstances under a Registration Rights Agreement (the "Registration Rights Agreement") among the Issuers, certain subsidiaries of the Company named therein (the "Guarantors") and Donaldson, Lufkin & Jenrette Securities Corporation, CIBC Wood Gundy Securities Corp. and J.P. Morgan Securities Inc. (the "Initial Purchasers"). The Exchange Notes will evidence the same debt as the Private Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of July 30, 1997 (the "Indenture"), among the Issuers, the Guarantors and The Bank of New York, as trustee. The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

                                             (Cover continued on following page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997

     Interest on the Exchange Notes will be payable semi-annually in arrears on each August 1 and February 1 of each year, commencing February 1, 1998. The Exchange Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after August 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date. In addition, prior to August 1, 2000, the Issuers may, other than in any circumstance resulting in a Change of Control (as defined in "Description of the Notes -- Certain Definitions"), redeem up to 35% of the originally issued principal amount of the Notes at a redemption price equal to 112.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with net cash proceeds of (i) one or more Public Equity Offerings (as defined in "Description of the Notes -- Certain Definitions") of common equity of the Company or (ii) a sale or series of related sales of Qualified Equity Interests (as defined in "Description of the Notes -- Certain Definitions") of the Company to Strategic Equity Investors (as defined in "Description of the Notes -- Certain Definitions"), in any such case resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of the Notes would remain outstanding after giving effect to any such redemption. In the event of a Change of Control, the holders of Exchange Notes will have the right to require the Issuers to purchase their Exchange Notes, in whole or in part, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     The Issuers placed approximately $36.5 million of the net proceeds realized from the sale of the Private Notes into an Interest Escrow Account (as defined in "Description of the Notes -- Certain Definitions") to be held by the Escrow Agent (as defined in "Description of the Notes -- Certain Definitions") for the benefit of the holders of the Notes. Funds in the Interest Escrow Account, together with the proceeds from the investment thereof, will secure, and will be sufficient to pay, the first four semi-annual interest payments on the Notes.


     The Exchange Notes will be unconditionally guaranteed (the "Exchange Guaranties"), on a subordinated basis, jointly and severally, by all direct and indirect Restricted Subsidiaries (as defined in "Description of the Notes -- Certain Definitions") of the Company. The Exchange Notes and the Exchange Guaranties will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Company (including Indebtedness under the Second Amended and Restated Credit Agreement dated July 30, 1997 among the Company and the lenders parties thereto (the "Restated Credit Facility") and senior in right of payment to all subordinated Indebtedness (as defined in "Description of the Notes -- Certain Definitions"). Borrowings under the Restated Credit Facility are secured by substantially all of the assets of the Company and its subsidiaries (the "Subsidiaries") and a pledge of the equity interests in the Subsidiaries. As of September 30, 1997, on a pro forma basis after giving effect to the Initial Offering and the Transactions, the Company has approximately $33.7 million of Senior Indebtedness (as defined in "Description of the Notes -- Certain Definitions") outstanding and has $46.1 million of borrowing availability under the $90.0 million Restated Credit Facility and is currently permitted by the Indenture to incur up to $75.0 million of indebtedness under such facility.


     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered or accepted for exchange. The Issuers will accept for exchange any and all Private Notes validly tendered and not
withdrawn prior to 5:00 p.m., New York City time on             , 1998, unless
extended by the Issuers in their sole discretion (the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date; otherwise such tenders are irrevocable. The date of acceptance for exchange (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Private Notes.

     The Private Notes were sold by the Issuers on July 30, 1997 to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Private Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with institutional accredited investors, as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act. Accordingly, the Private Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers under the Registration Rights Agreement entered into by the Issuers in connection with the Initial Offering. See "The Exchange Offer."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an affiliate of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Issuers, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Issuers believe that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Issuers.


     The Private Notes and the Exchange Notes constitute new issues of securities with no established public trading market. Any Private Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Private Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered, but unaccepted, Private Notes are likely to be adversely affected. Following consummation of the Exchange Offer, the holders of any remaining Private Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuers will have no further obligation to such holders to provide for the registration under the Securities Act of the Private Notes except under certain very limited circumstances. See "Description of Exchange Notes -- Private Notes' Registration Rights; Additional Interest."

     Prior to the Exchange Offer, there has been no public market for the Notes. The Issuers do not intend to list the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions and the Issuers' financial condition. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Market for the Notes."

     Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have indicated their intention to make this Prospectus (as it may be amended or supplemented) available to any Participating Broker-Dealer for use in connection with any such resale for a period of 180 days after the Expiration Date. See "The Exchange Offer -- Resale of the Exchange Notes" and "Plan of Distribution."

     The Issuers will not receive any proceeds from, and have agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Notes" and "Plan of Distribution."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUERS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.
                             ---------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PRO-

SPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

     Until             , 1998 (90 days after the date of this Prospectus), all
dealers offering transactions in the Exchange Notes, whether or not participating in the Exchange Offer, may be required to deliver a prospectus in connection therewith. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                             ---------------------

     The Private Notes initially purchased by qualified institutional buyers and institutional accredited investors were initially represented by two Global Notes in registered form, deposited with, or on behalf of, the Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., as its nominee. The Exchange Notes exchanged for the Private Notes represented by the Global Notes will be represented by one or more fully registered Global Exchange Notes that will be deposited with, or on behalf of, the Depositary. Beneficial interests in the Global Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. After the initial issuance of such Global Exchange Notes, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Notes only in accordance with the terms and conditions set forth in the Indenture. See "Description of the Notes -- Book Entry, Delivery and Form."
                             ---------------------

     THIS PROSPECTUS (THE "PROSPECTUS") DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

     This Prospectus includes product or trade names and trademarks which are the property of their respective owners.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including the financial statements and the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term "Company" refers to Digital Television Services, Inc. ("DTS"), its consolidated subsidiaries and the respective predecessors of DTS (including Digital Television Services, LLC and WEP Intermediate Corp.) and such subsidiaries, and the term "DirecTv" refers to DirecTv, Inc. Unless otherwise indicated, the discussion below refers to and the information in this Prospectus (including data on the number of subscribers of the Company) gives effect to the Transactions (as defined), as if they were completed as of January 1, 1996. Unless otherwise indicated, all data on the number of households set forth herein is based upon information compiled by Claritas as of April 1, 1996, and all data on the numbers of subscribers is as of May 31, 1997.

                                  THE COMPANY


     The Company is a leading independent provider of direct broadcast satellite ("DBS") television services offered by DirecTv ("DIRECTV Services") in terms of the number of households in the territories in which the Company has the exclusive right to provide DIRECTV Services, the number of subscribers within such territories and the Company's revenues from the sale of DIRECTV Services. DirecTv is the leading provider of direct to home ("DTH") satellite television in the United States, offering over 175 program channels to approximately 2.6 million subscribers. The Company has the exclusive right to provide DIRECTV Services within certain rural territories in the United States encompassing approximately 1.7 million households. The Company has approximately 107,000 subscribers representing a household penetration rate of approximately 6.4%. The Company believes that rural territories such as those served by the Company are the most attractive market for DTH services because such territories generally are underserved or are not served by cable systems and offer limited access to entertainment alternatives. The relative attractiveness of DBS in these rural areas is evidenced by DirecTv's penetration, which is over three times its penetration in all other areas of the United States.


     The Company believes that DBS and medium power DTH satellite service provides the lowest cost, highest quality platform for distributing television programming to households and commercial locations. As of May 31, 1997, there were approximately 5.0 million subscribers to such satellite services in the United States. Paul Kagan Associates, Inc. ("Kagan") estimates that there will be approximately 14.6 million DBS and medium power DTH subscribers by the year 2002, for a compounded annual growth rate from December 31, 1996, of approximately 23%. A recent Nielsen Media Research ("Nielsen") survey measuring satisfaction levels with current pay television services revealed that on a 1-5 scale (with 5 being the most satisfied), 80% of DBS and medium power DTH satellite users responded with a 4 or 5. Only 45% of cable subscribers indicated a similar level of satisfaction.

     DBS is the fastest growing segment of DTH satellite television because, among other factors, it offers subscribers higher channel capacity and programming variety, superior video and audio quality and the ability to receive transmission on an 18 inch dish as compared to a 27 inch to six foot dish required by other DTH providers. Consumer acceptance of DBS is evidenced by the high level of sales of the Digital Satellite System(R) ("DSS(R)") equipment used to receive DIRECTV Services. DSS(R) equipment, which was introduced in 1994, is widely regarded as the most successful launch of a major consumer electronics product in United States history, eclipsing the television, the VCR and the compact disc player. DSS(R) equipment is now produced by major manufacturers under the brand names RCA, GE, ProScan, Sony, Hughes, Panasonic, Hitachi, Toshiba, Uniden, Magnavox, Sanyo, Samsung, Daewoo and Memorex. DSS(R) equipment is currently sold through over 25,000 retail outlets throughout the United States for prices typically ranging from $199 to $599, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DSS(R) equipment have declined consistently since introduction and have declined by over 50% in the last year alone, thereby further stimulating demand for DIRECTV Services.

     The Company believes that DIRECTV Services are superior to those provided by other DTH service providers. The Company believes that DirecTv's extensive programming, including up to 60 channels of pay per view movies and events, various sports packages and the exclusive NFL Sunday Ticket(TM), will continue to contribute to the growth of DirecTv's subscriber base and DirecTv's market share for DTH services in the future. In addition, the Company believes that DirecTv's national marketing campaign (budgeted at approximately $150 million in 1996) and its alliances with significant strategic partners such as Microsoft provide the Company with significant marketing advantages over other DTH competitors. DirecTv's share of current DBS and medium power DTH subscribers was approximately 51% as of May 31, 1997, and DirecTv obtained approximately 50% of all new subscribers to DBS and medium power DTH services for each calendar quarter in 1996 despite the entrance of two new competitors in the DTH marketplace. During the first five months of 1997, DirecTv again added more new subscribers (37%) than any other DBS or medium power DTH provider. Although DirecTv's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, the Company expects DirecTv to remain one of the leading providers of DBS and medium power DTH services in an expanding market.

     The Company owns the exclusive right to distribute DIRECTV Services in its territories pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative (the "NRTC"), an organization the members of which (the "NRTC Members") are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. The NRTC acquired in 1992 the exclusive right to provide DIRECTV Services to residential households and business establishments located in designated rural areas of the United States (the "Rural DirecTv Markets") under an agreement (the "Hughes Agreement") with Hughes Communication Galaxy, Inc. ("Hughes"), the parent company of DirecTv. The Company believes that the approximately eight million households and numerous business establishments located in the Rural DirecTv Markets are the most attractive market for DBS services. Generally, Rural DirecTv Markets are not served or are underserved by cable systems and offer limited access to other entertainment alternatives, which should enable the Company to maximize penetration levels and maintain high customer retention.


     The Company has the exclusive right to distribute DIRECTV Services in 18 Rural DirecTv Markets in the following locations (giving effect to the pending acquisitions of one Rural DirecTv Market in Indiana and one Rural DirecTv Market in Georgia):



                                                PERCENTAGE
                                                 OF HOMES
                                                   NOT
                                                  PASSED
LOCATION(1)                      HOUSEHOLDS      BY CABLE      SUBSCRIBERS(2)     PENETRATION(3)
Kentucky.......................    368,445        31.23%           21,205              5.76%
Kansas.........................    299,423        19.17%           12,111              4.04%
Georgia........................    280,409        33.76%           18,486              6.59%
Vermont........................    209,332        34.80%           22,567             10.78%
South Carolina.................    164,314        31.66%            7,056              4.29%
New Mexico.....................     84,920        16.06%            4,977              5.86%
California.....................     84,006         3.84%            5,660              6.74%
New York.......................     49,593        30.52%            4,579              9.23%
Indiana........................    131,625        20.00%           10,350              7.86%
                                 ---------        -----           -------             -----
          Total................  1,672,067        27.16%          106,991              6.40%
                                 =========        =====           =======             =====


---------------

(1) See the chart on page 56 for the geographical areas covered by the Company's Rural DirecTv Markets.
(2) Reflects actual subscribers at May 31, 1997.
(3) Represents the percentage of households which subscribe to DIRECTV Services in the Company's Rural DirecTv Markets.

     The Company's objective is to be the leading provider of pay television entertainment and information services in its Rural DirecTv Markets. To achieve this objective, the Company pursues the following strategy:

     - Capitalize on DirecTv Brand Name and Programming. The Company will build on the recognition of DirecTv and DSS(R) brand names. In addition, the Company believes that it can continue to capitalize on

      DirecTv's extensive programming, unique and exclusive sports packages and large selection of pay per view movies and events to broaden the Company's subscriber base in its Rural DirecTv Markets. Management also believes that competitively priced DSS(R) equipment, which is sold in more retail outlets within its Rural DirecTv Markets than any other DTH product, provides the Company with a competitive advantage over other DTH providers.

     - Emphasize Direct Marketing. The Company plans to complement the extensive marketing efforts of DirecTv and its other national distribution partners through targeted local and regional marketing. The Company has established or is establishing a direct sales force and Company-owned full service retail stores in each of its Rural DirecTv Markets. The Company believes that it can increase penetration more rapidly through its direct sales approach instead of relying, as some DTH providers have, upon the consumer to take the initiative to purchase the product and services.

     - Establish Strong Local Presence. Unlike a majority of traditional DTH providers, the Company will continue to seek to maximize penetration and customer satisfaction in its Rural DirecTv Markets by establishing a strong local presence within the communities it serves. The Company provides a full range of services at the local level, including direct sales, Company-owned retail stores, dealer support services, equipment installation and customer service. The Company has managers in these communities to oversee local marketing and customer service operations.

     - Operate Regional Clusters. The Company operates in regional clusters that generate the significant economies of scale of a larger operator and offer quality centralized customer service to complement local customer service. The Company believes that the clustering of its Rural DirecTv Markets results in increased operating efficiencies, including lower administrative costs as a percentage of revenues, better trained employees and a higher level of customer service.

     - Acquire Additional Rural DirecTv Markets. The Company believes that consolidation of the Rural DirecTv Markets will continue over the next three to five years. Beginning with its initial acquisition in March 1996, the Company has systematically implemented a successful acquisition and consolidation strategy focused on the Rural DirecTv Markets. The Company believes that it has a significant opportunity to aggressively acquire additional rights to provide DIRECTV Services to the approximately 4.0 million households in the approximately 200 Rural DirecTv Markets currently owned by the original NRTC Members, the majority of which are rural electric and telephone cooperatives. Management believes that the Company's experience in completing 16 acquisitions and in entering into a binding agreement and a letter of intent for a Rural DirecTv Market in Indiana and a Rural DirecTv Market in Georgia, respectively, will be instrumental in identifying, negotiating and integrating future acquisitions. In addition, as the Company continues to grow as a leading independent provider of DIRECTV Services in the Rural DirecTv Markets, "fill-in" and contiguous acquisitions should become less attractive to other potential acquirors as their ability to create significant clusters is reduced.

     The Company believes its strategy, combined with the general characteristics of the Company's business of marketing DIRECTV Services, including relatively low administrative overhead and capital expenditure requirements, strengthens the opportunity for the Company to generate operating cash flows.

     The Company has had a limited operating history during which time it has generated negative cash flows and net losses that can be attributed to the costs incurred to purchase Rural DirecTv Markets, to develop and implement its business plan, to generate the subscriber base required to cover general corporate and overhead expenses and to the payment of interest and other debt servicing costs associated with financing activities. The Company expects negative cash flows and net losses to continue through at least 1997 as the Company plans to purchase additional Rural DirecTv Markets and to incur substantial sales and marketing expenses to build its subscriber base.

     The principal offices of the Issuers are located at 880 Holcomb Bridge Road, Building C-200, Roswell, Georgia, 30076, and their telephone number is
(770) 645-4440.

                            OWNERSHIP AND MANAGEMENT

     The Company was formed in January 1996 by Columbia Capital Corporation ("Columbia") and senior management to acquire and operate the exclusive rights to distribute DIRECTV Services in Rural DirecTv Markets. The Company completed its first acquisition in March 1996 and has made a total of 16 acquisitions to date (with two additional acquisitions pending). In 1997, the Company raised additional equity from Columbia, J.H. Whitney & Co. and Fleet Equity Partners (collectively, the "Equity Investors"). The Equity Investors and management have contributed to date, in the aggregate, $50.5 million of equity capital to the Company.

     The Company has assembled an experienced management team to execute its business strategy. Certain members of the senior management team have significant experience working together at Sterling Cellular, LLC ("Sterling Cellular"), a multi-system cellular operator serving rural markets comparable to the Rural DirecTv Markets. The Company's executive team brings to the Company extensive business acquisition experience in the telecommunications industry, as well as experience in the sales and delivery of a full array of communications services to customers in rural America.

                        RECENT AND PENDING TRANSACTIONS


     The Company has completed the following transactions: (i) the acquisition by the Company during 1996 of the rights to distribute DIRECTV Services in eight Rural DirecTv Markets (the "1996 Acquisitions"), (ii) the acquisition by the Company in the first half of 1997 of the rights to distribute DIRECTV Services in eight Rural DirecTv Markets in Kentucky, Kansas, Vermont and Georgia (the "1997 Acquisitions"), (iii) the sale by the Company in January 1997 of 205,902 Class B Units (as defined) to Columbia and senior management raising approximately $2,059,000 of equity capital and the sale by the Company in February 1997 of 1,333,333 Class A Units (as defined) to the Equity Investors raising an additional $30.0 million of equity capital (collectively, the "1997 Equity"), (iv) the repayment of approximately $14.8 million of outstanding indebtedness under certain seller notes incurred in connection with the 1996 Acquisitions, (v) the amendment and restatement of its existing credit facility (the "Existing Credit Facility") in May 1997 to provide for a $50.0 million term loan facility and a revolving credit facility in the amount of $85.0 million, with a $50.0 million sublimit for letters of credit, (vi) the conversion of DTS in October 1997 from a limited liability company to a corporation (the "Corporate Conversion") and (vii) the execution of a definitive agreement to acquire the rights to distribute DIRECTV Services in one Rural DirecTv Market in Indiana (the "Indiana Acquisition") and the execution of a letter of intent to acquire the rights to distribute DIRECTV Services in one Rural DirecTv Market in Georgia (the "Georgia Acquisition" and, together with the Indiana Acquisition, the "Pending Acquisitions").



     In contemplation of and in connection with the offering (the "Initial Offering") of the Private Notes generating gross proceeds to the Company of $155.0 million, the Company effected the following transactions: (i) the placement of approximately $36.5 million in an interest escrow account (the "Interest Escrow Account") to fund the first four semi-annual interest payments on the Private Notes, (ii) the repayment of the $50.0 million term loans which were outstanding under the Existing Credit Facility and approximately $32.2 million of the revolving credit loans which were outstanding under the Existing Credit Facility, (iii) the amendment and restatement of the Existing Credit Facility pursuant to the Second Amended and Restated Credit Agreement dated July 30, 1997 among the Company and the lenders parties thereto providing for a revolving credit facility in the amount of up to $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility, of which $46.1 million, on a pro forma basis after giving effect to the Initial Offering and the Transactions, is immediately available thereunder (as amended, the "Restated Credit Facility"). Such transactions are collectively referred to as the "Transactions."


                              PEGASUS TRANSACTION

     On November 6, 1997, the Company entered into an agreement in principle (the "Agreement in Principle") with Pegasus Communications Corporation ("Pegasus"), providing for the acquisition of all of the outstanding shares of capital stock of the Company by Pegasus in exchange for approximately
5.5 million shares of Pegasus' Class A Common Stock (the "Pegasus Transaction"). Upon consummation of the Pegasus Transaction, the Company will become a wholly owned subsidiary of Pegasus. Pegasus will not assume, guarantee or otherwise have any liability for the Notes or any other liability of the Company or its subsidiaries. At the closing of the Pegasus Transaction, and thereafter except to the extent permitted under the Indenture, the Company will not assume, guarantee or otherwise have any liability for any indebtedness or other liability of Pegasus or any of its other subsidiaries.

     Pegasus is a diversified company that operates in growing segments of the media and communications industries. Pegasus owns and operates five television stations affiliated with the Fox Broadcasting Company and has or plans to enter into local marketing agreements to operate three television stations, two of which are to be affiliated with The WB Television Network and one affiliated with the United Paramount Network. After giving effect to the Pegasus Transaction and certain pending acquisitions, Pegasus (together with the Company) will serve approximately 250,000 subscribers in Rural DirecTv Markets in 33 states covering geographic areas containing approximately four million television households (including approximately one million households not served by cable). Pegasus also provides cable service to approximately 42,000 subscribers in New England and Puerto Rico.

     The Pegasus Transaction is expected to be completed in the first quarter of 1998 and is subject, among other things, to the execution of a definitive agreement, approval of the Boards of Directors of Pegasus and the Company and the stockholders of Pegasus and the Company, consents from the NRTC, DirecTv and the Company's lenders, and other conditions customary in transactions of this nature.

     The Agreement in Principle contemplates the granting of certain registration rights to the Company's stockholders and the execution of a Voting Agreement among Marshall W. Pagon, the President and Chief Executive Officer of Pegasus, certain affiliates of Mr. Pagon, and certain stockholders of the Company. The Voting Agreement will provide for an increase in the size of Pegasus' Board of Directors to nine members consisting of three directors appointed by certain stockholders of the Company, three directors designated by Mr. Pagon, and three independent directors.

     The consummation of the Pegasus Transaction would constitute a Change of Control under the Indenture. Accordingly, the Agreement in Principle provides that upon the closing of the Pegasus Transaction, Pegasus shall cause the Issuers to notify the holders of the Notes of such closing and shall, within the time required by the Indenture (20 days after such closing), cause the Issuers to make an offer to purchase all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, to the date of purchase. See "Description of the Notes -- Offer to Purchase Upon Change of Control."

     The Company has been informed by the management of Pegasus that, upon consummation of the Pegasus Transaction, Pegasus would use the purchase method of accounting to record the acquisition of the Company and would "push down" the effects of the purchase price, which would increase the Company's intangible assets by approximately $83 million. Accordingly, the Company's amortization expense would be increased with respect to periods subsequent to the consummation of the Pegasus Transaction.

                               THE EXCHANGE OFFER

The Exchange Offer.........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Private Notes. As of the date hereof, $155,000,000 aggregate principal amount of Private Notes are outstanding. The Issuers will issue the Exchange Notes to holders on or promptly after the Expiration Date.

Resale.....................  Based on an interpretation by the staff of the
                             Commission set forth in no-action letters issued to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that, among other things, the Exchange Notes will be acquired by the holder in the ordinary course of business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any Participating Broker-Dealer that acquired Private Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes can not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Issuers.

Minimum Condition..........  The Exchange Offer is not conditioned upon Notes being tendered or accepted for exchange.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Exchange Date..............  The first date of acceptance for exchange of Notes following the Expiration Date.

Accrued Interest on the
  Exchange Notes and the
  Private Notes............  Each Exchange Note will bear interest from its issuance date. Holders of Private Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the

                             Exchange Notes. Interest on the Private Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See "The Exchange Offer -- Conditions."

Procedures for Tendering
  Private Notes............  Each holder of Private Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, or an Agent's Message in connection with a book-entry transfer, together with the Private Notes and any other required documentation to The Bank of New York, as Exchange Agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Issuers that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (ii) is engaging or intends to engage in the distribution of such Exchange Notes or (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers. See "The Exchange Offer -- Purpose of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Private Notes...  Following the consummation of the Exchange Offer, holders of Private Notes eligible to participate but who do not tender their Private Notes will not have any further exchange rights and such Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Private Notes could be adversely affected.

Consequences of Failure to
  Exchange.................  The Private Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to the Issuers, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange
                             Offer -- Consequences of Failure to Exchange."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Issuers will keep the Exchange Offer open for not less than thirty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
  Procedures...............  Holders of Private Notes who wish to tender their
                             Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Private Notes
  and Delivery of Exchange
  Notes....................  The Issuers will accept for exchange any and all
                             Private Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Use of Proceeds............  There will be no cash proceeds to the Issuers from the exchange pursuant to the Exchange Offer.

Certain United States
  Federal Income Tax
  Considerations...........  No material federal income tax consequences will result to holders exchanging Private Notes for Exchange Notes. See "Certain United States Federal Income Tax Consequences."

Exchange Agent.............  The Bank of New York

                               THE EXCHANGE NOTES

     The Exchange Offer applies to $155,000,000 aggregate principal amount of Private Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes (which they replace) except that: (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Private Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose of the Exchange Offer." The Exchange Notes will evidence the same debt as the Private Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes." The Private Notes and the Exchange Notes are referred to herein collectively as the "Notes."

Securities Offered.........  $155,000,000 aggregate principal amount of Series B
                             12 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes").

Issuers....................  Digital Television Services, Inc. and DTS Capital,
                             Inc. ("Capital"). The Exchange Notes are the joint and several obligations of the Issuers. In serving as co-issuer, Capital is acting as an agent of the Company. Capital has nominal assets, does not conduct any operations and will not provide additional security for the Exchange Notes.

Maturity Date..............  August 1, 2007.

Interest Payment Dates.....  Interest will accrue at a rate of 12 1/2% per annum and will be payable semi-annually in cash on each August 1 and February 1 of each year, commencing February 1, 1998. See "Description of the
                             Notes -- Maturity, Interest and Principal of the Notes."

Ranking....................  The Exchange Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Company, on a parity in right of payment with all senior subordinated Indebtedness (as defined in "Description of the Notes -- Certain Definitions") of the Company and senior in right of payment to all Subordinated Indebtedness (as defined in "Description of the Notes -- Certain Definitions") of the Company. At September 30, 1997, on a pro forma basis after giving effect to the Initial Offering and the Transactions, the Company has approximately $33.7 million of Senior Indebtedness outstanding and the Company has $46.1 million of availability under its $90.0 million Restated Credit Facility and is currently permitted by the Indenture to incur up to $75.0 million of indebtedness thereunder. Borrowings under the Restated Credit Facility are guaranteed on a senior basis by all subsidiaries (the "Subsidiaries") of the Company and are secured by a security interest in substantially all of the assets of the Company and its Subsidiaries. The Company will not be permitted to incur any debt that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. See "Risk Factors -- Holding Company Structure; Subordination" and "Description of the Notes -- Subordination of the Notes and the Guaranties."


Optional Redemption........  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2002 at the redemption prices set forth under "Description of the
                             Notes -- Optional Redemption," plus accrued and unpaid interest (including Additional Interest (as defined in "Description of the Notes -- Certain Definitions"), if any) thereon, if any, to the date of redemption. In addition, prior to August 1, 2000, the Company, other than in any circumstance resulting in a Change of Control, may redeem up to 35% of the originally issued principal amount of the Exchange Notes at a redemption price equal to 112.50% of the principal amount thereof so redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption, in each case with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Company or (b) a sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of Notes would remain outstanding immediately after giving effect to such redemption. See "Description of the Notes -- Optional Redemption."
Change of Control Offer....  Following the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase. See "Description of the Notes -- Offer to Purchase Upon Change of Control" and "The Company -- Pegasus Transaction."
Asset Sale Proceeds........  The Company will, under certain circumstances, be required to make an offer to purchase Exchange Notes with the net cash proceeds of certain asset sales or other dispositions of assets at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase. See "Description of the Notes -- Certain Covenants -- Disposition of Proceeds of Asset Sales."
Interest Escrow Account....  The Issuers placed approximately $36.5 million of the net proceeds realized from the sale of the Private Notes into the Interest Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Notes. Such funds, together with the proceeds from the investment thereof, secure, and is sufficient to pay, the first four semi-annual interest payments on the Notes. See "Description of the Notes -- Security -- Interest Escrow Account."
Security...................  The Exchange Notes will be secured by a first priority security interest in the Interest Escrow Account.
Guaranty...................  The Exchange Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all direct and indirect Restricted Subsidiaries (as defined in "Description of the Notes -- Certain Definitions") of the Company (the "Guarantors"). No Guarantor will be permitted to incur any debt that is subordinated in right of payment to its Guarantor Senior Indebtedness (as defined in "Description of the Notes -- Certain Definitions") and senior in right of payment to its Guaranty. Each Guaranty will, to the extent set forth in the Indenture, be subordinated in right of payment in full of all Guarantor Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Restated Credit Facility (including any guaranty thereof).
Certain Covenants..........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain Liens (as defined in "Description of the Notes -- Certain Definitions"), make certain Restricted Payments (as defined in "Description of the Notes -- Certain Definitions"), permit dividend and other payment restrictions to apply to such Restricted Subsidiaries, enter into certain transactions with Affiliates (as defined in "Description of the Notes -- Certain Definitions") and certain other related persons or consummate certain merger, consolidation or similar transactions. These covenants are subject to a number of significant exceptions and qualifications. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     In reviewing this Prospectus, potential investors should carefully consider the matters described under the heading "Risk Factors" beginning on page 13.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table presents summary financial data relating to the Company as of the dates and for the periods indicated. In addition, the following table presents summary financial data relating to the Company's unaudited pro forma balance sheet data as of September 30, 1997, and the Company's unaudited pro forma statement of operations data for the year ended December 31, 1996 and the nine months ended September 30, 1997, each as adjusted to give effect to the Transactions. The historical data for the period from January 30, 1996 (date of formation) to December 31, 1996, have been derived from the audited financial statements of the Company audited by Arthur Andersen LLP, independent public accountants. The historical data for other periods presented have been derived from unaudited information. The data set forth in this table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and Unaudited Condensed Pro Forma Financial Statements and Notes thereto included elsewhere in this Prospectus.


                                                                                    PRO FORMA          PRO FORMA
                                            JANUARY 30 TO       NINE MONTHS       JANUARY 1 TO        NINE MONTHS
                                            DECEMBER 31,    ENDED SEPTEMBER 30,   DECEMBER 31,    ENDED SEPTEMBER 30,
                                                1996               1997               1996               1997
                                                            ---------------------------------------------------------
                                            -------------                          (UNAUDITED)
                                                      ($ IN THOUSANDS, EXCEPT REVENUE PER SUBSCRIBER DATA)
STATEMENT OF OPERATIONS DATA:
    Programming revenue..................     $  3,085          $   28,811         $   34,325         $   37,610
    Equipment sales and installation
      revenue............................          324               3,291              7,320              4,401
                                              --------          ----------         ----------         ----------
        Total revenue....................        3,409              32,102             41,645             42,011
                                              --------          ----------         ----------         ----------
    Programming gross profit.............        1,213              11,935             13,227             15,212
    Equipment sales and installation
      gross profit (loss)................          (74)               (735)             1,693               (731)
                                              --------          ----------         ----------         ----------
        Total gross profit...............        1,139              11,200             14,920             14,481
    Operating expenses excluding
      depreciation and amortization......        2,732              11,442             18,023             14,056
    Total depreciation and
      amortization.......................        1,148              10,484             18,763             15,010
                                              --------          ----------         ----------         ----------
    Operating loss.......................       (2,741)            (10,726)           (21,866)           (14,585)
    Interest expense, net................         (818)             (8,918)           (24,638)           (18,524)
    Other income (expense)(1)............           24                (124)               (34)              (203)
                                              --------          ----------         ----------         ----------
    Net loss(1)(2).......................     $ (3,535)         $  (19,768)        $  (46,538)           (33,312)
                                              ========          ==========         ==========         ==========
    Ratio of earnings to fixed
      charges(3).........................           --                  --                 --                 --
    Deficiency in fixed charges..........       (3,535)            (19,768)           (46,538)           (33,312)

OTHER DATA:
    Pro forma average monthly programming
      revenue per subscriber(4)..........          n/a                 n/a                n/a         $    39.22
    Cash flows used in operating
      activities.........................     $   (634)         $   (4,518)            (4,147)            (2,207)
    EBITDA(1)(5).........................       (1,593)               (242)            (3,103)               425
    Number of subscribers at beginning of
      period.............................           --              19,659             61,114             97,128
    Subscriber additions through
      acquisitions.......................       16,449              66,615                 --                 --
    Subscriber additions.................        3,989              23,880                 --                 --
    Subscriber disconnects...............         (779)             (8,486)                --                 --
    Net subscriber additions.............        3,210              15,394             36,014             18,827
    Number of subscribers at end of
      period.............................       19,659             101,668             97,128            115,955
    Number of households at end of
      period.............................      382,833           1,500,262          1,672,067          1,672,067
    Household penetration at end of
      period.............................         5.14%               6.78%              5.81%              6.94%



                                                                   SEPTEMBER 30, 1997
                                                                ------------------------
                                                                HISTORICAL     PRO FORMA
                                                                      (UNAUDITED)
                                                                    ($ IN THOUSANDS)
BALANCE SHEET DATA:
    Cash, cash equivalents and marketable investment
     securities(6)..........................................     $ 29,971      $  2,804
    Total assets............................................      218,446       231,173
    Total debt (including current portion)..................      176,220       186,620
    Members' equity/stockholders' equity....................       27,017        25,989


---------------


(1) Pro forma other income (expense) amounts do not include interest income which will be recognized on amounts included in the Interest Escrow Account. If such interest income was included, the pro forma net loss for the period from January 1 to December 31, 1996 and for the nine months ended September 30, 1997 would be approximately $44.7 million and $32.0 million, respectively. In addition, operating cash flow would increase approximately $1.8 million and $1.4 million, respectively, for the same periods.

(2) Prior to the Corporate Conversion, the Company was a limited liability company and was not required to pay United States federal income taxes.
(3) The ratio of earnings to fixed charges is calculated by adding (i) earnings
    (loss) before income taxes plus (ii) fixed charges, with the resulting sum divided by fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs (which is included in the interest expense line above), plus that portion of operating lease rentals representative of the interest factor.

(4) Pro forma average monthly programming revenue per subscriber was calculated by dividing total pro forma programming revenue by both (i) the average of the ending subscribers at December 31, 1996 and September 30, 1997 and (ii) the number of months in the period.
(5) "EBITDA" represents earnings before net interest expense, other income (expense), taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial measure in the communications industry and is similar to "Consolidated Operating Cash Flow," a financial measure used in the Indenture to determine whether the Company has complied with certain covenants and differs from cash flows from operating activities. Pursuant to the Indenture, Consolidated Operating Cash Flow is calculated with respect to any period by adding to the consolidated net income of the Company and the Restricted Subsidiaries for such period (i) consolidated income tax expense for such period to the extent deducted in determining consolidated net income for such period, (ii) consolidated interest expense for such period to the extent deducted in determining consolidated net income for such period, (c) all dividends on preferred equity interests to the extent not taken into account in determining consolidated net income for such period and (d) depreciation, amortization and any other non cash items for such period to the extent deducted in determining consolidated net income for such period. EBITDA is not intended to be a substitute for a measure of performance in accordance with generally accepted accounting principles and should not be relied on as such.
(6) Excludes approximately $36.5 million placed in the Interest Escrow Account to fund, together with the proceeds from the investment thereof, the first four semi-annual interest payments on the Notes.

                                  RISK FACTORS

     Holders of the Private Notes should consider carefully all of the information contained in this Prospectus, which may be generally applicable to the Private Notes as well as the Exchange Notes, before deciding whether to tender their Private Notes for the Exchange Notes offered hereby and, in particular, the following factors:

FAILURE TO EXCHANGE PRIVATE NOTES

     Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Issuers are under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

INDEBTEDNESS OF THE COMPANY; HIGH DEGREE OF LEVERAGE


     The Company has a substantial amount of indebtedness outstanding. At September 30, 1997, total consolidated long-term indebtedness of the Company, on a pro forma basis was approximately $177.3 million, representing approximately 87% of the Company's total capitalization. See "Capitalization." The Company also may incur up to $90.0 million of indebtedness under the Restated Credit Facility (of which approximately $46.1 million, on a pro forma basis, after giving effect to the Initial Offering and the Transactions, is available) and is currently permitted by the Indenture to incur up to $75.0 million of indebtedness thereunder. The ability of the Company to make payments of principal and interest on the Notes will be largely dependent upon its future operating performance. Such operating performance can be subject to many factors, some of which will be beyond the Company's control, such as prevailing economic conditions. There can be no assurance that the Company will be able to generate sufficient cash flow to service required interest and principal payments. Borrowings under the revolving credit facility established pursuant to the Restated Credit Facility become due and payable on July 31, 2003 and borrowings under the term loan established pursuant thereto shall be repaid in 20 consecutive quarterly installments of $200,000 commencing September 30, 1998 with the remaining balance due on July 31, 2003. If the Company does not have sufficient available resources to repay any indebtedness under the Restated Credit Facility at such time, the Company may find it necessary to refinance such indebtedness, and there can be no assurance that such refinancing would be available, or available on reasonable terms.


     The level of the Company's indebtedness also could have other adverse consequences to holders of the Notes including the effect of such indebtedness on: (i) the Company's ability to fund internally, or obtain additional debt or equity financing in the future for, acquisitions, working capital, operating losses, capital expenditures and other purposes; (ii) the Company's flexibility in planning for, or reacting to, changes to its business and market conditions;
(iii) the Company's ability to compete with less highly leveraged competitors; and (iv) the Company's financial vulnerability in the event of a downturn in its business or the general economy.

See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain
Indebtedness -- Restated Credit Facility" and "Description of the Notes."

HOLDING COMPANY STRUCTURE; SUBORDINATION

     The Company is a holding company and derives substantially all of its operating income and cash flows from the operations of its Subsidiaries. The Company's cash flow and, consequently, its ability to meet its debt service obligations, including payment of principal, premium, if any, and interest on the Notes, is dependent upon cash flow of its Subsidiaries and the payment of funds by the Subsidiaries to the Company in the form of loans, dividends, fees or otherwise. While the Guaranties are intended to afford the holders of the Notes direct claims against the assets of Restricted Subsidiaries, substantially all of the assets of such Restricted Subsidiaries are pledged to secure outstanding amounts under the Restated Credit Facility and, further, such Guaranties are subject to the possible application of fraudulent conveyance statutes. See "-- Fraudulent Conveyance Considerations."


     The Notes will be general unsecured obligations of the Issuers and will be subordinate in right of payment to all Senior Indebtedness, including indebtedness under the Restated Credit Facility. As of September 30, 1997, on a pro forma basis after giving effect to the Initial Offering and the Transactions, the Company and its Subsidiaries had $33.7 million of Senior Indebtedness outstanding and $46.1 million of availability under its $90.0 million Restated Credit Facility. The Indenture permits the Company and its Subsidiaries to incur additional Senior Indebtedness, including currently up to $75.0 million under the Restated Credit Facility, subject to certain limitations, and the Company expects from time to time to incur additional Indebtedness, including Senior Indebtedness, subject to such limitations. By reason of the subordination provisions of the Indenture, in the event of the insolvency, liquidation, rearrangement, reorganization, dissolution or other winding-up of the Issuers, the lenders under the Credit Facility and other creditors who are holders of Senior Indebtedness must be paid in full before payment of amounts due on the Notes. Accordingly, there may be insufficient assets remaining after such payments to pay amounts due on the Notes. The Guaranties are subordinated to Guarantor Senior Indebtedness of each Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Issuers, and the ability to collect under any Guaranties may therefore be similarly limited.


     In addition, the Issuers may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Notes, or purchase, redeem or otherwise retire the Notes, or make any deposit pursuant to defeasance provisions for the Notes, if Designated Senior Indebtedness (as defined in "Description of the Notes -- Certain Definitions") is not paid when due, unless such default is cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash. Under certain circumstances, no payments may be made for a specified period with respect to the principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes if a default, other than a payment default, exists with respect to Designated Senior Indebtedness, including indebtedness under the Restated Credit Facility, unless such default is cured, waived or has ceased to exist or such indebtedness has been repaid in full. See "Description of the Notes -- Subordination of the Notes and the Guaranties." If any Event of Default occurs and is continuing, The Bank of New York, as trustee under the Indenture (the "Trustee") or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. However, such a continuing Event of Default also would permit the acceleration of all outstanding obligations under the Restated Credit Facility. In such an event, the subordination provisions of the Indenture would prohibit any payments to holders of the Notes unless and until such obligations (and any other accelerated Senior Indebtedness) have been repaid in full. See "Description of the Notes -- Subordination of the Notes and the Guaranties."

     In addition, the Notes will not be secured by any assets of the Issuers or the Guarantors. The obligations of the Issuers and the Guarantors under the Restated Credit Facility will be secured by substantially all of their assets, including a pledge of all of the equity interests of the Subsidiaries. If the Issuers become insolvent or are liquidated, or if payment under the Restated Credit Facility is accelerated, the lenders under the Restated Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Restated Credit Facility. Accordingly, any claims of such lenders with respect to such assets and pledged equity interests will be prior to any claim of the holders of the Notes with respect to such assets and pledged equity interests. See "Description of Certain Indebtedness -- Restated Credit Facility."

LIMITED OPERATING HISTORY; NEGATIVE CASH FLOW

     The Company has had a limited operating history during which time it has generated negative cash flows and net losses. The negative cash flows can be attributed to the costs incurred to purchase Rural DirecTv Markets, to develop and implement its business plan and to generate the subscriber base required to cover general corporate overhead expenses. The Company expects negative cash flows and net losses to continue through at least 1997 as the Company plans to purchase additional Rural DirecTv Markets and to incur substantial sales and marketing expenses to build its subscriber base. The ability to generate positive cash flow in the future is dependent upon many factors, including general economic conditions, the level of market acceptance for the Company's services and the degree of competition encountered by the Company. There can be no assurance when or if the Company will generate positive operating cash flow or net income.

SUBSTANTIAL CAPITAL REQUIREMENTS; RESTRICTIONS IMPOSED BY LENDERS

     Borrowings under the Restated Credit Facility and the proceeds of the Initial Offering will be used to finance future acquisitions of Rural DirecTv Markets, to fund capital expenditures, to fund general working capital requirements and operating losses. The Company believes that the proceeds of the Initial Offering and the availability under the Restated Credit Facility together with the Company's existing cash will be sufficient to fund such acquisitions and the Company's operations. However, no assurance can be given that actual cash requirements will not materially exceed the Company's estimated capital requirements and available capital. Moreover, the Company's ability to access the total availability of the Restated Credit Facility is dependent on maintaining certain specified financial and operating covenants. Thus, there can be no assurance that the Company will be able to draw funds under the Restated Credit Facility sufficient to finance the continued development of the Company's planned acquisitions and operations. In addition, the amount of capital required will depend upon a number of factors, including costs of future acquisitions, capital costs, growth in the number of subscribers, technological developments, marketing and sales expense and competitive conditions. No assurance can be given that, in the event the Company were to require additional financing, such additional financing would be available on terms satisfactory to the Company or at all.

     The Restated Credit Facility contains financial and operating covenants which, among other things, require that the Company maintain certain financial ratios and satisfy certain financial tests and limit the Company's ability to incur other indebtedness, pay dividends, engage in transactions with affiliates, sell assets and engage in mergers and consolidations and other acquisitions. If the Company fails to comply with these covenants, the lenders under the Restated Credit Facility will be able to accelerate the maturity of the indebtedness under the Restated Credit Facility which could materially adversely affect the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Certain
Indebtedness -- Restated Credit Facility" and "Description of the Notes."

RELIANCE ON DIRECTV AND NRTC

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse change in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes, including DirecTv's failure to retain or renew its FCC licenses to transmit radio frequency signals from the orbital slots occupied by its satellites, at least some of which licenses expire and are subject to renewal in December 1999.

     The Company acquired the exclusive right to provide DIRECTV Services to residential and commercial subscribers in the Rural DirecTv Markets pursuant to the Hughes Agreement and the NRTC Member Agreements. The Company does not have a direct contractual relationship with Hughes. In general, upon a default by the NRTC under the Hughes Agreement the Company would have the right to acquire DIRECTV Services directly from DirecTv. In addition, the NRTC has contracted with third parties to provide the Company and other NRTC Members with certain services, including customer authorization, billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company of acquiring those services elsewhere would not exceed the amounts payable to the NRTC under the NRTC Member Agreements.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. Such agreements may be terminated by the NRTC (i) as a result of a breach by Hughes under the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Member Agreement and such failure or breach continues for more than 30 days after written notice from the NRTC, or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Member Agreement. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company will be able to obtain similar DBS services from other sources.

ABILITY TO ACQUIRE DBS SERVICES FROM THE NRTC AND DIRECTV AFTER EXPIRATION OF TERM OF NRTC MEMBER AGREEMENTS

     The DIRECTV Services offered by the Company to its subscribers are acquired by the Company's Subsidiaries pursuant the NRTC Member Agreements. The NRTC, in turn, acquires the services through the Hughes Agreement, pursuant to which Hughes has granted to the NRTC the exclusive right to provide DIRECTV Services in the Rural DirecTv Markets. Under the NRTC Member Agreements, each Subsidiary has the right to provide DIRECTV Services in its Rural DirecTv Markets.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although according to Hughes and United States Satellite Broadcasting Corporation ("USSB"), which owns five transponders on the first DirecTv satellite, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     The NRTC has advised the Company that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS Services (other than programming services) in substantially the same form as such DBS Services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Member Agreements do not expressly provide an equivalent right of first refusal for the NRTC Members to acquire DBS services through the NRTC should the NRTC exercise its right of first refusal under the Hughes Agreement. The NRTC Member Agreements do provide, however, that the Company has substantial proprietary interests in and rights to the information and data with respect to the Company's subscribers who subscribe to its "select" services only. DirecTv and the Company each have such interests and rights with respect to the information and data regarding the Company's subscribers who subscribe to both DIRECTV Services and "non-select" services. Moreover, the Company (through the Subsidiaries) is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. Although the Company believes that if the NRTC exercises its right of first refusal under the Hughes Agreement, such right will be made available by the NRTC to the Company, the NRTC is not obligated to exercise its right of first refusal or, if such right of first refusal is exercised, to make such right available to the Company. There can be no assurance that, upon removal of the current satellites from their orbital locations at the end of their useful lives (estimated to be in 2008 or 2009), the Company would continue to have access to DIRECTV Services.

     The right of first refusal in the Hughes Agreement may not be available to the NRTC if Hughes does not launch a successor satellite, which may be the case, for example, if Hughes ceases to own the FCC licenses necessary to transmit from its existing orbital locations. The right of first refusal also may not be available to the NRTC if the NRTC is in default under the Hughes Agreement or if the NRTC is unable to raise sufficient funds from its then existing members or others to purchase rights in any successor Hughes satellite. Even if the NRTC is able to exercise its right of first refusal to acquire such rights, the terms and conditions, including the financial terms, of the continuing relationship between the NRTC and Hughes cannot be predicted. Moreover, the terms and conditions, including the financial terms, under which the NRTC may make available such rights to the Subsidiaries and other NRTC Members is unknown. Specifically, given the rapid changes in satellite transmission technology (including digital compression) and the expected longevity of the existing DirecTv satellites, it is not possible to predict Hughes' cost to launch successor satellites, a proportionate part of which would likely be passed through to the NRTC and to the Company. In the event the Company is unable to acquire DIRECTV Services through Hughes and the NRTC after the expiration of the NRTC Member Agreements, the Company would be required to acquire such DBS services from others, or to sell its subscriber base to one or more other DBS providers and cease business operations.

DEPENDENCE ON KEY PERSONNEL

     The Company's future success may depend to a significant extent upon the performance of a number of the Company's key personnel, including Douglas S. Holladay, Jr., who serves as the President of the Company, Earle A. MacKenzie, the Company's Chief Operating Officer, William J. Dorran, the Company's Senior Vice President, and Donald A. Doering, the Company's Vice President, Chief Financial Officer, Treasurer and Secretary, each of whom has an employment agreement with the Company. See "Management." Although the Company maintains "key-man" insurance on the lives of Messrs. Holladay and Doering, the loss of any of Messrs. Holladay, MacKenzie, Dorran or Doering or other key management personnel or the failure to recruit and retain additional key personnel could have a material adverse effect on the Company's financial condition and results of operations.

RELIANCE ON SATELLITE TRANSMISSION TECHNOLOGY

     There are numerous risks associated with satellite transmission technology, in general, and DirecTv's delivery of DBS services, in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. Although according to Hughes and USSB the DirecTv satellites used to provide the DBS services have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites or that loss, damage or changes in the satellites as a result of acts of war, anti-satellite devices, electrostatic storms or collisions with space debris will not occur. The loss of a satellite could have a material adverse effect on DirecTv and the Company. Furthermore, the digital compression technology used by DBS providers is not standardized and is undergoing rapid change. Such changes or other technological changes or innovations may require modifications to ground station programming uplink facilities, satellites and subscriber equipment, which modifications could be costly. Such costs would likely be passed through by DirecTv or the NRTC to the Company, and would be borne by the Company to the extent it could not pass such costs through to its subscribers in the form of higher fees.

RISK OF SIGNAL THEFT

     The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used in the DSS(R) equipment will remain totally effective. If the DSS(R) equipment encryption technology is compromised in a manner which is not promptly corrected, the Company's revenue could be adversely affected. Recent published reports indicate that the DSS(R) equipment encryption systems have been compromised. There can be no assurance that continued theft of DirecTv programming will not adversely affect the Company's operations in the future.

     DirecTv and the Company are prohibited from providing DIRECTV Services outside the United States. Despite subscribers' assurances that they receive programming within one of the Company's Rural DirecTv Markets, a portion of the Company's subscribers may, in fact, be receiving DIRECTV Services outside the

Company's markets. If the Company must disconnect a significant portion of its subscribers because they receive services outside the Company's Rural DirecTv Markets, the Company's financial condition and results of operations could be adversely affected.

DEPENDENCE ON THIRD PARTY PROGRAMMERS

     DirecTv, and therefore the Company, is dependent on third parties to provide high quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be cancelled prior to expiration of their original term. In the event any such agreements are not renewed or are cancelled, there is no assurance that DirecTv would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality or cost to the Company's existing programming. The ability of the Company to compete successfully will depend on DirecTv's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- DirecTv."

     Pursuant to the Cable Act and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. The Company anticipates that DirecTv will continue to purchase a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of DirecTv, could adversely affect DirecTv's ability, and therefore the Company's ability, to acquire programming or acquire programming on a cost-effective basis.

LIMITED CONSUMER ADOPTION OF SATELLITE TELEVISION

     The Company believes that one of the largest hurdles to the mass market adoption of DBS has been the cost to the subscriber of purchasing the DSS(R) equipment, currently ranging from $199 to $599 depending upon the level of features desired and number of television sets to be connected. While the Company believes that the suppliers of the subscriber equipment have strong incentives to supply equipment at affordable prices as the subscriber base expands and as competition increases among equipment vendors, there can be no assurance that such costs will in fact remain at a level that will allow the Company to continue to build its subscriber base. To the extent that the cost of the equipment remains an obstacle to increased demand for satellite services offered by the Company, the growth of the Company's subscriber base could be delayed, adversely affecting the Company's financial condition and results of operations.

     Another potential hurdle to widespread adoption of DBS is that subscribers do not receive local news and sports. While all of the major DBS providers, including DirecTv, offer broadcast network channels on an a la carte or package basis, the issue of the extent to which FCC regulations prohibit satellite providers from selling network programming to households that can receive a signal from that network's local affiliate station using traditional off-air antennae remains unresolved. Certain subscribers may not be willing to purchase DBS because of this uncertainty. See "Regulation."

REGULATION

     Unlike a common carrier, such as a telephone company or cable operator, DBS operators such as DirecTv are free to set prices and serve customers according to their business judgment, without rate of return and other regulation. However, there are laws and regulations that affect DirecTv and, therefore indirectly, the Company. As an operator of a privately owned United States satellite system, DirecTv is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) licensing of satellites, (ii) avoidance of interference with other broadcasting signals, and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses.

     State and local authorities in some jurisdictions (including some residential developments) restrict or prohibit the use of satellite dishes pursuant to zoning and other regulations. The FCC has recently adopted new rules that preempt state and local regulations that affect satellite dishes that are
(i) three feet or less in diameter in any area, or (ii) six feet or less in diameter in any area where commercial or industrial uses are generally permitted by local land use regulation. As the DSS(R) dishes are only 18 inches in diameter, the FCC's rules are expected to ease local regulatory burdens on the use of such dishes. See "Business -- Regulation."

     The Satellite Home Viewer Act (the "SHVA") establishes a "compulsory" copyright license that allows a DTH operator, for a statutorily-established fee, to retransmit network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Although DirecTv and the Company have implemented guidelines to safeguard against violations of the SHVA, certain subscribers within the Company's Rural DirecTv Markets receive network programming due to their misrepresentation that they are unserved households. Although not mandated by law, DirecTv and the Company presently disconnect such subscribers which any local network affiliate maintains are not unserved households. Pending Congressional action or administrative rulemaking, the inability of DirecTv and the Company to provide network programming to subscribers in Rural DirecTv Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth.

COMPETITION AND TECHNOLOGICAL CHANGE

     The industry in which the Company operates is highly competitive, and the Company expects to face intense competition from existing and potential competitors. The Company's competitors include a broad range of companies engaged in the provision of communications and entertainment services, including cable operators, other DTH programming providers, wireless cable operators, broadcast television networks and home video products companies, as well as companies developing new technologies. Certain of these competitors and potential competitors are well established companies and have significantly greater financial and marketing resources than the Company. The Company expects to compete primarily against providers of subscription programming, such as cable and satellite operators. The Company also expects to encounter a number of challenges in competing with cable television providers. Cable operators generally have large installed customer bases, and many cable television operators have significant investments in, and access to, programming. The Company anticipates that many cable systems in the United States will be upgraded to provide the quality of programming and quality signal currently available through DBS services; the Company believes, however, that due to the expense of upgrading less densely populated areas such as those within the Rural DirecTv Markets, cable systems in the Rural DirecTv Markets in general will be upgraded more slowly than those in more densely populated areas. In order to substantially increase its subscriber base, the Company may find it necessary to attract customers who currently subscribe to cable.

     The Company competes with companies offering programming through various satellite broadcasting systems, although DirecTv, USSB and EchoStar Satellite Broadcasting Corporation ("EchoStar") are the only current domestic DBS operators. All other domestic DTH operators currently transmit from low power or medium power satellites, which generally require the use of larger and, in the case of low power DTH broadcasting, more expensive dishes. Several companies, including medium power DTH operators, have announced plans to broadcast from DBS satellites. Certain regional telephone operators have also expressed an interest in becoming subscription television providers. The entry of these competitors into the subscription television market would increase competition substantially and could have a material adverse effect on the financial condition and results of operations of the Company.

     A variety of other technologies are under development that could result in increased competition for the Company. There can be no assurance that additional competitors will not enter the markets that the Company serves or that the Company will be able to succeed against such competition. Moreover, changes in technology could lower the cost of competitive services to a level where the Company's services will become less competitive or where the Company will need to reduce its service prices in order to remain competitive. See "Business -- Competition."

INABILITY TO MANAGE GROWTH EFFECTIVELY

     The Company has experienced a period of rapid growth primarily as a result of the implementation of its acquisition strategy. In order to achieve its business objectives, the Company expects to continue to expand largely through acquisitions of Rural DirecTv Markets, which could place a significant strain on its management, operating procedures, financial resources, employees and other resources. The Company's ability to manage its growth will require it to continue to improve its operational, financial and management information systems, and to motivate and effectively manage its existing employees, and hire and retain additional personnel as its level of operations grows. If the Company's management is unable to manage growth effectively, the Company's financial condition and results of operations could be materially adversely affected.

RISKS ATTENDANT TO ACQUISITION STRATEGY


     The Company's primary business objective is to build its subscriber base and increase its revenues and achieve profitability as it acquires the right to provide DIRECTV Services in additional Rural DirecTv Markets. Since January 1996, the Company has acquired or entered into definitive agreements or letters of intent to acquire the right to provide DIRECTV Services in 18 Rural DirecTv Markets. Acquisitions require the negotiation of a definitive agreement and, among other conditions, the prior approval of Hughes and the NRTC. There can be no assurance that the Company will be able to complete the Indiana Acquisition, with respect to which it has entered into a definitive agreement, or that it will be able to negotiate a definitive agreement with respect to or complete the Georgia Acquisition, with respect to which it has entered into a letter of intent. In addition to these conditions, each such acquisition is subject to conditions typical in acquisitions of this nature, certain of which conditions, such as the consent of Hughes and the NRTC, may be beyond the control of the Company. There can be no assurance that future acquisitions can be completed by the Company at prices acceptable to the Company or at all. There can be no assurance that the anticipated benefits of any of the acquisitions described herein or future acquisitions will be realized. The process of integrating acquired operations into the Company's operations may result in unforeseen operating difficulties, could absorb significant management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. The Company's acquisition strategy may be unsuccessful since the Company may be unable to identify suitable acquisitions in the future or, if identified, to arrive at favorable prices and terms. The Company's ability to continue to pursue its acquisition strategy will also be dependent upon its ability to obtain additional financing on favorable terms. The Company is aware that Pegasus and at least one other company are currently pursuing a strategy of acquiring Rural DirecTv Markets, and there can be no assurance that such companies or others will not have greater financial resources than the Company and that their attempts to acquire Rural DirecTv Markets will not have an adverse effect on the Company's ability to implement its acquisition strategy. In addition, possible future acquisitions by the Company could result in the incurrence of additional debt and contingent liabilities which could materially adversely affect the Company's financial condition and results of operations.


CHANGE OF CONTROL

     A Change of Control, as defined in the Indenture, would require that the Issuers offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Restated Credit Facility may prohibit the Issuers from repurchasing any subordinated indebtedness of the Company, including the Notes, the violation of which would constitute an event of default under the Restated Credit Facility. A Change of Control may also constitute an event of default under the Restated Credit Facility, permitting the lenders thereunder to accelerate the repayment of indebtedness thereunder, in which case the subordination provisions of the Notes would require the payment in full of outstanding amounts under the Restated Credit Facility and any other Senior Indebtedness before the Issuers could distribute cash to purchase the Notes. A condition to the closing of the Pegasus Transaction is that the Restated Credit Facility be amended to permit such closing. In addition, Pegasus has covenanted in the

Agreement in Principle that upon the closing of the Pegasus Transaction and the resulting Change of Control Pegasus shall cause the Issuers to make the Offer to Purchase as required by the Indenture. Should the Issuers have insufficient funds with which to close such Offer to Purchase, additional financing arrangements would be required. There can be no assurance that the Issuers will have sufficient funds or that additional financing will be available. Moreover, there can be no assurance that, upon any other Change of Control, the Issuers would have sufficient funds available at such time to satisfy their obligations under the Indenture and the Restated Credit Facility or would have the ability at such time to refinance outstanding amounts thereunder. See "Description of Certain Indebtedness -- Restated Credit Facility," "Description of the Notes," and "The Company -- Pegasus Transaction."

RISK OF INABILITY TO REALIZE UPON SECURITY INTERESTS

     The Notes are secured by amounts segregated in the Interest Escrow Account. See "Description of the Notes -- Security." The security interests are perfected and financing statements have been filed in jurisdictions considered appropriate. The ability of the Trustee under the Indenture to foreclose on such collateral upon the occurrence of an Event of Default (as defined in "Description of the Notes -- Events of Default"), however, will be subject to perfection and priority issues and to practical problems associated with realization upon the security interest. If an Event of Default occurs with respect to the Notes, the liquidation of the collateral securing the Notes would not produce proceeds in an amount sufficient to pay the principal, premium, if any, and accrued interest on the Notes. In addition, the ability to take possession and dispose of the collateral securing the Notes upon acceleration is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy action were to be commenced by or against the Issuers.

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The Issuers' obligations under the Notes will be guaranteed by substantially all of the Company's Restricted Subsidiaries. If, under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Issuers or the Restricted Subsidiaries, a court were to find that, at the time the Guaranties of the Restricted Subsidiaries were issued, (i) the Restricted Subsidiaries issued such Guaranties with the intent of hindering, delaying or defrauding current or future creditors or (ii) the Restricted Subsidiaries received less than reasonably equivalent value or fair consideration for issuing such Guaranties and a Restricted Subsidiary (A) was insolvent or was rendered insolvent by reason of the transactions, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgement, the judgment is unsatisfied), such court could avoid or subordinate the Guaranties of the Restricted Subsidiaries to presently existing and future indebtedness of the Restricted Subsidiaries and take other action detrimental to the rights of the holders of the Notes and the Guaranties of the Restricted Subsidiaries, including, under certain circumstances, invalidating such Guaranties. Among other things, a legal challenge of a Guaranty of a Restricted Subsidiary on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Restricted Subsidiary as a result of the issuance by the Issuers of the Notes. To the extent such Guaranty is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim in respect of such Restricted Subsidiary and would be creditors solely of the Issuers.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or local law that is being applied in any such proceeding. Generally, however, a Restricted Subsidiary would be considered insolvent if, at the time it incurs the indebtedness constituting its Guaranty, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute and matured or (ii) it is incurring debts beyond its ability to pay as such debts mature.

     The Company believes that at the time of issuance of the Exchange Notes by the Issuers and the Exchange Guaranties by the Restricted Subsidiaries, which will occur upon the consummation of the Exchange Offer, the

Company and the Guarantors will (A) be neither insolvent nor rendered insolvent thereby, (B) have sufficient capital to operate their respective businesses effectively, (C) be incurring debts within their respective abilities to pay as the same mature or become due and (D) have sufficient resources to satisfy any probable money judgment against them in any pending action. There can be no assurance, however, that such beliefs will prove to be correct or that a court passing on such questions would reach the same conclusions.

CERTAIN CONSEQUENCES RELATED TO ISSUANCE OF THE NOTES AT A DISCOUNT

     The Private Notes were issued at a discount from their principal amount. If a bankruptcy is commenced by or against either of the Issuers or any of the Guarantors under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes against such Issuer or Guarantor with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price for the Notes and (ii) that portion of the discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any discount on the Notes that was not amortized as of any such bankruptcy filing may constitute "unmatured interest."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     As of the date hereof, the only registered holder of Private Notes is Cede & Co., as the nominee of DTC. Prior to the offering of the Private Notes, there had been no market for the Notes and there can be no assurance that such a market will develop, or if such market develops, as to the liquidity of such market. The Exchange Notes will not be listed on any securities exchange, but the Private Notes are eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. The Initial Purchasers have advised the Issuers that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so and may discontinue such market-making at any time without notice to the holders of the Notes. In addition, such market-making activities may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. Accordingly, there can be no assurance that a trading market for the Notes will develop or will provide liquidity to the holders thereof. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. There can be no assurance that, if a market for the Notes were to develop, such a market would not be subject to similar disruptions. See "The Exchange Offer" and "Plan of Distribution."

                                  THE COMPANY

     DTS was formed in January 1996 by Columbia and senior management to acquire and operate the exclusive rights to distribute DIRECTV Services in Rural DirecTv Markets. The Company completed its first acquisition in March 1996 and has made a total of 16 acquisitions to date (with two additional acquisitions pending). In connection with the Company's expansion, Columbia increased its investment in the Company while raising additional equity from the other Equity Investors. The Equity Investors and management have contributed to date, in the aggregate, $50.5 million of equity capital to the Company.

     The Company's principal executive offices are located at 880 Holcomb Bridge Road, Building C-200, Roswell, Georgia, 30076, and its telephone number is (770) 645-4440.

CORPORATE CONVERSION

     DTS is a corporation organized under the laws of the State of Delaware. Prior to October 10, 1997, DTS was a limited liability company (the "LLC") organized under the laws of the State of Delaware. On October 10, 1997, DTS converted to corporate form in a transaction (the "Corporate Conversion") contemplated in the Indenture and described in the limited liability company agreement of the LLC pursuant to which the LLC merged with and into WEP Intermediate Corp., a Delaware corporation ("WEP"), in which (i) the member interests in the LLC held by WEP were canceled, (ii) all of the outstanding capital stock of WEP was converted into Series A Payment-in-Kind Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), (iii) the member interests in the LLC evidenced by the Class A Units (the "Class A Units") (other than those held by WEP) were converted into Series A Preferred Stock, (iv) the member interests in the LLC evidenced by the Class B Units (the "Class B Units") were converted into Common Stock, par value $.01 per share, of the Company (the "Common Stock"), (v) the member interests in the LLC evidenced by the Class C Units (the "Class C Units"), together with such Class C Unit holder's promissory notes in the principal amount of $10.00 per share, were exchanged for shares of Common Stock, (vi) the member interests in the LLC evidenced by the Class D Units (the "Class D Units") were converted into warrants to purchase Common Stock, (vii) all of the resulting capital stock of the Company became subject to the Stockholders Agreement dated as of October 10, 1997 (the "Stockholders Agreement") among the Company, the holders of the Common Stock and the holders of the Series A Preferred Stock, (viii) the surviving entity changed its name to "Digital Television Services, Inc." and (ix) Digital Television Services, Inc. assumed by operation of law and supplemental indenture all of the obligations of the LLC under the Notes and the Indenture.

SUBSIDIARIES

     In connection with the reorganization of the Company in February 1997 (the "Reorganization"), the Company contributed to the capital of DTS Management, LLC ("DTS Management") the Company's ownership interest in each of its direct Subsidiaries (other than DTS Management). As a result thereof, each Subsidiary became a wholly-owned direct Subsidiary of DTS Management and a wholly-owned indirect Subsidiary of the Company. Except for one Subsidiary which is a Delaware limited liability company and one Subsidiary which is a New Mexico corporation, all of the wholly-owned indirect Subsidiaries of the Company are limited liability companies organized under the laws of the State of Georgia. Capital is a Delaware corporation and a wholly-owned subsidiary of DTS.

PEGASUS TRANSACTION

     On November 6, 1997, the Company entered into the Agreement in Principle with Pegasus providing for the acquisition of all of the outstanding shares of capital stock of the Company by Pegasus in exchange for approximately 5.5 million shares of Pegasus' Class A Common Stock pursuant to the Pegasus Transaction. Pegasus will not assume, guarantee or otherwise have any liability for the Notes or any other liability of the Company or its subsidiaries. At the closing of the Pegasus Transaction, and thereafter except to the extent permitted under the Indenture, the Company will not assume, guarantee or otherwise have any liability for any indebtedness or other liability of Pegasus or any of its other subsidiaries.

     Pegasus is a diversified company that operates in growing segments of the media and communications industries. Pegasus owns and operates five television stations affiliated with the Fox Broadcasting Company and has or plans to enter into local marketing agreements to operate three television stations, two of which are to be affiliated with The WB Television Network and one affiliated with the United Paramount Network. After giving effect to the Pegasus Transaction and certain pending acquisitions, Pegasus (together with the Company) will serve approximately 250,000 subscribers in Rural DirecTv Markets in 33 states covering geographic areas containing approximately four million television households (including approximately one million households not served by cable). Pegasus also provides cable service to approximately 42,000 subscribers in New England and Puerto Rico.

     The Pegasus Transaction is expected to be completed in the first quarter of 1998 and is subject, among other things, to the execution of a definitive agreement, approval of the Boards of Directors of Pegasus and the Company and the stockholders of Pegasus and the Company, consents from the NRTC, DirecTv and the Company's lenders, and other conditions customary in transactions of this nature.

     The Agreement in Principle contemplates the granting of certain registration rights to the Company's stockholders and the execution of a Voting Agreement among Marshall W. Pagon, the President and Chief Executive Officer of Pegasus, certain affiliates of Mr. Pagon, and certain stockholders of the Company. The Voting Agreement will provide for an increase in the size of Pegasus' Board of Directors to nine members consisting of three directors appointed by certain stockholders of the Company, three directors designated by Mr. Pagon, and three independent directors.

     The consummation of the Pegasus Transaction would constitute a Change of Control under the Indenture. Accordingly, the Agreement in Principle provides that upon the closing of the Pegasus Transaction, Pegasus shall cause the Issuers to notify the holders of the Notes of such closing and shall, within the time required by the Indenture (20 days after such closing), cause the Issuers to make an offer to purchase all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, to the date of purchase. See "Description of the Notes - Offer to Purchase Upon Change of Control."

     The Company has been informed by the management of Pegasus that, upon consummation of the Pegasus Transaction, Pegasus would use the purchase method of accounting to record the acquisition of the Company and would "push down" the effects of the purchase price, which would increase the Company's intangible assets by approximately $83 million. Accordingly, the Company's amortization expense would be increased with respect to periods subsequent to the consummation of the Pegasus Transaction.

                            ORGANIZATIONAL STRUCTURE

                        [ORGANIZATIONAL STRUCTURE CHART]
---------------
(1) The Notes are the joint and several obligations of the Company and Capital. Capital has nominal assets, does not conduct any operations and will not provide additional security for the Notes.
(2) The Restated Credit Facility is secured by a pledge of the Company's member interest in DTS Management.
(3) The Restated Credit Facility is Senior Indebtedness to which the Notes are subordinated in right of payment.
(4) The Guaranties by the Subsidiaries of the Notes are subordinated to the guaranties by the Subsidiaries of the Restated Credit Facility.
(5) The Restated Credit Facility is secured by a pledge of DTS Management's member interests in and stock of the Subsidiaries.
(6) The guaranties by the Subsidiaries of the Restated Credit Facility are secured by a pledge of substantially all of the assets of the Subsidiaries.

                                USE OF PROCEEDS

USE OF PROCEEDS OF THE EXCHANGE NOTES

     The Exchange Offer is intended to satisfy certain obligations of the Issuers under the Registration Rights Agreement. The Issuers will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuers will receive, in exchange, Private Notes in like principal amount. The form and terms of the Exchange Notes are substantially identical in all material respects to the form and terms of the Private Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Private Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Issuers.

USE OF PROCEEDS OF THE PRIVATE NOTES


     The net proceeds to the Company from the sale of the Private Notes were approximately $145.6 million, after deducting discounts, commissions and offering expenses. The Company placed approximately $36.5 million of the net proceeds in the Interest Escrow Account to fund, together with the proceeds from the investment thereof, the first four semi-annual interest payments on the Notes, and repaid (i) the $50.0 million term loans outstanding under the Existing Credit Facility and (ii) approximately $32.2 million of the revolving credit loans outstanding under the Existing Credit Facility. The balance of the net proceeds of the Initial Offering will be used (i) to finance the acquisition of Rural DirecTv Markets and related costs and expenses, including the Pending Acquisitions, (ii) to finance capital expenditures of the Company and its Subsidiaries and (iii) for the general corporate purposes and working capital needs of the Company and its Subsidiaries.


     The Existing Credit Facility provided for a $50.0 million term loan facility and a $85.0 million revolving credit facility, with a $50.0 million sublimit for letters of credit. Of the approximately $82.2 million of indebtedness incurred under the Existing Credit Facility, approximately $66.9 million was used, together with funds from the Equity Investors, to acquire the exclusive rights to provide DIRECTV Services in 9 of the Company's Rural DirecTv Markets, approximately $3.6 million was used to refinance indebtedness incurred in connection with the Company's acquisition of DBS rights in two other Rural DirecTv Markets and approximately $11.7 million was used to cover operating losses and for general corporate purposes. The Restated Credit Facility provides for a revolving credit facility in the amount of $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility. The revolving credit commitments under the Restated Credit Facility reduce quarterly commencing in September 1999 until June 30, 2003, at which time all loans outstanding at that date will be repayable. The term loan facility established pursuant to the Restated Credit Facility shall be repaid in 20 consecutive quarterly installments of $200,000 each commencing September 30, 1998 with the remaining balance due on July 31, 2003. See "Description of Certain Indebtedness -- Restated Credit Facility." Borrowings under the Restated Credit Facility may be used (i) to refinance certain existing indebtedness, (ii) to finance the acquisition of certain Rural DirecTv Markets and related costs and expenses, (iii) to finance capital expenditures of the Company and its Subsidiaries and (iv) for the general corporate purposes and working capital needs of the Company and its Subsidiaries. See "Description of Certain Indebtedness -- Restated Credit Facility."

                                                              ($ IN MILLIONS)
SOURCES:
  Net proceeds from the Private Notes(1)....................      $145.6
                                                                  ======
USES:
  Deposit to be placed in the Interest Escrow Account.......      $ 36.5
  Repayment of Term Loans...................................        50.0
  Repayment of Revolving Credit Loans.......................        32.2
  Acquisitions and general corporate purposes...............        26.9
                                                                  ------
          Total uses........................................      $145.6
                                                                  ======

---------------
(1) Net proceeds of the sale of the Private Notes are net of approximately $9.4 million of transaction expenses, including discounts and commissions.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Private Notes were originally issued and sold on July 30, 1997 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. In connection with the sale of the Private Notes, the Issuers agreed to file with the Commission a registration statement relating to the Exchange Offer (the "Registration Statement"), pursuant to which the Exchange Notes, consisting of another series of senior subordinated notes of the Issuers covered by such Registration Statement and containing terms identical in all material respects to the Private Notes, except as set forth in this Prospectus, would be offered in exchange for Private Notes tendered at the option of the holders thereof.

     The Issuers, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on July 30, 1997 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file with the Commission the Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes to be exchanged for the Private Notes. Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors will offer, pursuant to the Exchange Offer, to the holders of Registrable Notes who are able to make certain representations, the opportunity to exchange their Registrable Notes for Exchange Notes. If: (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Issuers reasonably determine in good faith, after consultation with counsel, that they are not permitted to effect the Exchange Offer (a "Legal Prohibition"), (ii) the Exchange Offer is not commenced on or prior to December 27, 1997, (iii) the Exchange Offer is not, for any reason, consummated on or prior to January 26, 1998, (iv) any holder of notes of the Issuers (the "Private Exchange Notes") issued simultaneously with the issuance of the Exchange Notes in exchange for certain Private Notes held by the Initial Purchasers so requests, or (v) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the Exchange Date that may be sold without restriction under state and federal securities laws (each of the foregoing, a "Shelf Registration Event"), the Issuers and the Guarantors will file with the Commission a registration statement (the "Shelf Registration Statement") to cover resales of the Private Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Registrable Notes" means each Note until: (i) a registration statement (other than, with respect to any Exchange Note described in clause (v) above, the Registration Statement) covering such Private Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Private Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective registration statement, (ii) such Private Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, (iii) such Private Note has been exchanged for an Exchange Note and such Exchange Note is not described in clause (v) above or (iv) such Private Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding.

     The Registration Rights Agreement provides that the Issuers and the Guarantors will: (i) file the Registration Statement with the Commission on or prior to November 27, 1997; (ii) use their commercially reasonable best efforts to (x) cause the Registration Statement to be declared effective and to commence the Exchange Offer on or prior to December 27, 1997, (y) keep the Exchange Offer open for 30 days (or longer if required by applicable law) and (z) exchange Exchange Notes for all Private Notes validly tendered and not withdrawn pursuant to the Exchange Offer on or prior to the fifth day following the date on which the Exchange Offer expires and (iii) if obligated to file the Shelf Registration Statement, file the Shelf Registration Statement with the Commission on or prior to (x) the 30th day after the Shelf Registration Event occurs, if the Shelf Registration Event occurs fewer than 30 days prior to November 27, 1997 or (y) the 45th day after the Shelf Registration Event occurs, if the Shelf Registration Event occurs after the filing of the Registration Statement (in either case, the "Filing Date") with the Commission and use their commercially reasonable best efforts to cause the Shelf Registration Statement to become effective on or prior to, if the Filing Date in respect thereof is fewer than 60 days prior to December 27, 1997, the 60th day after such Filing Date and, if the Filing Date if after the filing of the Registration Statement, the 60th day after such Filing Date. If: (a) the Issuers and the Guarantors fail to file any of the Registration

Statements on or before the date specified for such filing (other than due to a Legal Prohibition), (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (other than due to a Legal Prohibition), (c) the Issuers have not exchanged Exchange Notes for all Registrable Notes validly tendered and not withdrawn on or prior to the fifth day after the expiration of the Exchange Offer, (d) the Registration Statement ceases to be effective at any time prior to the date on which the Exchange Offer is to expire or (e) the Shelf Registration Statement is declared effective but ceases to be effective at any time during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (e) above, a "Registration Default"), then the Issuers agree to pay to each holder of Registrable Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, an amount equal to $.05 per week per $1,000 principal amount of Registrable Securities held by such holder. Such interest, together with interest accrued by the Issuers pursuant to the next succeeding sentence, is collectively referred to herein as "Additional Interest." The amount of the Additional Interest will increase by an additional $.05 per week per $1,000 principal amount of Registrable Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of $.40 per week per $1,000 principal amount of Registrable Securities. All Additional Interest will be payable to holders of the Registrable Securities in cash on each August 1 and February 1, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Registrable Securities will revert to 12 1/2% per annum.

     Holders of Private Notes will be required to make certain representations to the Issuers in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Private Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Private Notes who were eligible to participate in the Exchange Offer but who did not tender their Private Notes will not have any further registration rights and such Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Private Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     General. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Private Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes accepted in the Exchange Offer. Holders may tender some or all of their Private Notes pursuant to the Exchange Offer. However, Private Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that (i) the Exchange Notes bear a Series B designation and different CUSIP Numbers from the Private Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes (as well as any remaining holders of Private Notes) will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Private Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Private Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $155,000,000 aggregate principal amount of Private Notes were outstanding. The Issuers have fixed the close of business
on             , 1997 as the record date for the

Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Private Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Issuers shall be deemed to have accepted validly tendered Private Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Issuers.

     If any tendered Private Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Private Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer.

     Expiration Date; Extensions; Amendments.  The term "Expiration Date" shall
mean 5:00 p.m., New York City time, on             , 1998, unless the Issuers,
in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Issuers reserve the right, in their sole discretion, prior to the Expiration Date (i) to delay accepting any Private Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance extension, termination or amendment will be followed promptly as practicable by oral or written notice thereof to the registered holders.

     Interest on the New Notes. The Exchange Notes will bear interest from their date of issuance. Holders of Private Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on February 1, 1998. Interest on the Private Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi annually on each August 1 and February 1, commencing on February 1, 1998.

     Procedures for Tendering. Only a holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Private Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Private Notes, Letter of Transmittal or an Agent's Message in connection with a book-entry transfer and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Private Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry transfer, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     By executing the Letter of Transmittal, each holder will make to the Issuers the representation set forth below under the heading "-- Resale of the Exchange Notes."

     The tender by a holder and the acceptance thereof by the Issuers will constitute agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Medallion System (an "Eligible Institution") unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Private Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     Book-Entry Transfer. The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Private Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Private Notes by causing such Book-Entry Transfer Facility to transfer such Private Notes into the Exchange Agent's account with respect to the Private Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Private Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Private Notes and withdrawal of tendered Private Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tender of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     Guaranteed Delivery Procedures. Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution,

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Private Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer (or a confirmation of book-entry transfer of such Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

     Withdrawal of Tenders. Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m, New York City time, on the Expiration Date.

     To withdraw a tender of Private Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"); (ii) identify the Private Notes to be withdrawn (including the certificate numbers) and principal amount of such Private Notes, or, in the case of Private Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited;
(iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Note were tendered (including any required signature guarantees) or be accompanied by documents of transfer of such Private Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Any Private Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Exchange Notes for, any Private Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Private Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

          (c) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

If the Issuers determine in their reasonable discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes which have not been withdrawn.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:            By Hand or Overnight Courier:
The Bank of New York                        The Bank of New York
101 Barclay Street, 7E                      101 Barclay Street
New York, New York 10286                    Corporate Trust Services Window
Attn: Reorganization Section                Ground Level
                                            New York, New York 10286
                                            Attn: Reorganization Section
Facsimile Transmission: (212) 571-3080
Confirm by Telephone: (212) 815-6333        For Information Call: (212) 815-6333

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Private Notes as reflected in the Company's accounting records on the date of exchange (see Pro Forma Financial Statements). Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Private Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to the Issuers (upon redemption thereof or otherwise), (ii) so long as the Private Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES


     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Private Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange

Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purposes of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                                 CAPITALIZATION

     The following table sets forth as of September 30, 1997 the cash, cash equivalents and actual capitalization of the Company, and the cash, cash equivalents and capitalization of the Company as adjusted to reflect the effects of the Transactions. The historical information in this table is derived from the Consolidated Financial Statements of the Company and should be read in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations," the Consolidated Financial Statements and the Notes thereto and the Condensed Pro Forma Financial Statements and Notes thereto included elsewhere in this Prospectus.


                                                              AS OF SEPTEMBER 30, 1997
                                                              -------------------------
                                                               ACTUAL        PRO FORMA
                                                                     (UNAUDITED)
                                                                  ($ IN THOUSANDS)
Cash, cash equivalents and marketable securities(1).........   $ 29,971       $  2,804
                                                               ========       ========
Current maturities of long-term debt(2).....................   $  9,324       $  9,324
                                                               ========       ========
Long-term debt:
  Private Notes(3)..........................................   $152,877       $152,877
  Restated Credit Facility(4)...............................         --         10,400
  Seller notes(2)...........................................     13,699         13,699
  Other.....................................................        320            320
                                                               --------       --------
          Total long-term debt..............................    166,896        177,296
                                                               --------       --------
Members' equity/stockholders' equity:
          Total members' equity/stockholders' equity........     27,017         25,989
                                                               --------       --------
Total capitalization........................................   $193,913       $203,285
                                                               ========       ========


---------------
(1) Excludes approximately $36.5 million placed in the Interest Escrow Account to fund, together with the proceeds from the investment thereof, the first four semi-annual interest payments on the Notes.
(2) The long-term portion of seller notes are recorded net of original issue discount of approximately $2,806,000 at September 30, 1997 on both an actual basis and a pro forma basis to yield 9%. The current portion of the original issue discount on the seller notes of approximately $292,000 is included in current maturities of long-term debt.
(3) The Private Notes are recorded net of original issue discount of approximately $2,123,000 at September 30, 1997.

(4) The Restated Credit Facility provides for a revolving credit facility in the amount of $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility, of which $46.1 million is available on a pro forma basis after giving effect to the Initial Offering and the Transactions. The Company is currently permitted by the Indenture to incur up to $75.0 million of indebtedness under the Restated Credit Facility.

                            SELECTED FINANCIAL DATA

     The following table presents selected financial data relating to the Company as of the dates and for the periods indicated. In addition, the following table presents selected financial data relating to the Company's unaudited pro forma balance sheet data as of September 30, 1997 and the Company's unaudited pro forma statement of operations data for the year ended December 31, 1996 and the nine months ended September 30, 1997, each as adjusted to give effect to the Transactions. The historical data for the period from January 30, 1996 (date of formation) to December 31, 1996, has been derived from the audited financial statements of the Company audited by Arthur Andersen LLP, independent public accountants. The historical data for other periods presented has been derived from unaudited information. The data set forth in this table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and Unaudited Condensed Pro Forma Financial Statements and Notes thereto included elsewhere in this Prospectus.


                                                                                                          PRO FORMA
                                                                          NINE MONTHS     PRO FORMA      NINE MONTHS
                                         JANUARY 30 TO   JANUARY 30 TO       ENDED       JANUARY 1 TO       ENDED
                                         DECEMBER 31,      SEPTEMBER     SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                             1996          30, 1996          1997            1996           1997
                                         -------------
                                                           -------------------------------------------------------
                                                                                 (UNAUDITED)
                                                     ($ IN THOUSANDS, EXCEPT REVENUE PER SUBSCRIBER DATA)
STATEMENT OF OPERATIONS DATA:
    Programming revenue................    $  3,085        $  1,269       $   28,811      $    34,325    $   37,610
    Equipment sales and installation
      revenue..........................         324              96            3,291            7,320         4,401
                                           --------        --------       ----------      -----------    ----------
      Total revenue....................       3,409           1,365           32,102           41,645        42,011
    Cost of revenue....................       2,270             864           20,902           26,725        27,530
                                           --------        --------       ----------      -----------    ----------
      Total gross profit...............       1,139             501           11,200           14,920        14,481
    Operating expenses excluding
      depreciation and amortization....       2,732           1,128           11,442           18,023        14,056
    Total depreciation and
      amortization.....................       1,148             529           10,484           18,763        15,010
                                           --------        --------       ----------      -----------    ----------
    Operating loss.....................      (2,741)         (1,156)         (10,726)         (21,866)      (14,585)
    Interest expense, net..............        (818)            (94)          (8,918)         (24,638)      (18,524)
    Other income (expense)(1)..........          24               5             (124)             (34)         (203)
                                           --------        --------       ----------      -----------    ----------
    Net loss(1)(2).....................    $ (3,535)       $ (1,245)      $  (19,768)     $   (46,538)   $  (33,312)
                                           ========        ========       ==========      ===========    ==========
    Ratio of earnings to fixed
      charges(3).......................          --              --               --               --            --
    Deficiency in fixed charges........      (3,535)       $ (1,245)      $  (19,768)     $   (46,538)   $  (33,312)
OTHER DATA:
    Pro forma average monthly
      programming revenue per
      subscriber(4)....................         n/a             n/a              n/a              n/a         39.22
    Cash flows used in operating
      activities.......................        (634)           (446)          (4,518)          (4,147)       (2,207)
    EBITDA(1)(5).......................      (1,593)           (627)            (242)          (3,103)          425
    Number of subscribers at beginning
      of period........................          --              --           19,659           61,114        97,128
    Subscriber additions through
      acquisitions.....................      16,449          10,690           66,615               --            --
    Subscriber additions...............       3,989           1,459           23,880               --            --
    Subscriber disconnects.............        (779)           (359)          (8,486)              --            --
    Net subscriber additions...........       3,210           1,100           15,394           36,014        18,827
    Number of subscribers at end of
      period...........................      19,659          11,790          101,668           97,128       115,955
    Number of households at end of
      period...........................     382,833         218,579        1,500,262        1,672,067     1,672,067
    Household penetration at end of
      period...........................        5.14%           5.40%            6.78%            5.81%         6.94%



                                                                SEPTEMBER 30, 1997
                                                              ----------------------
                                                              HISTORICAL   PRO FORMA
                                                                   (UNAUDITED)
                                                                 ($ IN THOUSANDS)
BALANCE SHEET DATA:
    Cash, cash equivalents and marketable investment
     securities(6)..........................................   $ 29,971    $  2,804
    Total assets............................................    218,446     231,173
    Total debt (including current portion)..................    176,220     186,620
    Members' equity/stockholders' equity....................     27,017      25,989

---------------


(1) Pro forma other income (expense) amounts do not include interest income which will be recognized on amounts included in the Interest Escrow Account. If such interest income was included, the pro forma net loss for the period from January 1 to December 31, 1996 and for the nine months ended September 30, 1997 would be approximately $44.7 million and $32.0 million, respectively. In addition, operating cash flow would increase approximately $1.8 million and $1.4 million, respectively, for the same periods.

(2) Prior to the Corporate Conversion, the Company was a limited liability company and was not required to pay United States federal income taxes.
(3) The ratio of earnings to fixed charges is calculated by adding (i) earnings
    (loss) before income taxes plus (ii) fixed charges, with the resulting sum divided by fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs (which is included in the interest expense line above), plus that portion of operating lease rentals representative of the interest factor.
(4) Pro forma average monthly programming revenue per subscriber was calculated by dividing total pro forma programming revenue by both (i) the average of the ending subscribers at December 31, 1996 and September 30, 1997 and (ii) the number of months in the period.
(5) "EBITDA" represents earnings before net interest expense, other income (expense), taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial measure in the communications industry and is similar to "Consolidated Operating Cash Flow," a financial measure used in the Indenture to determine whether the Company has complied with certain covenants and differs from cash flows from operating activities. Pursuant to the Indenture, Consolidated Operating Cash Flow is calculated with respect to any period by adding to the consolidated net income of the Company and the Restricted Subsidiaries for such period (i) consolidated income tax expense for such period to the extent deducted in determining consolidated net income for such period, (ii) consolidated interest expense for such period to the extent deducted in determining consolidated net income for such period, (iii) all dividends on preferred equity interests to the extent not taken into account in determining consolidated net income for such period and (iv) depreciation, amortization and any other non cash items for such period to the extent deducted in determining consolidated net income for such period. EBITDA is not intended to be a substitute for a measure of performance in accordance with generally accepted accounting principles and should not be relied on as such.
(6) Excludes approximately $36.5 million placed in the Interest Escrow Account to fund, together with the proceeds from the investment thereof, the first four semi-annual interest payments on the Notes.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion provides an assessment of the historical and pro forma consolidated results of operations and liquidity and capital resources of the Company and its wholly-owned subsidiaries. This discussion should be read in conjunction with the unaudited pro forma combined financial statements of the Company, the unaudited financial statements of the Company, the audited consolidated financial statements of the Company and the audited financial statements of certain businesses acquired or expected to be acquired, and the related notes thereto, appearing elsewhere in this Prospectus. As a result of the growth of the Company through the 1996 Acquisitions and the 1997 Acquisitions and the continued growth as a result of the Pending Acquisitions and possible future acquisitions, the historical audited financial information of the Company may not be indicative of the financial position or results of operations to be reported in the future.


     On October 10, 1997, DTS effected the Corporate Conversion pursuant to which the Company was converted from the LLC to a corporation. The LLC merged with and into WEP, pursuant to which (i) the member interests in the LLC held by WEP were canceled, (ii) all of the outstanding capital stock of WEP was converted into Series A Preferred Stock, (iii) the member interests in the LLC evidenced by the Class A Units were converted into Series A Preferred Stock,
(iv) the member interests in the LLC evidenced by the Class B Units were converted into Common Stock, (v) the member interests in the LLC evidenced by the Class C Units were converted into the right to purchase shares of Common Stock, (vi) the member interests in the LLC evidenced by the Class D Units were converted into warrants to purchase Common Stock, (vii) all of the resulting capital stock of the Company became subject to the Stockholders Agreement and
(viii) the surviving entity changed its name to "Digital Television Services, Inc."

     Subsequent to the Corporate Conversion, substantially all of the outstanding shares of the resulting corporation will be owned by the holders of the equity interests in the LLC. Therefore, the Corporate Conversion will be treated for accounting purposes as the acquisition of WEP by the LLC. The LLC's assets and liabilities will be recorded at historical cost and WEP's assets and liabilities will be recorded at fair value. However, given that WEP's only asset consisted of its investment in the LLC, no goodwill would be recognized. Following the Corporate Conversion, the historical financial statements of the LLC shall become the historical financial statements of WEP and shall include the businesses of both companies. The historical audited financial statements of the LLC and WEP before the Corporate Conversion are on pages F-10 through F-34 and F-35 through F-39, respectively. Pro forma information giving effect to the Corporate Conversion, as if it had occurred on January 1, 1996 (for pro forma statement of operations purposes) or September 30, 1997 (for pro forma balance sheet purposes) is included on pages F-4 through F-9.

OVERVIEW


     The Company was formed on January 30, 1996, to acquire, own and manage rights to distribute DIRECTV Services to residential households and commercial establishments in the Rural DirecTv Markets. As of December 31, 1996, the Company had acquired the rights to provide DIRECTV Services to approximately 383,000 households for approximately $33.7 million or $88 per household, excluding adjustments recorded to reflect the discount of certain of the Company's seller notes at the 9% interest rate under the Existing Credit Facility at December 31, 1996. Of the total purchase price, approximately $9.3 million was paid in cash and approximately $24.2 million was financed through the issuance of promissory notes of the Company in favor of the sellers. During the first half of 1997, the Company acquired the rights to provide DIRECTV Services to an additional 1,117,000 households for approximately $108.1 million or $97 per household, excluding adjustments recorded to reflect the discount of certain of the Company's seller notes at a rate of 9%. Of the total purchase price, approximately $93.1 million was paid in cash and $15.5 million was paid through the issuance of promissory notes of the Company in favor of certain of the sellers. The Company has also entered into a definitive agreement with respect to the Indiana Acquisition and a letter of intent with respect to the Georgia Acquisition, with respect to which it will acquire the rights to provide DIRECTV Services to an aggregate of 171,805 additional households for an aggregate purchase price for the two acquisitions of approximately $36.5 million in cash or approximately $212 per household. See "Business -- Acquisitions by the Company." The following table presents information regarding completed and certain acquisitions as of October 15, 1997.

                                                                             SUBSCRIBERS AT
                                                              ACQUISITION     ACQUISITION       SUBSCRIBERS AT
SYSTEM LOCATION(1)                         DATE ACQUIRED(1)      PRICE            DATE        SEPTEMBER 30, 1997
1996 Acquisitions -- 8 Rural DirecTv
  Markets:
  New Mexico(2)..........................  March 1, 1996      $    512,000          404                952
  California.............................  April 1, 1996         5,980,000        3,385              6,415
  New Mexico(2)..........................  August 28, 1996       9,683,000        2,931              4,886
  New York...............................  August 28, 1996       4,860,000        3,970              4,892
  South Carolina.........................  November 26, 1996    12,700,000        5,759              7,804
                                                              ------------       ------           --------
         Subtotal -- 1996 Acquisitions...                     $ 33,735,000       16,449             24,949
                                                              ------------       ------           --------
1997 Acquisitions -- 8 Rural DirecTv
  Markets:
  Kentucky...............................  January 2, 1997    $ 30,000,000       19,908             22,229
  Kansas.................................  January 31, 1997     19,425,000       11,520             13,332
  Vermont................................  February 18, 1997    38,000,000       20,778             25,477
  Georgia................................  May 9, 1997          21,156,470       14,409             15,681
                                                              ------------       ------           --------
         Subtotal -- 1997 Acquisitions...                     $108,581,470       66,615             76,719
                                                              ------------       ------           --------
Pending Acquisitions -- 2 Rural DirecTv
  Markets:
  Indiana................................  December, 1997     $ 27,000,000                           9,993
  Georgia................................  February, 1998        9,500,000                           4,294
                                                              ------------                        --------
         Subtotal -- Pending
           Acquisitions..................                     $ 36,500,000                          14,287
                                                              ------------                        --------
Totals...................................                     $178,816,470                         115,955
                                                              ============                        ========


---------------


(1) See "Business -- Acquisitions by the Company." The acquisition dates for the Pending Acquisitions are the anticipated closing dates.

(2) These systems are combined under the New Mexico cluster for purposes of the chart on page 56 of this Prospectus.

     The Company generates revenues by providing DIRECTV Services to its subscribers. DIRECTV Services consist of programming purchased in a monthly or annual subscription, additional premium programming available on an a la carte basis, sports programming available under a monthly, yearly or seasonal subscription, and movies and events programming available on a pay per view basis.

     Although the majority of DSS(R) equipment is sold to subscribers through independent dealers, the Company also generates revenue from the direct sale, rental and installation of satellite receivers and related equipment. During 1996, the Company offered price subsidies on DSS(R) equipment to further stimulate the demand for DIRECTV Services. The retail sales price of DSS(R) equipment ranged from $199 to $599 during 1996 and the first nine months of 1997, depending upon the type of equipment sold. These sales prices were approximately $50 to $135 below the Company's cost for such equipment. The Company records revenue from the sale of DSS(R) equipment and related accessories based on the amount paid by the customer, and recognizes a loss on the sale for the Company's cost in excess of the amount collected. The Company offers installation services at prices ranging from $99 to $199.

     The Company's major cost of providing DIRECTV Services to its subscribers is the direct wholesale cost of purchasing related program offerings from DirecTv, which averaged approximately 52% and 51% of programming revenues during 1996 and for the nine months ended September 30, 1997, respectively. Additionally, the Company purchases other contract services from DirecTv through the NRTC. These costs consist of recurring monthly subscriber maintenance fees, including security fees, ground services fees, system authorization fees and fees for subscriber billing.

     Since inception through September 30, 1997, the Company has invested significant working capital to implement extensive distribution networks and promotional programs to stimulate the acquisition of new subscribers. Costs associated with subscriber acquisition are a significant component of the Company's operating expenses. These expenses include variable commission expenses, fixed and variable promotional expenses and marketing salaries and benefits. As discussed above, the Company also subsidizes the cost of DSS(R) equipment to the subscriber, thereby incurring a loss on the sale of satellite receivers and related equipment sold. The

Company's policy is to expense all subscriber acquisition costs at the time the sale is made or, in the case of cash back promotions on annual subscriptions, to amortize the promotion expense over 12 months. During the period beginning on January 30, 1996 (inception) and ending September 30, 1997, subscriber acquisition costs, including the loss on DSS(R) equipment sales, averaged approximately $236 for each new subscriber addition (other than subscribers added through acquisitions). Based on this expenditure level and the current average subscriber cash contribution, the Company will recover its subscriber acquisition costs in approximately 20 months. The Company anticipates that it will continue to incur a significant level of subscriber acquisition costs in conjunction with the growth of its subscriber base, and that these costs could increase as a result of increased competition and a downward pressure on the retail price of satellite equipment sold. Potential increases in subscriber acquisition costs as well as significant subscriber growth is expected to have a short term negative impact on operating cash flow of the Company.

     General and administrative costs include administrative costs associated with the Company's sales and subscriber service operations, as well as accounting and general administration. Although these expenses will continue to increase as the Company's scope of operations increases, such expenses are primarily fixed in nature and, accordingly, should not increase directly in proportion to the future increase to the Company's subscriber base.

     During May and June 1997, the Company experienced an increase in subscriber disconnects above historical levels. The Company's average monthly disconnect rate for May and June 1997 was approximately 1.6% as compared to approximately 1% for all other months in the nine month period ended September 30, 1997. The Company believes that this increase was primarily the result of two non-recurring factors, the tightening by the Company of its account treatment policies and the disconnection of services by DirecTv of all subscribers who had not converted to DirecTv's current security protocol by replacing their system access cards. The Company has distributed new access cards to these subscribers in order to reconnect their DIRECTV Services. Effective May 1, 1997, the Company temporarily revised its account treatment policies by reducing the period of time for which its disconnects subscribers due to non-payment from 60 days after the bill date to 45 days after the bill date. The Company rescinded this change in late June 1997. Subscriber disconnects have stabilized to historical levels during the third quarter.

     The Company has yet to achieve positive operating cash flow due to cash expended in implementing its sales and administrative infrastructure, marketing expenses associated with adding new subscribers and interest and other debt servicing costs associated with financing activities. The Company expects to continue its focus on increasing its subscriber base which is expected to have a negative impact on short-term operating results. In addition, a changing competitive environment may increase the marketing expenditures necessary to acquire new subscribers. See "Risk Factors -- Competition and Technological Change." There can be no assurance that the Company's subscriber base and revenues will continue to increase or that the Company will be able to achieve or sustain profitability or positive operating cash flow.

DIGITAL TELEVISION SERVICES, LLC

  Nine Months Ended September 30, 1997 and Inception (January 30, 1996) to September 30, 1996

     The Company completed its initial two acquisitions of the rights to provide DIRECTV Services to approximately 97,000 households during March and April 1996, and acquired an additional 135,000 households at the end of August 1996. Programming revenue generated during the nine month period ended September 30, 1996 consisted of DIRECTV Services provided to the approximately 10,700 subscribers associated with these acquisitions for the nine month period. Programming revenue was approximately $28,811,000 for the nine month period ended September 30, 1997 (the "1997 Period") compared to approximately $1,269,000 for the period from inception (January 30, 1996) to September 30, 1996. This increase resulted primarily from revenue generated from the approximately 72,000 subscribers acquired in conjunction with the Company's acquisitions and the addition of approximately 17,500 net subscribers added during the twelve month period ended September 30, 1997. During the 1997 Period, the Company added approximately 15,400 net subscribers consisting of approximately 23,900 new subscribers offset by approximately 8,500 disconnects. Average monthly programming revenue per subscriber ranged from approximately $38 to approximately $41 during the 1997 Period.

     Equipment sales and installation revenue totaled approximately $3,291,000 during the 1997 Period compared to approximately $96,000 during the period from inception to September 30, 1996. This increase resulted from the sale of DSS(R) equipment and related installations to new subscribers added during the 1997 Period.

     Costs directly associated with providing programming, equipment sales and installation revenue totaled approximately $20,902,000 during the 1997 Period compared with approximately $864,000 during the period from inception to September 30, 1996. These costs increased in direct proportion to the increase in the number of subscribers subscribing to DIRECTV Services. For the 1997 Period, the gross profit on programming revenue after recurring service fees was approximately 41%. During the 1997 Period, the Company sold DSS(R) equipment installed at average prices of approximately 18% below the Company's cost. The Company expects to continue to subsidize the cost of DSS(R) equipment.

     The Company incurred direct selling expenses of approximately $5,557,000 during the 1997 Period. These costs included advertising and promotion expenses, sales commissions to both the Company's employee and dealer distribution channels, and marketing salaries and benefits. Including subsidies on DSS(R) equipment sales, the Company incurred approximately $239 of selling expenses for each new subscriber added (other than subscribers added through acquisitions) during the 1997 Period.

     General and administrative expenses totaled approximately $5,885,000 during the 1997 Period or 18% of revenues. These expenses consisted primarily of salaries and expenses associated with customer service operations, general office expenses, and other general administrative expenses. General and administrative expenses are expected to continue to decline as a percent of total revenues in 1997 as the majority of these expenses are fixed in nature.

     Depreciation expense totaled approximately $323,000 for the 1997 Period and has increased in conjunction with the addition of general office assets and the purchase of installation service vehicles. Amortization expense totaled approximately $10,161,000 for the 1997 Period. Of this amount, approximately $9,089,000 relates to the acquisition of contract rights by the Company, approximately $166,000 relates to fees incurred in connection with the formation of the Company and Subsidiaries and approximately $906,000 relates to capitalized subscriber acquisition costs.

     The Company generated a Consolidated Operating Cash Flow deficit pursuant to the terms of the Indenture of approximately $242,000 for the 1997 Period. The Company expects to incur an Operating Cash Flow deficit during the remainder of 1997 as a result of selling expenses associated with subscriber growth and general administrative costs associated with growth of customer service operations.

     Interest expense for the 1997 Period, including amortization of debt discount and debt issuance costs, totaled approximately $9,549,000. The Company incurred interest costs in conjunction with seller financing and borrowing under installment loans and the Amended and Restated Credit Facility.

  Inception (January 30, 1996) to December 31, 1996

     Programming revenue was approximately $3,085,000 for the period from inception to December 31, 1996 (the "1996 Period"). The majority of this revenue was generated from the approximately 16,450 subscribers acquired in conjunction with the Company's acquisitions. In addition, during the 1996 Period the Company added approximately 3,200 net subscribers subsequent to the closing of acquisitions, consisting of approximately 4,000 new subscribers offset by approximately 800 disconnects. Average monthly programming revenue per subscriber was approximately $38 for the period. Programming revenue is typically seasonal in nature with average monthly programming revenue per subscriber ranging from $35 to $42 during the 1996 Period. Equipment sales and installation revenue of approximately $324,000 resulted from the sale of DSS(R) equipment and related installations to new subscribers.

     The Company incurred approximately $1,872,000 of expenses during the 1996 Period directly associated with providing programming revenue, including approximately $1,596,000 of programming costs and approximately $276,000 of service fees. These costs are directly attributable to the program revenues generated and the number of subscribers subscribing to DIRECTV Services. For the 1996 Period, the gross profit on programming revenue after recurring service fees was approximately 39%. During the 1996 Period, the Company sold DSS(R) equipment installed at average prices of approximately 23% below the Company's cost.

     The Company incurred direct selling expenses of approximately $778,000 in connection with the addition of approximately 4,000 new subscribers during the 1996 Period. These costs included advertising and promotion expenses, sales commissions to both the Company's employee and dealer distribution channels, and marketing salaries and benefits. Including subsidies on DSS(R) equipment sales, the Company incurred approximately $214 of selling expenses for each new subscriber added (other than subscribers added through acquisitions) during the 1996 Period.

     General and administrative expenses totaled approximately $1,954,000 for the 1996 Period or 57% of total revenues. These expenses related to the opening of the Company's general office and retail locations, the recruiting and hiring of personnel, salaries and expenses associated with customer service operations, and other general administrative expenses. Such expenses were incurred as the Company implemented administrative and customer service infrastructure to support its rapid subscriber growth. General and administrative expenses are expected to decline as a percent of total revenues in 1997 with added systems and additional subscribers.

     Depreciation expense totaled approximately $48,000 for the 1996 Period in connection with the addition of general office assets, leasehold improvements associated with the build-out of office space and the purchase of installation vehicles. Amortization expense totaled approximately $1,100,000. Of this amount, approximately $1,022,000 relates to the Company's acquired contract rights, approximately $36,000 relates to fees incurred in connection with the formation of the Company and Subsidiaries and approximately $42,000 relates to capitalized subscriber acquisition costs.

     The Company incurred a Consolidated Operating Cash Flow deficit pursuant to the terms of the Indenture of approximately $1,593,000 for the 1996 Period. This operating cash loss resulted from selling expenses associated with subscriber growth and general administrative costs associated with implementation of customer service and administrative infrastructure to support subscriber growth.

     Interest expense for the 1996 Period, including amortization of the debt discount and debt issuance costs, totaled approximately $818,000. The Company incurred interest costs in conjunction with seller financing and borrowings under installment loans and the Existing Credit Facility.

  Pro Forma Results of Operations

     The pro forma combined results of operations reflect the operations of the Company as if the Transactions had occurred on January 1, 1996. These pro forma combined results of operations are not intended to be indicative of the Company's future combined results of operations nor the combined results of operations if the Transactions had occurred on January 1, 1996.

     Consistent with the Company's operations, the acquisitions included in the pro forma combined results generate revenues by providing DIRECTV Services to their subscribers. In addition, the major cost for the acquired companies to provide DIRECTV Services to its subscribers is the direct variable wholesale cost of purchasing related program offerings from DirecTv. Furthermore, the acquired companies purchase other contract services through the NRTC from DirecTv. These costs consist of recurring monthly subscriber maintenance fees, including security fees, ground services fees, system authorization fees and fees for subscriber billing.

  Pro Forma Nine Months Ended September 30, 1997


     Programming revenue generated on a pro forma basis totaled approximately $37,610,000 for the nine months ended September 30, 1997. Pro forma subscribers increased from 97,128 to 115,955, or 19.4%. Average monthly pro forma programming revenue per subscriber was approximately $39.22. The Company also generated approximately $4,401,000 of revenues from the sale of DSS(R) equipment and related accessories, and from installation services.



     The Company incurred approximately $41,586,000 of operating expenses (excluding depreciation and amortization) on a pro forma basis for the nine months ended September 30, 1997. These expenses consisted largely of the cost of wholesale programming and services. Direct costs of programming, including service fees, totaled approximately $22,398,000, resulting in a gross margin of approximately 40%. Selling expenses totaled approximately $6,551,000 for the pro forma period ended September 30, 1997, consisting primarily of sales commissions, marketing salaries and benefits, advertising and promotional expenses. The Company expects future selling expenses on a pro forma basis to increase with the addition of direct distribution and further promotions on satellite equipment sales in the markets acquired on a pro forma basis. General and administrative expenses totaled $7,505,000 on a pro forma basis for the nine months ended September 30, 1997, consisting of salaries and benefits for general administrative and subscriber service personnel, and general office expenses. The Company believes these pro forma expenses are higher than what can be expected in the future as a percentage of revenue due to the elimination of certain redundant administrative functions, personnel and related costs.



     Depreciation and amortization expense totaled approximately $15,010,000 on a pro forma combined basis for the nine months ended September 30, 1997. Amortization expense, totaling approximately $14,431,000, includes approximately $13,359,000 of amortization associated with the Company's purchase of contract rights, approximately $166,000 associated with costs incurred in connection with the Company's formation, and approximately $906,000 associated with capitalized subscriber acquisition costs.



     Interest expense for the nine months ended September 30, 1997 on a pro forma combined basis totaled approximately $18,524,000, including approximately $15,321,000 of interest on the proceeds from the Offering and amortization of debt issuance costs and approximately $3,203,000 of interest expense associated with seller financing, installment notes and financings under the Existing Credit Facility.


  Pro Forma January 1, 1996 to December 31, 1996


     The Company generated revenues of approximately $41,645,000 on a pro forma basis for the year ended December 31, 1996. Of this amount, $34,325,000 resulted from programming revenue generated on 79,121 average subscribers. The Company also generated approximately $7,320,000 of revenues from the sale of DSS(R) equipment and related accessories, and from installation services. Pro forma subscribers increased from 61,114 to 97,128, or 59% for the year ended December 31, 1996.



     The Company incurred approximately $44,748,000 of operating expenses (excluding depreciation and amortization) on a pro forma basis for the year ended December 31, 1996, consisting largely of the cost of wholesale programming and services. Direct costs of programming, including service fees, totaled approximately $21,098,000, resulting in a gross profit margin on programming of approximately 39%. Selling expenses, totaling approximately $5,595,000 consisted primarily of advertising expenses, promotional expenses, commissions and salaries and benefits of marketing employees. Selling expenses of the acquisitions or pending acquisitions typically were lower in 1996 as many of the companies did not deploy the same marketing strategy of the Company. Accordingly, the Company expects future selling expenses on a pro forma combined basis to increase with the addition of direct distribution and satellite equipment subsidies. General and administrative expenses totaled approximately $12,428,000, consisting of allocated corporate expenses, salaries and benefits for general administrative and subscriber service personnel, and general administrative costs. The Company believes these expenses to be higher than what can be expected in the future due to the elimination of certain duplicative administrative infrastructure costs.



     Depreciation and amortization expenses totaled approximately $18,763,000 on a pro forma combined basis for the year ended December 31, 1996. Amortization expense, totaling approximately $18,035,000 includes approximately $17,977,000 of amortization associated with the Company's purchase of contract rights, approximately $36,000 of amortization associated with costs incurred in conjunction with the Company's formation and approximately $42,000 related to capitalized subscriber acquisition costs.

     Interest expense for the year ended December 31, 1996 on a pro forma combined basis totaled approximately $24,638,000, including approximately $20,466,000 of interest on the proceeds from the Offering and amortization of debt issuance costs and approximately $4,172,000 of interest expense associated with seller financing, installment notes and financings under the Existing Credit Facility.


LIQUIDITY AND CAPITAL RESOURCES

     The Company has required significant capital since its formation in order to acquire the rights to provide DIRECTV Services and for the start up of its operations. The Company has financed acquisitions and its other capital needs through the proceeds received from the private sale of equity securities, the issuance of seller notes and through borrowings under the Existing Credit Facility. Cash flows from financing activities during the 1996 Period totaled approximately $27,873,000, including $9,400,000 borrowed under the Existing Credit Facility, approximately $32,000 from the issuance of installment notes, and approximately $18,441,000 from the sale of Class B Units. In addition, the Company issued approximately $24,156,000 of seller notes during the 1996 Period to finance a portion of the purchase price for certain Rural DirecTv Markets which the Company acquired. Cash flows from financing activities for the nine months ended September 30, 1997 totaled approximately $257,834,000, including $72,769,000 borrowed under the Existing Credit Facility, approximately $345,000 from the issuance of installment notes, $31,879,000 from the sale of the 1997 Equity, and $152,841,000 from the issuance of the Subordinated Notes, net of discounts. In addition, the Company issued approximately $15,524,000 of seller notes during the nine months ended September 30, 1997 to finance a portion of the purchase price for certain Rural DirecTv Markets which the Company acquired.

     The Company used proceeds from the financings during the 1996 Period (i) to consummate the 1996 Acquisitions for approximately $33,700,000, excluding adjustments recorded to reflect the discount of certain of the Company's seller notes at the 9% interest rate under the Existing Credit Facility at December 31, 1996, (ii) to pay approximately $3,150,000 in deposits toward the purchase of the 1997 Acquisitions, (iii) to pay certain fees totaling approximately $3,516,000 incurred in conjunction with the Company's formation and fees associated with the Existing Credit Facility, (iv) to repay approximately $9,047,000 of seller notes and other notes payable, (v) for capital expenditures totaling approximately $386,000, and (vi) for operating cash needs totaling approximately $634,000. The Company used proceeds from the financings during the nine months ended September 30, 1997 (i) to consummate the 1997 Acquisitions for approximately $108,081,000, (ii) to pay certain fees and expenses totaling approximately $9,325,000 associated with the procurement of debt financing,
(iii) to repay approximately $6,133,000 of seller notes and other notes payable,
(iv) for capital expenditures totaling approximately $1,339,000, (v) expenses incurred in connection with the Company's formation totaling approximately $684,000, (vi) to repay approximately $82,169,000 outstanding under the Existing Credit Facility, and (vii) for operating cash needs totaling approximately $4,518,000.

     In conjunction with the acquisitions of the exclusive rights to provide DIRECTV Services in certain areas of California, New Mexico, Colorado, New York, South Carolina and Georgia, the Company issued promissory notes totaling approximately $39,680,000 in favor of the sellers. The promissory notes accrue interest at per annum rates ranging from 3% to 15%. Notes with interest rates below 9% have been discounted to reflect the 9% interest rate under the Existing Credit Facility. One of the promissory notes carries a contingent payment amount, which is dependent upon the number of subscribers in the Company's California system at October 1, 1998. The amounts due under the terms of the contingent note were approximately $4,223,000 and $5,786,000 at December 31, 1996 and September 30, 1997, respectively.

     In July 1997, in connection with the Initial Offering, the Company amended and restated its Existing Credit Facility to provide for a revolving credit facility in the amount of $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility. The proceeds of the Restated Credit Facility may be used (i) to refinance certain existing indebtedness, (ii) prior to December 31, 1998, to finance the acquisition of certain Rural DirecTv markets and related costs and expenses, (iii) to finance capital expenditures of the Company and its Subsidiaries and (iv) for the general corporate purposes and working capital needs of the Company and its Subsidiaries.

     The $20.0 million term loan facility must be drawn within 12 months of the closing of the Restated Credit Facility and any amounts not so drawn by that date will be cancelled. The term loan shall be repaid in 20 consecutive quarterly installments of $200,000 each commencing September 30, 1998 with the remaining balance due on July 30, 2003. Borrowings under the revolving credit facility established pursuant to the Restated Credit Facility will be available to the Company until July 31, 2003; however, if the then unused portion of the commitments exceeds $10.0 million on December 31, 1998, the commitments will be reduced on such date by an amount equal to the unused portion of such commitments minus $10.0 million. Thereafter, the commitments thereunder will reduce quarterly commencing on September 30, 1999 at a rate of 3.50% through 1999, 5.75% in 2000, 7.0% in 2001, 9.0% in 2002 and 3.0% until June 30, 2003.
All of the loans outstanding will be repayable on July 31, 2003. The making of each loan under the Restated Credit Facility will be subject to the satisfaction of certain conditions, including not exceeding a certain "borrowing base" based on the number of paying subscribers and households within the Rural DirecTv Markets served by the Company; maintaining minimum subscriber penetration throughout the term of the Restated Credit Facility; maintaining annualized contribution per paying subscriber throughout the term of the Restated Credit Facility based on net income plus certain sales, administrative and payroll expenses; maintaining a maximum ratio of total debt to equity beginning in the first quarter of 2000 and continuing throughout the term of the Restated Credit Facility; maintaining a maximum ratio of total senior debt to annualized operating cash flow and a ratio of total debt to annualized operating cash flow beginning in the first quarter of 2000 and continuing throughout the term of the Restated Credit Facility; maintaining a maximum ratio of total debt to adjusted annualized operating cash beginning in the first quarter of 1999 and continuing until the last quarter of 2000; and maintaining a maximum percentage of general and administrative expenses to revenues beginning in the first quarter of 1998 and continuing for the duration of the Restated Credit Facility. The Company is in compliance with those covenants with which it is required to comply as of the date hereof. In addition, the Restated Credit Facility provides that the Company will be required to make mandatory prepayments of the Restated Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of material assets and with 50% of any excess operating cash flow with respect to any fiscal year after the fiscal year ending December 31, 1998.

     Borrowings by the Company under the Restated Credit Facility are unconditionally guaranteed by each of the Company's direct and indirect subsidiaries, and such borrowings are secured by (i) an equal and ratable pledge of all of the equity interests in the Company's subsidiaries, (ii) a first priority security interest in all of their assets, and (iii) a collateral pledge of the Company's NRTC Member Agreements.

     The Restated Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Restated Credit Facility bear interest at a rate per annum equal to either (i) the CIBC Alternate Base Rate plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin. When applying the CIBC Alternate Base Rate with respect to borrowings pursuant to the revolving credit facility, the Applicable Margin will be (w) 2.25% per annum (when the ratio of total indebtedness of the Company to annualized operating cash flow (the "Leverage Ratio") is greater than or equal to 6.75 to 1.00), (x) 2.00% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 1.50% (when the Leverage Ratio is less than 6.25 to
1.00 but greater than or equal to 5.75 to 1.00) or (z) 1.25% (when the Leverage Ratio is less than 5.75 to 1.00). When applying the Eurodollar Rate with respect to borrowings pursuant to the revolving credit facility, the Applicable Margin will be (w) 3.50% per annum (when the Leverage Ratio is greater than or equal to 6.75 to 1.00), (x) 3.25% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 2.75% (when the Leverage Ratio is less than 6.25 to 1.00 but greater than or equal to 5.75 to 1.00) or (z) 2.50% (when the Leverage Ratio is less than 5.75 to 1.00). The Applicable Margin for borrowings pursuant to the term loan facility will be the Applicable Margin for borrowings pursuant to the revolving credit facility, plus 0.25%. As used herein, "CIBC Alternate Base Rate" means the higher of (i) CIBC's prime rate and
(ii) the federal funds effective rate from time to time plus 1/2% per annum. As used herein, "Eurodollar Rate" means the rate at which eurodollar deposits for one, two, three and six months (as selected by the Company) are offered to CIBC in the interbank eurodollar market. The Restated Credit Facility will also provide that at any time when the Company is in default in the payment of any amount due thereunder, the principal of all loans made under the Restated Credit Facility will bear interest at 2% per annum above the rate otherwise applicable thereto and overdue interest and fees will bear interest at a rate of 2% per annum over the CIBC Alternative Base Rate. See "Description of Certain Indebtedness -- Restated Credit Facility."

     Pursuant to a recent amendment to the NRTC Member Agreements, the Company and all other NRTC Members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Member Agreements. The amount of the letter of credit issued at the request of the Company pursuant to the Restated Credit Facility, is equal to three times the Company's single largest monthly invoice from the NRTC, exclusive of amounts payable for DSS(R) equipment purchased by the Company from the NRTC, or $6.28 million, and must be increased as the Company makes additional acquisitions of Rural DirecTv Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 167%.


     The Company's cash and financing needs for 1997 and beyond will be dependent on the Company's level of subscriber growth and the related marketing costs to acquire new subscribers, and the working capital needs necessary to support such growth. During 1997 and 1998, the Company has commitments totaling approximately $36.5 million to acquire additional contract rights, principal repayment obligations on its seller and installment notes totalling approximately $10 million, and commitments under various operating leases for office space and equipment. The Company expects to make capital expenditures of approximately $3 million during the remainder of 1997 and 1998. Capital expenditures will be primarily for leasehold improvements, furniture and equipment and software enhancements associated with the Company's centralized customer call center and the opening of retail stores. The Company plans to fund these obligations and operating cash requirements using proceeds from the Initial Offering, $32.1 million of proceeds from the sale of Class A and Class B Units in January and February 1997 and cash generated from operations. In addition, the Company has $90.0 million of borrowing availability under the Restated Credit Facility, of which $46.1 million, on a pro forma basis after giving effect to the Initial Offering and the Transactions, is immediately available. Such availability will be used to finance acquisitions, to cover debt service and for operations. The Company believes that the net proceeds from the Initial Offering, together with available borrowings under the Restated Credit Facility will provide sufficient funds to enable the Company to consummate the Pending Acquisition and the Georgia Acquisition, make additional acquisitions and fund debt service and operations through the maturity date of the Restated Credit Facility in 2003. The Company believes that consummation of the Pegasus Transaction will not adversely affect the ability of the Company to consummate the Pending Acquisition and the Georgia Acquisition and fund debt service and operations through such period, provided the Restated Credit Facility is amended to permit the Pegasus Transaction to be consummated without an event of default (due to a change in control of the Company). Such an amendment is a condition to the closing of the Pegasus Transaction. Other future acquisitions by the Company may become less likely as a result of the Pegasus Transaction especially if such amendment to the Restated Credit Facility is conditioned upon a reduction in amounts available thereunder. The consummation of the Pegasus Transaction will also cause a Change of Control to occur under the Indenture, and the Issuers will be required to make an Offer to Purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Issuers do not have sufficient funds to satisfy their obligations
pursuant to the Offer to Purchase if more than approximately $     million in
principal amount of the Notes are tendered in connection therewith. Thus, additional financing arrangements would be required. There can be no assurance that such additional financing will be available. The Company's business strategy contemplates additional acquisitions of Rural DirecTv Markets which will require additional capital. The Company's operations do not currently generate positive cash flow. While the Company anticipates funding any additional acquisitions through borrowings under the Restated Credit Facility, seller financing in connection with such acquisitions, additional debt and/or equity offerings and cash from operations, there can be no assurance that such funding would be available at the time of such acquisitions or available on favorable terms.



"YEAR 2000" ISSUES



     Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations, including the Company. The Company, however, purchases customer authorization, billing services and centralized remittance processing services from the NRTC pursuant to the NRTC Member Agreements. The NRTC has informed the Company that the computer system which provides such services is Year 2000 compatible. While minor difficulties could arise by or at the Year 2000, the Company does not expect an adverse effect on the Company.

                                    BUSINESS

GENERAL


     The Company is a leading independent provider of DBS television services offered by DirecTv. In terms of the number of households within its Rural DirecTv Markets, the number of subscribers within such Rural DirecTv Markets and the Company's revenues from the sale of DIRECTV Services, DirecTv is the leading provider of DTH satellite television in the United States, offering over 175 program channels to approximately 2.6 million subscribers. The Company has the exclusive right to provide DIRECTV Services within certain rural territories in the United States encompassing approximately 1.7 million households. The Company has approximately 107,000 subscribers representing a household penetration rate of approximately 6.4%. The Company believes that rural territories such as those served by the Company are the most attractive market for DTH services because such territories generally are underserved or are not served by cable systems and offer limited access to entertainment alternatives. The relative attractiveness of DBS in these rural areas is evidenced by DirecTv's penetration, which is over three times its penetration in all other areas of the United States.


     The Company believes that DBS and medium power DTH satellite service provides the lowest cost, highest quality platform for distributing television programming to households and commercial locations. As of May 31, 1997, there were approximately 5.0 million subscribers to such satellite services in the United States. Kagan estimates that there will be approximately 14.6 million DBS and medium power DTH subscribers by the year 2002, for a compounded annual growth rate from December 31, 1996, of approximately 23%. A December 1996 Nielsen survey of 17,000 households measuring satisfaction levels with current pay television services revealed that on a 1-5 scale (with 5 being the most satisfied), 80% of DBS and medium power DTH satellite users responded with a 4 or 5. Only 45% of cable subscribers indicated a similar level of satisfaction.

     DBS is the fastest growing segment of DTH satellite television because, among other factors, it offers subscribers higher channel capacity and programming variety, superior video and audio quality and the ability to receive transmission on an 18 inch dish as compared to a 27 inch to six foot dish required by other DTH providers. Consumer acceptance of DBS is evidenced by the high level of sales of DSS(R) equipment which is used to receive DIRECTV Services. DSS(R) equipment, which was introduced in 1994, is widely regarded as the most successful launch of a major consumer electronics product in United States history, eclipsing the television, the VCR and the compact disc player. DSS(R) equipment is now produced by major manufacturers under the brand names RCA, GE, ProScan, Sony, Hughes, Panasonic, Hitachi, Toshiba, Uniden, Magnavox, Sanyo, Samsung, Daewoo and Memorex. DSS(R) equipment is currently sold through over 25,000 retail outlets throughout the United States for prices typically ranging from $199 to $599, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DSS(R) equipment have declined consistently since introduction and have declined by over 50% in the last year alone, thereby further stimulating demand for DIRECTV Services.

     The Company believes that DIRECTV Services are superior to those provided by other DTH service providers. The Company believes that DirecTv's extensive programming, including up to 60 channels of pay per view movies and events, various sports packages and the exclusive NFL Sunday Ticket(TM), will continue to contribute to the growth of DirecTv's subscriber base and DirecTv's market share for DTH services in the future. In addition, the Company believes that DirecTv's national marketing campaign (budgeted at approximately $150 million in 1996) and its alliances with significant strategic partners such as Microsoft provide the Company with significant marketing advantages over other DTH competitors. DirecTv's share of current DBS and medium power DTH subscribers was approximately 51% as of May 31, 1997, and DirecTv obtained approximately 50% of all new subscribers to DBS and medium power DTH services for each calendar quarter in 1996, despite the entrance of two new competitors in the DTH marketplace. During the first five months of 1997, DirecTv again added more new subscribers (37%) than any other DBS or medium power DTH provider. Although DirecTv's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, the Company expects DirecTv to remain one of the leading providers of DBS and medium power DTH services in an expanding market.

     The Company owns the exclusive right to distribute DIRECTV Services in its territories pursuant to the NRTC Member Agreements with the NRTC, an organization the members of which are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. The NRTC acquired in 1992 the exclusive right to provide DIRECTV Services to residential households and business establishments located in the Rural DirecTv Markets under the Hughes Agreement. The Company believes that the approximately eight million households and numerous business establishments located in the Rural DirecTv Markets are the most attractive market for DBS services. Generally, Rural DirecTv Markets are not served or are underserved by cable systems and offer limited access to other entertainment alternatives, which should enable the Company to maximize penetration levels and maintain high customer retention.

     The Company's objective is to be the leading provider of pay television entertainment and information services in its Rural DirecTv Markets. To achieve this objective, the Company pursues the following strategy:

     - Capitalize on DirecTv Brand Name and Programming. The Company will build on the recognition of DirecTv and DSS(R) brand names. In addition, the Company believes that it can continue to capitalize on DirecTv's extensive programming, unique and exclusive sports packages and large selection of pay per view movies and events to broaden the Company's subscriber base in its Rural DirecTv Markets. Management also believes that competitively priced DSS(R) equipment, which is sold in more retail outlets within its Rural DirecTv Markets than any other DTH product, provides the Company with a competitive advantage over other DTH providers.

     - Emphasize Direct Marketing. The Company plans to complement the extensive marketing efforts of DirecTv and its other national distribution partners through targeted local and regional marketing. The Company has established or is establishing a direct sales force and Company-owned full service retail stores in each of its Rural DirecTv Markets. The Company believes that it can increase penetration more rapidly through its direct sales approach instead of relying, as some DTH providers have, upon the consumer to take the initiative to purchase the product and services.

     - Establish Strong Local Presence. Unlike a majority of traditional DTH providers, the Company will continue to seek to maximize penetration and customer satisfaction in its Rural DirecTv markets by establishing a strong local presence within the communities it serves. The Company provides a full range of services at the local level, including direct sales, Company-owned retail stores, dealer support services, equipment installation and customer service. The Company has managers in these communities to oversee local marketing and customer service operations.

     - Operate Regional Clusters. The Company operates in regional clusters that generate the significant economies of scale of a larger operator and offer quality centralized customer service to complement local customer service. The Company believes that the clustering of its Rural DirecTv Markets results in increased operating efficiencies, including lower administrative costs as a percentage of revenues, better trained employees and a higher level of customer service.

     - Acquire Additional Rural DirecTv Markets. The Company believes that consolidation of the Rural DirecTv Markets will continue over the next three to five years. Beginning with its initial acquisition in March 1996, the Company has systematically implemented a successful acquisition and consolidation strategy focused on the Rural DirecTv Markets. The Company believes that it has a significant opportunity to aggressively acquire additional rights to provide DIRECTV Services to the approximately 4.0 million households in the approximately 200 Rural DirecTv Markets currently owned by the original NRTC Members, the majority of which are rural electric and telephone cooperatives. Management believes that the Company's experience in completing 16 acquisitions and in entering into a binding agreement and letter of intent for a Rural DirecTv Market in Indiana and a Rural DirecTv Market in Georgia, respectively, will be instrumental in identifying, negotiating, and integrating future acquisitions. In addition, as the Company continues to grow as a leading independent provider of DIRECTV Services in the Rural DirecTv Markets, "fill-in" and contiguous acquisitions should become less attractive to other potential acquirors as their ability to create significant clusters is reduced.

     The Company believes its strategy, combined with the general characteristics of the Company's business of marketing DIRECTV Services, including relatively low administrative overhead and capital expenditure requirements, strengthens the opportunity for the Company to generate operating cash flows.

OVERVIEW OF THE DTH INDUSTRY

     DTH services encompass all types of television transmission from satellites directly to the home. The FCC has authorized two types of satellite services for transmission of television programming: Broadcast Satellite Services ("BSS," more commonly referred to as "DBS"), which operates at high power (120 to 240 watts per frequency channel) in the Ku-band, and Fixed Satellite Service ("FSS," more commonly referred to as low power and medium power DTH), which includes low power services transmitting in the C-band, as well as medium power (20 to 100 watts per frequency channel) services transmitting in the Ku-band. Both DBS and medium power DTH satellites are used for digital satellite television services. DBS provides high quality video and audio signals and can be received by an 18-inch dish. Medium and low power DTH signals require home satellite dishes of 27 inches to six feet in diameter (depending on the geographical location of the dish and wattage per frequency channel). Of the eight orbital positions allocated for DBS service in the United States, only the 101 degrees W.L., 110 degrees W.L. and 119 degrees W.L. positions provide complete coverage throughout the continental United States ("CONUS"). See "-- DirecTv." DirecTv, USSB and EchoStar are the only current domestic providers of DBS services. All other DTH domestic satellite television providers currently provide medium or low power DTH services. See "-- Competition."

     A DBS system consists of an uplink center, one or more orbiting satellites and the subscribers' receiving equipment. The uplink center collects programming from on-site video equipment and from the direct feeds of programmers. Through antennae located at the uplink center, the operator transmits, or uplinks, the programming to transponders located on its geostationary satellite. The transponders receive and amplify the digital signal and transmit it to receiving dishes within the area covered by the satellite. The digital signal is then transmitted via coaxial cable to the subscribers' receiver, where it is converted into an analog signal which allows it to be received by the subscribers' televisions. System security is maintained through the use of reprogrammable access cards that must be inserted into each subscriber's decoder box to unscramble programming signals.

     DBS providers are afforded technological and regulatory advantages over medium and low power DTH services. The FCC requires the satellites used to provide DBS services to be spaced at greater intervals than medium and low power DTH satellites (nine degree orbital spacing over North America compared to two degree orbital spacing). The greater orbital spacing is intended to ensure that the signals transmitted by DBS providers can be received by a small dish, free of interference from adjacent satellites. The closer medium and low power DTH satellite orbital spacing requires the use of a larger, 27-inch to six foot dish to eliminate interference from nearby satellites. See "-- Competition -- Medium Power DTH Providers." In addition, DBS satellites are allowed to broadcast with much higher power levels than medium and low power DTH satellites. The combination of greater orbital spacing and higher power enables providers of DBS services to obtain an optimal balance of small dish size, signal quality in adverse weather conditions and increased channel capacity.

DIRECTV

     DirecTv is the leading DBS provider in the United States, with approximately 2.6 million subscribers. DirecTv's share of the current DBS and medium power DTH subscribers was approximately 51% as of May 31, 1996 and approximately 50% of the new subscribers to DBS and medium power DTH services during each of the four calendar quarters of 1996 subscribed to DirecTv despite the entrance of new competitors in the DTH marketplace. During the first five months of 1997, DirecTv again added more new subscribers (37%) than any other DBS or medium power DTH provider. Although DirecTv's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, the Company expects DirecTv to remain one of the leading providers of DBS and medium power DTH services in an expanding market.

     Of the eight orbital positions allocated for DBS service, only the 101 degrees W.L., 110 degrees W.L. and 119 degrees W.L. positions provide full CONUS coverage. DirecTv has 27 licensed channel frequencies in operation in the 101 degrees W.L. full CONUS orbital position. DirecTv's over 175 program channels are transmitted via three satellites in this orbital position. DirecTv's satellites also provide full redundancy on all critical components, including additional transponders with a sophisticated switching system. The Company believes that such redundancy substantially lowers the risk of interruption in service to its subscribers.

     In January 1996, DirecTv entered into a strategic relationship with AT&T pursuant to which AT&T was granted the right to market DIRECTV Services directly to all of its residential customers. AT&T invested $137.5 million for a 2.5% equity interest in DirecTv with rights to purchase up to a 30% equity interest in DirecTv based on subscriber acquisition performance. In May 1996, AT&T began to offer DIRECTV Services to its customers via a nationwide marketing campaign meant to complement the existing DirecTv distribution channels. AT&T recently announced its intention to terminate this strategic relationship and to sell its equity interest in DirecTv to Hughes, in connection with which such nationwide marketing campaign, the one benefit to the Company from this relationship, can be expected to be discontinued. Additionally, DirecTv has recently announced plans to launch a joint venture with Microsoft by the end of 1997 to offer a new interactive personal computer with integrated DSS(R) technology. Consumers with the DSS(R)-enabled personal computers will be able to subscribe to all of the video and audio programming currently offered by DirecTv, plus a variety of new data and multimedia services, including specially developed multimedia magazines, enhanced video programming, games, children's programming and World Wide Web content.

     DirecTv programming includes (i) cable networks, broadcast networks and audio services available for purchase in tiers for a monthly subscription fee,
(ii) premium services available a la carte or in tiers for a monthly subscription fee, (iii) sports programming (major professional league sports packages, including the exclusive NFL Sunday Ticket(TM) , regional sports networks and seasonal college sports packages) available for a yearly, seasonal or monthly subscription fee and (iv) movies from all major Hollywood studios and special events available for purchase on a pay-per-view basis. Satellite and premium services available a la carte or for a monthly subscription are priced comparably to cable. Pay per view movies are generally $2.99 per movie. Pay per view movies are generally available for viewing on multiple channels at staggered starting times so that a viewer does not have to wait more than 30 minutes to view a particular pay-per-view movie. DirecTv is constantly adjusting its programming packages to provide the best channel mix possible at various price points. The following is a summary of some of the more popular DirecTv programming packages currently available from the Company:

          Total Choice(TM): Package of 45 video channels, 31 CD audio channels, two Disney channels, an in-market regional sports network and access to up to 60 channels of pay per view movies and events, which retails for $29.99 per month. Total Choice(TM) is DirecTv's most popular offering. Total Choice(TM) Platinum, Gold, Silver and Plus Encore offer additional programming at greater retail prices.

          Economy or Select Choice: Two packages of 19 to 33 video channels and access to up to 60 channels of pay per view movies and events, which retail for between $16.95 and $19.99 per month. The Economy service is available only in the Rural DirecTv Markets.

          Plus DIRECTV: Package of 16 video channels, 31 CD audio channels and access to up to 60 channels of pay per view movies and events, which retails for $14.99 per month. Plus DIRECTV consists of channels not typically offered on most cable systems and is intended to be sold to existing cable subscribers to augment their cable or other satellite services.

          NFL Sunday Ticket(TM): All out-of-market NFL Sunday games for $159.00 per season. NFL Sunday Ticket(TM) is exclusive to DirecTv through at least the end of the 1997-1998 football season.

          Encore Multiplex: Seven theme movie services (Love Stories, Westerns, Mystery, Action, True Stories, WAM! and Encore) for $4.00 per month.

          STARZ! Package: Package including STARZ! (East and West) and the Independent Film Channel for $5.00 per month.

          Playboy:  Adult service available monthly for $12.99.

          Prime Time 24 Network Package:  ABC (East and West), NBC (East and
     West), CBS (East and West), Fox and PBS available individually for $1.00 per month or collectively for $4.99 per month (available only to subscribers unable to receive networks over-the-air and who have not subscribed to cable in the last 90 days).

          Sports Choice: Package of 24 channels (including over 18 regional sports networks) and five general sports networks (the Golf channel, NewSport, Speedvision, Classic Sports Network and Outdoor Life) for $12.00 per month on a stand alone basis.

          NBA League Pass(SM): Approximately 800 out-of-market NBA games for $149.00 per season.

          NHL Center Ice(SM): Approximately 500 out-of-market NHL games for $129.00 per season.

          MLB Extra Innings: Approximately 800 out-of-market major league baseball games for $139.00 per season.

     Some of the channels provided in the Total Choice package include:

A&E.......................................  Cultural and entertainment programming
AMC.......................................  American Movie Classics
BET.......................................  Black Entertainment Television
Cartoon Network...........................  Programming from the Hanna Barbera cartoon library
CNBC......................................  Late breaking market news and personal finance information
CNN.......................................  In-depth news and commentary
CNN International.........................  International news, sports and weather
CNN fn....................................  Comprehensive business and financial news
CMT (Country Music Television)............  Contemporary country music hits
Court TV..................................  News from courtrooms around the world
C-SPAN....................................  Coverage of U.S. congressional events and public affairs
Discovery Channel.........................  Non-fiction entertainment and documentaries
The Disney Channel (East & West)..........  Animated Disney classics, original series, entertainment specials and
                                            movies
E! Entertainment Television...............  Programming from the world of celebrities and entertainment
ESPN......................................  Wide variety of sports programming including the NFL, NHL and MLB
ESPN 2....................................  Differentiated sports programming targeting younger viewers, including the
                                            NHL
The Family Channel........................  Family-oriented entertainment
Headline News.............................  Concise, fast-paced 30 minute news updates
HGTV......................................  Home and Garden Television
TLC (The Learning Channel)................  Diverse mix of how-to, cooking, science, history and educational shows
Music Choice..............................  31 channels
Sci-Fi Channel............................  Science fiction, fantasy, classic horror and factual science programming
Superstation TBS..........................  Movies, documentaries, comedies, children's shows and sports, including
                                            the NBA and Atlanta Braves baseball
TNT (Turner Network Television)...........  Classic and original movies, NFL and comprehensive NBA schedule
The Travel Channel........................  Video visits and travel information and advice
TCM (Turner Classic Movies)...............  Movies, special features and entertainment
USA Network...............................  Original series, movies, high profile sports and animated children's
                                            programming
The Weather Channel.......................  Local, national and international weather

     USSB owns five transponders on DirecTv's first satellite and offers a programming service separate from DirecTv's service, with over 25 channels of premium video programming not available from DirecTv, including HBO(R), Showtime Network(R), MTV(R) and Comedy Central(R). USSB's selection of programming services (and its use of transponders on the same satellite used by DirecTv, which enables subscribers to receive both DirecTv and USSB signals with a single dish) allows it to be marketed as complementary programming to DirecTv. The Company is a dealer of USSB and receives a one-time commission for each activation of a subscriber to USSB programming. As of March 31, 1997, approximately 56% of DirecTv's 2.5 million subscribers receive USSB programming.

     DirecTv does not generally provide local broadcast programming via satellite. However, seamless switching between satellite and broadcast programming provided by other sources is possible with all DSS(R) units. In addition, DirecTv provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable.

     To receive DIRECTV Services, subscribers must purchase DSS(R) equipment, which consists of an 18 inch satellite dish, an integrated DSS(R) receiver unit (similar in size and appearance to a VCR) and a remote control, all of which are used with standard television sets. Each DSS(R) receiver includes an access card which is uniquely addressed to it. The access card, which can be removed from the receiver, prevents unauthorized reception of DIRECTV Services and retains billing information on pay-per-view usage. The small size of the dish makes it more acceptable to housing communities and organizations that prohibit the installation of larger dishes due to their appearance. The DSS(R) receiver captures and translates the signal and interfaces with an easy to use on-screen electronic program guide with a parental locking/ratings control function.

     DSS(R) equipment is currently sold through over 25,000 retail outlets throughout the United States for prices typically ranging from $199 to $599, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DSS(R) equipment have declined consistently since introduction and have declined by over 50% in the last year alone thereby further stimulating demand for DIRECTV Services. Typically, consumers can purchase home installation kits for approximately $75 or receive professional installation for approximately $150.

     The DSS(R) equipment used to receive DIRECTV Services is manufactured by several large manufacturers under the brand names RCA, GE, ProScan, Sony, Hughes, Panasonic, Hitachi, Toshiba, Uniden, Magnavox, Sanyo, Samsung, Daewoo and Memorex. The Company believes that the brand names and reputations of the DSS(R) manufacturers in the consumer electronics industry offers DirecTv and the Company a significant competitive advantage relative to other DTH providers because consumers value the quality and service reputation of these brand names when purchasing home electronics and television products.

MARKET POTENTIAL FOR DBS AND MEDIUM POWER DTH SERVICES

     The Company believes that DBS and medium power DTH satellite service provides the lowest cost, highest quality platform for distributing television programming to households and commercial locations. As of May 31, 1997, there were approximately 5.0 million subscribers to such satellite services in the United States. Kagan estimates that there will be approximately 14.6 million DBS and medium power DTH subscribers by the year 2002, for a compounded annual growth rate from December 31, 1996 of approximately 23%. A December 1996 Nielsen survey of 17,000 households measuring satisfaction levels with current pay television services revealed that on a 1-5 scale (with 5 being the most satisfied), 80% of DBS and medium power DTH satellite users responded with a 4 or 5. Only 45% of cable subscribers indicated a similar level of satisfaction.

     The following chart illustrates historical and projected growth of the number of subscribers to DBS and medium power DTH services.

                                  [BAR CHART]

            PROJECTED GROWTH OF DBS AND MEDIUM POWER DTH SUBSCRIBERS
---------------

Source: Paul Kagan Associates, Inc.

     The Company believes that the following factors will contribute to the market growth of the DSS(R) system:

  DOMINANCE OF NATIONAL MARKET BY DIRECTV

     DirecTv's commercial service was launched approximately two years prior to the launch of the next DBS service. Estimates by Kagan indicate that DirecTv subscribers accounted for over 51% of the subscribers to DBS and medium power DTH services as of May 31, 1997. Kagan also estimates that approximately 50% of the new subscribers to DBS and medium power DTH services during each of the four calendar quarters of 1996 subscribed to DirecTv, despite the entrance of other DTH providers into the market. During the first five months of 1997, DirectTv again added more new subscribers (37%) than any other DBS or medium power DTH provider. The Company expects DirecTv to remain one of the leading providers of DBS and medium power DTH services in an expanding market, even though DirecTv's share of new subscribers can be expected to decline as existing and new DBS providers aggressively compete for new subscribers.

  DEMAND FOR INCREASED TELEVISION PROGRAMMING AND BETTER QUALITY PICTURE AND
SOUND

     Prior to the growth of cable television services, television viewers were offered a relatively limited number of channels. As the number of channels increased, consumer demand for more programming choices also increased. The Company expects that, as this trend continues, consumers will desire higher quality programming choices than are available through cable. In addition to its wide array of programming packages, DirecTv offers subscribers access to up to 60 channels of pay-per-view movies, sports and live special events, which is significantly greater than that offered by other pay television providers. In addition, DirecTv's comprehensive major league sports packages, such as NFL Sunday Ticket(TM), NBA League Pass(SM) and MLB Extra Innings, offer subscribers viewing options currently available only through DirecTv. The Company believes consumers are also increasingly demanding improved signal quality compared to what has historically been offered by over-the-air VHF and UHF broadcasters and by cable. The Company believes that the DSS(R) system is well-positioned to benefit from these growing demands.

  DISSATISFIED CABLE SUBSCRIBERS

     Research by Nielsen shows that a substantial number of current cable subscribers are dissatisfied with the level of service and value generally provided by cable operators. The DSS(R) system provides greater choice and, the Company believes, more reliable broadcast service at prices competitive with cable for an improved level of programming. A December 1996 Nielsen survey of 17,000 households measuring satisfaction levels with current pay television services revealed that on a 1-5 scale (with 5 being the most satisfied), 80% of DBS and medium power DTH satellite users responded with 4 or
5. Only 45% of cable subscribers indicated a similar level of satisfaction.

MARKET POTENTIAL IN RURAL DIRECTV MARKETS

     The Company believes the approximately eight million households and numerous business establishments the NRTC estimates to be located in the Rural DirecTv Markets are the most attractive markets for DBS services because they generally are not served or are underserved by cable systems and offer limited access to other entertainment alternatives. The relative attractiveness of DBS in rural areas is evidenced by DirecTv's penetration, which is over three times its penetration in all other areas of the United States. The Company also believes that as the cost of DSS(R) equipment continues to decline, consumers in the Rural DirecTv Markets will increasingly be willing to incur the cost of purchasing such equipment to obtain programming which is unavailable to them through other sources.

     Approximately 35 to 40 million households in the United States are not served or are underserved by cable systems. An area is considered to be "underserved" based on to the number of channels provided, the quality of the programming, the quality of the signal and the number of households within the area which are passed by the cable system. There are approximately 11,000 cable systems in the United States, many of which are located in areas where the cost to upgrade these systems on a per subscriber basis would be greater than in more densely populated areas. Even in areas where it is economically feasible, cable system upgrades may not occur in the near future. Areas unserved or underserved by cable are an important target market for the Company. Compared to 8% of the households in the United States that are not passed by cable, approximately 26% of the households in the Company's Rural DirecTv Markets are not passed by cable.

ACQUISITIONS BY THE COMPANY

     The Company has acquired the exclusive right to provide DIRECTV Services in 16 Rural DirecTv Markets (with two additional acquisitions pending) since it began implementing its acquisition strategy. When the Company purchases the exclusive right to provide DIRECTV Services in a Rural DirecTv Market, it acquires the NRTC Member Agreement and related agreements providing for the exclusive right to provide DIRECTV Services within such Rural DirecTv Market, all assets related to the provision of DIRECTV Services in such market and any residual rights to provide DBS services which the NRTC may grant the owner of such Rural DirecTv Market after the termination or expiration of the NRTC Member Agreement.

     Management believes that the Company's experience in completing 16 acquisitions and in entering into a binding agreement and letter of intent for a Rural DirecTv Market in Indiana and a Rural DirecTv Market in Georgia, respectively, will be instrumental in identifying, negotiating and integrating future acquisitions. In addition, the Company has created operating efficiencies in its Rural DirecTv Markets since they were acquired, including lower administrative costs as a percentage of revenues, better trained employees and a higher level of customer care. The Company has also opened its own full service retail outlets in three markets and has recruited direct sales forces and independent dealer networks. As markets are consolidated, the Company plans to implement in all of its Rural DirecTv Markets direct sales forces to expand its subscriber base.


     The Company completed its first two acquisitions of the exclusive right to provide DIRECTV Services in Rural DirecTv Markets from NRTC Members in the first half of 1996. In the second half of 1996, the Company completed the six additional acquisitions of such rights in Rural DirecTv Markets in New York, Colorado, New Mexico and South Carolina. In the first quarter of 1997, the Company completed four acquisitions in Kentucky, Kansas and Vermont. In May 1997, the Company completed four acquisitions in Georgia and, as a result thereof, became a leading NRTC Member based on the number of households within its Rural DirecTv Markets with approximately 1.5 million households and approximately 93,000 subscribers. Upon consummation of the Pending Acquisitions, one of which is expected to be completed during the last quarter of 1997 and the other of which is expected to be completed during the first quarter of 1998, the Company will have completed 18 acquisitions and will have a total of approximately 1.7 million households within its Rural DirecTv Markets and approximately

107,000 subscribers. The Company has the exclusive right to distribute DIRECTV Services in 18 Rural DirecTv Markets in the following locations:



                                                  PERCENTAGE
                                                   OF HOMES
                                                  NOT PASSED
             LOCATION               HOUSEHOLDS     BY CABLE     SUBSCRIBERS(1)    PENETRATION(2)
Kentucky(3).......................    368,445       31.23%          21,205             5.76%
Kansas(4).........................    299,423       19.17           12,111             4.04
Georgia(5)........................    280,409       33.76           18,486             6.59
Vermont(6)........................    209,332       34.80           22,567            10.78
South Carolina(7).................    164,314       31.66            7,056             4.29
New Mexico(8).....................     84,920       16.06            4,977             5.86
California(9).....................     84,006        3.84            5,660             6.74
New York(10)......................     49,593       30.52            4,579             9.23
Indiana(11).......................    131,625       20.00           10,350             7.86
                                    ---------       -----          -------            -----
          Total...................  1,672,067       27.16%         106,991             6.40%
                                    =========       =====          =======            =====


---------------

 (1) Reflects actual subscribers at May 31, 1997.
 (2) Represents the percentage of households which subscribe to DIRECTV Services in the Company's Rural DirecTv Markets.
 (3) Cluster consists of a Rural DirecTv Market acquired in January 1997 which includes households located in portions of Jefferson County, Kentucky and in all or portions of 37 surrounding counties in Kentucky.
 (4) Cluster consists of Rural DirecTv Markets acquired in January 1997 which include households located in the following counties in Kansas: Clay, Cowley, Ellis, Greenwood, Harvey, Lyon and Sumner, and in portions of 58 additional counties in Kansas.

 (5) Cluster consists of Rural DirecTv Markets acquired in May 1997 which include households located in the following counties in Georgia: Baker, Baldwin, Burke, Calhoun, Colquitt, Decatur, Early, Glascock, Grady, Greene, Hancock, Jasper, Jefferson, Jenkins, Johnson, Lamar, Miller, Mitchell, Monroe, Morgan, Putnam, Seminole, Screven, Sumter, Terrell, Thomas, Tift, Turner, Warren, Washington, Wilkinson and Worth, and in portions of the following counties in Georgia: Dougherty, Jones, Lee and Twiggs and a Rural DirecTv Market which the Company expects to acquire during the first quarter of 1998 and which includes households located in the following counties in Georgia: Atkinson, Ben Hill, Bleckley, Brooks, Clinch, Coffee, Cook, Crisp, Dodge, Dooly, Echols, Irwin, Jeff Davis, Jefferson, Lanier, Liberty, Lowndes, Pulaksi, Telfair, Ware, Wheeler and Wilcox, and in portions of the following counties in Georgia: Baker, Clayton, Muscogee, Newton and Walker.

 (6) Cluster consists of a Rural DirecTv Market acquired in February 1997 which includes households in the following counties in Vermont: Addison, Bennington, Caledonia, Essex, Franklin, Lamoille, Orange, Orleans, Rutland, Washington, Windham and Windsor and in Cheshire County, New Hampshire and Sullivan County, New Hampshire.
 (7) Cluster consists of Rural DirecTv Markets acquired in November 1996 which include households located in the following counties in South Carolina:
     Clarendon, Chesterfield, Darlington, Dillon, Georgetown, Lee, Marion, Marlboro and Williamsburg, and in portions of Florence County, South Carolina.
 (8) Cluster consists of Rural DirecTv Markets acquired in March 1996 and August 1996 which include households located in the following counties in New
     Mexico: Colfax, Los Alamos, Rio Arriba, Santa Fe and Taos, and in Chaffee County, Colorado and Saguache County, Colorado.
 (9) Cluster consists of Rural DirecTv Market acquired in April 1996 which includes households located in San Luis Obispo County, California.
(10) Cluster consists of Rural DirecTv Markets acquired in August 1996 which include households located in the following counties in New York: Cortland, Schuyler and Yates, and in portions of Madison County, New York and Oneida County, New York.

(11) Cluster consists of a Rural DirecTv Market which the Company expects to acquire during the last quarter of 1997 and which includes households located in the following counties in Indiana: Clay, Hamilton, Hendricks,


     Morgan, Owen, Parke, Putnam and Tipton.

     CONSOLIDATION OF RURAL DIRECTV MARKETS

     The Company believes that consolidation of the Rural DirecTv Markets will continue over the next three to five years. The following chart illustrates the current ownership of the households in the Rural Direct Markets:

                                  [PIE CHART]

                OWNERSHIP OF HOUSEHOLDS IN RURAL DIRECTV MARKETS
---------------

Source: National Rural Telecommunications Cooperative

SALES AND DISTRIBUTION

     The Company offers DIRECTV Services to consumer and business segments in its Rural DirecTv Markets through two separate but complementary sales and distribution channels.

  COMPANY CONTROLLED CHANNELS

     The Company employs both a direct sales force and an extensive indirect dealer network, which includes major retailers, mass merchandisers and consumer electronics stores, in its Rural DirecTv Markets.

     The Company has direct sales forces in all but one of its market clusters, and plans to establish a direct sales force in that cluster by the end of the first quarter of 1998. The Company's direct sales force is supported by an active lead generation call center which sets appointments during which outside sales agents provide in-home demonstrations of DIRECTV Services. The Company also has Company-owned full service retail stores located in three of its Rural DirecTv Markets and has plans to open additional stores in its other markets during 1998.

     The Company has increased to approximately 340, and continues to increase, the number of quality independent dealers in its Rural DirecTv Markets. The Company seeks to develop close relationships with these dealers and provides marketing, subscriber authorization, installation and customer service support to enhance subscriber additions from such dealers. Whenever possible, the Company attempts to achieve exclusivity with its dealers network by paying higher commissions to dealers who do not sell competing DTH Services. In connection with the sale of a DSS(R) unit and a subscription to DIRECTV Services offered by the Company, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by the Company. The Company retains the ongoing monthly subscription revenue from the subscriber. For certain equipment sold through the indirect dealer network, the Company provides a subsidy, thus lowering the price of the equipment for the consumer.

  NON-COMPANY CONTROLLED CHANNELS

     DIRECTV Services are also offered to potential subscribers in the Company's Rural DirecTv Markets by sources which the Company does not control. Such sources include (i) national retailers selected by DirecTv, (ii) consumer electronics dealers authorized by DirecTv to sell DIRECTV Services and (iii) satellite dealers and consumer electronics dealers authorized by five regional sales management agents ("SMAs") selected by DirecTv. Similar to the Company's indirect dealer network, the Company pays a one-time commission to these distribution channels for the sale of DIRECTV Services to a subscriber located in the Company's Rural DirecTv Markets and the Company receives all monthly programming revenues associated therewith.

MARKETING

     In its marketing efforts, the Company emphasizes the DirecTv and DSS(R) brand names, promoting the superior DirecTv programming as the new standard in television. The Company reinforces the marketing efforts of DirecTv and its other national distribution partners with local print and radio advertising to promote general market acceptance of DIRECTV Services. In 1996, DirecTv budgeted to spend approximately $150 million on its national advertising campaigns. In addition, the Company implements support advertising programs for its indirect distribution channels. The Company's marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenues per customer. Specific promotions, such as offering new subscribers an initial month's service at no charge, have been implemented to motivate customers to purchase such plans, and the Company has incentive-based sales compensation for both the direct and dealer sales forces to promote and sell premium subscription plans. The Company has established or plans to establish a direct sales force and Company-owned full service retail stores in each of its Rural DirecTv Markets. The Company believes that it can increase penetration more rapidly through its direct sales approach instead of relying as some DTH providers have upon the consumer to take the initiative to purchase the product and services.

     A key element of the Company's marketing strategy is to offer value-priced DSS(R) equipment and installation through the use of subsidies on direct sales of equipment and installations. The Company offers various types of DSS(R) equipment and accessories through its direct sales force and retail locations. The Company is able to take advantage of volume discounts in purchasing this equipment from the NRTC. In addition, dealers are motivated to lower the prices at which they offer DSS(R) equipment and installation by the Company's volume-based commission structure.

CUSTOMER SERVICE

     Quality installations and ongoing customer care are critical elements to customer satisfaction and low customer churn. The Company has established centralized customer care facilities and maintains customer service technicians in each of its market clusters. The market clusters are responsible for the processing of subscription authorizations, assisting the customers through the installation and initial service period and handling customer inquiries and service complaints that require customer contact. Centralized customer service handles customer inquiries and complaints, billing issues and service questions, proactive customer service programs and customer account treatment. The Company, through its customer care department, currently provides customer service from 8:00 a.m. EST to 1:00 a.m. EST each day, seven days a week. The staff is highly trained with on-line access to the DirecTv billing and authorization system.

RELATIONSHIP WITH THE NRTC AND DIRECTV

     In 1992, the NRTC acquired pursuant to the Hughes Agreement the exclusive right to provide DIRECTV Services to residential households and commercial establishments located in the Rural DirecTv Markets. The NRTC subdivided its rights to provide such services into approximately 250 geographically based Rural DirecTv Markets, with the smallest Rural DirecTv Market consisting of approximately 150 households and the largest (which is owned by the Company) consisting of approximately 370,000 households. The NRTC then sold individual Rural DirecTv Markets to NRTC Members pursuant to the NRTC Member Agreements.

     The DIRECTV Services offered by the Company to its subscribers in its Rural DirecTv Markets are acquired pursuant to NRTC Member Agreements, which were assigned to the Company with the consent of the NRTC and DirecTv when the Company acquired such Rural DirecTv Markets.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. According to Hughes and USSB, the DirecTv satellites have estimated orbital lives of at least 15 years from their respective launches in December 1993 and 1994. The NRTC has advised the Company that the Hughes Agreement provides the NRTC with a right of first refusal to obtain

DBS Services (other than programming services) in substantially the same form as such DBS Services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Member Agreements do not expressly provide an equivalent right of first refusal for the NRTC Members to acquire DBS Services through the NRTC should the NRTC exercise its right of first refusal under the Hughes Agreement. The NRTC Member Agreements do provide, however, that the Company has substantial proprietary interests in and rights to information other than with respect to subscribers to "non-select" services with respect to the Company's subscribers. The Company shares with DirecTv such interests and rights with respect to subscribers to both DIRECTV Services and "non-select" services. Moreover, the Company (through the Subsidiaries) is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. Thus, given the Company's rights in the subscriber information and its interest in the NRTC, the Company believes that if the NRTC exercises its rights of first refusal under the Hughes Agreement, such rights will be made available by the NRTC to the Company. See "Risk Factors -- Ability to Acquire DBS Services from the NRTC and DirecTv after Expiration of Term of NRTC Member Agreements."

     Pursuant to the NRTC Member Agreements, the Company has the exclusive right in its Rural DirecTv Markets to market, sell and retain all of the revenues from subscribers derived from the sale of programming (other than that designated as "non-select" programming) transmitted by the DirecTv satellites over the 27 frequencies owned by Hughes. The Company pays the NRTC for the wholesale cost of the programming and a fee to DirecTv based upon 5% of the programming revenue. Programming is designated as "non-select" if the provider of such programming to DirecTv requires payment of minimum subscriber guarantees, advance payments or other similar commitments and the NRTC determines not to make such payments. Currently, such "non-select" services include, for example, NFL Sunday Ticket(TM). The NRTC and the Company have the right to select these services as new agreements are entered into between DirecTv and the content provider. The Company retains 5% of the revenues from "non-select" services purchased by its subscribers and remits the balance to DirecTv.

     Pursuant to the NRTC Member Agreements, the Company is obligated to promote, market and sell DIRECTV Services, to authorize new subscribers through DirecTv's "Conditional Access Management Center" and to take all reasonable steps to ensure that DIRECTV Services are not received at any unauthorized locations or in any unauthorized manner. The Company also purchases customer authorization, billing services and centralized remittance processing services from the NRTC pursuant to the NRTC Member Agreements. The NRTC Member Agreements also contain customary provisions regarding payment terms, compliance with laws and indemnification and provide that both the NRTC and DirecTv must consent prior to the assignment or transfer by the NRTC Member party thereto of its rights or obligations under the NRTC Member Agreements, which consent shall not be unreasonably withheld. The NRTC Member Agreements also contain termination provisions which allow the NRTC to terminate such agreements (i) as a result of a breach by Hughes, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Member Agreement and such failure or breach continues for more than 30 days after written notice from the NRTC, or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Member Agreement.

COMPETITION

     The Company faces competition from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of the Company's competitors have greater financial and marketing resources than the Company, and the business of providing subscription and pay television programming is highly competitive. The Company believes that quality and variety of programming, signal quality and service and cost will be the key bases of competition. See "Risk Factors -- Competition and Technological Change."

  CABLE TELEVISION

     Cable operators in the United States serve approximately 64 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 25 to 78 channels of programming at an average monthly subscription price of approximately $35. While cable companies currently serve a majority of the U.S. television market, the Company believes many may not be able to provide the quality and variety of programming offered by DirecTv until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. However, although cable systems with adequate channel capacity may offer digital service without major rebuilds, the Company believes that other cable systems that have limited channel capacity like those in most of the Rural DirecTv Markets will have to be upgraded to add bandwidth in order to provide digital service. The Company believes that such upgrades will require substantial investments of capital and time to complete industry-wide. As a result, the Company believes that there will be a substantial delay before cable systems in the Rural DirecTv Markets can offer programming services equivalent to digital DBS providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.

     The Company expects to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. The Company believes that its current strategy of targeting for acquisition Rural DirecTv Markets which are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the upfront costs to the consumer associated with purchasing and installing DSS(R) equipment are higher than the upfront costs for installation of cable television. However, as a result of the lowering of the price of the DSS(R) unit in 1996, the Company realized a substantial growth in its subscriber base. Third, current DBS systems, unlike cable, do not provide local broadcast programming via satellite, although seamless switching between satellite and broadcast programming from other sources is possible with all DSS(R) units. In addition, DirecTv provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. The Company believes that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of DBS providers such as DirecTv, presents DBS providers with an opportunity to take substantial market share for pay television services from cable in the Rural DirecTv Markets.

  OTHER DBS PROVIDERS

     EchoStar commenced national broadcasting of programming in March 1996 and currently broadcasts over 120 video channels and 30 audio channels. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. full CONUS orbital position and has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 545,000 subscribers at May 31, 1997, representing a 10% market share of high and medium power DTH subscribers. The Company believes that it can successfully compete with EchoStar in the DBS market because of DirecTv's brand name and its significantly larger distribution networks and greater number of manufacturers of the equipment used to receive DTH services.

     USSB owns and operates five transponders on DirecTv's first satellite and offers a programming service separate from DirecTv's service, with over 25 channels of premium video programming not available from DirecTv, including HBO(R), Showtime Network(R), MTV(R) and Comedy Central(R). USSB's programming (and its use of transponders on the same satellite used by DirecTV, which enables subscribers to receive both DirecTv and USSB signals with a single dish) allows it to be marketed as complementary to DirecTv. As of March 31, 1997, approximately 56% of DirecTv's 2.6 million subscribers received USSB programming. In addition, USSB has three licensed channel frequencies at the 110 degrees W.L. full CONUS orbital position and eight at the 148 degrees W.L. partial CONUS position.

  MEDIUM POWER DTH PROVIDERS

     PrimeStar, owned primarily by a consortium of cable companies including TCI, launched the first digital DTH satellite television service in 1994. As a result of the successful launch and operation of a new satellite in early 1997, PrimeStar increased its medium-power programming services to approximately 150 channels. This new satellite will potentially enable PrimeStar to reduce its dish size to approximately 29 inches for most subscribers within the continental United States. In addition, PrimeStar is expected to have access to significant DBS capacity via TSAT's DBS satellite, which is capable of providing full-CONUS service. PrimeStar has announced plans to use such satellite to provide a mix of sports, multichannel movie services, pay-per-view services and popular cable networks to traditional broadcast television, basic cable and other analog programming customers. As of May 31, 1997, PrimeStar had approximately 1.9 million subscribers.

     On June 11, 1997, PrimeStar announced that it had entered into an agreement to combine its assets with American Sky Broadcasting ("ASkyB"). According to press releases, each of PrimeStar's cable company partners will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110 degrees W.L. orbital location. This proposed transaction requires certain federal regulatory approvals. In addition, Tempo Satellite, Inc. has a license for a satellite using 11 full-CONUS frequencies at the 119 degrees W.L. orbital location, and recently launched a satellite to that location.

     Tee-Comm Electronics, Inc., a supplier of C-band hardware in North America, entered the medium power DTH marketplace in mid-1996 with its AlphaStar Digital Network ("AlphaStar"). AlphaStar offers approximately 150 digital video and audio channels. The AlphaStar service generally utilizes 36-inch dishes, rather than the 18-inch dish utilized by DirecTv subscribers. AlphaStar reported approximately 51,000 subscribers at May 31, 1997, representing less than 1% of the market for DBS and medium power DTH satellite subscribers. On May 27, 1997, AlphaStar filed for bankruptcy protection under Chapter 11.

  OTHER COMPETITORS

     Low power C-band operators reported approximately 2.2 million subscribers representing 31% of the total market for DTH satellite services at May 31, 1997. The C-band/TVRO market has been built primarily on subscribers who live in markets not served by cable television. C-band equipment, including the six to eight foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. The Company believes that high and medium power DTH services have significant advantages over low power C-band service in equipment cost, dish size and range of programming packages. The number of C-band subscribers declined by approximately 100,000 during 1996 and early 1997 to 2.2 million as of May 31, 1997.

     There are approximately 175 wireless cable systems in the United States, serving approximately 1.2 million subscribers. These systems (which are usually analog) typically offer only 20 to 40 channels of programming, which may include local programming. Wireless cable requires a direct line of sight from the receiver to the transmitter, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. However, while it is expected that most large wireless operators (especially certain of those backed by local telephone companies) will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost.

     Certain regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription television providers. Furthermore, legislation recently passed by Congress removes barriers to entry which previously inhibited telephone companies from competing, or made it more difficult for telephone companies to compete, in the provision of video programming and information services. Certain telephone companies have received authorization to test market video and other services in certain geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of such multichannel video service vary, as several telephone companies have pushed back originally announced deployment schedules.

     As more telephone companies begin to provide subscription programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of telephone service to the home.

     Most areas of the U.S. are covered by traditional territorial over-the-air VHF/UHF broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. Congress is expected to consider the release of additional digital spectrum for use by VHF/UHF broadcasters later this year.

REGULATION

     Unlike a common carrier, such as a telephone company, or a cable operator, DBS operators such as DirecTv are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DirecTv and, therefore, affect the Company. As an operator of a privately owned United States satellite system, DirecTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) the licensing of individual satellites (i.e., the requirement that DirecTv meet minimum financial, legal and technical standards), (ii) avoidance of interference with radio stations and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses. As a distributor of television programming, DirecTv is also affected by numerous other laws and regulations. The Telecommunications Act of 1996 (the "1996 Act") clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DTH operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DTH operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. The FCC recently promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. The FCC also issued a further notice of proposed rulemaking seeking comment on whether the 1996 Act applies to restrictions on property not within the exclusive use or control of the viewer and in which the viewer has no direct or indirect property interest. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multichannel video programming distributors such as DTH operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared that its rules implementing the scrambling provision would become effective on May 18, 1997.

     In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DTH, to provide subscription television services. DirecTv and the Company have benefited from the programming access provisions of the Cable Act and implementing rules in that DirecTv has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as DirecTv in making programming available (or to discriminate in the terms and conditions of such programming) could adversely affect DirecTv's ability to acquire programming on a cost-effective basis, which would have an adverse impact on the Company. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends such restrictions.

     The Cable Act also requires the FCC to conduct a rulemaking that will impose public interest requirements for providing video programming on DTH licensees, including, at a minimum, reasonable and non-discriminatory access by qualified candidates for office and the obligation to set aside four to seven percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Within this set-aside requirement, DTH providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is conducting a rulemaking to implement this statutory provision.

     While DTH operators like DirecTv currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DTH operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DTH operators, or to the extent that new legislation of a similar nature is enacted, DirecTv's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

     The Satellite Home Viewer Act (the "SHVA") establishes a "compulsory" copyright license that allows a DTH operator, for a statutorily-established fee, to retransmit network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Although DirecTv and the Company have implemented guidelines to safeguard against violations of the SHVA, certain subscribers within the Company's Rural DirecTv Markets receive network programming despite their misrepresentation that they are unserved households. Although not mandated by law, DirecTv and the Company presently disconnect such subscribers which any local network affiliate maintains are not unserved households. Pending Congressional action or administrative rulemaking, the inability of DirecTv and the Company to provide network programming to subscribers in Rural DirecTv Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth.

     DirecTv and the Company are prohibited from providing DIRECTV Services outside the United States. Despite subscribers' assurances that they receive programming within one of the Company's Rural DirecTv Markets, a portion of the Company's subscribers may, in fact, be receiving DirecTv Services outside the Company's markets. Canadian authorities have identified some subscribers outside of the United States that may be receiving DIRECTV Services. Although the Company is not required to take any actions to determine whether any subscribers are receiving DirecTv Services outside of the Company's Rural DirecTv Markets, the Company's policy is to disconnect any subscribers which it discovers reside outside the United States. Subscribers to DIRECTV Services in the Company's New York and Vermont Rural DirecTv Markets, the Company's only Rural DirecTv Markets where subscribers outside the United States would be able to unlawfully receive DIRECTV Services from the Company, are required to represent to the Company that they reside in the United States.

FACILITIES

     The Company is headquartered in approximately 6,400 square feet of leased space in Roswell, Georgia and maintains offices in Louisville, Kentucky; Hays, Kansas; Sante Fe, New Mexico; Burlington, Vermont; Cortland, New York; Florence, South Carolina; San Luis Obispo, California; and Albany, Georgia. The Company expects these facilities to be adequate for its needs in the foreseeable future. The Company also maintains full-service retail stores in Florence, South Carolina; Sante Fe, New Mexico and San Luis Obispo, California. Management believes that the Company will be able to lease office and retail space in its Rural DirecTv Markets as needed on acceptable terms.

MANAGEMENT AND EMPLOYEES

     The Company has assembled an experienced management team to execute its business strategy. Certain members of the senior management team have significant experience working together at Sterling Cellular, a multi-system cellular operator serving rural markets comparable to the Rural DirecTv Markets. The Company's executive team brings to the Company extensive business acquisition experience in the telecommunications industry, as well as experience in the sales and delivery of a full array of communications services to customers in rural America. As of June 21, 1997, the Company had approximately 187 employees. The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

LEGAL PROCEEDINGS

     The Company is not currently party to any legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Prior to the Corporate Conversion, the LLC was managed by its manager, DTS Management, which in turn was managed by a board of managers. As a result of the Corporate Conversion, the Company is now managed by a board of directors (the "Board"), which consists of the same persons who serve as the managers of DTS Management. DTS Management, in its capacity as sole member of such subsidiaries, continues to serve as the manager of the Company's indirect subsidiaries (other than Spacenet, Inc., which has its own board of directors). The dates of service as an executive officer with the Company reflected below include service with the Company's predecessors and DTS Management, and dates of service as a director of the Company include service on the board of managers of DTS Management. The Company's executive officers and directors and their positions are as follows:


NAME                                   AGE                      POSITION
Douglas S. Holladay, Jr..............  51    President, Chief Executive Officer and
                                             Director
Earle A. MacKenzie...................  45    Vice President and Chief Operating Officer
William J. Dorran....................  41    Senior Vice President
Donald A. Doering....................  40    Vice President, Treasurer, Secretary and Chief
                                             Financial Officer
Michael C. Brooks....................  52    Director
Harry F. Hopper III..................  44    Director
William Laverack, Jr.................  40    Director
David P. Mixer.......................  45    Director
James B. Murray......................  50    Director
Riordon B. Smith.....................  36    Director


BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

     Douglas S. Holladay, Jr. Mr. Holladay has been President and Chief Executive Officer of the Company since April 1996 and a director since June 1996; the Stockholders Agreement provides that the Chief Executive Officer shall serve as a director. From 1990 to April 1996, Mr. Holladay was President and Chief Operating Officer of Sterling Cellular, a multi-system rural cellular operator formed in 1989.

     Earle A. MacKenzie. Mr. MacKenzie has been Vice President and Chief Operating Officer of the Company since March 1997. From June 1991 to March 1997, Mr. MacKenzie was President of Essex Communications Consulting and its predecessor, which are providers of consulting services to the wireless telecommunications industry. Prior to June 1991, he held various executive positions with Contel Cellular, a leading wireless provider in rural and midsize markets.

     William J. Dorran. Mr. Dorran has been Senior Vice President of the Company since April 1996. From 1990 to April 1996, Mr. Dorran served in various positions with the NRTC, most recently as its Chief Operating Officer. He was involved in negotiating and structuring the NRTC's investment in DirecTv licenses and in developing and launching the NRTC's DirecTv operations.

     Donald A. Doering. Mr. Doering has been Vice President and Chief Financial Officer of the Company since April 1996 and Treasurer and Secretary of the Company since October 1997. From May 1995 to April 1996 Mr. Doering served as a consultant to the wireless communications industry. From 1989 to May 1995 Mr. Doering served in various capacities with Sterling Cellular, most recently as Vice President and Chief Financial Officer.

     Michael C. Brooks. Mr. Brooks has been a director of the Company since February 1997 and serves in such capacity as a designee of Whitney pursuant to the Stockholders Agreement. He has been a general partner of J.H. Whitney & Co., a venture capital firm ("J.H. Whitney"), since January 1985 and currently serves as Managing Partner. Mr. Brooks is also a director of SunGard Data Systems, Inc., DecisionOne Holdings Corp., Nitinol Medical Technologies, Inc. and several private companies.

     Harry F. Hopper III. Mr. Hopper has been a director of the Company since June 1996 and serves in such capacity as a designee of the holders of the Common Stock pursuant to the Stockholders Agreement. Mr. Hopper has been a Managing Director of Columbia since January 1997. From January 1994 to January 1997, Mr. Hopper was a Senior Vice President of Columbia. From May 1990 to January 1994, he was an Executive Vice President of the corporate general partners of Bachtel Cellular Liquidity, LP and Paul S. Bachow Co-investment Fund, LP.

     William Laverack, Jr. Mr. Laverack has been a director of the Company since February 1997 and serves in such capacity as a designee of Whitney pursuant to the Stockholders Agreement. Mr. Laverack has been a general partner of Whitney since joining the firm in May 1993. From 1991 to 1993, he was a Managing Director of Gleacher & Co., Inc., a mergers and acquisitions advisory firm. From 1985 to 1991 he was employed by Morgan Stanley & Co. Incorporated in its Merchant Banking Group. Mr. Laverack is also a director of Steel Dynamics, Inc. and several private companies.

     David P. Mixer. Mr. Mixer has been a director of the Company since June 1996 and serves in such capacity as a designee of the holders of the Common Stock pursuant to the Stockholders Agreement. Since Columbia's inception in March 1989, Mr. Mixer has been a Managing Director of Columbia. Since 1988, Mr. Mixer has also been the President of Bay Cellular, a cellular communications company. Mr. Mixer is a member of the Board of Directors of each of Saville Systems PLC ("Saville Systems"), a producer of customized billing systems for service providers in the telecommunications industry, Telular Corporation and NETCOM On Line Communications Services, Inc.

     James B. Murray, Jr. Mr. Murray has been a director of the Company since June 1996 and serves in such capacity as a designee of the holders of the Common Stock pursuant to the Stockholders Agreement. Since Columbia's inception in March 1989, Mr. Murray has been a Managing Director of Columbia. From January 1990 to January 1993, Mr. Murray was also the President of Randolph Cellular Corp., a cellular communications company. Mr. Murray is a member of the Board of Directors of Saville Systems, Advanced Radio Telecom Corp., a wireless broadband telecommunications company, and of several privately-held telecommunications companies, including Merrick Tower Corporation, and Contact New Mexico, Inc.

     Riordon B. Smith. Mr. Smith has been a director of the Company since February 1997 and serves in such capacity as the designee of Chisholm Partners III, L.P. pursuant to the Stockholders Agreement. Mr. Smith is a Senior Vice President of Fleet Venture Resources, Inc., which he joined in 1990. Fleet Venture Resources, Inc. is a private equity fund with an investment focus in media and information, telecommunications services, healthcare services, industrial manufacturing, business services and consumer products and services.

BOARD OF DIRECTORS

     All directors hold office by virtue of their designation by certain holders of capital stock of the Company pursuant to the terms of the Stockholders Agreement. There are no family relationships between any of the directors or executive officers of the Company. See "Description of Capital
Stock -- Stockholders Agreement -- Board of Directors."

DIRECTOR COMPENSATION

     Directors do not receive compensation in their capacity as directors, but are entitled to reimbursement of expenses incurred in connection with their attendance at Board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's compensation committee consists of Mr. Brooks (chairman), Mr. Smith and Mr. Mixer.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and the Company's other employees whose total salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executives"), as well as the total compensation earned by the Named Executives during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM        ALL OTHER
                                      ANNUAL COMPENSATION        COMPENSATION(1)    COMPENSATION
                                  ----------------------------   ----------------   ------------
NAME AND PRINCIPAL POSITION        SALARY       BONUS    OTHER   CLASS C UNITS(#)
Douglas S. Holladay, Jr.........  $120,171     $50,000    $0           40,111(2)       $1,932(3)
  President and Chief Executive
     Officer
William J. Dorran...............  $113,531(4)  $25,000    $0           26,882(5)       $    0
  Senior Vice President
Donald A. Doering...............  $ 83,139     $40,000    $0           20,056(6)       $  792(3)
  Vice President, Treasurer,
     Secretary and Chief
     Financial Officer

---------------

(1) No market exists for the Class C Units. The Company estimates that the dollar value of the Class C Units at date of grant and as of December 31, 1996 was zero.
(2) In connection with the Corporate Conversion, Holladay Family LP exchanged
    (i) 40,111 Class C Units issued as of November 19, 1996 pursuant to the Holladay Employment Agreement (as defined below) and the Limited Liability Company Agreement of the LLC (the "LLC Agreement") and (ii) a nonrecourse noninterest bearing promissory note in the principal amount of $401,110 for 40,111 shares of Common Stock. Such promissory note is secured by a pledge of such shares of Common Stock. The Company estimates that the dollar value of the shares issued at the time of the Corporate Conversion did not exceed the market value of the Class C Units and promissory note exchanged for such shares. The 40,111 Class C Units vested according to the following schedule: one-third on the date on which the number of households served by the Company first reached 250,000; two-thirds on the date on which such number first reached 500,000; and the remainder on the date on which such number first reached 750,000. As of the date of the Corporate Conversion, all such Class C Units were fully vested and, as of the date hereof, the shares of Common Stock received in exchange for such Class C Units are fully vested. All of Mr. Holladay's shares of Common Stock are owned by the Holladay Family Limited Partnership, a Georgia limited partnership (the "Holladay Family LP"), of which Mr. Holladay is the sole general partner and Mr. Holladay, his wife, and their children are the limited partners.
(3) Represents the premiums paid during 1996 by the Company with respect to term life insurance for the benefit of such Named Executive Officers.
(4) The Company paid Mr. Dorran approximately $25,000 of his total 1996 salary and reimbursed Columbia for the balance.
(5) In connection with the Corporate Conversion, Mr. Dorran exchanged (i) 26,882 Class C Units issued as of November 19, 1996 pursuant to the Dorran Employment Agreement (as defined below) and the LLC Agreement and (ii) a nonrecourse noninterest bearing promissory note in the principal amount of $268,820 for 26,882 shares of Common Stock. Such promissory note is secured by a pledge of such shares of Common Stock. The Company estimates that the dollar value of the shares issued at the time of the Corporate Conversion did not exceed the market value of the Class C Units and promissory note exchanged for such shares. Mr. Dorran's 26,882 shares of Common Stock vested according to the following schedule: 40% on the date on which the number of households served by Company first reached 200,000; 40% on September 1, 1996; and 20% on September 1, 1997. As of the date of the Corporate Conversion, all such Class C Units were fully vested and, as of the date hereof, the shares of Common Stock received in exchange for such Class C Units are fully vested.

(6) In connection with the Corporate Conversion, Mr. Doering exchanged (i) 20,056 Class C Units issued as of November 19, 1996 pursuant to the Doering Employment Agreement (as defined below) and the LLC Agreement and (ii) a nonrecourse noninterest bearing promissory note in the principal amount of $200,560 for 20,056 shares of Common Stock. Such promissory note is secured by a pledge of such shares of Common Stock. The Company estimates that the dollar value of the shares issued at the time of the Corporate Conversion did not exceed the market value of the Class C Units and promissory note exchanged for such shares. Mr. Doering's 20,056 shares of Common Stock will vest according to the following schedule: one-third on March 31, 1997; one-third on March 31, 1998; and one-third on March 31, 1999. As of the date hereof, 6,685.33 of such shares of Common Stock were vested. Shares of Common Stock received by Mr. Doering in exchange for Class C Units in connection with the Corporate Conversion that have not vested will be forfeited upon the earlier to occur of (i) termination of Mr. Doering's employment with cause and (ii) Mr. Doering's voluntary resignation (including notice by Mr. Doering of nonrenewal of the Doering Employment Agreement). All of such unvested shares of Common Stock shall vest immediately upon the earlier to occur of (i) termination of Mr. Doering's employment without cause (including notice by the Company of nonrenewal of the Doering Employment Agreement) and (ii) resignation by Mr. Doering with good reason (defined as resignation following a material reduction in his responsibilities or authority with respect to the Company's business from such responsibilities and authority existing as of October 2, 1997 or the requirement that he perform material duties and responsibilities from a location outside the metropolitan Atlanta area). One-half of any unvested shares of Common Stock shall vest immediately upon Mr. Doering's voluntary resignation within one year of a change of control of the Company unless such resignation was prompted by the fact that cause for termination existed.

EMPLOYMENT AGREEMENTS


     The Company has entered into an employment agreement with each of Mr. Holladay (the "Holladay Employment Agreement") and Mr. Dorran (the "Dorran Employment Agreement"), which became effective on April 1, 1996, an employment agreement with Mr. Doering (the "Doering Employment Agreement"), which became effective on April 15, 1996, and an employment agreement with Mr. MacKenzie (the "MacKenzie Employment Agreement"), which became effective on March 24, 1997 (collectively, as amended, the "Employment Agreements"). The Employment Agreements (other than the Dorran Employment Agreement) were amended effective October 10, 1997, the date of the Corporate Conversion, and effective November 6, 1997, the date the Agreement in Principle with Pegasus was signed, which amendments are subject to stockholder approval. The Holladay, Dorran and Doering Employment Agreements expire on March 31 of each year and are automatically renewed for successive one-year terms unless the Company gives notice of nonrenewal or the employee gives notice of resignation on or prior to January 31 preceding the expiration date. The MacKenzie Employment Agreement expires on March 23 of each year and is automatically renewed for successive one-year terms unless terminated by either Mr. MacKenzie or the Company. The Company may terminate any of the Employment Agreements prior to the end of their terms with or without cause.


     The Holladay Employment Agreement provides that Mr. Holladay will be paid a salary of $15,000 per month from January 1, 1997 through March 31, 1998. The Board will determine by January 31, 1998 whether to increase such salary effective April 1, 1998. The Employment Agreements provide that each of Mr. Dorran and Mr. Doering will be paid a salary not less than $120,000 per year, which salary shall be reviewed not less often than annually by the Board to determine whether such salary should be increased. Mr. Doering's compensation is currently $130,000 per year. The MacKenzie Employment Agreement provides that Mr. MacKenzie will be paid a salary of $6,731 bi-weekly, which salary shall be reviewed on each successive March 24 by the Chief Executive Officer of the Company and the Board to determine whether such salary should be increased. During the term of the applicable Employment Agreement, each of Messrs. Holladay, Dorran and Doering will also be paid a bonus on or before January 31 in an amount determined by the Board in its sole discretion in light of his performance during the prior fiscal year. Under the MacKenzie Employment Agreement, Mr. MacKenzie will be paid a bonus of $50,000 per year, if the financial and operating objectives of the Company are met as of the end of the applicable calendar year, which amount may be increased in the sole discretion of the Company if such objectives are materially exceeded. The Holladay Employment Agreement, the MacKenzie Employment Agreement and the

Doering Employment Agreement provide that in the event that Mr. Holladay, Mr. MacKenzie or Mr. Doering, respectively, (i) is terminated without cause, (ii) resigns for good reason (defined as resignation following a material reduction in his responsibilities or authority with respect to the Company's business from such responsibilities and authority existing as of October 2, 1997 or the requirement that he perform material duties and responsibilities from a location outside the metropolitan Atlanta area), (iii) resigns for any reason within one year following a change of control of the Company, or (iv) is notified of nonrenewal of his Employment Agreement, then he shall receive severance payments from the Company equal to 12 to 24 months' base salary, depending upon the timing and circumstances of their termination.

     Pursuant to their respective Employment Agreements and the LLC Agreement, the Company issued 40,111, 26,882 and 20,056 Class C Units to Messrs. Holladay, Dorran and Doering, respectively which Class C Units, together with certain noninterest bearing promissory notes, were exchanged for shares of Common Stock in connection with the Corporate Conversion. See "-- Executive Compensation." Their Employment Agreements also permitted Messrs. Holladay, Dorran and Doering to purchase Class B Units at a price of $10.00 per Unit. Pursuant to these rights, Mr. Holladay purchased 46,000 Class B Units, Mr. Dorran purchased 37,000 Class B Units and Mr. Doering purchased 17,500 Class B Units. In connection with the Corporate Conversion, each such Class B Unit was converted into one share of Common Stock. All of Mr. Holladay's shares of Common Stock are held by the Holladay Family LP. Although no market has ever existed for the Class B Units, the Company believes that the $10.00 per Class B Unit purchase price was no less than the fair market value of such Units on the dates they were purchased. To enable Messrs. Holladay, Dorran and Doering to purchase a portion of these Class B Units, Columbia DBS Investors, L.P. loaned them $160,000, $190,000 and $80,000, respectively. Each such loan is secured by a pledge of 20,000 shares of Common Stock in the case of Mr. Holladay and Mr. Dorran, and 10,000 shares of Common Stock in the case of Mr. Doering, and is evidenced by a promissory note bearing interest at a rate of 10% per annum, payable in full at maturity and maturing upon the earlier to occur of (i) April 1, 2001 and (ii) receipt by Mr. Holladay, Mr. Dorran or Mr. Doering, as the case may be, of the proceeds from the sale of all of the shares of Common Stock received upon conversion of his Class B Units (including, in the case of Mr. Holladay, the shares of Common Stock received upon conversion of the Class B Units held by the Holladay Family
LP). The notes are subject to mandatory prepayment equal to (i) 100% of all cash distributions, other than distributions to pay taxes, received by Mr. Holladay, Mr. Dorran or Mr. Doering, as the case may be, from the Company with respect to the shares of Common Stock received upon conversion of Class B Units, plus (ii) 60% of the cash proceeds received from Mr. Holladay, Mr. Dorran or Mr. Doering, as the case may be, from a sale of less than all of the shares of Common Stock received upon conversion of Class B Units.

     Their Employment Agreements and Subscription Agreements with respect to shares of Common Stock received upon conversion of the Class C Units provide that the Company has the option to repurchase all of the shares of Common Stock received upon conversion of Class C Units held by Mr. Holladay (or by the Holladay Family LP), Mr. Dorran or Mr. Doering, as the case may be, that have vested and all of such executive's shares of Common Stock received upon conversion of Class B Units at fair market value if such executive's employment with the Company is terminated for cause by the Company or if such executive resigns prior to April 1, 1998 with respect to Mr. Holladay and Mr. Dorran or April 1, 1999 with respect to Mr. Doering. After April 1, 1998 with respect to Mr. Holladay and Mr. Dorran or April 1, 1999 with respect to Mr. Doering, none of their shares of Common Stock is subject to repurchase under the Employment Agreements or Subscription Agreements. At such time as employment is terminated, all unvested shares of Common Stock received upon conversion of Class C Units held by Mr. Doering shall be forfeited, except that if Mr. Dorran's employment is terminated by the Company other than for cause, Mr. Dorran's shares of Common Stock received upon conversion of Class C Units will become fully vested. Mr. Doering's Class C Units that have not vested will be forfeited or their acceleration vested upon certain conditions. See " -- Executive Compensation."


     Messrs. Holladay, MacKenzie and Doering received 15,000, 45,000 and 5,000 Class D Units, respectively, pursuant to the Employee Unit Plan. See
"-- Employee Unit Plan." As a result of the Corporation Conversion, each of Messrs. Holladay, MacKenzie and Doering received a warrant to purchase that number of shares of Common Stock equal to the number of Class D Units held by such holder. Mr. Holladay's and Mr. Doering's warrants will vest one-fourth on September 12, 1998; one-fourth on September 12, 1999; one-fourth on September 12, 2000; and one-fourth on September 12, 2001. Mr. MacKenzie's 45,000 Warrants will vest one-fourth on March 24, 1998; one fourth on March 24, 1999; one-fourth on March 24, 2000; and one-fourth on March 24, 2001. Any shares of Common Stock as to which the warrant has not yet vested will be forfeited upon the earlier to occur of
(i) termination of such holder's employment with cause and (ii) such holder's voluntary resignation (including notice by the holder of nonrenewal of the applicable Employment Agreement). Pursuant to their Employment Agreements, the warrants held by Messrs. Holladay, Doering and MacKenzie shall vest immediately with respect to all shares of Common Stock upon the earlier to occur of (i) termination of such holder's employment without cause (including notice by the Company of nonrenewal of the applicable Employment Agreement) and (ii) resignation by such holder with good reason (defined as resignation following a material reduction in his responsibilities or authority with respect to the Company's business from such responsibilities and authority existing as of October 10, 1997 or the requirement that he perform material duties and responsibilities from a location outside the metropolitan Atlanta area). In the case of the warrants held by Messrs. Holladay, Doering and MacKenzie, one-half of any shares of Common Stock with respect to which the warrant has not yet vested shall vest immediately upon such holder's voluntary resignation within one year of a change of control of the Company unless such resignation was prompted by the fact that cause for termination existed.


EMPLOYEE UNIT PLAN

     In March 1997 DTS Management adopted an Employee Unit Plan (the "Employee Unit Plan") providing for the issuance of up to 180,000 Class D Units to employees or independent contractors of DTS Management or the Subsidiaries at prices equal to the market value thereof as of the date of issuance and pursuant to terms and conditions (including vesting) determined by DTS Management. As of October 9, 1997 (the date immediately prior to the Corporate Conversion), 124,000 Class D Units had been issued pursuant to the Employee Unit Plan, of which 15,000 Class D Units were issued to Mr. Holladay, 45,000 Class D Units were issued to Mr. MacKenzie and 5,000 Class D Units were issued to Mr. Doering. In connection with the Corporate Conversion, each holder's Class D Units were converted into a warrant to purchase at $22.50 per share a number of shares of Common Stock equal to the number of Class D Units held by such holder and are subject to certain vesting requirements.

STOCK OPTION PLAN


     In October 1997, the Board adopted and the stockholders approved the Digital Television Services, Inc. 1997 Stock Option Plan (the "Employee Stock Plan") pursuant to which up to 100,000 shares of Common Stock (or such larger number of shares as may be approved by the compensation committee of the Board) may be granted to employees or independent contractors of the Company or the Subsidiaries at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board shall determine. As of the date hereof, stock options have been granted with respect to 43,633 shares of Common Stock with an exercise price of $22.50 per share. Messrs. Holladay, MacKenzie and Doering each received stock options exercisable with respect to 10,000 shares of Common Stock effective October 10, 1997, which options vest 25% per year through October 10, 2001 and stock options exercisable with respect to 3,711 shares of Common Stock effective October 30, 1997, which options vest 25% per year through October 30, 2001. Forfeiture and accelerated vesting provisions substantially identical to those applicable to their warrants also apply to stock options held by Messrs. Holladay, MacKenzie and Doering. In addition, the compensation committee of the Board has the authority to accelerate vesting of stock options and to redesignate incentive stock options as nonqualified stock options with the consent of the relevant optionee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH COLUMBIA

     Columbia provides financial, managerial and other services to the Company. The Company has formulated its business plan in reliance upon market research, financial analysis and recommendations, some of which have been provided by Columbia. The Company paid Columbia approximately $322,000 in 1996 for such services. Columbia formed the Company in 1996. See "Offering Memorandum Summary" and "Business -- General." Columbia and its affiliates own 327,613 shares of Series A Preferred Stock and 1,949,500 shares of Common Stock, representing approximately 64% of all classes of the Company's capital stock. Messrs. Hopper, Mixer and Murray are principals of Columbia and directors of the Company.

RELATIONSHIP WITH FLEET

     Fleet National Bank ("Fleet") is the documentation agent and a lender under the Restated Credit Facility. Fleet is an affiliate of Fleet Venture Resources, Inc. and Fleet Equity Partners VI, L.P., which in the aggregate own 367,960 shares of Series A Preferred Stock, representing approximately 13% of all classes of the Company's capital stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 15, 1997, regarding beneficial ownership of (i) the Company's capital stock by all directors of the Company and all Named Executives, and all directors and executive officers of the Company as a group, and (ii) the Company's voting securities by persons or entities known to the Company to be the beneficial owner of more than five percent of any class of such securities.

                                                                                 SERIES A PREFERRED       PERCENT OF ALL
                                                          COMMON STOCK                  STOCK              CAPITAL STOCK
                                                     -----------------------   -----------------------    CONSIDERED AS A
                 NAME AND ADDRESS                    NUMBER OF    PERCENTAGE   NUMBER OF    PERCENTAGE        SINGLE
                OF BENEFICIAL OWNER                    SHARES      OF CLASS      SHARES      OF CLASS        CLASS(19)
Whitney Equity Partners, L.P.(1)...................         --          --       608,424       43.34%          17.18%
Fleet Venture Resources, Inc.(2)...................         --          --       468,019       33.33%          13.22%
Fleet Equity Partners VI, L.P.(2)..................         --          --       468,019       33.33%          13.22%
Chisholm Partners III, L.P.(2).....................         --          --       468,019       33.33%          13.22%
Kennedy Plaza Partners(2)..........................         --          --       468,019       33.33%          13.22%
Columbia Capital Corporation(3)(4).................  1,949,500       91.22%      327,613       23.33%          64.31%
Columbia DBS Class A Investors, LLC(3)(5)..........         --          --       327,613       23.33%           9.25%
Columbia DBS Investors, L.P.(3)(6).................  1,937,579       90.67%           --          --           54.72%
Harry F. Hopper III(3)(7)..........................         --          --            --          --              --
David P. Mixer(8)(9)...............................         --          --            --          --              --
James B. Murray, Jr.(8)(10)........................         --          --            --          --              --
William Laverack, Jr.(11)..........................         --          --       608,424       43.34%          17.18%
Michael C. Brooks(12)..............................         --          --       608,424       43.34%          17.18%
Riordon B. Smith(13)...............................         --          --       468,019       33.33%          13.22%
Douglas S. Holladay, Jr.(14)(15)...................     86,111        4.03%           --          --            2.43%
Earle A. MacKenzie(14)(16).........................         --          --            --          --              --
William J. Dorran(17)..............................     63,882        2.99%           --          --            1.80%
Donald A. Doering(14)(18)..........................     37,556        1.76%           --          --            1.06%
All managers and executive officers as a group (10
  Persons).........................................    187,549        8.78%    1,076,443       76.67%          35.69%

---------------------------
 (1) The address of this person is 177 Broad Street, Stamford, Connecticut
     06901.
 (2) Includes 257,572 shares of Series A Preferred Stock held by Fleet Venture Resources, Inc. and Fleet Equity Partners VI, L.P. (together, the "Fleet Entities") and 93,604 shares of Series A Preferred Stock held by Chisholm Partners III, L.P., and 6,455 shares of Series A Preferred Stock held by Kennedy Plaza Partners. The address of this person is 50 Kennedy Plaza, RI MO F12C, Providence, Rhode Island 02903.
 (3) The address of this person is 201 N. Union Street, Suite 300, Alexandria, Virginia 22314-2642.
 (4) Includes 327,613 shares of Series A Preferred Stock held by Columbia DBS Class A Investors, LLC, 1,937,579 shares of Common Stock held by Columbia DBS Investors, L.P. and 11,921 shares of Common Stock held by Columbia DBS, Inc. Columbia Capital Corporation is the sole general partner of Columbia DBS Investors, L.P. and as such has sole investment and voting power over the shares of Common Stock held by Columbia DBS Investors, L.P. The same persons who serve as directors of Columbia Capital Corporation also serve as directors of Columbia DBS, Inc. and have a majority of the voting power of Columbia DBS Class A Investors, LLC. Columbia Capital Corporation disclaims beneficial ownership of such shares of capital stock, except the shares of capital stock held by Columbia DBS Investors, L.P.
 (5) Excludes 1,937,579 shares of Common Stock held by Columbia DBS Investors, L.P., and 11,921 shares of Common Stock held by Columbia DBS, Inc. The same persons who have a majority of the voting power of Columbia DBS Class A Investors, LLC also serve as directors of each of Columbia Capital Corporation and Columbia DBS, Inc. Columbia Capital Corporation is the sole general partner of Columbia DBS Investors, L.P. and as such has sole investment and voting power over the shares of capital stock held by Columbia DBS Investors, L.P. Columbia DBS Class A Investors, LLC disclaims beneficial ownership of all shares of capital stock except those shares of capital stock held directly by it.
 (6) Excludes 327,613 shares of Series A Preferred Stock held by Columbia DBS Class A Investors, LLC and 11,921 shares of Common Stock held by Columbia DBS, Inc. Columbia Capital Corporation is the sole general partner of Columbia DBS Investors, L.P. and as such has sole investment and voting power over the shares of Common Stock held by Columbia DBS Investors, L.P. The same persons who serve as directors of Columbia Capital Corporation also serve as directors of Columbia DBS, Inc. and have a majority of the voting power of Columbia DBS Class A Investors, LLC. Columbia DBS Investors, L.P. disclaims beneficial ownership of all shares of capital stock except those shares of capital stock held directly by it.
 (7) Excludes 1,937,579 shares of common stock held by Columbia DBS Investors, L.P. and 11,921 shares of capital stock held by Columbia DBS, Inc. Mr. Hopper is a shareholder of Columbia Capital Corporation and Columbia DBS, Inc. and a limited partner of Columbia DBS Investors, L.P. Mr. Hopper disclaims beneficial ownership of the shares of Common Stock held by Columbia DBS Investors, L.P. and Columbia DBS, Inc.
 (8) Excludes 327,613 shares of Series A Preferred Stock held by Columbia DBS Class A Investors, LLC, 1,937,579 shares of Common Stock held by Columbia DBS Investors, L.P. and 11,921 shares of Common Stock held by Columbia DBS, Inc. Messrs. Mixer and Murray are members of Columbia DBS Class A Investors, LLC, limited partners of Columbia DBS Investors, L.P., and shareholders of Columbia Capital Corporation (the sole general partner of Columbia DBS Investors, L.P.) and Columbia DBS, Inc. Messrs. Mixer and Murray disclaim beneficial ownership of the shares of capital stock held by Columbia DBS Class A Investors, LLC, Columbia DBS Investors, L.P., and Columbia DBS, Inc.
 (9) The address of this person is 5586 Post Road, Suite 110, East Greenwich, Rhode Island 02818.
(10) The address of this person is 0 Court Square, P.O. Box 1465, Charlottesville, Virginia 22901.
(11) Includes 608,424 shares of Series A Preferred Stock held by Whitney Equity Partners L.P. Mr. Laverack has shared voting and investment power over such shares of Series A Preferred Stock with the managing members of the general partner of Whitney Equity Partners, L.P. and disclaims beneficial ownership of such shares of Series A Preferred Stock. The address of this person is 177 Broad Street, Stamford, CT 06901.
(12) Includes 608,424 shares of Series A Preferred Stock held by Whitney Equity Partners, L.P. Mr. Brooks has shared voting and investment power over such shares of Series A Preferred Stock with the managing members of the general partner of Whitney Equity Partners, L.P. and disclaims beneficial ownership of such shares of Series A Preferred Stock. The address of this person is 177 Broad Street, Stamford, CT 06901.
(13) Includes 367,960 shares of Series A Preferred Stock held by the Fleet Entities and 93,604 shares of Series A Preferred Stock held by Chisholm Partners III, L.P., and 6,455 shares of Series A Preferred Stock held by Kennedy Plaza Partners. Mr. Smith, a member of the Board, is a Senior Vice President of each of the managing general partners of Fleet Equity Partners VI, L.P., is a Senior Vice President of Fleet Venture Resources, Inc., is a Senior Vice President of the corporation that is the general partner of the partnership that is the general partner of Chisholm Partners III, L.P., and a partner of Kennedy Plaza Partners. As Senior Vice President of Fleet Growth Resources II, Inc. and Silverado IV Corp. (the two general partners of Fleet Equity Partners VI, L.P.) and as a Senior Vice President of Fleet Venture Resources, Inc. and Silverado III Corp. (the general partner of the partnership (Silverado III, L.P.) which is the general partner of Chisholm Partners III, L.P.), Mr. Smith may be considered to share investment and voting power with Robert M. Van Degna and Habib Y. Gorgi, the Chairman and CEO, and President, respectively, of the aforementioned entities. As a partner of Kennedy Plaza Partners, Mr. Smith may be considered to share investment and voting power with Mr. Van Degna and Mr. Gorgi, the Managing General Partners of Kennedy Plaza Partners. Mr. Smith disclaims beneficial ownership of all shares held directly by Fleet Venture Resources, Inc. and all shares held directly by Fleet Equity Partners VI, L.P., Chisholm Partners III, L.P. and Kennedy Plaza Partners, except for his pecuniary interest therein. The address of this person is 50 Kennedy Plaza, RI MO F12C, Providence, Rhode Island 02903.
(14) The address of this person is Building C-200, 880 Holcomb Bridge Road, Roswell, Georgia 30076.

(15) All of Mr. Holladay's shares of Common Stock are held by the Holladay Family LP. Mr. Holladay was issued 15,000 Class D Units on September 12, 1997 pursuant to the Employee Unit Plan. Mr. Holladay's Class D Units were converted into a warrant to purchase 15,000 shares of Common Stock in connection with the Corporate Conversion. Mr. Holladay was granted stock options to acquire 10,000 shares and 3,711 shares of Common Stock under the Employee Stock Plan effective October 10, 1997 and October 30, 1997, respectively. Upon full exercise of such warrant and stock options, Mr. Holladay would beneficially own 3.22% of the capital stock of the Company (including the shares of Common Stock owned by the Holladay Family LP).


(16) Mr. MacKenzie was issued 45,000 Class D Units on March 24, 1997 pursuant to the Employee Unit Plan. Mr. MacKenzie's Class D Units were converted into a warrant to purchase 45,000 shares of Common Stock in connection with the Corporate Conversion. Mr. MacKenzie was granted stock options to acquire 10,000 shares and 3,711 shares of Common Stock under the Employee Stock Plan effective October 10, 1997 and


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


     October 30, 1997, respectively. Upon full exercise of such warrant and stock options, Mr. MacKenzie would beneficially own 1.63% of the capital stock of the Company.

(17) The address of this person is 2808 Octavia Street, San Francisco, California 94123.

(18) Mr. Doering was issued 5,000 Class D Units on September 12, 1997 pursuant to the Employee Unit Plan. Mr. Doering's Class D Units were converted into a warrant to purchase 5,000 shares of Common Stock in connection with the Corporate Conversion. Mr. Doering was granted stock options to acquire 10,000 shares and 3,711 shares of Common Stock under the Employee Stock Plan effective October 10, 1997 and October 30, 1997, respectively. Upon full exercise of such warrant and stock options, Mr. Doering would beneficially own 1.58% of the capital stock of the Company.

(19) Excludes 124,000 shares of Common Stock issuable to employees and consultants upon the exercise of certain warrants.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

RESTATED CREDIT FACILITY


     The Company is a party to the Second Amended and Restated Credit Agreement dated as of July 30, 1997, as amended by Amendment dated October 30, 1997 (the "Restated Credit Facility") by and among the Company, the banks and other lenders party from time to time thereto (the "Lenders"), CIBC, as Administrative Agent, CIBC Wood Gundy Securities Corp. ("CIBCWG"), as Arranger, Morgan, as Syndication Agent, and Fleet, as Documentation Agent, which provides for a revolving credit facility in the amount of $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility. The proceeds of the Restated Credit Facility may be used (i) to refinance certain existing indebtedness, (ii) prior to December 31, 1998, to finance the acquisition of certain Rural DirecTv Markets and related costs and expenses,
(iii) to finance capital expenditures of the Company and its subsidiaries and
(iv) for the general corporate purposes and working capital needs of the Company and its subsidiaries.


     The $20.0 million term loan facility must be drawn within 12 months of the closing of the Restated Credit Facility and any amounts not so drawn by that date will be cancelled. The term loan shall be repaid in 20 consecutive quarterly installments of $200,000 each commencing September 30, 1998 with the remaining balance due July 31, 2003. Borrowings under the revolving credit facility established pursuant to the Restated Credit Facility will be available to the Company until July 31, 2003; however, if the then unused portion of the commitments exceeds $10.0 million on December 31, 1998, the commitments will be reduced on such date by an amount equal to the unused portion of such commitments minus $10.0 million. Thereafter, the commitments thereunder will reduce quarterly commencing on September 30, 1999 at a rate of 3.50% through 1999, 5.75% in 2000, 7.0% in 2001, 9.0% in 2002 and 3.0% until June 30, 2003.
All of the loans outstanding will be repayable on July 31, 2003. The making of each loan under the Restated Credit Facility is subject to the satisfaction of certain conditions, including not exceeding a certain "borrowing base" based on the number of paying subscribers and households within the Rural DirecTv Markets served by the Company, maintaining minimum subscriber penetration and Annualized Contribution (as defined therein) per paying subscriber, and maintaining maximum ratio of total debt to equity and a maximum ratio of total debt to annualized operating cash flow and a ratio of senior debt to annualized operating cash flow. In addition, the Restated Credit Facility provides that the Company will be required to make mandatory prepayments of the Restated Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of material assets and with 50% of any excess operating cash flow with respect to any fiscal year after the fiscal year ending December 31, 1998.

     Borrowings by the Company under the Restated Credit Facility are unconditionally guaranteed by each of the Company's direct and indirect subsidiaries, and such borrowings are secured by (i) an equal and ratable pledge of all of the equity interests in the Company's subsidiaries, (ii) a first priority security interest in all of their assets, and (iii) a collateral pledge of the Company's NRTC Member Agreements.

     The Restated Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Restated Credit Facility bear interest at a rate per annum equal to either (i) the CIBC Alternate Base Rate plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin. When applying the CIBC Alternate Base Rate with respect to borrowings pursuant to the revolving credit facility, the Applicable Margin will be (w) 2.25% per annum (when the Leverage Ratio is greater than or equal to 6.75 to 1.00), (x) 2.00% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 1.50% (when the Leverage Ratio is less than 6.25 to 1.00 but greater than or equal to 5.75 to 1.00) or (z) 1.25% (when the Leverage Ratio is less than 5.75 to 1.00). When applying the Eurodollar Rate with respect to borrowings pursuant to the revolving credit facility, Applicable Margin will be
(w) 3.50% per annum (when the Leverage Ratio is greater than or equal to 6.75 to 1.00), (x) 3.25% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 2.75% (when the Leverage Ratio is less than
6.25 to 1.00 but greater than or equal to 5.75 to 1.00) or (z) 2.50% (when the Leverage Ratio is less than 5.75 to 1.00). The Applicable Margin for borrowings pursuant to the term loan facility will be the Applicable Margin for borrowings pursuant to the revolving credit facility, plus 0.25%. As used herein, "CIBC Alternate Base Rate" means the higher of (i) CIBC's prime rate and (ii) the federal funds effective rate from time to time plus 1/2% per annum. As used herein, "Eurodollar Rate" means the rate at which eurodollar deposits for one, two, three and six months (as selected by the Company) are offered to CIBC in the interbank eurodollar market. The Restated Credit Facility provides that at any time when the Company is in default in the payment of any amount due thereunder, the principal of all loans made under the Restated Credit Facility will bear interest at 2% per annum above the rate otherwise applicable thereto and overdue interest and fees will bear interest at a rate of 2% per annum over the CIBC Alternative Base Rate.

     The Restated Credit Facility also contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its equity interests (other than among the Company and its subsidiaries), sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, make amendments to its organizational documents or transact with affiliates. In addition, the Restated Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses as a percentage of revenue. A change of control of the Company constitutes an event of default under the Restated Credit Facility. Because the Pegasus Transaction will constitute such a change of control, a condition to the closing of the Pegasus Transaction is that the Restated Credit Facility be amended to permit such closing.

     The Company will pay a commitment fee on the unused amounts under the Restated Credit Facility calculated at 0.5% per annum, payable quarterly in arrears.

     Pursuant to a recent amendment to the NRTC Member Agreements, the Company and all other NRTC Members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Member Agreements. The amount of the letter of credit issued at the request of the Company pursuant to the Restated Credit Facility is equal to three times the Company's single largest monthly invoice from the NRTC, exclusive of amounts payable for DSS(R) equipment purchased by the Company from the NRTC, or $6.28 million, and must be increased as the Company makes additional acquisitions of Rural DirecTv Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 167%.

THE SELLER NOTES

     In connection with the acquisition of the Company's California Rural DirecTv Market, one of the Subsidiaries, Digital Television Services of California, LLC ("DTS California"), issued a promissory note dated April 1, 1996, as modified as of December 31, 1996 (as so modified, the "DTS California Note"), in favor of Pacific Coast DBS, Inc. ("Pacific"). Pursuant to the DTS California Note, DTS California is obligated to pay to Pacific the sum of (i) $480,000, payable in 24 equal monthly installments commencing May 1, 1996, and
(ii) an amount payable on October 1, 1998 equal to the greater of $4.0 million or the Contingent Payment Amount. The Contingent Payment Amount is determined by multiplying the number of subscribers to DIRECTV Services in DTS California's Rural DirecTv Market as of October 1, 1998 by the following amount: $0, if there are less than 1,000 subscribers to DIRECTV Services in the Company's California Rural DirecTv Market; plus $1,500 per subscriber for each subscriber in excess of 1,000 and up to 3,300; plus $750 per subscriber for each subscriber in excess of 3,300 and up to 6,600; plus $600 per subscriber for each subscriber in excess of 6,600 and up to 9,900; plus $550 per subscriber for each subscriber in excess of 9,900 and up to 13,200; plus $400 per subscriber for each subscriber in excess of 13,200. The obligations of DTS California pursuant to the DTS California Note are secured by a $7,000,000 irrevocable letter of credit (the "DTS California Letter of Credit") issued in favor of Pacific pursuant to the Restated Credit Facility. The stated amount of the DTS California Letter of Credit will increase so that it will at all times be at least equal to 110% of the Contingent Payment Amount. As of September 30, 1997, the aggregate principal amount outstanding with respect to the DTS California Note was $5.9 million. The DTS California Note contains certain covenants which will remain in effect so long as the DTS California Note remains due and payable, including affirmative covenants requiring the delivery of financial statements by DTS California, the use of good faith efforts to maximize the number of subscribers prior to the payment of the Contingent Payment Amount, and the maintenance of insurance on the property, business and assets of DTS California, and negative covenants prohibiting, with certain exceptions, the payment of dividends or other distributions by DTS California and payments by DTS California to Columbia. A failure to make any payment due under the DTS California Note will allow Pacific to draw under the DTS California Letter of Credit.

     In connection with the acquisition of one of the Company's Rural DirecTv Markets in South Carolina (the "South Carolina Rural DirecTv Markets"), one of the Subsidiaries, Digital Television Services of South Carolina I, LLC ("DTS South Carolina I"), issued a promissory note dated as of November 26, 1996 (the "South Carolina Note") payable to Pee Dee Electricom, Inc. ("Pee Dee") in the amount of $7.955 million. As of September 30, 1997, the aggregate principal amount outstanding with respect to the South Carolina Note was $4.7 million. The principal amount of the South Carolina Note is payable on January 2, 1998 and bears interest at a rate of 4% per annum. The obligations of DTS South Carolina I with respect to the South Carolina Note are secured by an irrevocable letter of credit issued pursuant to the Restated Credit Facility (the "South Carolina Letter of Credit") issued in favor of Pee Dee. The South Carolina Note does not contain any affirmative or negative covenants regarding the Company, DTS South Carolina I or the operation of the South Carolina Rural DirecTv Markets; however, a failure to make any payment due under the South Carolina Note will allow Pee Dee to draw under the South Carolina Letter of Credit.

     In connection with the acquisition of the Company's Rural DirecTv Markets in Georgia (the "Georgia Rural DirecTv Markets"), one of the Subsidiaries, Digital Television Services of Georgia, LLC ("DTS Georgia"), issued three promissory notes, each of which represents a portion of the purchase price for one of the Georgia Rural DirecTv Markets. DTS Georgia issued (i) a promissory note dated May 9, 1997 (the "Planters Notes") payable to Planters Electric Membership Corporation ("Planters") in the amount of approximately $850,000,
(ii) a promissory note dated May 9, 1997 (the "Mitchell Note") payable to Mitchell Electric Membership Corporation ("Mitchell") in the amount of approximately $9.4 million and (iii) a promissory note dated May 9, 1997 (the "Washington Note") payable to Washington Electric Membership Corporation ("Washington") in the amount of approximately $5.2 million. As of September 30, 1997, the principal amount outstanding with respect to the Planters Note, the Mitchell Note and the Washington Note was $850,000, $9.4 million and $5.2 million, respectively. The principal amount of the Planters Note is payable on January 2, 1998 and bears interest at a rate of 3% per annum; provided that if DTS Georgia acquires a certain Rural DirecTv Market, the interest rate will increase as of the date of such acquisition to 3 1/2% per annum. The principal amount of each of the Mitchell Note and the Washington Note is payable on January 2, 2001 and bears interest at a rate of 3% per annum until May 9, 2000 and at a rate of 3 1/2% per annum thereafter; provided that if DTS Georgia acquires a certain Rural DirectTv Market, the interest rate will increase as of the date of such acquisition to 3 1/2% per annum, until May 9, 2000, and to 4% thereafter. The obligations of DTS Georgia with respect to the Georgia Notes are secured by three irrevocable letters of credit issued pursuant to the Restated Credit Facility (the "Georgia Letters of Credit"), each of which has been issued for the benefit of one of Planters, Mitchell and Washington. The Georgia Notes do not contain any affirmative or negative covenants regarding the Company, DTS Georgia or the operation of the Georgia Rural DirecTv Markets; however, a failure to make any payment due under a Georgia Note will allow the payee of such Georgia Note to draw under the applicable Georgia Letter of Credit.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.01 per share. As of October 15, 1997, there were issued and outstanding 2,137,049 shares of Common Stock, held of record by five stockholders.

PREFERRED STOCK

  General

     The authorized capital stock of the Company includes 10,000,000 shares of preferred stock, par value $.01 per share. A total of 5,000,000 of such shares have been designated "Series A Payment-in-Kind Convertible Preferred Stock" (the "Series A Preferred Stock"). As of October 15, 1997, there were issued and outstanding 1,404,056 shares of Series A Preferred Stock, held of record by six stockholders.

     The Board is authorized by the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to issue one or more additional series of preferred stock from time to time, without further stockholder action, in one or more series and, with respect to such series, to fix the designation and number of shares to be issued, the voting rights of the shares, the dividend rights, if any, the redemption rights, if any, sinking fund requirements, if any, rights upon the liquidation, dissolution or winding up of the Company or upon the distribution of the assets of the Company, the terms of the conversion or exchange into any other class or series of shares, if provided for, and other powers, preferences, rights, qualifications, limitations or restrictions thereof. Under the Stockholders Agreement (as defined below in "-- Stockholders Agreement"), stockholder approval may be required in order to take certain of these actions. See "-- Stockholders Agreement -- Voting Requirements."

  Series A Preferred Stock

     Conversion into Common Stock. Each holder of shares of the Series A Preferred Stock will have the right, exercisable at any time and from time to time, to convert all or any such shares of Series A Preferred Stock into shares of Common Stock, initially on a share-for-share basis. The conversion ratio of the Series A Preferred Stock is subject to adjustment in the event of (i) any subdivision or combination of the Common Stock, (ii) any payment by the Company of a stock dividend to the holders of the Common Stock, (iii) the issuance of rights to acquire equity to holders of the Common Stock without issuing similar rights to the holders of the Series A Preferred Stock, or (iv) the issuance of equity or rights to acquire equity at a price per share less than $22.50 (as adjusted). In addition, if the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and such transaction requires the approval of the stockholders of the Company, then a holder of the Series A Preferred Stock may convert some or all of such shares into shares of Common Stock simultaneously with the record date for, or the effective date of, such transaction so as to receive the rights, warrants, securities or assets that a holder of shares of the Common Stock on that date may receive.

     If the Company consummates an underwritten public offering of equity securities resulting in gross proceeds to the Company of at least $25 million and at a price per share equal to (i) at least $33.75, if such public offering is consummated on or before July 31, 1998, (ii) at least $39.37, if such public offering is consummated after July 31, 1998 but on or before July 31, 1999, and
(iii) at least $45.00, if such public offering is consummated at any time after July 31, 1999 (a public offering meeting such requirements is referred to herein as a "Qualified IPO"), then the Series A Preferred Stock shall be converted automatically upon such consummation into shares of Common Stock at an initial conversion rate of one-for-one, subject to adjustment as described above.

     Liquidation Preference. In the event of any voluntary or involuntary dissolution, winding up or liquidation of the Company, after payment or provision for payment of all of the Company's debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive, out of the remaining net assets of the Company and in preference to the holders of the Common Stock and any other capital stock ranking junior to the Series A Preferred Stock, the amount of $22.50 (the "Liquidation Preference") for each share of the Series A Preferred

Stock, plus any accrued and unpaid dividends up to the date for such distribution, whether or not declared. If, upon any liquidation of the Company, the assets distributable among the holders of the Series A Preferred Stock are insufficient to permit the payment in full to the holders of the Series A Preferred Stock and all other classes of preferred stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock, of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Series A Preferred Stock and all classes and series of capital stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock in order of relative priority and, as to classes and series ranking on a parity with one another, in proportion to the full preferential amount that would be payable per share if such assets were sufficient to permit payment in full. If, after payment of the Liquidation Preference to the holders of the Series A Preferred Stock and the payment of the liquidation preference with respect to any capital stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock, assets remain in the Company, all such remaining funds shall be distributed first to the holders of the Common Stock, until such holders have received an amount per share equal to the Liquidation Preference, subject to certain adjustments, and then on an equal per share basis to holders of all capital stock of the Company on a pro rata, as-if-converted to Common Stock basis.

     Dividends. The holders of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board cumulative dividends payable on the shares of the Series A Preferred Stock for each quarterly dividend period, commencing March 15, June 15, September 15 and December 15 of each year and ending on the day next preceding the first day of the next quarterly dividend period, at a rate of 8% per annum, compounded annually, in respect of the Liquidation Preference. All such dividends shall be payable on March 15, June 15, September 15 and December 15 of each year.

     The Company may, at its option, pay that portion of such dividends through the issuance of that number of additional shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the aggregate dollar amount of dividends to be paid on such dividend payment date multiplied by the Permitted Portion. The "Permitted Portion" means the percentage of the dividends payable on each share of Series A Preferred Stock that may, at the option of the Company, be paid through the issuance of additional shares of the Series A Preferred Stock, which percentage shall equal 100% prior to a Preferred Stock Determination (as defined below), and thereafter shall equal the lesser of (i) 50% and (ii) (A) 100% less (B) the Combined Effective Marginal Tax Rate. A "Preferred Stock Determination" means the receipt by a beneficial owner of the Series A Preferred Stock that is a citizen or resident of the United States or a corporation, partnership or other entity organized under the laws of the United States or a political subdivision thereof (a "Series A Beneficial Owner") of advice from its tax advisors that there is a substantial risk that such Series A Beneficial Owner will be required to recognize federal income taxes as a result of the receipt of a dividend on the Series A Preferred Stock in additional shares of Series A Preferred Stock, and such Series A Beneficial Owner so notifies the Corporation of such occurrence; provided that no Preferred Stock Determination shall occur if such Series A Beneficial Owner receives an opinion of counsel to the effect that such Series A Beneficial Owner will not be required under the Internal Revenue Code of 1986, as amended, or of any successor internal revenue laws of the United States (the "Code"), or similar provisions of the Code, to recognize income for federal income tax purposes in respect of any dividends payable in additional shares of Series A Preferred Stock as a result of either (x) the application of the Code or interpretations thereof that constitute "substantial authority" under Code Section 6662 or (y) that given the facts and circumstances then existing there is a reasonable basis for the conclusion that the Series A Preferred Stock is not properly characterized as "preferred stock" for purposes of Code Section 305. The "Combined Effective Marginal Tax Rate" means the highest single effective rate of United States federal, state and local income taxation applicable to holders of 5% or more of the Series A Preferred Stock whose principal residence or commercial domicile is within the United States, giving effect to any limitations on the deductibility of state and local income taxes in computing United States federal taxable income, and assuming that such holders of Series A Preferred Stock are individuals and subject to the highest United Stated federal and highest state and local marginal income tax rates then applicable in the jurisdictions in which they have their principal residence or commercial domicile.

     Voting Rights. Except as provided by law, the holders of the Series A Preferred Stock are entitled to only those voting rights set forth in the Stockholders Agreement.

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

STOCKHOLDERS AGREEMENT

     Certain of the rights and obligations of the holders of the Common Stock and the Series A Preferred Stock are governed by the Stockholders Agreement dated as of October 10, 1997 (the "Stockholders Agreement") among the Company, the holders of the Common Stock and the holders of the Series A Preferred Stock. The following summary of the Stockholders Agreement is qualified in its entirety by reference to the complete text of the Stockholders Agreement.

  Stock Transfer Restrictions

     A holder (a "Stockholder") of Common Stock or Series A Preferred Stock ("Stock") may transfer his, her or its Common Stock only if the transfer complies with the provisions of the Stockholders Agreement. If the proposed transferee is a Permitted Transferee (as defined below), then the following requirements apply: (i) the Stockholder proposing to make the transfer must give written notice (a "Transfer Notice") to the Company and all other Stockholders of the proposed transfer, identifying the proposed transferee and the consideration, if any, to be received by such Stockholder; (ii) such Stockholder must agree to reimburse the Company for any expenses reasonably incurred by the Company in connection with the consummation of such proposed transfer; (iii) such Stockholder and its transferee must execute instruments of transfer in form and substance reasonably acceptable to the Company, including the written agreement of such transferee to be bound by the obligations of such Stockholder under the Stockholders Agreement; (iv) either (x) the transfer is to the heirs, devisees or legatees of a deceased Stockholder, (y) the Stock to be transferred is registered under the Securities Act and applicable state securities laws, or
(z) the Company determines that such transfer qualifies for an exemption from registration under the Securities Act and any applicable state securities laws; and (v) if required by the Company in its discretion, such Stockholder must deliver to the Company an opinion of counsel to the effect that the proposed transfer satisfies the requirements of the conditions described in the preceding clauses (iii) and (iv).

     If the proposed transferee is not a Permitted Transferee, then in addition to the above requirements, the rights of first refusal and co-sale rights described below will apply.

     A "Permitted Transferee" is, (i) in the case of Whitney, its affiliates and Family Members (as defined below) of those affiliates who are individuals, (ii) in the case of any of Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., Chisholm Partners III, L.P. and Kennedy Plaza Partners (collectively, the "Fleet Entities"), its affiliates and Family Members of those affiliates who are individuals, (iii) in the case of Columbia DBS Class A Investors, LLC or Columbia DBS Investors, L.P., (x) Columbia and (y) affiliates of any of Columbia DBS Class A Investors, LLC, Columbia DBS Investors, L.P. or Columbia, and Family Members of those affiliates who are individuals, and (iv) in the case of any other Stockholder, any Family Member of such Stockholder. A "Family Member" is
(i) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Code Section 501(c)(3), the estate of any such individual and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above-described individuals, trusts or organizations and (ii) with respect to any trust, the owners of the beneficial interests of such trust.

  Rights of First Refusal

     Upon the occurrence of an Optional Purchase Event (as defined below), the Company, followed by all Stockholders holding 10% or more of the capital stock of the Company (the "10% Stockholders"), will have successive options to purchase all, but not less than all, of the shares of Common Stock or Series A Preferred Stock proposed to be transferred. If the Optional Purchase Event is the delivery of a Transfer Notice or an Indirect Transfer (as defined below) and such transfer is for consideration, the successive options of the Company and the 10% Stockholders shall be to purchase the Stock proposed to be transferred for the fair market value to be received in such transfer and shall be pursuant to all other terms and conditions of the proposed transfer. With respect to all other Optional Purchase Events, such options shall be to purchase such shares at a price equal to the fair market value of such shares on the last day of the calendar month immediately prior to the occurrence of the

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

Optional Purchase Event, plus interest at the prime rate from such date, less any distributions made with respect to such shares from such date until the closing of the purchase.

     The Company will have 30 days to determine whether to exercise its option. If the Company does not exercise its option, each 10% Stockholder may (i) purchase such shares on the same terms as the Company in proportion to the relative number of shares of capital stock owned by all 10% Stockholders, (ii) exercise its rights of co-sale described below, or (iii) neither (i) or (ii). The 10% Stockholders shall have 30 days to determine whether to exercise their options. If any 10% Stockholder does not exercise its option, the 10% Stockholders who do exercise their options will have 15 days to determine whether to acquire the shares that could have been acquired by the non-exercising 10% Stockholders in proportion to the relative number of shares of capital stock of the Company held by the exercising 10% Stockholders. With respect to an Optional Purchase Event that is the giving of a Transfer Notice, if the Company and the 10% Stockholders fail to exercise their options or fail to make payment for such shares as required, the transferring Stockholder may transfer such shares within 90 days of the expiration of the last option period upon the terms and price set forth in the notice of proposed transfer, subject to the rights of co-sale described below.

     An "Optional Purchase Event" is (i) the delivery of a Transfer Notice with respect to a transfer to other than a Permitted Transferee, (ii) in the case of a Stockholder who is an individual, the entry by a court of an order that the current or former spouse of such Stockholder has acquired rights in any of such Stockholder's shares of capital stock of the Company as a result of a divorce, equitable distribution or community property partition proceeding, (iii) in the case of any Stockholder who received such shares of capital stock of the Company (or an equity interest in the LLC) when such Stockholder was an officer, director, employee, manager or independent contractor of the Company or any subsidiary of the Company, such stockholder is no longer an officer, director, employee, manager or independent contractor of the Company or any subsidiary of the Company or (iv) subject to certain exceptions, in the case of Columbia DBS Class A Investors, LLC, Columbia DBS Investors, L.P. and Columbia DBS, Inc. (the "Columbia Entities"), or any other Stockholder substantially all of the assets of which consist of such Stockholder's capital stock of the Company, any transfer of its capital stock or other equity interests, or the sale or issuance of any capital stock or equity interests in such Stockholder, unless such transfer, sale or issuance is to a person who was an owner of such Stockholder on February 10, 1997 or a Permitted Transferee of such Stockholder (an "Indirect Transfer").

  Rights of Co-Sale

     If Common Stock or Series A Preferred Stock is to be transferred to a person other than a Permitted Transferee, and such stock is not purchased by the Company pursuant to its right of first refusal described above, each other Stockholder shall have the option to participate in the proposed transfer by selling, at the same price and on the same terms as the proposed transfer, a proportionate number of shares based on the relative holdings of those Stockholders exercising their co-sale rights. The Stockholders may exercise their options to participate in such transfer by giving notice to the Company and the transferring Stockholder within 30 days after receipt of notice from the Company of such proposed transfer. Insofar as possible, the rights of co-sale will apply to capital stock of the same class proposed to be transferred; provided, that if any Stockholder electing to exercise such rights does not have a sufficient number of shares of Stock of the same class, such Stockholder may substitute shares of another class so long as such class ranks senior in liquidation to the class proposed to be transferred. A holder of Series A Preferred Stock may convert a sufficient number of shares into Common Stock in accordance with the procedures for conversion described above.

  Voting Requirements

     For so long as any shares of Series A Preferred Stock are outstanding, without the vote of the holders of at least 70% of the Series A Preferred Stock, and, if there has been a Vote Shift (as defined below) as a result of a "change of control" of Columbia DBS Class A Investors, LLC, 70% of those shares of the then outstanding Common Stock which were issued in exchange for Class B Units of the LLC, the Company shall not take any action that: (i) alters or changes the rights, preferences or privileges with respect to the Series A Preferred Stock (or, if there has been a Vote Shift, the Common Stock); (ii) creates any new class or series of capital stock having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock (or, if there has been a

Vote Shift, the Common Stock); (iii) results in any merger, reorganization or "change of control" of the Company or any transaction or a series of related transactions in which all or substantially all of the assets of the Company and its subsidiaries taken as a whole are sold or otherwise transferred to persons other than the Company or its Subsidiaries, unless such transaction would result in cash proceeds to the holders of the Series A Preferred Stock with respect to the Series A Preferred Stock of an amount per share equal to or greater than the Liquidation Preference; (iv) results in an initial public offering that is not a Qualified IPO, subject to the rights of the Stockholders under the Stockholders Registration Rights Agreement (as defined below); (v) results in the redemption or repurchase of any capital stock of the Company, whether in the form of cash or promissory notes or otherwise (except in connection with the redemption or acquisition of capital stock of the Company held by employees, directors or consultants of the Company or any subsidiary, or Permitted Transferees of such persons, in connection with or in furtherance of the termination of such relationship); (vi) results in the issuance of any equity interest in the Company or in any subsidiary, or rights to acquire such equity interests, other than under the Employee Stock Plan or in connection with a certain permitted financings; (vii) results in any distribution with respect to any equity interests in the Company (other than as permitted in (v) above); (viii) results in any contract, agreement, loan, transaction or other relationship with the Company or any subsidiary or any of the Columbia Entities, Whitney or the Fleet Entities, or an affiliate of any of them, other than certain permitted reimbursements; (ix) results in a change in the size, voting or composition of the Board; (x) results in an increase in the number of shares of Common Stock authorized to be issued under the Employee Stock Plan; or (xi) results in the Company being engaged in any business other than the distribution of, or the indirect holding of rights to distribute, DirecTv Services, programming and products.

     In addition, until February 10, 1999, for so long as any shares of Series A Preferred Stock are outstanding, without the consent of holders of at least 50% of the shares of Series A Preferred Stock, neither the Company nor any subsidiary may acquire any Rural DirecTv Market, or more than one Rural DirecTv Market in the same or a series of related transactions from a single seller or group of affiliated sellers, if the acquisition price per household is greater than $120 or the aggregate purchase price exceeds $25 million.

  Board of Directors

     The Stockholders Agreement provides that the Board shall consist of seven members and requires the Stockholders to elect the following individuals as directors: (i) two individuals designed by Whitney, (ii) one individual designated by Chisholm Partners III, L.P. ("Chisholm"), (iii) the Chief Executive Officer of the Company, (iv) two individuals elected by a vote of the holders of the Common Stock issued in exchange for the Class B Units of the LLC, each of which individuals shall be entitled to two votes each on all matters before the Board until such time as the size of the Board is increased to nine members as described below or until there is a Vote Shift and (v) one individual elected by the holders of the Common Stock. Upon the affirmative vote of Columbia DBS Class A Investors, LLC, Whitney and Chisholm, the size of the Board shall be increased to nine members, each of which shall have one vote with respect to all matters before the Board. The two additional seats shall be filled by individuals approved by Columbia DBS Class A Investors, LLC, Whitney and Chisholm, elected by holders of a majority of the stock of the Company, and who are not otherwise affiliates of any of the Columbia Entities, Whitney or Fleet.

     Upon the occurrence of a "change of control" of certain of the Columbia Entities, and for a period of one year thereafter, either Whitney or the Fleet Entities may implement a Vote Shift. A "Vote Shift" shall mean (i) in the event there is a seven member Board, (x) the elimination of the extra vote held by each of the two directors entitled to two votes, and (y) the increase in the number of votes held by the designee of Chisholm and one of the Whitney designees from one vote to two votes each, with the result that the Chisholm designee and the Whitney designees shall have, in the aggregate, five of the nine votes on the seven-member board and (ii) in the event there is a nine member Board, (x) the increase in the number of votes held by the designee of Chisholm and one of the Whitney designees from one vote to two votes each and
(y) the increase in the number of votes held by the other Whitney designee to three votes, with the result that the Chisholm designee and the Whitney designees shall have, in the aggregate seven of the thirteen votes on the nine-member board.

     At least one member of the executive committee, audit committee and compensation committee shall be designated by each of Columbia DBS Class A Investors, LLC, Whitney and the Fleet Entities.

  Participation Rights

     The Stockholders Agreement provides that prior to the issuance of any additional shares of capital stock of the Company each Stockholder (other than any Stockholders who own shares of Common Stock solely through participation in the Employee Stock Plan) shall be offered the right to purchase their proportionate share of such additional shares of capital stock on the same terms and conditions as the proposed issuance to others. Any shares of capital stock not initially subscribed for by such Stockholders shall be reoffered to those Stockholders initially electing to purchase their proportionate share. Stockholders shall not have any participation rights with respect to the issuance of shares of capital stock of the Company (i) pursuant to the Employee Stock Plan, (ii) in connection with certain permitted financing, (iii) in exchange for capital contributions consisting of property other than cash, or
(iv) in connection with an adjustment in the conversion rate with respect to the Series A Preferred Stock.

  Termination

     The Stockholders Agreement will terminate upon the consummation of a Qualified IPO.

  Application to Future Share Issuances

     The provisions of the Stockholders Agreement relating to restrictions on transfer, rights of first refusal, co-sale rights and participation rights apply to Common Stock and Series A Preferred Stock that may be acquired in the future by existing Stockholders and their Permitted Transferees, including Common Stock and Series A Preferred Stock acquired by existing Stockholders and their Permitted Transferees through the exercise of their participation rights described above. The Stockholders Agreement will not apply in any event to additional shares of Common Stock and Series A Preferred Stock issued by the Company to persons other than existing Stockholders and their Permitted Transferees.

  Dissolution of the Company

     The Company shall dissolve at any time after February 10, 2003, if at such time the aggregate Liquidation Preference is at least $7.5 million (excluding the Liquidation Preference on any Series A Preferred Stock distributed as a dividend) and holders of at least a majority of Series A Preferred Stock then outstanding vote to dissolve the Company; provided, however, that in the event that such a vote and resulting dissolution of the Company would result in an event of default or an incipient default under any then existing indebtedness of the Company or any Subsidiary with an outstanding balance of $10 million or more, then such majority vote shall not cause the dissolution of the Company, but rather shall constitute notice by the holders of the Series A Preferred Stock to the Board that such holders desire that the Board promptly arrange the sale of the Company (including its subsidiaries) or a sale of all or substantially all of its assets.

THE STOCKHOLDERS REGISTRATION RIGHTS AGREEMENT

     The following is a summary of certain provisions of the Registration Rights Agreement dated as of February 10, 1997 (the "Stockholders Registration Rights Agreement") between the Company, Whitney, the Fleet Entities, Columbia DBS Class A Investors, LLC, Columbia DBS Investors, L.P., Columbia DBS, Inc., Douglas S. Holladay, Jr., Donald A. Doering and William J. Dorran (the "Investors"). Such summary is qualified in its entirety by reference to the complete text of the Stockholders Registration Rights Agreement, a copy of which is available upon request from the Company.

     The Stockholders Registration Rights Agreement provides that, at any time after six months after the consummation of an initial public offering, Investors who own in the aggregate no less than 10% of the total outstanding equity securities of the Company may, subject to certain restrictions, make up to two demands to the Company for registration under the Securities Act of all or a portion of those shares of Common Stock and Preferred Stock received by such Investor in exchange for such Investor's Units in the LLC (the "Restricted Securities"). In addition, at any time after August 10, 1998, if (i) an initial public offering has not occurred or (ii) an initial public offering has occurred but the securities sold in such offering are not then publicly traded, Whitney and the Fleet Entities may require the Company to register all of their Restricted Securities (or any portion thereof in excess of $1,000,000) for sale. Upon becoming qualified to use Form S-3 under the Securities

Act, any Investor may also make written requests to the Company for registration of the Restricted Securities on Form S-3, which requests must be honored by the Company if the aggregate offering price of the Restricted Securities proposed to be sold is expected to be at least $1,000,000. The Investors also have certain "piggyback" registration rights to include the Restricted Securities, subject to certain limitations, in other registration statements filed by the Company.

     Whenever the Company effects a registration pursuant to the registration rights provisions of the Stockholders Registration Rights Agreement, the Company
(i) has agreed, and the Investors have agreed, not to effect any public sale or distribution of equity securities of the Company for a specified period of time prior to and after such registration statement becomes effective and (ii) will be required to pay the cost of such registration of securities, except that each selling Investor will bear its proportionate share of customary underwriting discounts and commissions. The Stockholders Registration Rights Agreement contains customary indemnification and contribution provisions relating to the exercise by the Investors of their registration rights thereunder.

LIMITATION ON DIRECTORS' LIABILITY

     The Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision of the Certificate of Incorporation is to limit or eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in those circumstances described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

DELAWARE TAKEOVER STATUTE

     Section 203 of the Delaware Law, as amended ("Section 203"), provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date at which the stockholder becomes an "interested stockholder" unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or
(iii) or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the "interested stockholder." Except as otherwise specified in Section 203, an "interested stockholder" is defined to include (x) any person which is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

     These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to its Certificate of Incorporation or Bylaws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate of Incorporation nor the Bylaws presently exclude the Company from the restrictions imposed by Section 203.

                            DESCRIPTION OF THE NOTES

     The Exchange Notes will be issued under an Indenture dated as of July 30, 1997 (the "Indenture") among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") as in effect on the date of the Indenture. In connection with the Corporate Conversion, the Company assumed all obligations of the LLC under the Indenture, including the payment of the Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
(iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Private Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms and provisions of the Exchange Notes, the Indenture, the Registration Rights Agreement dated July 30, 1997 (the "Registration Rights Agreement") among the Issuers, the Guarantors and the Initial Purchasers and the Security Agreement (the "Security Agreement") dated July 30, 1997 among the Issuers and the Trustee, for the benefit of the holders of the Notes. Such summary is qualified in its entirety by reference to the complete text of such agreements, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. See "Available Information." Definitions relating to certain capitalized terms used above or in the following summary are set forth below under "-- Certain Definitions." Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." References in this "Description of the Notes" section to "the Company" mean only DTS and not any of its Subsidiaries.

GENERAL

     The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Issuers will appoint The Bank of New York to serve as registrar and paying agent under the Indenture at its offices at New York, New York. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING


     The Notes are joint and several obligations of the Company and Capital and will be unsecured except for a first priority security interest to be granted by the Issuers in the Interest Escrow Account. In serving as a co-issuer of the Notes, Capital is acting as an agent of the Company. Capital has nominal assets, does not conduct any operations, and will not provide additional security for the Notes. The Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Issuers, on a parity in right of payment with all senior subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness. As of September 30, 1997, the Company had approximately $33.7 million of Senior Indebtedness outstanding on a pro forma basis after giving effect to the Initial Offering and the Transactions. The Company has up to $90.0 million of borrowing availability under the Credit Facility, of which $46.1 million, on a pro forma basis after giving effect to the Initial Offering and the Transactions, is immediately available, and is currently permitted by the Indenture to incur up to $75.0 million of indebtedness thereunder. The Credit Facility is guaranteed by all of the Subsidiaries of the Company and is secured by a security interest in substantially all of the assets of the Company and the Subsidiaries of the Company. Secured creditors of the Company and its Subsidiaries will have a claim on the assets which secure such obligations prior to claims of the holders of the Notes against those assets. Pursuant to the Indenture, the Company will not be permitted to incur any debt that is both subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.

     The Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all Restricted Subsidiaries of the Company (the "Guarantors"). No Guarantor will be permitted to incur any debt that is both subordinated in right of payment to its Guarantor Senior Indebtedness and senior in right of payment to its Guaranty.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

     The Notes were issued in an aggregate principal amount of $155.0 million and will mature on August 1, 2007. Interest on the Notes will accrue at the rate per annum set forth on the cover page of this Offering Memorandum and will be payable semi-annually in cash on each August 1 and February 1, commencing on February 1, 1998, to the holders of record of the Notes at the close of business on July 15 and January 15, respectively, immediately preceding such interest payment date. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after August 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on August 1 of the years indicated below:

                                                              REDEMPTION
YEAR                                                            PRICE
2002........................................................   106.250%
2003........................................................   104.167%
2004........................................................   102.083%
2005 and thereafter.........................................   100.000%

     In addition, prior to August 1, 2000, the Company may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the originally issued principal amount of the Notes at a redemption price equal to 112.50% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Company or (b) a sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of the Notes would remain outstanding immediately after giving effect to any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of any such redemption must be given within 90 days after the date of the consummation of such Public Equity Offering or such sale of Qualified Equity Interests.

MANDATORY REDEMPTION; SINKING FUND

     Except as set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" and "-- Offer to Purchase Upon Change of Control" below, neither the Company nor Capital is required to purchase or make mandatory redemption payments or sinking fund payments with respect to the Notes.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering or sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the paying agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture.

SECURITY -- INTEREST ESCROW ACCOUNT

     On the Closing Date, the Company deposited in an Interest Escrow Account a portion of the net proceeds received from the sale of the Notes to be held by the Escrow Agent and the Company has granted a first priority security interest to the Trustee as security for the benefit of the holders of the Notes. Such amount has been invested by the Escrow Agent in Marketable Securities and is sufficient upon receipt of scheduled interest and principal payments of such Marketable Securities to provide for payment in full of the first four scheduled interest payments due on the Notes. The Company used approximately $36.5 million of the net proceeds of the Initial Offering to fund the Interest Escrow Account.

     The Company granted a first priority security interest in the Interest Escrow Account to the Trustee for the benefit of the Holders of the Notes pursuant to the Security Agreement. Pursuant to the Security Agreement, immediately prior to an Interest Payment Date, the Company may either deposit with the Escrow Agent from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Escrow Agent to release from the Interest Escrow Account proceeds sufficient to pay interest then due on the Notes. In the event the Company exercises the former option, the Company may direct the Escrow Agent to release a like amount of proceeds from the Interest Escrow Account. A failure to pay interest on the Notes in a timely manner through the first four scheduled interest payment dates will constitute an immediate Event of Default under the Indenture, with no grace or cure period. The Interest Escrow Account also secures the repayment of the principal amount and premium on the Notes.

     Under the Security Agreement, once the Company makes the first four scheduled interest payments on the Notes, the remaining assets held in the Interest Escrow Account, if any, will be released and thereafter the Notes will be unsecured.

SUBORDINATION OF THE NOTES AND THE GUARANTIES

     The payment of the principal of, premium, if any, and interest on the Notes (other than payments from the Interest Escrow Account) is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment and satisfaction in full in cash of all Senior Indebtedness of the Company.

     Upon any payment or distribution of assets or securities of either of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and payments from the Interest Escrow Account), upon any dissolution or other winding-up or liquidation, rearrangement or reorganization of either of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of either Issuer (except in connection with the merger or consolidation of either Issuer or liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "Merger, Sale of Assets, Etc."), all Senior Indebtedness shall first be paid and satisfied in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of, premium, if any, or interest on the Notes (other than payments from the Interest Escrow Account), or any payment by the Issuers to acquire any of the Notes for cash, property or securities, or any distribution by the Issuers with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account). Before any payment may be made by, or on behalf of, the Issuers of the principal of, premium, if any, or interest on the Notes (other than payments from the Interest Escrow Account) upon any such dissolution or winding-up or liquidation, rearrangement or reorganization, any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account) to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness might have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness. In the event that, notwithstanding the foregoing, the Trustee or any Holder of Notes receives any payment or distribution of assets of either of the Issuers of any kind, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account), including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the trustee in bankruptcy or such other Person making payment or distribution of assets of the Company to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any current payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.

     No payment or distribution of any assets or securities of either of the Issuers or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company, but excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account) may be made by or on behalf of either of the Issuers or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, except from those funds held in trust for the benefit of Holders of any Notes pursuant to the procedures set forth under "-- Satisfaction and Discharge of Indenture; Legal Defeasance and Covenant Defeasance" below, or for or on account of the purchase, redemption, defeasance or other acquisition of the Notes, and neither the Trustee nor any Holder or owner of any Notes shall take or receive from either of the Issuers or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes following the delivery by the representative of the holders of Designated Senior Indebtedness under or in respect of the Credit Facility, for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Credit Facility, and thereafter, the holders of Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of either of the Issuers of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of either of the Issuers being subordinated to the payment of the Notes by either of the Issuers, but excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account) may be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any Holder or owner of any Notes shall take or receive from either of the Issuers, directly or indirectly in any manner, payment in respect of all or any portion of the Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) the date on which more than 179 days shall have elapsed since receipt of such written notice by the Trustee,
(y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indenture, (x) in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding any other provision of the Indenture, no event of default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of any other Payment Blockage Period initiated by the Representative, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes and the Guaranties" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "-- Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of either of the Issuers, funds that would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Issuers may be unable to fully meet their obligations with respect to the Notes.


     As of September 30, 1997, the Company had approximately $33.7 million of Senior Indebtedness outstanding on a pro forma basis after giving effect to the Initial Offering and the Transactions. In addition, the Company has up to $90.0 million of borrowing availability under the Credit Facility, of which approximately $46.1 million, on a pro forma basis after giving effect to the Initial Offering and the Transactions, is immediately available, and is currently permitted by the Indenture to incur up to $75.0 million of indebtedness thereunder. Subject to the restrictions set forth in the Indenture, in the future the Issuers and the Guarantors may issue additional Senior Indebtedness or Guarantor Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.


     Each Guaranty will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Credit Facility (including any guaranty thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Issuers.

     If the Issuers or any Guarantor fail to make any payment on the Notes or any Guaranty, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     A holder of Notes by its acceptance of Notes agrees to be bound by the provisions in the Indenture as described above and authorizes and expressly directs the Trustee, on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuers shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 20 days after the Change of Control Date, jointly and severally make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date. The Issuers' obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

     The consummation of the Pegasus Transaction would constitute a Change of Control. If such consummation occurs, the Issuers will be required to make an Offer to Purchase. See "The Company -- Pegasus Transaction."

     If a Change of Control occurs that also constitutes an event of default under the Credit Facility, the lenders under the Credit Facility will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company will be prior to any claim of the Holders of the Notes with respect to such assets. A condition to the closing of the Pegasus Transaction is that the Restated Credit Facility be amended to permit such closing.

     If an Offer to Purchase is made following the occurrence of a Change of Control, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that may be tendered by Holders of Notes seeking to accept such Offer to Purchase. If the Company fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default under the Indenture. See
"-- Events of Default" below.

     If the Issuers make an Offer to Purchase, the Issuers will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Senior Subordinated Indebtedness. The Indenture will provide that (i) the Issuers will not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any Senior Indebtedness and (ii) the Company will not permit any Guarantor to and no Guarantor will, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guaranty of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

     Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Wholly Owned Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary);

          (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Wholly Owned Restricted Subsidiary); or

          (iv) make any Investment (other than Permitted Investments or Permitted Acquisition Deposits) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor) as a result of or in connection with such Investment);

(such payments or any other actions (other than the exceptions thereto) described in (i), (ii), (iii) and (iv) collectively, "Restricted Payments"), unless

          (a) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of "-- Limitation on Indebtedness" below; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) the difference between (x) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment and (y) 150% of cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available, plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding (i) the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid and (ii) any such proceeds to the extent that such proceeds were included at any time in subparagraph (k) of "Limitation on Indebtedness"), plus (3) the principal amount (or accrued or accreted amount, if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment, (ii) the amount of such Investment that was treated as a Restricted Payment, and (iii) the amount of cash received by the Company or a Wholly Owned Restricted Subsidiary for such disposition or in such repayment, less in any case, the cost of the disposition of such Investment and net of taxes, plus (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in the lesser of the Fair Market Value and the net worth of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, plus (6) (to the extent not included in the computation of Cumulative Operating Cash Flow) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, minus (7) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below.

     The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph and subparagraph (k) of "Limitation on Indebtedness" (and were not included therein at any time); (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and
(c)(3) of the preceding paragraph and subparagraph (k) of "Limitation on Indebtedness" (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Notes; (iv) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph and subparagraph (k) of "Limitation on Indebtedness" (and were not included therein at any time); (v) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests (or distributions by any Restricted Subsidiary to the Company to permit such purchase, redemption or other acquisition, cancellation or retirement for value), of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any calendar year; and
(vi) the payment of any dividend or distribution on Equity Interests of the Company or any Restricted Subsidiary to the extent necessary to permit the direct or indirect beneficial owners of such Equity Interests to pay federal, state and local income tax liabilities arising from income of the Company or such Restricted Subsidiary and attributable to them solely as a result of the Company or such Restricted Subsidiary (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or a similar pass-through entity, or ignored as an entity separate from its owner, for federal, state or local income tax purposes; provided, however, that in the case of each of clauses (ii), (iii) and (iv), no Default or Event of Default (and, in the case of clause (v), no Default or Event of Default under clause (a), (b) or
(c) of "Events of Default") shall have occurred and be continuing or would arise therefrom. For purposes of this paragraph, any Investment made in any Person that subsequently becomes a Restricted Subsidiary shall be deemed not to be outstanding so long as such Person is a Restricted Subsidiary.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i) and (v) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv) and (vi) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

     Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness and the Company or any Restricted Subsidiary may issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to
6.5 to 1.0.

     The foregoing limitations will not apply to the Incurrence by the Company (or any Restricted Subsidiary with respect to clauses (a), (b), (d), (e), (f),
(g), (i), (j), (l) and, to the extent provided therein, clauses (h) and (k) below of this paragraph) of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (a) Indebtedness under the Notes, the Guaranties and the Indenture;

          (b) Existing Indebtedness;

          (c) Indebtedness of the Company under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $75.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter), plus (B) any amounts outstanding under the Credit Facility that utilize subparagraph (l) of this paragraph of this covenant;

          (d) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or any Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary that holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary, or (iii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (e) guarantees by any Restricted Subsidiary of Senior Indebtedness of the Company or of Guarantor Senior Indebtedness of any Guarantor;

          (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this covenant) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (g) Purchase Money Indebtedness and Capital Lease Obligations of the Company or any Restricted Subsidiary that do not exceed $2.0 million in the aggregate for the Company and all of its Restricted Subsidiaries at any one time outstanding;

          (h) Indebtedness or Disqualified Equity Interests to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this covenant or subparagraph (a),
     (b), (i) or (k) of this paragraph of this covenant; provided, however, that
     (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness or Disqualified Equity Interests provide for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Notes or a Guaranty may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes or such Guaranty, as applicable, and Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced with Subordinated Indebtedness or Disqualified Equity

     Interests, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (i) or (k) of this paragraph, such refinancing pursuant to this subparagraph (h) shall also be deemed to be Incurred pursuant to subparagraph (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt Incurrence capacity under such subparagraphs) and (v) Indebtedness of the Company Incurred under subparagraph (b) or (k) of this paragraph may only be refinanced with Indebtedness of the Company;

          (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DirecTv(R) Services within designated Rural DirecTv Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subparagraph
     (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under subparagraph (c) of this covenant description;

          (j) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and its Restricted Subsidiaries for such disposition;

          (k) Acquired Indebtedness of any Restricted Subsidiary Incurred upon the Acquisition of such Restricted Subsidiary or substantially all of its assets (other than Acquired Indebtedness incurred in connection with or in anticipation of such Acquisition) and Indebtedness of the Company not to exceed, in the aggregate, an amount equal to the product of two multiplied by the sum of the aggregate net proceeds received in cash by the Company
     (x) as capital contributions to the Company for which no Equity Interests were issued after the Issue Date and (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding (i) the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid, (ii) any of such net proceeds to the extent that such proceeds were at any time included in subparagraph (c)(2) of the first paragraph or clause (ii), (iii) or (iv) of the second paragraph of "Limitation on Restricted Payments" above based upon such proceeds and (iii) the net proceeds from any issuance or sale of Qualified Equity Interests to a seller or its Affiliates in connection with such Acquisition); and

          (l) in addition to the items referred to in subparagraphs (a) through
     (k) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this subparagraph (l)) or any Restricted Subsidiaries having an aggregate principal amount for the Company and all of its Restricted Subsidiaries not to exceed $5.0 million at any time outstanding.

     Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.


     Limitations on Dividend Restrictions and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Credit Facility on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and non-assignment provisions in agreements between the Company or any Restricted Subsidiary and the NRTC with respect to DBS services; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "-- Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under subparagraph (h) of the second paragraph of "-- Limitation on Indebtedness" above; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) the Indenture; or (ix) any such customary encumbrance or restriction existing under any other security agreement, instrument or document hereafter in effect; provided, however, that the terms and conditions of any such encumbrance or restriction are not more restrictive than those contained in the Credit Facility as in effect on the Issue Date.

     Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of "-- Limitation on Indebtedness" above; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

     Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary if such Subsidiary (i) distributes, directly or indirectly, DirecTv(R) Services or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, such distribution or
(ii) conducts, directly or indirectly, the High Power Satellite Transmission Business or the business of distributing high power DBS services to subscribers, or has any interest in any such business or the right to receive the income or profits therefrom.

     Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of the Indenture, including, without limitation, pursuant to "-- Limitation on

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

Restricted Payments" above and "-- Disposition of Proceeds of Asset Sales" below, and except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of any Unrestricted Subsidiary.

     (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing any Senior Indebtedness or any guarantee of Senior Indebtedness by any Restricted Subsidiary and (ii) Permitted Liens.

     Disposition of Proceeds of Asset Sales. (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 80% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in distributing DirecTv(R) Services, other services provided by DirecTv or other high-powered DBS services, or (C) Equity Interests in one or more Persons that thereby become Restricted Subsidiaries whose assets consist primarily of properties and capital assets used in distributing DirecTv(R) Services, other services provided by DirecTv or other high-powered DBS services; provided, however, that if the Fair Market Value of the assets sold or otherwise disposed of exceeds $25.0 million, the Company shall be required to obtain the written opinion from an Independent Financial Advisor (and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and
(ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) commit in writing to acquire, construct or improve properties and capital assets to be used in distributing DirecTv(R) Services, other services provided by DirecTv or other high-powered DBS services at such time and so apply such Net Cash Proceeds within 365 days after the receipt thereof, or (iii) apply the Net Cash Proceeds of any Asset Sale within 365 days after receipt thereof to the making of any Investment that is permitted to be made under "-- Limitation on Restricted Payments" above.

     To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i),
(ii) or (iii) of the immediately preceding paragraph (such Net Cash

Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Notes up to a maximum principal amount of Notes equal to the Securities Portion of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount of Notes, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph.

     In the event that any other Indebtedness of the Company or any Restricted Subsidiary that ranks pari passu with the Notes or any Guaranty requires that an offer to purchase be made to repurchase such Indebtedness upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to an offer to purchase such Other Indebtedness and to an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes is not less than the Securities Portion of Unutilized Net Cash Proceeds. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under the Indenture as the purchase date in respect thereof pursuant to any Other Indebtedness.

     For purposes of this covenant, "Securities Portion of Unutilized Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount of all Notes tendered pursuant to the Offer to Purchase related to such Unutilized Net Cash Proceeds (the "Securities Amount") and the denominator of which is the sum of the Securities Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Offer to Purchase.

     With respect to any Offer to Purchase effected pursuant to this covenant, to the extent that the principal amount of the Notes tendered pursuant to such Offer to Purchase exceeds the Securities Portion of Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the principal amount of such Notes tendered by each Holder.

     In the event that the Issuers make an Offer to Purchase the Notes, the Issuers shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     (b) Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount and subject to any proration among tendering Holders as described above.

     Limitations on Conduct of Business of Capital and the Company. Capital will not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Notes and will not own any Equity Interests of any Person to the extent that such ownership would cause such Person to be deemed a Subsidiary of Capital.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date or businesses reasonably related thereto.

     Merger, Sale of Assets, Etc. No Issuer shall consolidate with or merge with or into (whether or not such Issuer is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) such Issuer shall be the Surviving Person or (y) the Surviving Person (if other than such Issuer) shall be, in the case of Capital, a corporation, or in any other case, a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture, the Interest Escrow Agreement, the Security Agreement and the Registration Rights Agreement to be performed or observed on the part of the Issuers; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of "-- Limitation on Indebtedness" above; (iv) the Issuers have delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such transaction; and (v) immediately thereafter the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of such Issuer immediately prior to such transaction.

     Notwithstanding the foregoing, Capital may merge into the Company upon or at any time following a Corporate Conversion, and clauses (iii), (iv) and (v) in the preceding paragraph shall not apply in the case of a merger by the Company if (a) the Company is the Surviving Person, (b) the consideration issued or paid by the Company in such merger consists solely of Qualified Equity Interests of the Company, and (c) immediately after giving effect to such merger, (i) if the Debt to Operating Cash Flow Ratio immediately before such merger is positive, the Debt to Operating Cash Flow Ratio immediately after such merger does not exceed such ratio immediately prior to such merger (giving pro forma effect to the merger as described in clause (iii) of the preceding paragraph) or (ii) if the Debt to Operating Cash Flow Ratio immediately before such merger is negative, the Company shall have Consolidated Net Worth immediately after such merger equal to or greater than the Consolidated Net Worth of the Company immediately prior to such merger.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     Subject to the requirements of the immediately preceding paragraph, in the event of a sale of all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Guarantor, if all of its Equity Interests are sold, shall be released and relieved of any and all obligations under the Guaranty of such Guarantor if (i) the Person or entity surviving such merger or consolidation or acquiring the Equity Interests of such Guarantor is not a Restricted Subsidiary, and (ii) the Net Cash Proceeds from such sale are used after such sale in a manner that complies with the provisions of "-- Covenants -- Disposition of Proceeds of Asset Sales" above. Except as provided in the preceding sentence, no Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia,
(ii) the Surviving Person (if other than such Guarantor) assumes all the Obligations of such Guarantor under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed above in which an Issuer, or any Guarantor, that is a party to such transaction is not the Surviving Person and the Surviving Person is to assume all of the Obligations of such Issuer or any such Guarantor under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or any such Guarantor, as applicable, and such Issuer or such Guarantor, as applicable, shall be discharged from its Obligations under the Indenture, the Notes and the Guaranty, as applicable.

     The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

     Transactions With Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any direct or indirect beneficial holder of 10% or more of the Equity Interests of the Company or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. If such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million, the Company shall not, and shall not cause or permit any Restricted Subsidiary to, enter into such Affiliate Transaction, unless a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions; provided, however, that if such Affiliate Transaction is in the ordinary course of business consistent with the past practice of any business of the Company or a Restricted Subsidiary, then there shall be no need to comply with this sentence. In the event that the Company obtains a written opinion from an Independent Financial Advisor (and files the same with the Trustee) stating that the terms of an Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be, such opinion will conclusively meet the requirements of the first sentence of this paragraph and there shall be no need to comply with the second sentence of this paragraph.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "-- Limitation on Restricted Payments" above; (v) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vi) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) of the second paragraph of "-- Limitation on Indebtedness" above;
(vii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and (viii) the issuance and sale by the Company of Qualified Equity Interests.

     Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents that the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents that the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

     Payments for Consent. None of the Issuers or any of the Company's Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

EVENTS OF DEFAULT

     The occurrence of any of the following will be defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "-- Subordination of the Notes and the Guaranties" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "-- Subordination of the Notes and the Guaranties" above); (c) default in the payment of principal of or interest on Notes required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any
Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "-- Subordination of the Notes and the Guaranties" above); (d) failure to perform or comply with any of the provisions described under "-- Certain Covenants -- Merger, Sale of Assets, Etc." above, failure to comply with certain obligations with respect to the Interest Escrow Account, including failure to deposit the funds required to be deposited therein, or failure to comply with any of the provisions of the Interest Escrow Agreement or the Security Agreement; (e) failure to perform any other covenant, warranty or agreement of an Issuer or the Guarantors under the Indenture or in the Notes continued for 30 days or more after written notice to the Issuers by the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes under the Indenture; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of an Issuer or any of the Company's Significant Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness; provided, however, that it shall not be an Event of Default if such Indebtedness shall have been repaid in full or such acceleration shall have been rescinded within 20 days; (g) the rendering of a final judgment or judgments (not subject to appeal) against an Issuer or any of the Company's Significant Restricted Subsidiaries in an amount of $2.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) that remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting an Issuer or any of the Company's Significant Restricted Subsidiaries; and (i) any Guaranty of a Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guaranty. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the

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

Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary, but subject to the provisions limiting payment described above under "-- Subordination of the Notes and the Guaranties," will become immediately due and payable; provided, however, that so long as the Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under the Credit Facility and (y) the acceleration (as a result thereof or otherwise) of any Indebtedness under the Credit Facility. If an Event or Default specified in clause (h) of the preceding paragraph with respect to an Issuer occurs under the Indenture, the outstanding Notes will as a result become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Any such declaration with respect to the Notes may be annulled as to past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Notes) upon the conditions provided in the Indenture. For information as to waiver of defaults, see "-- Modification and Waiver" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Notes, give the Holders of the Notes notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such Notes or a Default or Event of Default in complying with "-- Certain Covenants -- Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have not received from the Holders of a majority in aggregate principal amount of outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

     No director, officer, employee, incorporator, manager or stockholder of the Issuers or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers or any of their Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT
DEFEASANCE

     The Issuers may terminate their and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by them on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Issuers may, at their option and at any time, elect to have all obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be;
(b) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (d) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuers or any Restricted Subsidiary is a party; (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of such Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     The Issuers may make an irrevocable deposit pursuant to this provision pursuant to the Indenture only if at such time they are not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and the Issuers have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

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

GOVERNING LAW

     The Indenture and the Notes will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     From time to time the Issuers, when authorized by resolutions of the Company's Board, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture, Notes or Security Agreement for certain specified purposes, including among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA or making any change that does not adversely affect the rights of any holder. Modifications and amendments of the Indenture, Notes or Security Agreement may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of such Notes; (b) reduce the principal amount of (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium, if any) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or such Notes) or the right of the Holders of outstanding Notes to institute suit for the enforcement of any payment on or with respect to any Note in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder herein affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the outstanding Notes or for waiver of any Default; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, such Note (except a rescission of acceleration of the Notes by the Holders as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guaranty of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) release any Guarantor from any of its obligations under its Guaranty or the Indenture otherwise than in accordance with the Indenture; (j) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Issuers to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby; or (k) release any of the Collateral from the lien created by the Security Agreement prior to the time specified therein.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Issuers with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase pursuant thereto, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note that is affected.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default under the Indenture, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, if it becomes a creditor of the Issuers, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Issuers; provided, however, that if it acquires any interest which would be deemed to be a conflicting interest under the terms of the Indenture or the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in Section 4(a) of the Registration Rights Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and
(ii) no individual, other than a manager or director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with "-- Certain Covenants -- Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "-- Certain
Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "-- Certain Covenants -- Merger, Sale of Assets, Etc.", above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "-- Certain Covenants -- Limitation on Restricted Payments" above; and (d) sales of accounts receivable for cash at fair market value. In addition, solely for purposes of "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $500,000, and not in the aggregate, together with all other such sales, conveyances, transfers, leases or dispositions after the Issue Date, exceeding $2.0 million shall be deemed not to be an Asset Sale.

     "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's, respectively, and in each case maturing within six months after the date of acquisition.

     "Change of Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time upon the happening of an event or otherwise), directly or indirectly, of more than 45% of the total voting power of the then outstanding Equity Interests of the Company; (b) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new members of the Board of Directors whose election by the Board of Directors of the Company or whose nomination for election by the members or stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors then still in office who were either such members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company then in office; or (c) the liquidation or dissolution of the Company; provided, however, that a Corporate Conversion shall not be a Change of Control except that, in such case, the surviving corporation in such Corporate Conversion shall be substituted for the Company for purposes of clauses (a) and (b) of this paragraph; provided further, that a Change of Control will be deemed not to occur pursuant to clauses (a) or (b) above if either (x) the acquiring "person" is a corporation engaged in the telecommunications business with outstanding senior, unsecured corporate debt securities having a maturity at original issuance of at least one year and such debt securities are rated Investment Grade (without giving effect to any third-party credit support or enhancement) by Standard & Poor's or Moody's Investors Service, Inc. for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) in the event that the acquiring "person" is a corporation that either (1) does not have any outstanding senior, unsecured corporate debt securities that are rated by Standard & Poor's or Moody's Investors Service, Inc. at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such debt securities will be rated), or (2) after the date of such event but during such 90 day period, has outstanding senior, unsecured corporate debt securities having a maturity at original issuance of at least one year that have been rated Investment Grade (without giving effect to any third-party credit support or enhancement) by Standard & Poor's or Moody's Investors Service, Inc. which rating continues in effect for the remainder of the period specified in clause
(x) above, the Notes shall be rated Investment Grade immediately upon such Change of Control.

     "Change of Control Date" has the meaning set forth under "-- Offer to Purchase Upon Change of Control" above.

     "Collateral" means all of the assets in which the Issuers have granted a security interest pursuant to the Security Agreement.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

     "Consolidated Net Worth" with respect to any Person means the equity of the holders of Qualified Equity Interests of such Person and its Restricted Subsidiaries, as reflected on a balance sheet of such Person determined on a consolidated basis and in accordance with GAAP.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent not taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

     "Corporate Conversion" shall mean the conversion of the Company to a corporation, whether pursuant to a merger, consolidation, conversion by filing, assignment of assets, or similar transaction or series of transactions, in each case resulting in a corporation substantially all of the assets of which consist of substantially all of the assets that were held directly or indirectly by the Company immediately prior to such transaction and substantially all of the capital stock of which corporation is held by Persons who were members of the Company immediately prior to such transaction or Permitted Transferees of such Persons in substantially the same proportions.

     "Credit Facility" means the Second Amended and Restated Credit Agreement, dated as of July 30, 1997, between Digital Television Services, Inc., the lenders named therein, CIBC Wood Gundy Securities Corp., as Arranger, Morgan Guaranty Trust Company of New York, as Syndication Agent, Fleet National Bank, as Documentation Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent, including any deferrals, renewals, waivers, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, other collateral documents (including all Loan Documents (as defined in the Credit Facility)) and note agreements and other instruments and agreements executed in connection therewith.

     "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "DBS" means direct broadcast satellite.

     "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Interest Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed not to have been a Restricted Subsidiary at any time during

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

such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income. For purposes of determining Total Consolidated Indebtedness as of any Determination Date, the sum of all Indebtedness outstanding under the Credit Facility on such Determination Date and all amounts that the Company or any Restricted Subsidiary could borrow under the Credit Facility on such Determination Date (assuming the satisfaction of all conditions precedent under the Credit Facility other than conditions relating solely to incremental amounts being available under the Credit Facility) shall be deemed to be outstanding and added to Total Consolidated Indebtedness on such Determination Date (but without duplication).

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness of the Company and any Guarantor outstanding under the Credit Facility (including guarantees) and (b) any other Senior Indebtedness or Guarantor Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $10.0 million, if (in the case of Senior Indebtedness or Guarantor Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness or Guarantor Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

     "Designation" has the meaning set forth in "-- Certain
Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "DirecTv(R) Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DirecTv, Inc., a subsidiary of Hughes Communications Galaxy, Inc.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "DTS" means Digital Television Services, Inc., a Delaware corporation.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

     "Escrow Agent" means the Trustee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Indebtedness" means any Indebtedness of the Company and its Subsidiaries in existence on the Issue Date until such amounts are repaid.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee; provided, however, that if the fair market value of such assets exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "Guarantor" means each Restricted Subsidiary of the Company that guarantees the Issuers' obligations under the Indenture and the Notes.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (i) all Obligations of such Guarantor under the Credit Facility, (ii) all Interest Rate Protection Obligations of such Guarantor, (iii) all Obligations of such Guarantor under stand-by letters of credit and (iv) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guaranty, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes, (ii) any Indebtedness among or between such Guarantor and the Company or any of such Guarantor or the Company, (iii) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business, (iv) that portion of any Indebtedness that is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause
(iv) if (I) the holder(s) of such Indebtedness or their representative or such Guarantor shall have furnished to the Trustee an opinion of independent legal

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

counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of such Guarantor) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from such Guarantor to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture, (v) Indebtedness evidenced by the Guaranty, (vi) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor, (vii) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements and (viii) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "Guaranty" means any guarantee by any Restricted Subsidiary of the Company of the Issuers' obligations under the Indenture and the Notes.

     "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DirecTv, Inc. or Hughes Communication Galaxy Inc. and all other activities relating thereto or arising therefrom.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate

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

proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

     "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

     "Interest Escrow Account" shall mean an account established in the name of the Escrow Agent and funded by the Issuers on the Closing Date pursuant to the Indenture.

     "Interest Escrow Agreement" means the Interest Escrow Agreement dated as of July 30, 1997 among the Issuers and the Trustee, as trustee and as escrow agent.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

     "Investment Grade" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

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

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable, or amounts in respect thereof permitted to be distributed pursuant to clause (vi) of the second paragraph under "Limitation on Restricted Payments," as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

     "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at such Holder's address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company; provided, however, that, if the Company mails the Offer, the Company may notify the Trustee on the same Business Day as the mailing of the Offer of the Company's obligation to make an Offer to Purchase pursuant to the above. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries that the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of such Holder's tender;

          (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to acquire or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business, the consummation of which would not constitute a Restricted Payment pursuant to clause (iv) of the first paragraph under "-- Limitation on Restricted

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

Payments," or providing for an Investment made in compliance with clause (vii) of the second paragraph under "-- Limitation on Restricted Payments," to the extent that the aggregate of such amounts outstanding at any one time with respect to Acquisitions or such Investments that have not yet been consummated does not exceed $10 million.

     "Permitted Holder" means any of those Persons who were members of the Company on the Issue Date, the Permitted Transferees of such Persons, and any Person or group controlled by each or any of such Persons.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (d) Interest Rate Protection Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 20% of the total consideration for such Asset Sales (determined and computed as set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales"); (f) transactions with officers, directors and employees of the Company, or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; (i) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee permitted under clause (e) of the second paragraph of "-- Limitation on Indebtedness" above and (j) Investments in Marketable Securities by the Escrow Agent and held in the Interest Escrow Account.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting from the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under

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

franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "-- Certain
Covenants -- Limitation on Indebtedness" above, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (l) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests.

     "Permitted Transferee" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation, limited liability company or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons; (b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural person, any Affiliate of such Person.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Company or its corporate successor pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "SEC" means the Securities and Exchange Commission.

     "Security Agreement" means the security agreement dated as of the date of the Indenture, by and between the Escrow Agent and the Issuers, governing the disbursement of funds for the Interest Escrow Account.

     "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant

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

Restricted Subsidiaries and as to which any event described in clause (f), (g) or (h) of "-- Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Strategic Equity Investor" means a Person that owns and operates businesses in the telecommunications, DBS information systems, entertainment, cable television, programming, electronics or similar or related industries.

     "Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is expressly subordinated in right of payment to the Guaranty of such Guarantor.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     The Private Notes were initially issued in the form of two senior subordinated global notes (the "Private Global Notes"). The Private Global Notes were deposited on July 30, 1997 (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein the "Global Notes Holder"). Except as set forth in the next paragraph, the Exchange Notes exchanged for the Private Notes represented by the Private Global Notes will be represented by one or more senior subordinated global exchange notes in registered form (the "Global Exchange Notes" and, together with the Private Global Notes, the "Global Notes"), deposited with DTC and registered in the name of the Global Notes Holder.

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

     Exchange Notes that are issued as described below under "-- Exchange of Global Notes for Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Such Certificated Notes may, unless the applicable Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the applicable Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in the accounts of such Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Issuers expect that pursuant to procedures established by the
Depositary: (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and (ii) ownership of the Notes evidenced by the applicable Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Notes will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

     So long as the Global Notes Holder is the registered owner of any Notes, the Global Notes Holder will be considered the sole holder under the Indenture of any Notes evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the agent or trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by any Global Note to pledge such interest to persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Notes Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Notes Holder in its capacity as the registered holder of such Notes. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Issuers believe, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holders of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Notes. Upon any

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

such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Notes will be subject to the legend requirements described herein under "Notice to Investors," unless the Company determines otherwise in compliance with applicable law. In addition, if:
(i) the Issuers notify the Trustee in writing that the Depositary cis no longer willing or able to act as a depository and the Issuers are unable to locate a qualified successor within 90 days; or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Exchange Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Notes Holder of the Global Note, Exchange Notes in such form will be issued to each person that the Global Notes Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

     Neither the Issuers nor the Trustee will be liable for any delay by the Global Notes Holder or the Depositary in identifying the beneficial owners of the Exchange Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Notes Holder or the Depositary for all purposes.

  SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture will require that payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Notes Holder. With respect to Certificated Notes, the Issuers will make all payments in respect of the Exchange Notes (including principal, premium, if any, and interest) by mailing a check to each such holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Exchange Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds.

PRIVATE NOTES' REGISTRATION RIGHTS; ADDITIONAL INTEREST

     The Issuers, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on July 30, 1997 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file with the Commission the Registration Statement of which this Prospectus is a part. Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors will offer, pursuant to the Exchange Offer, to the holders of Registrable Notes who are able to make certain representations the opportunity to exchange their Registrable Notes for Exchange Notes. If: (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Issuers reasonably determine in good faith, after consultation with counsel, that they are not permitted to effect the Exchange Offer (a "Legal Prohibition"), (ii) the Exchange Offer is not commenced on or prior to December 27, 1997, (iii) the Exchange Offer is not, for any reason, consummated on or prior to January 26, 1998, (iv) any holder of notes of the Issuers (the "Private Exchange Notes") issued simultaneously with the issuance of the Exchange Notes in exchange for certain Private Notes held by the Initial Purchasers so requests, or (v) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the Exchange Date that may be sold without restriction under state and federal securities laws (each of the foregoing, a "Shelf Registration Event"), the Issuers and the Guarantors will file with the Commission the Shelf Registration Statement to cover resales of the Private Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Registrable Notes" means each Note until: (i) a registration statement (other than, with respect to any Exchange Note described in clause (v) above, the Registration Statement) covering such Private Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Private Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective registration statement, (ii) such Private Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, (iii) such Private Note has been exchanged for an Exchange Note and such Exchange Note is not described in clause (v) above or (iv) such Private Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding.

     The Registration Rights Agreement provides that the Issuers and the Guarantors will: (i) file the Registration Statement with the Commission on or prior to November 27, 1997; (ii) use their commercially reasonable best efforts to (x) cause the Registration Statement to be declared effective and to commence the Exchange Offer on or prior to December 27, 1997, (y) keep the Exchange Offer open for 30 days (or longer if required by applicable law) and (z) exchange Exchange Notes for all Private Notes validly tendered and not withdrawn pursuant to the Exchange Offer on or prior to the fifth day following the date on which the Exchange Offer expires and (iii) if obligated to file the Shelf Registration Statement, file the Shelf Registration Statement with the Commission on or prior to (x) the 30th day after the Shelf Registration Event occurs, if the Shelf Registration Event occurs fewer than 30 days prior to November 27, 1997 or (y) the 45th day after the Shelf Registration Event occurs, if the Shelf Registration Event occurs after the filing of the Registration Statement (in either case, the "Filing Date") with the Commission and use their commercially reasonable best efforts to cause the Shelf Registration Statement to become effective on or prior to, if the Filing Date in respect thereof is fewer than 60 days prior to December 27, 1997, the 60th day after such Filing Date and, if the Filing Date if after the filing of the Registration Statement, the 60th day after such Filing Date. If: (a) the Issuers and the Guarantors fail to file any of the Registration Statements on or before the date specified for such filing (other than due to a Legal Prohibition), (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (other than due to a Legal Prohibition), (c) the Issuers have not exchanged Exchange Notes for all Registrable Notes validly tendered and not withdrawn on or prior to the fifth day after the expiration of the Exchange Offer, (d) the Registration Statement ceases to be effective at any time prior to the date on which the Exchange Offer is to expire or (e) the Shelf Registration Statement is declared effective but ceases to be effective at any time during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (e) above, a "Registration Default"), then the Issuers agree to pay to each holder of Registrable Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, an amount equal to $.05 per week per $1,000 principal amount of Registrable Securities held by such holder. Such interest, together with interest accrued by the Issuers pursuant to the next succeeding sentence, is collectively referred to herein as "Additional Interest." The amount of the Additional Interest will increase by an additional $.05 per week per $1,000 principal amount of Registrable Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of $.40 per week per $1,000 principal amount of Registrable Securities. All Additional Interest will be payable to holders of the Registrable Securities in cash on each August 1 and February 1, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Registrable Securities will revert to 12 1/2% per annum.

     Holders of Private Notes will be required to make certain representations to the Issuers in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Private Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

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

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Exchange Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described below. This summary addresses only Exchange Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons holding the Exchange Notes as part of a straddle or a hedging arrangement or foreign persons.

     HOLDERS OF EXCHANGE NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS WITH REGARD TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION.

THE EXCHANGE

     A holder of Private Notes should not recognize income, gain, or loss as a result of the exchange of Private Notes for Exchange Notes in the Exchange Offer. As a result, no material federal income tax consequences will result to holders exchanging Private Notes for Exchange Notes, and initially a holder should have the same tax basis and holding period in the Exchange Notes as it had in the Private Notes exchanged thereof.

INTEREST

     Holders of the Exchange Notes will be required to include stated interest on the Exchange Notes in gross income for Federal income tax purposes in accordance with their regular method of accounting for tax purposes. Although the Private Notes were issued at a discount from their face amount, the amount of this original issue discount ("OID") was de minimis under the Code ("de minimis OID") and, thus, for federal income tax purposes, holders of the Private Notes were not, and holders of the Exchange Notes will not, be required or permitted to include any OID in income until the principal amount due under the Notes is received. When the de minimis OID is received upon retirement of the Exchange Notes, such amount will be treated as described below under "-- Sale, Exchange or Retirement of the Exchange Notes." Although the de minimis OID will not be taxed currently as interest to the holders of the Notes, the Company will be entitled to deduct the de minimis OID as interest over the term of the Notes on a straight-line basis.

SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES

     In general, a holder of an Exchange Note will recognize gain or loss on the sale, exchange (other than an exchange of Private Notes for Exchange Notes under the Exchange Offer), retirement or other taxable disposition of such Exchange Note measured by the difference, if any, between (i) the amount of cash and the fair market value of property received (including amounts received with respect to de minimis OID) and (ii) the holder's adjusted tax basis in the Exchange Note. A holder's adjusted tax basis in an Exchange Note generally, will equal the cost of the Private Note exchanged thereof, increased by any accrued interest and market discount previously included in income by the holder, and reduced by any amortized bond premium and any non-interest payments received by the holder.

     Subject to the exception discussed below for market discount, gain or loss recognized on the sale, exchange or retirement of an Exchange Note generally will be capital gain or loss provided that the Exchange Notes constitute capital assets in the hands of the holder within the meaning of Section 1221 of the Code. The tax rate applicable to any resulting capital gain, and the type of income against which any resulting capital loss may be deducted, depends upon the holding period for the Exchange Note at the time of its sale, exchange or retirement. For tax years ending after May 6, 1997, the Taxpayer Relief Act of 1997 ("TRA '97") amended the law with respect to rates of taxation applicable to capital gains and losses recognized by noncorporate taxpayers. On November 5, 1997 the House of Representatives approved a bill to make technical corrections to TRA '97,

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

including with respect to taxation of capital gains and losses. On October 27, 1997 the Internal Revenue Service (the "IRS") released Notice 97-59 describing how the IRS is taking into account the pending retroactive legislative corrections in administering the new capital gains provisions of the Code. Although the provisions of Notice 97-59 are currently applicable, they are subject to change or override by final passage of legislation by Congress and signature by the President. According to Notice 97-59, long-term capital gains and losses properly taken into account by certain noncorporate taxpayers after July 28, 1997 must be separated into three tax rate groups: The 28-Percent Group, the 25-Percent Group, and the 20-Percent Group. The 28-Percent Group consists of, among other things, long-term capital loss carryovers and capital gains and losses from capital assets held for more than one year, but not more than 18 months. The 25-Percent Group consists of certain unrecaptured "section 1250 gain" attributable to depreciation of real property held for more than 18 months (if taken into account after July 28, 1997). The 20-Percent Group (10 percent in the case of gain that would otherwise be taxed at 15 percent) consists of capital gains and losses from capital assets held for more than 18 months. Within each group, net long-term capital gains and losses are netted to arrive at a net gain or loss for the group. Short-term capital losses (i.e., losses from the sale or exchange of capital assets held for not more than one year, plus short-term capital loss carryovers from prior years) are first applied to reduce short-term capital gains. Any net short-term capital loss (i.e., the excess, if any, of short-term capital losses over short-term capital gains) is first applied to reduce net long-term capital gain from the 28-Percent Group, then to reduce net long-term capital gain from the 25-Percent Group, and finally to reduce net long-term capital gain from the 20-Percent Group. A net long-term capital loss from the 28-Percent Group (including long-term capital loss carryovers) is used first to reduce net long-term capital gain from the 25-Percent Group, then to reduce net long-term capital gain from the 20-Percent Group. A net long-term capital loss from the 20-Percent Group is used first to reduce net long-term capital gain from the 28-Percent Group, then to reduce net long-term capital gain from the 25-Percent Group. Any resulting net capital gain remaining in any of the 28-Percent Group, the 25-Percent Group, or the 20-Percent Group is taxed at 28 percent, 25 percent, or 20 percent (10 percent in the case of gain that would otherwise be taxed at 15 percent), respectively. Sales and exchanges of capital assets by certain "pass-thru entities" (including S corporations and partnerships) is expected to be governed by future Treasury Regulations.

AMORTIZABLE BOND PREMIUM AND MARKET DISCOUNT

     If a holder acquired a Note for an amount that is greater that the amount payable at maturity, such holder will be considered to have acquired such Note with "bond premium." The amount of bond premium is the excess of (i) the holder's tax basis in such Note, over (ii) the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). Such holder may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of such Note (or until an earlier call date if it resulted in a smaller amortizable bond premium) and to offset interest otherwise required to be included in income in respect of such Note during any taxable year by the amortized amount of such excess for such taxable year. Such election, once made, is irrevocable (unless permission is received from the IRS) and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

     If a holder acquired a Note for an amount that is less than the stated redemption price at maturity (other than at original issuance), such holder generally will be considered to have acquired such Note with "market discount." For this purpose, the stated redemption price at maturity of a Note will equal its principal amount. Market discount with respect to a Note is the excess of the stated redemption price at maturity over the amount paid by the holder for such Note. However, the amount of market discount will be considered zero if it would otherwise be less than 1/4 of 1 percent of the stated redemption price of such Note at maturity multiplied by the number of complete years to maturity (after the holder acquired such Note). If a Note is subject to the market discount rules, a holder generally will be required to (i) treat any gain realized with respect to such Note as ordinary income to the extent market discount accrued (but was not included in income) during the period such holder held the Note, (ii) possibly treat any payment on such Note (other than stated interest) as ordinary income to the extent market discount accrued (but was not included in income) during the period such holder held such Note, and (iii) defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained by such holder to acquire or carry such Note. If such Note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code), accrued market discount will be includible as ordinary income to the holder as if such holder had sold such Note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of such Note, unless the holder irrevocably elects to accrue market discount on the basis of a constant interest method. A holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rules described above regarding the treatment of gain realized and the deferral of interest deductions will not apply. An election to include market discount currently, once made, will apply to all market discount obligations acquired by the holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     Because of the complexity of the rules relating to bond premium and market discount, holders should consult their tax advisors as to the application of these rules to their particular circumstances and as to the merit of making any elections in connection therewith.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Certain noncorporate holders may be subject to backup withholding at a rate of 31% on payments of principal and interest and premium on, and the proceeds of disposition of, an Exchange Note. Backup withholding will apply only if the holder: (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security number; (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Holders of the Exchange Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

     The amount of any backup withholding from a payment to a holder of an Exchange Note will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

OTHER TAX CONSEQUENCES

     In addition to the federal income tax considerations described above, holders of the Exchange Notes should consider potential state, local, income, franchise, personal property and other taxation in any state or locality and the tax effect of ownership, sale, exchange, or retirement of the Exchange Notes in any state or locality. Holders of the Exchange Notes are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of the Exchange Notes.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE EXCHANGE NOTES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of up to 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer that requests such document in the Letter of Transmittal for use in connection with any such resale.

     The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the

Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuers have agreed to pay all expenses incident to the Issuers's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any Participating Broker-Dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                              NOTICE TO INVESTORS

     Because the following instructions will apply to Private Notes held by holders who do not participate in the Exchange Offer, holders of the Private Notes are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Private Notes.

     The Private Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. Persons (as such terms are defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act. Accordingly, the Private Notes were offered only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and to a limited number of institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act ("Institutional Accredited Investors").

     Each purchaser of Private Notes purchased in a sale made in reliance on Rule 144A has been deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

          (1) The purchaser is either (A) a QIB and is aware that the sale to it is being made in reliance on Rule 144A, and such QIB has acquired such Private Notes for its own account or for the account of another QIB or, (B) an Institutional Accredited Investor or, if the Private Notes are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent, each such account is an Institutional Accredited Investor on a like basis.

          (2) The purchaser understands that the Private Notes were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been registered under the Securities Act and that: (A) the Private Notes may be offered, resold, pledged or otherwise transferred only: (i) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so request); (ii) to the Issuers; or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdictions; and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

          (3) The purchaser understands that the certificates evidencing the Private Notes bear, and if not exchanged pursuant to the Exchange Offer will continue to bear unless otherwise agreed by the Issuers and the holder thereof, a legend substantially to the following effect:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (4) The purchaser acknowledged that none of the Issuers, the Initial Purchasers or any person representing the Issuers or the Initial Purchasers made any representations to it with respect to the Issuers or the offering or sale of the Private Notes, other than the information contained in the Offering Memorandum, which was delivered to it and upon which it relied in making its investment decision with respect to the Private Notes. The purchaser had access to such financial and other information concerning the Issuers and the Private Notes as it was deemed necessary in connection with its decision to purchase the Private Notes, including an opportunity to ask questions of and request information from the Issuers and the Initial Purchasers.

          (5) The purchaser acknowledged that the Issuers and the Initial Purchasers and others relied upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Initial Purchasers. If such purchaser acquired Private Notes as a fiduciary or agent for one or more investor accounts, such purchaser represented that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

     Each purchaser of Private Notes that is an Institutional Accredited Investor executed and delivered a purchaser's letter for the benefit of the Initial Purchasers and the Issuers, substantially in the form included as Appendix A to the Offering Memorandum, whereby such Institutional Accredited Investor (a) agrees to the restrictions on transfer set forth in clause (2) above, (b) confirmed that it: (i) acquired Private Notes having a minimum purchase price of at least $100,000 for its own account and for each separate account for which it is acting; (ii) acquired such Private Notes for its own account or for certain qualified institutional accounts, as specified therein; and (iii) did not acquire the Private Notes with a view to distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and (c) acknowledged that the registrar and transfer agent for the Private Notes will not be required to accept for registration of transfer any Private Notes acquired by them, except upon presentation of evidence satisfactory to the Issuers that the restrictions on transfer set forth in clause (2) above have been complied with, and that any such Private Notes will bear the legend set forth in clause (3) above.

     The Private Notes may not be sold or transferred to, and each purchaser, by its purchase of the Private Notes shall be deemed to have represented and covenanted that it is not acquiring the Private Notes for or on behalf of, and will not transfer the Private Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")) except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

          (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

          (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Private Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

          (3) to the extent such purchase is made on behalf of a plan by: (i) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50 million and had stockholders' or partners' equity in excess of $0.75 million, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles; or (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1 million as of the last day of its most recent fiscal year; or
     (iii) an insurance company that is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied;

          (4) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA of Section 401 of the Internal Revenue Code; or

          (5) to the extent such purchase is made from funds from an insurance company general account, the conditions of Sections I and IV of Prohibited Transactions Class Exemption 95-60 issued by the Department of Labor are satisfied.

                                 LEGAL MATTERS

     The validity of the Notes has been passed upon for the Issuers by Nelson Mullins Riley & Scarborough, L.L.P., Charlotte, North Carolina. Each of H. Bryan Ives III and C. Mark Kelly, partners of Nelson Mullins Riley & Scarborough, L.L.P., beneficially owns a 0.1301% limited partnership interest in Columbia DBS Investors, L.P., and 0.2381% member interest in Columbia DBS Class A Investors, LLC, which, in the aggregate, beneficially own 63.97% of the capital stock of the Company.

                                    EXPERTS


     The (i) consolidated financial statements of the Company and its subsidiaries for the period from inception (January 30, 1996) through December 31, 1996, (ii) financial statements of WEP for the period from inception (January 28, 1997) through September 30, 1997, (iii) financial statements of Direct Programming Services Limited Partnership for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, (iv) financial statements of Kansas DBS, L.L.C. for the years ended December 31, 1995 and December 31, 1996,
(v) financial statements of the DBS Operations of NRTC System No. 0422 for the years ended December 31, 1995 and December 31, 1996, (vi) financial statements of the DBS Operations of NRTC System No. 0073 for the year ended December 31, 1996, (vii) financial statements of Northeast DBS Enterprises, L.P. for the year ended December 31, 1996, (viii) financial statements of the DBS Operations of NRTC System No. 0001 for the years ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996, (ix) financial statements of the DBS Operations of NRTC System No. 1025 for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996 and (x) financial statements of Ocmulgee Communications, Inc. for the year ended December 31, 1996 appearing in this Prospectus have been audited by Arthur Andersen LLP, independent accountants and are included herein in reliance upon the authority of said firm as experts in giving said reports.


     The financial statements of Northeast DBS Enterprises, L.P. for the years ended December 31, 1994 and December 31, 1995 appearing in this Prospectus have been audited by Fishbein & Company, P.C., independent auditors and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Satellite Television Services, Inc. included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Issuers and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Issuers and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contact, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Issuers and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Issuers and the Guarantors to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Issuers and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Issuers have agreed to furnish to the holders of the Notes or any prospective transferee of any such holder, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act. Such information may be requested by contacting Donald A. Doering, the Company's Vice President, Chief Financial Officer, Treasurer and Secretary at 880 Holcomb Bridge Road, Building C-200, Roswell, Georgia, 30076, telephone number (770) 645-4440, facsimile number (770) 645-9586.

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA FINANCIAL STATEMENTS
Digital Television Services, Inc.
  Unaudited Condensed Consolidated Pro Forma Financial
     Statements.............................................    F-4
  Unaudited Condensed Consolidated Pro Forma Balance Sheet
     as of September 30, 1997...............................    F-5
  Unaudited Condensed Consolidated Pro Forma Statement of
     Operations for the Nine Months Ended September 30, 1997
     and for the Year Ended December 31, 1996...............    F-6
  Notes to Unaudited Condensed Consolidated Pro Forma
     Financial Statements...................................    F-7

HISTORICAL FINANCIAL STATEMENTS
Digital Television Services, LLC
  Report of Independent Public Accountants..................   F-10
  Consolidated Balance Sheets as of December 31, 1996 and as
     of September 30, 1997 (unaudited)......................   F-11
  Consolidated Statements of Operations for the Period from
     Inception (January 30, 1996) Through December 31, 1996,
     for the Period from Inception (January 30, 1996)
     Through September 30, 1996 (unaudited) and for the Nine
     Months Ended September 30, 1997 (unaudited)............   F-12
  Consolidated Statements of Members' Equity for the Period
     from Inception (January 30, 1996) Through December 31,
     1996 and for the Nine Months Ended September 30, 1997
     (unaudited)............................................   F-13
  Consolidated Statements of Cash Flows for the Period from
     Inception (January 30, 1996) Through December 31, 1996,
     for the Period from Inception (January 30, 1996)
     Through September 30, 1996 (unaudited) and for the Nine
     Months Ended September 30, 1997 (unaudited)............   F-14
  Notes to Consolidated Financial Statements................   F-15

WEP Intermediate Corp.
  Report of Independent Public Accountants..................   F-36
  Balance Sheet as of September 30, 1997....................   F-37
  Statement of Cash Flows for the Period from Inception
     (January 28, 1997) through September 30, 1997..........   F-38
  Notes to Financial Statements.............................   F-39

Direct Programming Services Limited Partnership
  Report of Independent Public Accountants..................   F-41
  Balance Sheets as of December 31, 1995 and 1996...........   F-42
  Statements of Operations for the Years Ended December 31,
     1994, 1995 and 1996....................................   F-43
  Statements of Changes in Partners' Capital for the Years
     Ended December 31, 1994, 1995 and 1996.................   F-44
  Statements of Cash Flows for the Years Ended December 31,
     1994, 1995 and 1996....................................   F-45
  Notes to Financial Statements.............................   F-46

Kansas DBS, L.L.C.
  Report of Independent Public Accountants..................   F-52
  Balance Sheets as of December 31, 1995 and 1996...........   F-53
  Statements of Operations and Changes in Accumulated
     Deficit for the Years Ended December 31, 1995 and
     1996...................................................   F-54
  Statements of Cash Flows for the Years Ended December 31,
     1995 and 1996..........................................   F-55
  Notes to Financial Statements.............................   F-56

DBS Operations of NRTC System No. 0422
  Report of Independent Public Accountants..................   F-61
  Statements of Assets and Liabilities and Accumulated
     Deficit as of December 31, 1995 and 1996 and as of
     March 31, 1997 (unaudited).............................   F-62
  Statements of Expenses over Revenues and Changes in
     Accumulated Deficit for the Years Ended December 31,
     1995 and 1996 and for the Three Months Ended March 31,
     1997 (unaudited).......................................   F-63
  Statements of Cash Flows for the Years Ended December 31,
     1995 and 1996 and for the Three Months Ended March 31,
     1997 (unaudited).......................................   F-64
  Notes to Financial Statements.............................   F-65

DBS Operations of NRTC System No. 0073
  Report of Independent Public Accountants..................   F-70
  Statement of Assets and Liabilities and Accumulated
     Earnings as of December 31, 1996 and as of March 31,
     1997 (unaudited).......................................   F-71
  Statements of Revenues over Expenses and Change in
     Accumulated Earnings for the Year Ended December 31,
     1996 and for the Three Months Ended March 31, 1997
     (unaudited)............................................   F-72
  Statements of Cash Flows for the Year Ended December 31,
     1996 and for the Three Months Ended March 31, 1997
     (unaudited)............................................   F-73
  Notes to Financial Statements.............................   F-74

Northeast DBS Enterprises, L.P.
  Independent Auditor's Report..............................   F-79
  Balance Sheets as of December 31, 1994 and 1995...........   F-80
  Statements of Operations and Partners' Equity for the
     Years Ended December 31, 1994 and 1995.................   F-81
  Statements of Cash Flows for the Years Ended December 31,
     1994 and 1995..........................................   F-82
  Notes to Financial Statements.............................   F-84

Northeast DBS Enterprises, L.P.
  Report of Independent Public Accountants..................   F-88
  Balance Sheet as of December 31, 1996.....................   F-89
  Statement of Operations for the Year Ended December 31,
     1996...................................................   F-90
  Statement of Changes in Partners' Capital for the Year
     Ended December 31, 1996................................   F-91
  Statement of Cash Flows for the Year Ended December 31,
     1996...................................................   F-92
  Notes to Financial Statements.............................   F-93

DBS Operations of NRTC System No. 0001
  Report of Independent Public Accountants..................   F-99
  Statements of Assets and Liabilities and Accumulated
     Deficit as of December 31, 1995 and November 26,
     1996...................................................  F-100
  Statements of Expenses over Revenues and Changes in
     Accumulated Deficit for the Year Ended December 31,
     1995 and the Period From January 1, 1996 Through
     November 26, 1996......................................  F-101
  Statements of Cash Flows for the Year Ended December 31,
     1995 and the Period From January 1, 1996 Through
     November 26, 1996......................................  F-102
  Notes to Financial Statements.............................  F-103

DBS Operations of NRTC System No. 1025
  Report of Independent Public Accountants..................  F-108
  Statements of Assets and Liabilities and Accumulated
     Deficit as of December 31, 1995 and August 28, 1996....  F-109
  Statements of Expenses over Revenues and Changes in
     Accumulated Deficit for the Period From March 10, 1995
     (Inception) Through December 31, 1995 and the Period
     From January 1, 1996 Through August 28, 1996...........  F-110
  Statements of Cash Flows for the Period From March 10,
     1995 (Inception) Through December 31, 1995 and the
     Period From January 1, 1996 Through August 28, 1996....  F-111
  Notes to Financial Statements.............................  F-112

Satellite Television Services, Inc.
  Independent Auditors' Report..............................  F-116
  Balance Sheet as of September 30, 1996 and 1997...........  F-117
  Statement of Cash Flows for the Years Ended September 30,
     1995, 1996 and 1997....................................  F-118
  Statement of Operations for the Years Ended September 30,
     1995, 1996 and 1997....................................  F-119
  Statements of Shareholder's Equity for the Years Ended
     September 30, 1995, 1996 and 1997......................  F-120
  Notes to Financial Statements.............................  F-121
Ocmulgee Communications, Inc.
  Independent Auditor's Report..............................  F-125
  Balance Sheets as of December 31, 1996 and as of September
     30, 1997 (unaudited)...................................  F-126
  Statements of Operations for the Year Ended December 31,
     1996 and for the Nine Months Ended September 30, 1996
     (unaudited) and September 30, 1997 (unaudited).........  F-127
  Statements of Stockholder's Deficit for the Year Ended
     December 31, 1996 and for the Nine Months Ended
     September 30, 1997 (unaudited).........................  F-128
  Statements of Cash Flows for the Year Ended December 31,
     1996 and for the Nine Months Ended September 30, 1996
     (unaudited) and September 30, 1997 (unaudited).........  F-129
  Notes to Financial Statements.............................  F-130

               DIGITAL TELEVISION SERVICES, INC. AND SUBSIDIARIES

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


     The following unaudited condensed pro forma financial statements include the effects of the following transactions: (i) the acquisition by the Company during 1996 of the rights to distribute DIRECTV Services in eight Rural DirecTv Markets (the "1996 Acquisitions"), (ii) the acquisition by the Company in the first half of 1997 of the rights to distribute DIRECTV Services in eight Rural DirecTv Markets in Kentucky, Kansas, Vermont and Georgia (the "1997 Acquisitions"), (iii) the sale by the Company in January 1997 of 205,902 Class B Units to Columbia and senior management raising approximately $2,059,000 of equity capital and the sale by the Company in February 1997 of 1,333,333 Class A Units to the Equity Investors raising an additional $30.0 million of equity capital (collectively, the "1997 Equity"), (iv) the repayment of approximately $14.8 million of outstanding indebtedness under certain seller notes incurred in connection with the 1996 Acquisitions, (v) the amendment and restatement of its existing credit facility (the "Existing Credit Facility") in May 1997 to provide for a $50.0 million term loan facility and a revolving credit facility in the amount of $85.0 million with a $50.0 million sublimit for letters of credit,
(vi) the offering (the "Offering") of the Senior Subordinated Notes of the Company (the "Notes") generating gross proceeds to the Company of $152.8 million, (vii) the placement of approximately $36.2 million in an interest escrow account (the "Interest Escrow Account") to fund the first four semi-annual interest payments on the Notes, (viii) the repayment of the $50.0 million term loans outstanding under the Existing Credit Facility and approximately $29.2 million of the revolving credit loans outstanding at June 30, 1997 under the Existing Credit Facility along with outstanding accrued interest of approximately $0.6 million, (ix) the amendment and restatement of the Existing Credit Facility pursuant to the Second Amended and Restated Credit Agreement dated July 30, 1997 among the Company and the lenders parties thereto providing for a revolving credit facility in the amount of up to $70.0 million, with a $50.0 million sublimit for Letters of Credit, and a $20.0 million term loan facility of which $46.1 million is immediately available thereunder, (x) the conversion of DTS from a limited liability company to a corporation (the "Corporate Conversion") and (xi) the consummation of the acquisition of the rights to distribute DIRECTV Services in one Rural DirecTV Market in Indiana, which the Company expects to be completed during the last quarter of 1997, and the consummation of the acquisition of the rights to distribute DIRECTV Services in one Rural DirecTv Market in Georgia, which the Company expects to be completed during the first quarter of 1998 (the "Pending Acquisitions").


     All such transactions are reflected as if they had occurred as of January 1, 1996 for the unaudited condensed pro forma statements of operations and at September 30, 1997 for the unaudited condensed pro forma balance sheet.


     Actual information for the Company for the period from inception (January 30, 1996) through December 31, 1996 has been derived from the audited financial statements of the Company. See audited financial statements of the Company elsewhere in this Prospectus. Actual information for the Company as of September 30, 1997 and for the nine months then ended has been derived from the unaudited condensed consolidated financial statements of the Company. The financial information for the 1996 Acquisitions, the 1997 Acquisitions and the Pending Acquisitions has been derived from the respective historical financial statements of the various entities. To the extent that such historical financial information is audited, the respective audited financial statements are included elsewhere in this Prospectus. See Index to Financial Statements. Financial information for the remaining 1996 Acquisitions and 1997 Acquisitions is unaudited.



     The pro forma condensed consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of actual results had the 1996 Acquisitions, the 1997 Acquisitions, the Pending Acquisitions, the Offering, and the 1997 Equity been completed on the dates indicated or of future results.

               DIGITAL TELEVISION SERVICES, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET


                                                                   AS OF SEPTEMBER 30, 1997
                                                            ---------------------------------------
                                                                         ACQUISITION        TOTAL
                                                            ACTUAL(1)   ADJUSTMENTS(2)    PRO FORMA
                                                                       ($ IN THOUSANDS)
                                              ASSETS
CURRENT ASSETS
  Cash, cash equivalents and marketable investment
     securities...........................................  $ 29,971       $(27,167)(3)   $  2,804
  Other current assets....................................     5,696          1,655(3)       7,351
                                                            --------       --------       --------
          Total current assets............................    35,667        (25,512)        10,155
RESTRICTED CASH...........................................    36,544             --         36,544
PROPERTY AND EQUIPMENT, NET...............................     1,836            266(3)       2,102
CONTRACT RIGHTS AND OTHER ASSETS..........................   144,399         37,973(3)     182,372
                                                            --------       --------       --------
          TOTAL ASSETS....................................  $218,446       $ 12,727       $231,173
                                                            ========       ========       ========

                       LIABILITIES AND MEMBERS' EQUITY/STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt....................  $  9,324       $     --       $  9,324
  Other current liabilities...............................    15,162          1,627(4)      17,528
                                                                                700(5)
                                                                                 39(6)
                                                            --------       --------       --------
          Total current liabilities.......................    24,486          2,366         26,852
LONG-TERM DEBT, less current maturities...................   166,896             --        177,296
                                                                             10,400(7)
OTHER LIABILITIES.........................................        47            989(6)       1,036
MEMBERS' EQUITY/STOCKHOLDERS' EQUITY
  Class A units...........................................    29,820        (29,820)(8)          0
  Class B units...........................................    20,500        (20,500)(8)          0
  Class C units...........................................         0              0              0
  Class D units...........................................         0              0              0
  Preferred stock, $.01 par value; 10,000,000 shares
     authorized; 1,404,056 issued and outstanding at
     September 30, 1997...................................         0             14(8)          14
  Common stock, $.01 par value; 10,000,000 shares
     authorized; 2,137,049 issued and outstanding at
     September 30, 1997...................................         0             21(8)          21
  Additional paid-in capital..............................         0         26,982(8)      25,954
                                                                             (1,028)(6)
  Retained deficit........................................   (23,303)        23,303(8)           0
                                                            --------       --------       --------
          Total members' equity/stockholders' equity......    27,017         (1,028)        25,989
                                                            --------       --------       --------
          TOTAL LIABILITIES AND MEMBERS'
            EQUITY/STOCKHOLDERS' EQUITY...................  $218,446       $ 12,727       $231,173
                                                            ========       ========       ========

               DIGITAL TELEVISION SERVICES, INC. AND SUBSIDIARIES

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                                            YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------
                                          ACQUISITION         OFFERING          TOTAL
                             ACTUAL(9)   ADJUSTMENTS(2)    ADJUSTMENTS(14)    PRO FORMA
                                                  ($ IN THOUSANDS)
REVENUE:
  Programming revenue......   $ 3,085       $ 31,240(10)      $     --        $ 34,325
  Equipment and
    installation revenue...       324          6,996(10)                         7,320
                              -------       --------          --------        --------
        Total revenue......     3,409         38,236                --          41,645
                              -------       --------          --------        --------
COST OF REVENUE:
  Programming expense......     1,596         16,293(10)            --          17,889
  Cost of equipment and
    installation...........       398          5,229(10)            --           5,627
  Service fees.............       276          2,933(10)            --           3,209
                              -------       --------          --------        --------
        Total cost of
          revenue..........     2,270         24,455                --          26,725
                              -------       --------          --------        --------
GROSS PROFIT...............     1,139         13,781                --          14,920
                              -------       --------          --------        --------
OPERATING EXPENSES:
  Sales and marketing......       778          4,817(10)            --           5,595
  General and
    administrative.........     1,954          7,865(10)            --          12,428
                                               2,609(11)
  Depreciation and
    amortization...........     1,148            660(10)            --          18,763
                                              16,955(12)
                              -------       --------          --------        --------
        Total operating
          expenses.........     3,880         32,906                --          36,786
                              -------       --------          --------        --------
OPERATING LOSS.............    (2,741)       (19,125)               --         (21,866)
                              -------       --------          --------        --------
OTHER INCOME (EXPENSE):
  Interest Expense.........      (818)        (2,241)(13)      (19,657)(15)    (24,638)
                                                 (28)(10)       (1,894)(16)
  Other Income (Expense)...        24            (58)(10)           --             (34)
                              -------       --------          --------        --------
                                 (794)        (2,327)          (21,551)        (24,672)
                              -------       --------          --------        --------
NET LOSS...................   $(3,535)      $(21,452)         $(21,551)       $(46,538)
                              =======       ========          ========        ========

                                        NINE MONTHS ENDED SEPTEMBER 30, 1997
                             -----------------------------------------------------------
                                           ACQUISITION         OFFERING          TOTAL
                             ACTUAL(9)   ADJUSTMENTS(2)     ADJUSTMENTS(14)    PRO FORMA
                                                  ($ IN THOUSANDS)
REVENUE:
  Programming revenue......  $ 28,811        $ 8,799(17)        $    --        $ 37,610
  Equipment and
    installation revenue...     3,291          1,110(17)             --           4,401
                             --------        -------            -------        --------
        Total revenue......    32,102          9,909                 --          42,011
                             --------        -------            -------        --------
COST OF REVENUE:
  Programming expense......    14,117          4,127(17)             --          18,244
  Cost of equipment and
    installation...........     4,026          1,106(17)             --           5,132
  Service fees.............     2,759          1,395(17)             --           4,154
                             --------        -------            -------        --------
        Total cost of
          revenue..........    20,902          6,628                 --          27,530
                             --------        -------            -------        --------
GROSS PROFIT...............    11,200          3,281                 --          14,481
                             --------        -------            -------        --------
OPERATING EXPENSES:
  Sales and marketing......     5,557            994(17)             --           6,551
  General and
    administrative.........     5,885          1,620(17)             --           7,505

  Depreciation and
    amortization...........    10,484            256(17)             --          15,010
                                               4,270(12)
                             --------        -------            -------        --------
        Total operating
          expenses.........    21,926          7,140                 --          29,066
                             --------        -------            -------        --------
OPERATING LOSS.............   (10,726)        (3,859)                --         (14,585)
                             --------        -------            -------        --------
OTHER INCOME (EXPENSE):
  Interest Expense.........    (8,918)        (1,003)(13)        (7,593)(15)    (18,524)
                                                  68(17)         (1,078)(16)
  Other Income (Expense)...      (124)           (79)(17)            --            (203)
                             --------        -------            -------        --------
                               (9,042)        (1,014)            (8,671)        (18,727)
                             --------        -------            -------        --------
NET LOSS...................  $(19,768)       $(4,873)           $(8,671)       $(33,312)
                             ========        =======            =======        ========

               DIGITAL TELEVISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

---------------

 (1) Represents the historical unaudited condensed consolidated balance sheet of the Company as of September 30, 1997.
 (2) Represents the effects of the Acquisitions.

 (3) Purchased assets, including contracts rights established in purchase accounting from the Pending Acquisitions.


 (4) Current liabilities assumed in the Pending Acquisitions.


 (5) Estimated additional liabilities incurred in connection with the Pending Acquisitions.

 (6) In connection with the Corporate Conversion, the tax loss carryforwards of $74,581,000, as of September 30, 1997, were previously used in the tax returns of the individual members and are not available to the Company. The following net deferred tax liabilities shall be recognized for temporary differences in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes."
        (i) Current deferred tax liabilities consists of $38,000 for legal fees and $1,000 for other miscellaneous items.
        (ii) Long-term deferred tax liabilities consists of $747,000 for amortization, $114,000 for interest expense, $48,000 for depreciation, $34,000 for patronage dividends and $46,000 for other miscellaneous items.

 (7) Restated Credit Facility used in connection with the Pending Acquisitions.

 (8) Represents the effects of the Corporate Conversion.
 (9) Represents the historical consolidated statement of operations of the Company for the period from inception (January 30, 1996) through December 31, 1996 and the historical unaudited condensed consolidated statement of operations of the Company for the nine months ended September 30, 1997.

               DIGITAL TELEVISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)


(10) The following represents the unaudited combined statements of operations and pro forma adjustments for the 1996 preacquisition period for the 1996 Acquisitions, and for the year ended December 31, 1996 for the 1997 Acquisitions and the Pending Acquisitions:



                                                                                            1997            PRO FORMA
                                                                                        ACQUISITIONS      ADJUSTMENTS TO
                          1996 ACQUISITIONS                                              AND PENDING           1997
                           JANUARY 1, 1996        PRO FORMA                             ACQUISITIONS       ACQUISITIONS
                               THROUGH         ADJUSTMENTS TO         ADJUSTED           YEAR ENDED        AND PENDING
                          ACQUISITION DATES   1996 ACQUISITIONS   1996 ACQUISITIONS   DECEMBER 31, 1996    ACQUISITIONS
                          -----------------   -----------------   -----------------   -----------------   --------------
                                                                 ($ IN THOUSANDS)
REVENUE:
  Programming revenue...       $4,304               $                  $4,304              $26,936           $
  Equipment and
    installation
    revenue.............          486                  --                 486                6,510                --
                               ------               -----              ------              -------           -------
        Total revenue...        4,790                  --               4,790               33,446                --
                               ------               -----              ------              -------           -------
COST OF REVENUE:
  Programming expense...        2,322                                   2,322               13,971
  Cost of equipment and
    installations.......          417                  --                 417                4,812                --
  Service fees..........          181                  --                 181                2,752                --
                               ------               -----              ------              -------           -------
        Total cost of
          revenue.......        2,920                  --               2,920               21,535                --
                               ------               -----              ------              -------           -------
GROSS PROFIT............        1,870                  --               1,870               11,911                --
                               ------               -----              ------              -------           -------
OPERATING EXPENSES:
  Sales and marketing...          383                  --                 383                4,434                --
  General and
    administrative......          856                  --                 856                7,009                --
  Depreciation and
    amortization........          577                (571)(A)               6                2,516            (1,862)(A)
                               ------               -----              ------              -------           -------
        Total operating
          expenses......        1,816                (571)              1,245               13,959            (1,862)
                               ------               -----              ------              -------           -------
OPERATING INCOME
  (LOSS)................           54                 571                 625               (2,048)            1,862
                               ------               -----              ------              -------           -------
OTHER INCOME (EXPENSE):
  Interest Expense......         (155)                155(B)               --                 (603)              575(B)
  Other Income
    (Expense)...........            7                  --                   7                   92              (157)(C)
                               ------               -----              ------              -------           -------
                                 (148)                155                   7                 (511)              418
                               ------               -----              ------              -------           -------
NET INCOME (LOSS).......       $  (94)              $ 726              $  632              $(2,559)          $ 2,280
                               ======               =====              ======              =======           =======

                                              COMBINED
                                              PRO FORMA
                                                1996
                                            ACQUISITIONS
                             ADJUSTED            AND
                               1997             1997
                           ACQUISITIONS     ACQUISITIONS
                           AND PENDING       AND PENDING
                           ACQUISITIONS     ACQUISITIONS
                          --------------   ---------------

REVENUE:
  Programming revenue...     $26,936           $31,240
  Equipment and
    installation
    revenue.............       6,510             6,996
                             -------           -------
        Total revenue...      33,446            38,236
                             -------           -------
COST OF REVENUE:
  Programming expense...      13,971            16,293
  Cost of equipment and
    installations.......       4,812             5,229
  Service fees..........       2,752             2,933
                             -------           -------
        Total cost of
          revenue.......      21,535            24,455
                             -------           -------
GROSS PROFIT............      11,911            13,781
                             -------           -------
OPERATING EXPENSES:
  Sales and marketing...       4,434             4,817
  General and
    administrative......       7,009             7,865
  Depreciation and
    amortization........         654               660
                             -------           -------
        Total operating
          expenses......      12,097            13,342
                             -------           -------
OPERATING INCOME
  (LOSS)................        (186)              439
                             -------           -------
OTHER INCOME (EXPENSE):
  Interest Expense......         (28)              (28)
  Other Income
    (Expense)...........         (65)              (58)
                             -------           -------
                                 (93)              (86)
                             -------           -------
NET INCOME (LOSS).......     $  (279)          $   353
                             =======           =======


        (A) Elimination of historical basis amortization expense for preacquisition contract rights and other intangible assets eliminated in purchase accounting of the acquired businesses.
        (B) Elimination of interest expense on debt not acquired.
        (C) Elimination of interest income on lease receivables not acquired.
(11) Annualization of December 1996 home office expense, net of total home office expense recorded, in order to reflect such expense for the full year at December level. As Company began operations during 1996, the Company built its home office infrastructure throughout the year. In the opinion of management, the December 1996 level of home office expenses is more indicative of expenses to be incurred in future operations.
(12) Amortization of capitalized license fees for the acquisitions. The capitalized license fees are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts and reflects:
        (i) Amortization of $2,251,000 for December 31, 1996 for the 1996 Acquisitions.
        (ii) Amortization of $10,906,000 for December 31, 1996 and $1,422,000 for September 30, 1997 for the 1997 Acquisitions.

        (iii) Amortization of $3,798,000 for December 31, 1996 and $2,848,000 for September 30, 1997 for the Pending Acquisitions.


(13) Interest expense on the Notes issued in connection with the acquisition of the Company's DirecTV markets in Georgia and interest expense on the Restated Credit Facility used in connection with the Pending Acquisitions.

(14) Represents the effects of the Offering.

               DIGITAL TELEVISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

(15) Addition to interest expense reflects:
        (i) Interest expense on the Notes, including the original issue discount of approximately $2.16 million on the Notes for 12 months for December 31, 1996 of $19,487,000 and seven months for September 30, 1997 of $11,368,000,

        (ii) Annualization of commitment fees on the Restated Credit Facility of $216,000 for December 31, 1996 (including the effect of additional borrowings on the Restated Credit Facility for the Pending Acquisitions),


        (iii) Elimination of commitment fees on the Restated Credit Facility of $52,000 relating to additional borrowings for the Pending Acquisitions for September 30, 1997,


        (iv) Elimination of interest expense recorded on the Existing Credit Facility of $46,000 for December 31, 1996 and $3,723,000 for September 30, 1997,

(16) Annualization of amortization of debt issuance costs and debt discount on seller notes (Note 5) and amortization of estimated Offering expenses.

(17) The following represents the unaudited combined statements of operations and pro forma adjustments for the 1997 preacquisition period, for the 1997 Acquisitions, and for the nine months ended September 30, 1997 for the 1997 Acquisitions and the Pending Acquisitions:



                                   1997                                               PENDING          PRO FORMA
                               ACQUISITIONS        PRO FORMA                        ACQUISITIONS      ADJUSTMENTS
                              JANUARY 1, 1997    ADJUSTMENTS TO     ADJUSTED          9 MONTHS             TO
                                  THROUGH             1997            1997             ENDED            PENDING
                             ACQUISITION DATES    ACQUISITIONS    ACQUISITIONS   SEPTEMBER 30, 1997   ACQUISITIONS
                             -----------------   --------------   ------------   ------------------   ------------
                                                               ($ IN THOUSANDS)
REVENUE:
  Programming revenue......       $3,733             $               $3,733            $5,066            $
  Equipment and
    installation revenue...          821                --              821               289               --
                                 -------             -----           ------           -------            -----
        Total revenue......        4,554                --            4,554             5,355               --
                                 -------             -----           ------           -------            -----
COST OF REVENUE:
  Programming expense......        1,802                --            1,802             2,325               --
  Cost of equipment and
    installations..........          564                --              564               542               --
  Service fees.............          454                --              454               941               --
                                 -------             -----           ------           -------            -----
        Total cost of
          revenue..........        2,820                --            2,820             3,808               --
                                 -------             -----           ------           -------            -----
GROSS PROFIT...............        1,734                --            1,734             1,547               --
                                 -------             -----           ------           -------            -----
OPERATING EXPENSES:
  Sales and marketing......          625                --              625               369               --
  General and
    administrative.........          930                --              930               690               --
  Depreciation and
    amortization...........          467              (236)(A)          231               169             (144)(A)
                                 -------             -----           ------           -------            -----
        Total operating
          expenses.........        2,022              (236)           1,786             1,228             (144)
                                 -------             -----           ------           -------            -----
OPERATING INCOME (LOSS)....         (288)              236              (52)              319              144
                                 -------             -----           ------           -------            -----
OTHER INCOME (EXPENSE):
  Interest Expense.........          (11)               11(B)            --                (8)              76
  Other Income (Expense)...          (23)               23(C)            --               (79)              --
                                 -------             -----           ------           -------            -----
                                     (34)               34               --               (87)              76
                                 -------             -----           ------           -------            -----
NET INCOME (LOSS)..........       $ (322)            $ 270           $  (52)           $  232            $ 220
                                 =======             =====           ======           =======            =====

                                              COMBINED
                                             PRO FORMA
                                                1997
                               ADJUSTED     ACQUISITIONS
                               PENDING      AND PENDING
                             ACQUISITIONS   ACQUISITIONS
                             ------------   ------------
                                  ($ IN THOUSANDS)
REVENUE:
  Programming revenue......     $5,066         $8,799
  Equipment and
    installation revenue...        289          1,110
                                ------         ------
        Total revenue......      5,355          9,909
                                ------         ------
COST OF REVENUE:
  Programming expense......      2,325          4,127
  Cost of equipment and
    installations..........        542          1,106
  Service fees.............        941          1,395
                                ------         ------
        Total cost of
          revenue..........      3,808          6,628
                                ------         ------
GROSS PROFIT...............      1,547          3,281
                                ------         ------
OPERATING EXPENSES:
  Sales and marketing......        369            994
  General and
    administrative.........        690          1,620
  Depreciation and
    amortization...........         25            256
                                ------         ------
        Total operating
          expenses.........      1,084          2,870
                                ------         ------
OPERATING INCOME (LOSS)....        463            411
                                ------         ------
OTHER INCOME (EXPENSE):
  Interest Expense.........         68             68
  Other Income (Expense)...        (79)           (79)
                                ------         ------
                                   (11)           (11)
                                ------         ------
NET INCOME (LOSS)..........     $  452         $  400
                                ======         ======


        (A) Elimination of historical basis amortization expense for preacquisition contract rights and other intangible assets eliminated in purchase accounting of the acquired (or to be acquired) businesses.
        (B) Elimination of interest expense on debt not acquired.
        (C) Elimination of interest income on lease receivables not acquired.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Managers
of DTS Management, LLC, the sole manager of Digital Television Services, LLC:

     We have audited the accompanying consolidated balance sheet of DIGITAL TELEVISION SERVICES, LLC (a Delaware limited liability company and formerly DBS Holdings, L.P.) AND SUBSIDIARIES as of December 31, 1996 and the related consolidated statements of operations, members' equity, and cash flows for the period from inception (January 30, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Television Services, LLC and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period from inception (January 30, 1996) through December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 28, 1997
(except with respect to the matters
discussed in Note 10
as to which the date is November 6, 1997)

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                                               PRO FORMA
                                                              DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1996           1997        1997 (NOTE 10)
                                                              ------------   -------------   --------------
                                                                              (UNAUDITED)     (UNAUDITED)
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 1,595,955    $ 29,971,003
  Restricted cash...........................................           --      36,544,197
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $6,750
      and $166,075 at December 31, 1996 and September 30,
      1997, respectively....................................      893,950       3,273,629
    Other...................................................      154,840         548,844
  Inventory.................................................      244,544       1,044,596
  Other (Note 2)............................................      234,153         829,159
                                                              -----------    ------------
         Total current assets...............................    3,123,442      72,211,428
                                                              -----------    ------------
PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements....................................       81,244         236,216
  Furniture and equipment...................................      397,201       1,965,485
                                                              -----------    ------------
                                                                  478,445       2,201,701
  Less accumulated depreciation.............................      (44,339)       (366,089)
                                                              -----------    ------------
                                                                  434,106       1,835,612
                                                              -----------    ------------
CONTRACT RIGHTS AND OTHER ASSETS, NET (Note 2)..............   38,604,625     144,398,793
                                                              -----------    ------------
                                                              $42,162,173    $218,445,833
                                                              ===========    ============
                     LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 1,041,019    $  4,047,579
  Accrued liabilities.......................................    1,380,321       7,178,610
  Unearned revenue..........................................    1,082,601       3,679,357
  Current maturities of long-term debt......................    6,033,732       9,323,778
  Other.....................................................       92,279         256,913          295,538
                                                              -----------    ------------      -----------
         Total current liabilities..........................    9,629,952      24,486,237       24,524,862
                                                              -----------    ------------      -----------
LONG-TERM DEBT, less current maturities.....................   17,542,883     166,896,333
                                                              -----------    ------------
OTHER LIABILITIES...........................................       83,615          46,645        1,035,680
                                                              -----------    ------------      -----------
COMMITMENTS AND CONTINGENCIES (Notes 5, 6, 8, and 10)
MEMBERS' EQUITY/STOCKHOLDERS' EQUITY
  Class A units.............................................            0      29,820,008                0
  Class B units.............................................   18,440,982      20,499,979                0
  Class C units.............................................            0               0                0
  Class D units.............................................            0               0                0
  Preferred stock, $.01 par value; 10,000,000 shares
    authorized; 1,404,056 issued and outstanding at
    September 30, 1997......................................            0               0           14,041
  Common stock, $.01 par value; 10,000,000 shares
    authorized; 2,137,049 issued and outstanding at
    September 30, 1997......................................            0               0           21,370
  Additional paid-in capital................................            0               0       25,953,547
  Retained deficit..........................................   (3,535,259)    (23,303,369)               0
                                                              -----------    ------------      -----------
         Total members' equity/stockholders' equity.........   14,905,723      27,016,618       25,988,958
                                                              -----------    ------------      -----------
                                                              $42,162,173    $218,445,833
                                                              ===========    ============


   The accompanying notes are an integral part of these consolidated balance sheets.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          INCEPTION          INCEPTION       NINE MONTHS
                                                       (JANUARY 30) TO    (JANUARY 30) TO       ENDED
                                                        DECEMBER 31,       SEPTEMBER 30,    SEPTEMBER 30,
                                                            1996               1996             1997
                                                      -----------------   ---------------   -------------
                                                                                    (UNAUDITED)
REVENUE:
  Programming revenue...............................     $ 3,085,146        $ 1,269,107      $ 28,811,235
  Equipment and installation revenue................         323,663             95,798         3,291,122
                                                         -----------        -----------      ------------
          Total revenue.............................       3,408,809          1,364,905        32,102,357
                                                         -----------        -----------      ------------
COST OF REVENUE:
  Programming expense...............................       1,595,963            668,881        14,117,014
  Cost of equipment and installation................         398,144             96,306         4,026,498
  Service fees......................................         275,704             98,909         2,758,947
                                                         -----------        -----------      ------------
          Total cost of revenue.....................       2,269,811            864,096        20,902,459
                                                         -----------        -----------      ------------
GROSS PROFIT........................................       1,138,998            500,809        11,199,898
                                                         -----------        -----------      ------------
OPERATING EXPENSES:
  Sales and marketing...............................         778,036            297,443         5,557,260
  General and administrative........................       1,953,635            830,580         5,884,949
  Depreciation and amortization.....................       1,147,963            529,265        10,483,916
                                                         -----------        -----------      ------------
          Total operating expenses..................       3,879,634          1,657,288        21,926,125
                                                         -----------        -----------      ------------
OPERATING LOSS......................................      (2,740,636)        (1,156,479)      (10,726,227)
                                                         -----------        -----------      ------------
OTHER INCOME (EXPENSE):
  Interest expense, net.............................        (817,603)           (93,717)       (8,917,920)
  Other income (expense)............................          22,980              5,025         (123 ,963)
                                                         -----------        -----------      ------------
                                                            (794,623)           (88,692)       (9,041,883)
                                                         -----------        -----------      ------------
NET LOSS............................................     $(3,535,259)       $(1,245,171)     $(19,768,110)
                                                         ===========        ===========      ============

 The accompanying notes are an integral part of these consolidated statements.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
   FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1996) THROUGH DECEMBER 31, 1996
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                               CLASS A                   CLASS B               CLASS C           CLASS D           TOTAL
                       -----------------------   -----------------------   ---------------   ----------------    MEMBERS'
                         UNITS       AMOUNT        UNITS       AMOUNT      UNITS    AMOUNT    UNITS    AMOUNT     EQUITY
                       ---------   -----------   ---------   -----------   ------   ------   -------   ------   -----------
BALANCE, January 30,
  1996...............         --   $        --          --   $        --       --    $ --         --    $ --    $        --
  Sale of Class B
    Units............         --            --   1,844,098    18,440,982       --      --         --      --     18,440,982
  Issuance of Class C
    Units............         --            --          --            --   87,049      --         --      --             --
  Net loss...........         --            --          --    (3,535,259)      --      --         --      --     (3,535,259)
                       ---------   -----------   ---------   -----------   ------    ----    -------    ----    -----------
BALANCE, December 31,
  1996...............         --            --   1,844,098    14,905,723   87,049      --         --      --     14,905,723
  Sale of Class A
    Units............  1,333,333    29,820,008          --            --       --      --         --      --     29,820,008
  Sale of Class B
    Units............         --            --     205,902     2,058,997       --      --         --      --      2,058,997
  Issuance of Class D
    Units............         --            --          --            --       --      --    124,000      --             --
  Net Loss
    (unaudited)......         --    (2,803,390)         --   (16,964,720)      --      --         --      --    (19,768,110)
                       ---------   -----------   ---------   -----------   ------    ----    -------    ----    -----------
BALANCE, September
  30, 1997
  (unaudited)........  1,333,333   $27,016,618   2,050,000   $         0   87,049    $ --    124,000    $ --    $27,016,618
                       =========   ===========   =========   ===========   ======    ====    =======    ====    ===========

 The accompanying notes are an integral part of these consolidated statements.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          INCEPTION         INCEPTION       NINE MONTHS
                                                       (JANUARY 30) TO   (JANUARY 30) TO       ENDED
                                                        DECEMBER 31,      SEPTEMBER 30,    SEPTEMBER 30,
                                                            1996              1996             1997
                                                       ---------------   ---------------   -------------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................   $ (3,535,259)      $(1,245,171)    $(19,768,110)
                                                        ------------       -----------     ------------
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization...................      1,106,264           529,265        9,586,005
     Amortization of capitalized debt costs and debt
       discount......................................        313,329                --        1,502,106
     Amortization of deferred promotional costs......         41,699                --          897,902
     Changes in operating assets and liabilities, net
       of acquisitions:
       Accounts receivable, net......................       (428,281)         (221,107)          11,943
       Inventory.....................................       (218,140)          (28,053)        (420,808)
       Other current assets..........................       (269,721)          (33,389)      (1,308,523)
       Accounts payable..............................        877,630           274,461        3,005,559
       Accrued liabilities and other liabilities.....      1,099,003           159,974        2,845,516
       Unearned revenue..............................        379,533           117,659         (869,870)
                                                        ------------       -----------     ------------
          Total adjustments..........................      2,901,316           798,810       15,249,830
                                                        ------------       -----------     ------------
          Net cash used in operating activities......       (633,943)         (446,361)      (4,518,280)
                                                        ------------       -----------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net of
     acquisitions....................................       (382,175)         (226,672)      (1,339,466)
  Disposals of property and equipment................         (3,930)           (3,930)              --
  Increase in restricted cash for payment of
     subordinated notes..............................              0                 0      (36,544,197)
  Purchase of contract rights and related net assets,
     net of amounts financed.........................    (12,695,488)       (7,121,586)     (88,745,395)
  Increase in other assets...........................       (693,690)         (313,305)              --
                                                        ------------       -----------     ------------
          Net cash used in investing activities......    (13,775,283)       (7,665,493)    (126,629,058)
                                                        ------------       -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from bank credit facility.................      9,400,000                --       72,769,409
  Repayment of bank credit facility..................             --                --      (82,169,409)
  Proceeds from subordinated notes offering, net of
     discounts.......................................             --                --      152,840,850
  Issuance of notes payable..........................         32,399                --          344,417
  Repayment of seller notes and other notes
     payable.........................................     (9,047,023)               --       (6,132,908)
  Capitalized financing fees.........................     (2,821,177)               --       (9,325,449)
  Sale of Member Units...............................     18,440,982         8,888,475       31,879,005
  Other, net.........................................             --            83,616         (683,529)
                                                        ------------       -----------     ------------
          Net cash provided by financing
            activities...............................     16,005,181         8,972,091      159,522,386
                                                        ------------       -----------     ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS............      1,595,955           860,237       28,375,048
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.....             --                --        1,595,955
                                                        ------------       -----------     ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...........   $  1,595,955       $   860,237     $ 29,971,003
                                                        ============       ===========     ============
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared....................   $     83,615       $    83,616     $         --
                                                        ============       ===========     ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest.............................   $    301,035       $        --     $  5,009,366
                                                        ============       ===========     ============
  Issuance of seller notes in connection with
     acquisitions....................................   $ 24,156,000       $17,300,000     $ 15,524,198
                                                        ============       ===========     ============

 The accompanying notes are an integral part of these consolidated statements.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997
                                 IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF BUSINESS

     Digital Television Services, LLC ("DTS") is a limited liability company organized under the Delaware Limited Liability Company Act (the "LLC Act") and is successor to DBS Holdings, L.P., a Delaware limited partnership originally formed on January 30, 1996 by Columbia Capital Corporation ("Columbia") and senior management of DTS. On November 19, 1996, the limited partnership was converted into a limited liability company under the applicable provisions of the LLC Act and Delaware limited partnership laws. All information in the accompanying consolidated financial statements and notes has been restated for the conversion to a limited liability company. DTS is owned by its members (Note
7). DTS and its wholly owned subsidiaries (collectively, "the Company") were formed to acquire and operate the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets. The Company completed its first acquisition of a rural DIRECTV Services provider in March 1996 and has made a total of 16 acquisitions through May 9, 1997 (Notes 3 and 10). On October 10, 1997, DTS effected a conversion from a limited liability company to a corporation through a merger with and into WEP Intermediate Corp. (Note 10).

     In connection with the Company's expansion, Columbia and certain of its affiliates increased their investment in the Company subsequent to December 31, 1996. Additional equity was raised from J.H. Whitney & Co. and Fleet Equity Partners (together with Columbia, the "Equity Investors") and from senior executives of the Company subsequent to year-end. The Equity Investors and senior executives, in aggregate, have contributed $50,500,000 of equity capital to the Company from inception through February 28, 1997 (Note 10).

     DTS is a holding company which operates primarily through its wholly-owned subsidiaries. The principal wholly-owned subsidiaries of DTS as of December 31, 1996 consist of 8 entities (the "Operating Subsidiaries") which, except for one subsidiary which is a Delaware limited liability company and one subsidiary which is a New Mexico corporation, are limited liability companies organized under the laws of the state of Georgia. The Operating Subsidiaries are independent providers of DIRECTV Services. The sole manager of DTS is DTS Management, LLC ("DTS Management"), a Georgia limited liability company, which is a wholly-owned subsidiary of DTS. The Company's other wholly-owned subsidiary, DTS Capital, Inc. ("DTS Capital"), was formed subsequent to December 31, 1996 and currently has nominal assets and does not conduct any operations. DTS Capital was formed to facilitate issuance of certain senior notes (Note 10). In connection with the reorganization (the "Reorganization") of the Company in February 1997, the Company contributed to the capital of DTS Management the Company's ownership interest in each of its direct subsidiaries, other than DTS Management and DTS Capital. As a result thereof, each direct subsidiary became a wholly-owned direct subsidiary of DTS Management and a wholly-owned indirect Subsidiary of the Company. Since each subsidiary was a wholly-owned direct or indirect subsidiary of the Company prior to the Reorganization, the Reorganization had no impact on the consolidated financial statements of the Company.

     The Company obtained the rights to distribute DIRECTV Services in its territories pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative (the "NRTC"). Under the provisions of the NRTC Member Agreements for the 1996 Acquisitions (Note 3) and the 1997 Acquisitions (Note 10), the Company has the exclusive right to provide DIRECTV Services within certain rural territories in the United States.

     The Company has had a limited operating history during which time it has generated negative cash flows and net losses. The negative cash flows can be attributed to the costs incurred to purchase NRTC contract rights and related assets (Notes 3 and 10) and general corporate overhead expenses. The Company expects negative cash flows and net losses to continue through at least 1997, as the Company plans to purchase additional contract rights and to incur substantial selling and marketing expenses in order to build its subscriber base. The ability to generate positive cash flow in the future is dependent upon many factors, including general economic conditions,

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the level of market acceptance for the Company's services, and the degree of competition encountered by the Company. As discussed in Note 5, financing totaling $100 million has been committed by a syndicate of lenders, of which $82,169,409 was outstanding at September 30, 1997. The Company also issued $155 million in senior subordinated notes in July 1997 (Note 10) to refinance certain existing indebtedness and to provide additional funds for possible future acquisitions and general operating needs.

     The success of the Company is dependent on this financing and the future ability of DTS and its subsidiaries to generate projected revenues through successful operations. The members have no present plans to discontinue support of the Company. In the opinion of management, capital on hand, as well as funds provided from financings (Notes 5 and 10), will be sufficient to meet the capital and operating needs of the Company through at least 1997. Additional funding may be required for any future acquisitions. However, there can be no assurance when or if future operations of the Company will be successful or that further financing, if needed, will be available with terms acceptable to the Company, or at all.

     On November 6, 1997, the Company entered into an agreement in principle with Pegasus Communications Corp. ("Pegasus") providing for the acquisition of the Company and all of its subsidiaries by Pegasus (Note 10).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of DTS and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The consolidated balance sheet as of September 30, 1997 and the consolidated statements of operations, members' equity and cash flows for the nine months ended September 30, 1997 are unaudited and have been prepared by management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements contain adjustments (consisting of only normal items) necessary for the fair presentation of the financial portion and results of operations for the interim period. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Company and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the Company for such services.

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC (Note 9)); monthly subscriber maintenance fees charged by DirecTV, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.

INVENTORIES

     The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

OTHER CURRENT ASSETS

     Other current assets consist of the following:

                                                    DECEMBER 31,   SEPTEMBER 30,
                                                        1996           1997
                                                    ------------   -------------
Deferred promotional costs........................    $214,939        $699,678
Other.............................................      19,214         129,481
                                                      --------        --------
                                                      $234,153        $829,159
                                                      ========        ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who sign a non-cancellable and non-refundable contract pursuant to which they agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Company for the credit. The Company defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Company receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense was $48,269 and $322,513 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following:

                                                   DECEMBER 31,   SEPTEMBER 30,
                                                       1996           1997
                                                   ------------   -------------
Contract rights..................................  $32,727,697     $141,793,076
Organization costs...............................      599,528        1,239,348
                                                   -----------     ------------
                                                    33,327,225      143,032,424
Accumulated amortization.........................   (1,057,995)     (10,309,709)
                                                   -----------     ------------
                                                    32,269,230      132,722,715
Deposits on 1997 Acquisitions and Pending
  Acquisitions...................................    3,380,961               --
Debt issuance costs, net.........................    2,776,658        4,263,126
Bond issuance costs, net.........................           --        7,136,372
NRTC patronage capital...........................       83,615           46,645
Other............................................       94,161          229,935
                                                   -----------     ------------
                                                   $38,604,625     $144,398,793
                                                   ===========     ============

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services (Note 3), less net tangible assets acquired. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, was $1,021,606 and $9,088,690 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Accumulated amortization, included in the accompanying balance sheets, was $1,021,606 and $10,110,299 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectfully.

     Organization Costs: Organization costs are costs associated with the formation of the Company and its subsidiaries and are being amortized over five years. Amortization expense included in depreciation and amortization in the accompanying statement of operations was $36,389 and $165,520, for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Accumulated amortization, included in the accompanying balance sheets, was $36,389 and $199,410 for the period from inception (January 30) through December 31, 1996 and for the nine months ended September 30, 1997, respectively.

     Deposits on Acquisitions: In accordance with the provisions of asset purchase agreements entered into by the Company, deposits were made into escrow accounts for acquisitions of contract rights in Kentucky, Vermont and Kansas, which were pending at December 31, 1996.

     Debt Issuance Costs: Debt issuance costs are amortized over the term of the related long-term debt facility. Amortization expense, included in interest expense in the accompanying statement of operations, was $44,520 and $582,493 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Accumulated amortization, included in the accompanying balance sheets, was $44,520 and $627,013 for the period from inception (January 30) through December 31, 1996 and for the nine months ended September 30, 1997, respectively.

     Bond Issuance Costs: Bond issuance costs represent deferred costs incurred in connection with a bond offering (Note 10) subsequent to December 31, 1996 and are capitalized over the life of the bonds. Amortization expense, included in interest expense in the accompanying statement of operations, was $120,114 for the nine month period ended September 30, 1997. Accumulated amortization, included in the accompanying balance sheets, was $120,114 for the same nine month period.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     NRTC Patronage Capital: The Company, through its subsidiaries, is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statement of operations. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Company includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheet. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

INCOME TAXES

     The Company is considered a partnership for federal and state income tax purposes. All taxable income or loss is allocated to the members in accordance with the terms of the member agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The methods and assumptions used to estimate fair value are as follows:

          Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

          Long-term debt: Fair value is estimated based on borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

     The asset and liability amounts recorded in the accompanying balance sheet at December 31, 1996 for cash and cash equivalents and long-term debt approximate fair value based on the above assumptions.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of geographically dispersed subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

3.  CONTRACT RIGHTS

     During 1996, the Company acquired the rights to distribute DIRECTV Services in eight rural DirecTv markets in certain rural areas in the United States (the "1996 Acquisitions"). The aggregate consideration was approximately $32.3 million, including closing date working capital and other adjustments as defined in the purchase agreements and fair value adjustments related to the seller notes (Note 5), subject to increase based on the number of subscribers in one of the markets on October 1, 1998 (Note 5). Of the total purchase price, approximately $9.3 million was paid in cash and approximately $24.2 million (before fair value adjustments related to the seller notes of $1.2 million (Note
5)) was financed through the issuance of promissory notes to the sellers of the contract rights (Note 5). Under the 1996 Acquisitions, rights were acquired in the following markets:

     - In March 1996, the Company acquired the outstanding common stock of Spacenet, Inc. and the rights to provide DIRECTV Services in certain counties in New Mexico.

     - In April 1996, the Company acquired the rights to provide DIRECTV Services in certain counties in California from Pacific Coast DBS, Inc.

     - In August 1996, the Company acquired the rights to provide DIRECTV Services in certain counties in New Mexico from Teg DBS Services, Inc., in certain counties in New York from Northeast Cable Services, Inc. and Falls Earth Station, Inc., and in certain counties in Colorado from Omega Cable.

     - In November 1996, the Company acquired the rights to provide DIRECTV Services in certain counties in South Carolina from Pee Dee Electric Cooperative, Inc. and Santee Electric Cooperative, Inc.

     When the Company purchases the exclusive rights to provide DIRECTV Services in a rural DirecTv market, it acquires the NRTC Member Agreement and related agreements providing for the exclusive rights to provide DIRECTV Services within that market, all net assets related to the provision of DIRECTV Services in such market, and any residual rights to provide DBS services which the NRTC may grant the owner of such market after the termination or expiration of the NRTC Member Agreement. The purchase price of the above acquisitions was allocated to the fair values of the net assets acquired as follows (in thousands):

Current assets..............................................  $   751
Property and equipment......................................       96
Contract rights, net of fair value adjustments of $1.2
  million...................................................   32,728
Current liabilities.........................................   (1,240)
                                                              -------
          Total consideration...............................  $32,335
                                                              =======

     Any additional contingent consideration will be recorded as an increase in contract rights.

     During the first nine months of 1997, the Company acquired the rights to distribute DIRECTV Services in eight additional rural DirecTv markets. The aggregate consideration was approximately $105.0 million including closing date working capital and other adjustments as defined in the purchase agreements and fair value adjustments related to the seller notes (Note 5). Of the total price, approximately $29.7 million was paid in cash, approximately $59.8 million was financed through borrowings under the Credit Facility and approximately $15.5 million (before fair value adjustments related to the seller notes of $3.0 million (Note 5)) was financed through

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the issuance of promissory notes to the sellers of the contract rights (Note 5). Under these acquisitions, rights were acquired in the following markets:

     - In January 1997, the Company acquired the rights to provide DIRECTV Services in certain counties in Kentucky from Direct Programming Services Limited Partnership

     - In January 1997, the Company also acquired the rights to provide DIRECTV Services in certain counties in Kansas from Kansas DBS, L.L.C. and Skywave Communications, Inc.

     - In February 1997, the Company acquired the rights to provide DIRECTV Services in certain counties in Vermont from Northeast DBS Enterprises, L.P.

     - In May 1997, the Company acquired the rights to provide DIRECTV Services in certain counties in Georgia from Mitchell Electric Membership Corporation, Washington Electric Membership Corporation, Planters Electric Membership Corporation and DigiCom Services, Inc.

     The purchase price of the above acquisitions was allocated to the fair values of the net assets acquired as follows (in thousands):

Current assets..............................................  $  3,529
Property and equipment......................................       385
Contract rights, net of fair value adjustments of $3.0
  million...................................................   108,081
Current liabilities.........................................    (6,967)
                                                              --------
          Total consideration...............................  $105,028
                                                              ========

4.  RELATED-PARTY TRANSACTIONS

     Columbia, which is owned by certain members of the Company holding Class A and Class B interests, provides financial, managerial, and other services to the Company. Total fees and expenses paid to Columbia were approximately $322,000 and $36,000 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Such fees are included in general and administrative expenses in the accompanying statement of operations.

5.  LONG-TERM DEBT

     Long-term debt consisted of the following:

                                           DECEMBER 31, 1996           SEPTEMBER 30, 1997
                                       -------------------------   --------------------------
                                                     UNAMORTIZED                  UNAMORTIZED
                                        PRINCIPAL     DISCOUNT      PRINCIPAL      DISCOUNT
                                       -----------   -----------   ------------   -----------
Senior subordinated notes............  $        --    $     --     $155,000,000   $2,123,164
Credit facility......................    9,400,000          --               --           --
Seller notes and commitments.........   15,113,250     965,011       26,120,448    3,097,446
Installment notes....................       28,376          --          320,273           --
                                       -----------    --------     ------------   ----------
                                        24,541,626     965,011      181,440,721    5,220,610
Less current maturities..............    6,130,183      96,451        9,615,622      291,844
                                       -----------    --------     ------------   ----------
                                       $18,411,443    $868,560     $171,825,099   $4,928,766
                                       ===========    ========     ============   ==========

THE SELLER NOTES

     In connection with the acquisition of the Company's California rural DirecTv market, one of the Operating Subsidiaries, Digital Television Services of California, LLC ("DTS California"), entered into a promissory note dated April 1, 1996, as modified as of December 31, 1996 (as so modified, the "DTS California Note"), in favor of Pacific Coast DBS, Inc. ("Pacific"). Pursuant to the DTS California Note, DTS California is obligated to pay

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to Pacific the sum of (i) $480,000, payable in 24 equal monthly installments commencing May 1, 1996, and (ii) an amount payable on October 1, 1998 equal to the greater of $4.0 million or the Contingent Payment Amount. The Contingent Payment Amount is determined by multiplying the number of subscribers to DIRECTV Services in DTS California's rural DirecTv market as of October 1, 1998 by certain dollar amounts. As of December 31, 1996 and September 30, 1997, the Contingent Payment Amount is recorded as $4,223,250 and $5,786,250, which is based on subscriber levels at December 31, 1996 and September 30, 1997, respectively. The obligations of DTS California pursuant to the DTS California Note are secured by a $6,000,000 irrevocable letter of credit (the "DTS California Letter of Credit") issued in favor of Pacific pursuant to the Credit Facility, as subsequently defined. The stated amount of the DTS California Letter of Credit will increase so that it will at all times be at least equal to 110% of the Contingent Payment Amount. The DTS California Note contains certain covenants which, among other things, prohibit the payment of dividends or other distributions by DTS California and payments by DTS California to Columbia. A failure to make any payment due under the DTS California Note will allow Pacific to draw under the DTS California Letter of Credit.

     In connection with the acquisition of one of the Company's rural DirecTv markets in South Carolina (the "South Carolina Rural DirecTv Markets"), one of the Operating Subsidiaries, Digital Television Services of South Carolina I, LLC ("DTS South Carolina I"), entered into a promissory note dated November 26, 1996 (the "South Carolina I Note") payable to Pee Dee Electricom, Inc. ("Pee Dee") in the amount of $7,955,000, of which $3,265,000 was paid in January 1997. The balance is due on January 2, 1998. The note bears interest at a rate of 4% per annum, payable quarterly. The obligations of DTS South Carolina I with respect to the South Carolina I Note are secured by an irrevocable letter of credit (the "South Carolina I Letter of Credit") issued in favor of Pee Dee pursuant to the Credit Facility. The South Carolina I Note does not contain any covenants; however, a failure to make any payment due under the South Carolina I Note will allow Pee Dee to draw under the South Carolina I Letter of Credit.

     In connection with the acquisition of the Company's other South Carolina rural DirecTv market, one of the Operating Subsidiaries, Digital Television Services of South Carolina II, LLC, entered into a promissory note dated November 26, 1996 (the "South Carolina II Note") payable to Santee Satellite Systems, Inc. ("Santee") in the amount of $2,200,000, of which $1,100,000 was due on November 26, 1997, with the balance due on November 26, 1998. The entire balance was paid in January 1997 and thus is classified as current maturities in the accompanying consolidated balance sheet at December 31, 1996. The note bears interest at 6% per annum, payable quarterly. The note is secured by an irrevocable letter of credit issued pursuant to the Credit Facility (the "South Carolina II Letter of Credit") issued in favor of Santee. The South Carolina II Note does not contain any covenants; however, a failure to make any payment due under the South Carolina II Note will allow Santee to draw under the South Carolina II Letter of Credit.

     In connection with the acquisition of one of the Company's New Mexico rural DirecTv markets, the Company entered into a promissory note dated March 1, 1996, as modified as of November 27, 1996 (as so modified, the "New Mexico Note"), in favor of Edward Botefuhr and Janet Blakeley Botefuhr in the amount of $415,000, payable in equal installments on April 1, 1998 and April 1, 1999. The note bears interest at 15% per annum, payable monthly. The note is secured by an irrevocable letter of credit issued pursuant to the Credit Facility (the "New Mexico Letter of Credit") issued in favor of the Botefuhrs. The New Mexico Note does not contain any covenants; however, a failure to make any payment due under the New Mexico Note will allow the Botefuhrs to draw under the New Mexico Letter of Credit. The entire balance was paid in January 1997 and thus is classified as current maturities in the accompanying consolidated balance sheet at December 31, 1996.

     In connection with the acquisition of the Company's Rural DirecTv Markets in Georgia (the "Georgia Rural DirecTv Markets"), one of the Subsidiaries, Digital Television Services of Georgia, LLC ("DTS Georgia"), issued three promissory notes, each of which represents a portion of the purchase price for one of the Georgia Rural DirecTv Markets. DTS Georgia issued (i) a promissory note dated May 9, 1997 (the "Planters Notes")

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

payable to Planters Electric Membership Corporation ("Planters") in the amount of approximately $850,000, (ii) a promissory note dated May 9, 1997 (the "Mitchell Note") payable to Mitchell Electric Membership Corporation ("Mitchell") in the amount of approximately $9.4 million and (iii) a promissory note dated May 9, 1997 (the "Washington Note") payable to Washington Electric Membership Corporation ("Washington") in the amount of approximately $5.2 million. The principal amount of the Planters Note is payable on January 2, 1998 and bears interest at a rate of 3% per annum; provided that if DTS Georgia acquires a certain Rural DirecTv Market, the interest rate will increase as of the date of such acquisition to 3 1/2% per annum. The principal amount of each of the Mitchell Note and the Washington Note is payable on January 2, 2001 and bears interest at a rate of 3% per annum until May 9, 2000 and at a rate of 3 1/2% per annum thereafter; provided that if DTS Georgia acquires a certain Rural DirectTv Market, the interest rate will increase as of the date of such acquisition to 3 1/2% per annum, until May 9, 2000, and to 4% thereafter. The obligations of DTS Georgia with respect to the Georgia Notes are secured by three irrevocable letters of credit issued pursuant to the Credit Facility (the "Georgia Letters of Credit"), each of which has been issued for the benefit of one of Planters, Mitchell and Washington. The Georgia Notes do not contain any affirmative or negative covenants regarding the Company, DTS Georgia or the operation of the Georgia Rural DirecTv Markets; however, a failure to make any payment due under a Georgia Note will allow the payee of such Georgia Note to draw under the applicable Georgia Letter of Credit.

CREDIT FACILITY

     The Company is party to a credit agreement (the "Credit Facility") dated November 27, 1996 with the banks and other lenders party thereto from time to time. The Credit Facility is a revolving credit facility in the amount of $100.0 million, with a $25.0 million sublimit for letters of credit. Proceeds from the Credit Facility can be used to refinance certain existing indebtedness, to finance the acquisition of contract rights, to finance capital expenditures and for general corporate purposes and working capital needs.

     Borrowings under the Credit Facility are available until November 30, 2001; however, the commitments thereunder shall be reduced on December 31, 1998 by an amount equal to 75% of the available commitments of all lenders on such date, provided that the reduction shall not be made unless the aggregate amount of available commitments exceeds $5,000,000, and thereafter available commitments shall be reduced quarterly commencing on March 31, 1999 at a rate of 1.250% through 1999, 1.875% through 2000 and 5% through September 30, 2001. On November 30, 2001, all of the loans outstanding will be repayable. The making of each loan under the Credit Facility is subject to the satisfaction of certain conditions, including (i) meeting a certain "borrowing base" calculation based on the number of paying subscribers and households within the rural DirecTv markets served by the Company, (ii) maintaining minimum subscriber penetration and Annualized Contribution (as defined therein) per paying subscriber, and
(iii) maintaining defined annualized operating cash flow levels. In addition, the Company is required to make mandatory prepayments of the Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions of material assets by the Company or any of its subsidiaries. At December 31, 1996, the borrowing base, as defined, was approximately $92.5 million and approximately $80.0 million was available under the Credit Facility.

     Borrowings under the Credit Facility are secured by (i) an equal and ratable pledge of all of the equity interests in the Company, DTS Management and the Operating Subsidiaries, (ii) a first priority security interest in all of their assets, and (iii) a collateral pledge of the Company's NRTC Member Agreements.

     The Company may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum based on the base rate of the Canadian Imperial Bank of Commerce ("CIBC") or the Eurodollar rate, in each case plus an applicable margin as defined in the Credit Facility.

     At December 31, 1996, borrowings under the Credit Facility accrued interest at the rate of 9%.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At any time when the Company is in default of the payment of any amount due under the Credit Facility, the principal of all loans made under the Credit Facility is subject to acceleration and will bear interest at 2% per annum above the rate otherwise applicable thereto.

     The Company has paid and will pay a commitment fee on the unused amounts under the Credit Facility calculated at a rate of .375% to .50% per annum, payable quarterly in arrears. The Company also paid the arrangers of the Credit Facility a customary structuring and syndication fee and paid certain agency fees to the agents.

     The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations; create liens and other encumbrances; make certain payments, investments, loans and advances; pay dividends or make other distributions in respect to its equity interests; sell or otherwise dispose of assets; make capital expenditures; merge or consolidate with another entity; make amendments to its organizational documents; or transact with affiliates. In addition, the Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage and leverage ratios and limits on general and administrative expenses as a percentage of revenue.

INSTALLMENT NOTES

     The installment notes represent notes payable to certain financial institutions for certain property and equipment. The notes are payable in equal monthly installments through May 2000 and bear interest at rates ranging from 8.5% to 10.3%.

UNAMORTIZED DISCOUNT

     The Company has discounted the Senior Subordinated Notes, the DTS California Note, the South Carolina I Note, the South Carolina II Note and the seller notes issued in conjunction with the acquisitions of certain Rural DirecTv markets in Georgia to reflect the fair market value based on average interest rates available to the Company. The estimated fair value interest rate used to record the discount was 12.75% for the Senior Subordinated Notes and 9% for the seller notes. The unamortized discount is being amortized over the life of the notes using the effective interest method. Amortization expense, included in interest expense in the accompanying statement of operations, is $268,544 and $799,746 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively.

     Future maturities of long-term debt are as follows at December 31, 1996:

1997........................................................  $ 6,130,183
1998........................................................    9,004,332
1999........................................................        7,111
2000........................................................            0
2001........................................................    9,400,000
                                                              -----------
                                                              $24,541,626
                                                              ===========

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leases office and retail space and certain equipment under noncancelable operating leases which expire in various years through 2001. Future minimum lease payments for noncancelable operating leases in effect at December 31, 1996 are as follows:

1997........................................................  $  298,000
1998........................................................     297,000
1999........................................................     300,000
2000........................................................     148,000
2001........................................................     106,000
                                                              ----------
          Total future minimum lease payments...............  $1,149,000
                                                              ==========

     Rental expense charged to operations totaled approximately $83,000 and $455,369 during the period from inception (January 30, 1996) through December 31, 1996 and during the nine months ended September 30, 1997, respectively, and is included in general and administrative expense in the accompanying consolidated statement of operations.

MINIMUM SUBSCRIBERS

     As part of the NRTC Member Agreements, the Company is required to pay certain programming fees based on a minimum number of subscribers in each of its Rural DirecTv Markets (such minimum number of subscribers being equal to up to 5% of the households in each such Rural DirecTv Market) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement with respect to such Rural DirecTv Market if the Company fails to obtain such minimum number of subscribers in such Rural DirecTv Market prior to such time. Six of the Operating Subsidiaries had achieved the minimum subscriber requirement at December 31, 1996. Two of the Operating Subsidiaries had achieved approximately 75% of the minimum subscriber requirement at December 31, 1996. Based on the subscriber growth rates of these two Operating Subsidiaries to date, management anticipates that the two Operating Subsidiaries will meet the minimum subscriber requirement prior to the fourth year of operations of the related NRTC Member Agreements and therefore does not expect to be required to pay such fees.

7.  MEMBERS' EQUITY

UNITS

     There are four classes of equity interests in the Company, denominated as "Class A Units," "Class B Units," "Class C Units," and "Class D Units." The classes have different voting and distribution rights per the Company's Limited Liability Company Agreement (the "LLC Agreement").

     Class A Units are held by the Equity Investors. Each Class A Unit represents the contribution by its holder of $22.50 to the Company. Class A Units constitute approximately 37% of the units outstanding at September 30, 1997 (assuming issuance of 180,000 Class D Units pursuant to the Employee Unit
Plan). In addition to the special voting rights defined in the LLC Agreement, the Class A Unit holders are entitled to certain preemptive rights and protection against dilution. The Class A Units rank senior to the other classes of Units with respect to interim and liquidating distributions. On February 10, 1997, the Company sold 1,333,333 Class A Units to the Equity Investors, raising $30 million of equity capital. No Class A Units and 1,333,333 Class A Units were outstanding at December 31, 1996 and September 30, 1997, respectively.

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                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Class B Units are held by Columbia DBS, Inc. and Columbia DBS Investors, L.P., which are affiliates of Columbia, and by certain senior executives of the Company. Each Class B Unit represents an interest in the Company received in exchange for the contribution of $10. Class B Units constitute approximately 57% of the units outstanding at September 30, 1997 (assuming issuance of 180,000 Class D Units pursuant to the Employee Unit Plan). Class B Units are entitled to certain preemptive rights and rank senior with respect to interim and liquidating distributions to the Class C and Class D Units and junior to the Class A Units. Columbia and senior management of the Company purchased 205,902 Class B Units on January 2, 1997 for a total investment of $2,059,000. At December 31, 1996 and September 30, 1997, 1,844,098 and 2,050,000 Class B Units, respectively were outstanding.

     Class C Units are held by certain senior executives of the Company and are subject to certain vesting requirements related to employment. Each Class C Unit represents a restricted interest in the Company received in exchange for the performance of services. Class C Units constitute approximately 2% of the units outstanding at September 30, 1997 (assuming issuance of 180,000 Class D Units pursuant to the Employee Unit Plan). Class C Units are entitled to certain preemptive rights. The Class C Units rank senior to the Class D Units with respect to interim and liquidating distributions and junior to the Class A and Class B Units. At December 31, 1996 and September 30, 1997, 87,049 Class C Units had been issued. Of these, a total of 34,876 Class C Units were vested at December 31, 1996 and a total of 68,302 were vested at September 30, 1997.

EMPLOYEE UNIT PLAN

     In March 1997, DTS Management adopted an Employee Unit Plan (the "Employee Unit Plan") pursuant to which up to 180,000 Class D Units (or such larger number of Units as may be approved by the Company and the holders of at least 70% of the Class A Units) may be issued to employees or independent contractors of DTS Management or the Subsidiaries at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Company shall determine. As of September 30, 1997, 124,000 Class D Units have been issued pursuant to the Employee Unit Plan. Such Units will vest 25% annually commencing March 1998 through May 2001, subject to acceleration under certain circumstances.

DISTRIBUTIONS

     Tax Distributions: The Company intends to pay cash distributions in amounts approximately equal to the income tax liabilities of the members resulting from the pass-through of taxable income to the members ("Tax Distributions"). Tax Distributions will be made quarterly.

     Other Interim Distributions: The holders of the Class A Units are entitled to a cumulative compounded annual rate of return equal to 8% applied to their Class A Capital (defined as the aggregate capital contributions of holders of Class A Units, less aggregate distributions in return of such capital) (the "Preferred Return").

     Once the holders of Class A Units have received their Preferred Return, the holders of the Class A and Class B Units are entitled to distributions in proportion to such units held by them until they have received cumulative distributions equal to $10 per such unit. Distributions are then made to the holders of the Class A Units, Class B Units, and Class C Units in proportion to such Units held by them until they have received cumulative distributions equal to $12.50 per such unit. Finally, distributions are made to all members in proportion to the number of units held.

     Class A Unit Liquidation Preference and Dissolution Rights: Upon the dissolution of the Company after distributions are made to the Company's creditors in satisfaction of liabilities of the Company, distributions in liquidation are made first to the holders of the Class A Units in an amount equal to the remaining balance of their Class A capital and accumulated unpaid Preferred Return. Any remaining amounts available for distribution to the members are distributed in the same manner as interim distributions.

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                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     If, after February 6, 2003, $7.5 million or more of the Class A capital remains unreturned, then upon the vote of the holders of at least a majority of the Class A Units, the Company shall be dissolved. If such a dissolution will result in an event of default under any existing indebtedness of the Company or any of the Company's subsidiaries with an outstanding balance of $10 million or more, then such a vote will not cause the dissolution of the Company but, rather, will be considered a notice by the holders of the Class A Units to the Company that the holders desire that the Company promptly arrange for the sale of the Company (including its subsidiaries) or sale of substantially all of its assets.

ALLOCATIONS

     Losses are first allocated (the "Initial Losses") to the members in proportion to their units until the cumulative losses allocated equal the cumulative prior allocations of profits, next (the "Additional Losses") to the holders of Class B Units (and to the holders of Class C and Class D Units to the extent that they may have positive capital accounts) in proportion to such units until their capital account balances are reduced to zero, and finally (the "Final Losses") to the holders of the Class A Units in proportion to such units until their capital account balances are reduced to zero.

     Profits are first allocated to the holders of Class A Units in proportion to their units until the cumulative profits allocated equal the cumulative prior allocations of the Final Losses, next to the holders of Class B Units (and to the holders of Class C Units and Class D Units if they have been allocated Additional Losses) until the cumulative profits allocated equal the cumulative prior allocation of the Additional Losses, next to the holders of Class A Units in proportion to such units until the cumulative profits allocated equal the cumulative distributions of the Preferred Return, and next to the holders of Class B Units and Class C Units in proportion to such units until the cumulative amount allocated equals the cumulative distributions with respect to Class B Units and Class C Units. All remaining profits are allocated to the members in accordance with their relative total units.

CORPORATE CONVERSIONS

     Under the Company's LLC Agreement, DTS Management, the sole manager of the Company, has the authority to convert the Company from a Delaware limited liability company into a Delaware corporation in connection with the consummation of a qualified initial public offering ("Qualified IPO"). In such a case, all of the equity interests of the Company would be converted into common stock in amounts specified in the LLC Agreement. DTS Management also has authority to convert the Company from a Delaware limited liability company to a Delaware corporation other than in connection with the consummation of a Qualified IPO. In such case, the Class A Units would be converted into convertible payment-in-kind preferred stock and the other units would be converted into common stock in amounts specified in the LLC Agreement.

8.  EMPLOYEE BENEFITS

EMPLOYMENT AGREEMENTS

     DTS Management has entered into employment agreements with certain executive officers of DTS Management (the "Employment Agreements"). The initial term of the Employment Agreements are one year, with automatic extensions of one year unless terminated by DTS Management or the executive. The Employment Agreements provide for base salaries and bonuses at the discretion of the board of managers of DTS Management.

     Pursuant to the Employment Agreements, the Company issued the executives an aggregate of 87,049 Class C Units, which vest based on the Company's reaching defined numbers of subscribers and/or on defined vesting dates. Any units not vested at the earlier of (i) the date on which the Company completes an initial public offering; (ii) the date upon which Columbia and its officers, directors, stockholders and employees cease to own, directly or indirectly, in the aggregate at least 50% of the equity interests of the Company held by them on

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

November 19, 1996; or (iii) March 31, 1998 shall become fully vested and cease to be restricted so long as the executive has remained employed by DTS Management through such date. No value was assigned to the Class C Units on the date of grant due to the subordinated nature of any distributions which may be made to such units (Note 7).

     The Employment Agreements also permit the executives to purchase Class B Units at a price of $10 per unit. Pursuant to rights under the Employment Agreements and the Company's LLC Agreement, the executives have purchased an aggregate of 100,500 Class B Units through September 30, 1997.

     The Employment Agreements provide that the Company has the option to repurchase all of the Class C Units held by an executive which have vested and all of the Class B Units held by an executive if the executive's employment is terminated voluntarily or with cause (as defined) prior to April 1, 1998. At such time, all unvested Class C Units of the executive shall be forfeited. If the executive is terminated for any reason other than cause, the executive's Class C Units will become fully vested and unrestricted.

     Simultaneous with the execution of the Employment Agreements, the subject executive officers also entered into loan agreements with Columbia for an aggregate of $430,000 to fund a portion of the equity purchases by the executives. The loans bear interest at 10% per annum and mature on the earlier of April 1, 2001 or receipt by the executive of proceeds from the sale of the purchased units. The loans are secured by a portion of the executive's purchased Class B Units.

DIGITAL TELEVISION SERVICES 401(K) PLAN

     In January 1997, the Company established the Digital Television Services 401(k) Plan (the "Plan") covering all of its employees. As part of the Plan, the Company provides matching contributions of 20% of the participant's contributions up to a maximum of 5% of the participant's pay. The Plan also provides for additional contributions at the discretion of the Company. The Company incurs the cost of administering this plan.

9.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statement of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

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                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and have different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

10.  SUBSEQUENT EVENTS

THE OFFERING

     Subsequent to year-end, the Company sold, in a transaction exempt from registration under the Securities Act, $155.0 million senior subordinated notes (the "Private Notes"). The Notes are the joint and several obligations of the Company and DTS Capital. DTS Capital has nominal assets, does not conduct any operations and will not provide any additional security for the Notes. DTS Capital was formed solely to provide a corporate co-issuer in addition to a limited liability company issuer (the Company). Accordingly, financial information for DTS Capital is not provided. The Notes mature in 2007. The Company raised approximately $146.0 million, net of underwriting discount and estimated expenses, through the issuance of the Notes. The Company used the net proceeds to fund the Interest Escrow Account and to repay outstanding indebtedness under the Company's Credit Facility (Note 5) as described elsewhere in this Prospectus.

     The Company plans to proceed with an offering (the "Exchange Offer") to exchange the Private Notes with new senior subordinated notes (the "Exchange Notes") registered under the Securities Act of 1933, as amended (the "Securities Act"). The terms of the Exchange Notes will be identical in all material respects (including principal amount, interest rate, maturity, security and ranking) to the terms of the Private Notes (which they replace), except that the Exchange Notes: (i) will bear a Series B designation, (ii) will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and (iii) will not be entitled to

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

certain registration rights and certain liquidated damages which were applicable to the Private Notes in certain circumstances under the Registration Rights Agreement.

     The Exchange Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all direct and indirect subsidiaries of DTS (the "Guarantors"). The Guarantors consist of all of the subsidiaries of DTS, except DTS Capital, which is a co-issuer of the Exchange Notes and has no separate assets or operations. DTS does not have assets or operations apart from the assets and operations of the subsidiaries. Accordingly, separate financial information for the Guarantors is not provided because management of the Company has determined that such information would not be material to investors.

RESTATED CREDIT FACILITY

     The Company is a party to an Amended and Restated Credit Agreement dated as of July 30, 1997 (the "Restated Credit Facility") by and among the Company, the banks and other lenders party from time to time thereto (the "Lenders"), CIBC, as Administrative Agent, CIBC Wood Gundy Securities Corp. ("CIBCWG"), as Arranger, Morgan, as Syndication Agent, and Fleet, as Documentation Agent, which provides for a revolving credit facility in the amount of $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility. The proceeds of the Restated Credit Facility may be used (i) to refinance certain existing indebtedness, (ii) prior to December 31, 1998, to finance the acquisition of certain Rural DirecTv Markets and related costs and expenses, (iii) to finance capital expenditures of the Company and its subsidiaries and (iv) for the general corporate purposes and working capital needs of the Company and its subsidiaries.

     The $20.0 million term loan facility must be drawn within 12 months of the closing of the Restated Credit Facility and any amounts not so drawn by that date will be cancelled. The term loan shall be repaid in 20 consecutive quarterly installments of $200,000 each commencing September 30, 1998 with the remaining balance due July 31, 2003. Borrowings under the revolving credit facility established pursuant to the Restated Credit Facility will be available to the Company until July 31, 2003; however, if the then unused portion of the commitments exceeds $10.0 million on December 31, 1998, the commitments will be reduced on such date by an amount equal to the unused portion of such commitments minus $10.0 million. Thereafter, the commitments thereunder will reduce quarterly commencing on September 30, 1999 at a rate of 3.50% through 1999, 5.75% in 2000, 7.0% in 2001, 9.0% in 2002 and 3.0% until June 30, 2003.
All of the loans outstanding will be repayable on July 31, 2003. The making of each loan under the Restated Credit Facility is subject to the satisfaction of certain conditions, including not exceeding a certain "borrowing base" based on the number of paying subscribers and households within the Rural DirecTv Markets served by the Company; maintaining minimum subscriber penetration throughout the term of the Restated Credit Facility; maintaining annualized contribution per paying subscriber throughout the term of the Restated Credit Facility based on net income plus certain sales, administrative and payroll expenses; maintaining a maximum ratio of total debt to equity beginning in the first quarter of 2000 and continuing throughout the term of the Restated Credit Facility; maintaining a maximum ratio of total senior debt to annualized operating cash flow and a ratio of total debt to annualized operating cash flow beginning in the first quarter of 2000 and continuing throughout the term of the Restated Credit Facility; maintaining a maximum ratio of total debt to adjusted annualized operating cash beginning in the first quarter of 1999 and continuing until the last quarter of 2000; and maintaining a maximum percentage of general and administrative expenses to revenues beginning in the first quarter of 1998 and continuing for the duration of the Restated Credit Facility. The Company is in compliance with those covenants with which it is required to comply as of the date hereof. In addition, the Restated Credit Facility provides that the Company will be required to make mandatory prepayments of the Restated Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of material assets and with 50% of any excess operating cash flow with respect to any fiscal year after the fiscal year ending December 31, 1998.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Borrowings by the Company under the Restated Credit Facility are unconditionally guaranteed by each of the Company's direct and indirect subsidiaries, and such borrowings are secured by (i) an equal and ratable pledge of all of the equity interests in the Company's subsidiaries, (ii) a first priority security interest in all of their assets, and (iii) a collateral pledge of the Company's NRTC Member Agreements.

     The Restated Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Restated Credit Facility bear interest at a rate per annum equal to either (i) the CIBC Alternate Base Rate plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin. When applying the CIBC Alternate Base Rate with respect to borrowings pursuant to the revolving credit facility, the Applicable Margin will be (w) 2.25% per annum (when the ratio of total indebtedness of the Company to annualized operating cash flow (the "Leverage Ratio")) is greater than or equal to 6.75 to 1.00), (x) 2.00% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 1.50% (when the Leverage Ratio is less than 6.25 to
1.00 but greater than or equal to 5.75 to 1.00) or (z) 1.25% (when the Leverage Ratio is less than 5.75 to 1.00). When applying the Eurodollar Rate with respect to borrowings pursuant to the revolving credit facility, Applicable Margin will be (w) 3.50% per annum (when the Leverage Ratio is greater than or equal to 6.75 to 1.00), (x) 3.25% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 2.75% (when the Leverage Ratio is less than 6.25 to 1.00 but greater than or equal to 5.75 to 1.00) or (z) 2.50% (when the Leverage Ratio is less than 5.75 to 1.00). The Applicable Margin for borrowings pursuant to the term loan facility will be the Applicable Margin for borrowings pursuant to the revolving credit facility, plus 0.25%. As used herein, "CIBC Alternate Base Rate" means the higher of (i) CIBC's prime rate and
(ii) the federal funds effective rate from time to time plus 1/2% per annum. As used herein, "Eurodollar Rate" means the rate at which eurodollar deposits for one, two, three and six months (as selected by the Company) are offered to CIBC in the interbank eurodollar market. The Restated Credit Facility will also provide that at any time when the Company is in default in the payment of any amount due thereunder, the principal of all loans made under the Restated Credit Facility will bear interest at 2% per annum above the rate otherwise applicable thereto and overdue interest and fees will bear interest at a rate of 2% per annum over the CIBC Alternative Base Rate.

     The Restated Credit Facility will also contain a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its equity interests, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, make amendments to its organizational documents or transact with affiliates. In addition, the Restated Credit Facility will require the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses as a percentage of revenue.

     The Company will pay a commitment fee on the unused amounts under the Restated Credit Facility calculated at 0.5% per annum, payable quarterly in arrears.

     Pursuant to a recent amendment to the NRTC Member Agreements, the Company and all other NRTC Members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Member Agreements. The amount of the letter of credit issued at the request of the Company pursuant to the Restated Credit Facility, is equal to three times the Company's single largest monthly invoice from the NRTC, exclusive of amounts payable for DSS(R) equipment purchased by the Company from the NRTC, or $6.3 million, and must be increased as the Company makes additional acquisitions of Rural DirecTv Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 167%.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NRTC MEMBER AGREEMENTS

     Pursuant to a recent amendment to the NRTC Member Agreements, the Company and all other NRTC Members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Member Agreements. The initial amount of the letter of credit issued at the request of the Company will be equal to three times the Company's single largest monthly invoice from the NRTC, exclusive of amounts payable for DSS(R) equipment purchased by the Company from the NRTC, and must be increased as the Company makes additional acquisitions of Rural DirecTv Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 167%. This letter of credit to the NRTC was issued pursuant to the Existing Credit Facility in May 1997 and has an initial stated amount of approximately $6.3 million.

CORPORATE CONVERSION

     Prior to October 10, 1997, DTS was a limited liability company (the "LLC") organized under the laws of the State of Delaware. On October 10, 1997, the Company converted to corporate form in a transaction (the "Corporate Conversion") contemplated in the Indenture and described in the limited liability company agreement of the LLC pursuant to which the LLC merged with and into WEP Intermediate Corp., a Delaware corporation ("WEP"), in which (i) the member interests in the LLC held by WEP were canceled, (ii) all of the outstanding capital stock of WEP was converted into Series A Preferred Stock of the Company, (iii) the member interests in the LLC evidenced by the Class A Units (the "Class A Units") (other than those held by WEP) were converted into Series A Preferred Stock of the Company, (iv) the member interests in the LLC evidenced by the Class B Units (the "Class B Units") were converted into Common Stock of the Company, (v) the member interests in the LLC evidenced by the Class C Units (the "Class C Units"), together with such Class C Unit holders' promissory notes in the principal amount of $10.00 per share, were exchanged for shares of Common Stock of the Company, (vi) the member interests in the LLC evidenced by the Class D Units (the "Class D Units") were converted into warrants to purchase Common Stock of the Company, (vii) all of the resulting capital stock of the Company became subject to the Stockholders Agreement (as defined herein), (viii) the surviving entity changed its name to "Digital Television Services, Inc." and (ix) Digital Television Services, Inc. assumed by operation of law and supplemental indenture all of the obligations of the LLC under the Notes and the Indenture.

     Subsequent to the Corporate Conversion, substantially all of the outstanding shares of the resulting corporation will be owned by the holders of the equity interests in the LLC. Therefore, the Corporate Conversion will be treated for accounting purposes as the acquisition of WEP by the LLC. The LLC's assets and liabilities will be recorded at historical cost and WEP's assets and liabilities will be recorded at fair value. However, given that WEP's only asset consisted of its investment in the LLC, no goodwill would be recognized. Following the Corporate Conversion, the historical financial statements of the LLC shall become the historical financial statements of WEP and shall include the businesses of both companies. The historical audited financial statements of the LLC and WEP before the Corporate Conversion are on pages F-10 through F-34 and F-35 through F-39, respectively. Pro forma information giving effect to the Corporate Conversion, as if it had occurred on January 1, 1996 (for pro forma statement of operations purposes) or September 30, 1997 (for pro forma balance sheet purposes) is included on pages F-4 through F-9.

     As a result of the Corporate Conversion, the stockholders' equity of the Company is as follows:

     Common Stock. The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.01 per share. As of October 15, 1997, there were issued and outstanding 2,137,049 shares of Common Stock, held of record by five stockholders.

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                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Preferred Stock. The authorized capital stock of the Company includes 10,000,000 shares of preferred stock, par value $.01 per share. A total of 5,000,000 of such shares have been designated "Series A Payment-in-Kind Convertible Preferred Stock" (the "Series A Preferred Stock"). As of October 15, 1997, there were issued and outstanding 1,404,056 shares of Series A Preferred Stock, held of record by six stockholders.

     The Board is authorized by the Amended and Restated Certificate of Incorporation to issue one or more additional series of preferred stock from time to time, without further stockholder action, in one or more series and, with respect to such series, to fix the designation and number of shares to be issued, the voting rights of the shares, the dividend rights, if any, the redemption rights, if any, sinking fund requirements, if any, rights upon the liquidation, dissolution or winding up of the Company or upon the distribution of the assets of the Company, the terms of the conversion or exchange into any other class or series of shares, if provided for, and other powers, preferences, rights, qualifications, limitations or restrictions thereof. Under the Stockholders Agreement dated as of October 10, 1997 among the Company, the holders of the Common Stock and the holders of the Series A Preferred Stock (the "Stockholders Agreement"), stockholder approval may be required in order to take certain of these actions.

     Each holder of shares of the Series A Preferred Stock will have the right, exercisable at any time and from time to time, to convert all or any such shares of Series A Preferred Stock into shares of Common Stock, initially on a share-for-share basis. The conversion ratio of the Series A Preferred Stock is subject to adjustment in the event of (i) any subdivision or combination of the Common Stock, (ii) any payment by the Company of a stock dividend to the holders of the Common Stock, (iii) the issuance of rights to acquire equity to holders of the Common Stock without issuing similar rights to the holders of the Series A Preferred Stock, or (iv) the issuance of equity or rights to acquire equity at a price per share less than $22.50 (as adjusted). In addition, if the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and such transaction requires the approval of the stockholders of the Company, then a holder of the Series A Preferred Stock may convert some or all of such shares into shares of Common Stock simultaneously with the record date for, or the effective date of, such transaction so as to receive the rights, warrants, securities or assets that a holder of shares of the Common Stock on that date may receive.

     If the Company consummates an underwritten public offering of equity securities resulting in gross proceeds to the Company of at least $25 million and at a price per share equal to (i) at least $33.75, if such public offering is consummated on or before July 31, 1998, (ii) at least $39.37, if such public offering is consummated after July 31, 1998 but on or before July 31, 1999, and
(iii) at least $45.00, if such public offering is consummated at any time after July 31, 1999 (a public offering meeting such requirements is referred to herein as a "Qualified IPO"), then the Series A Preferred Stock shall be converted automatically upon such consummation into shares of Common Stock at an initial conversion rate of one-for-one, subject to adjustment as described above.

     In the event of any voluntary or involuntary dissolution, winding up or liquidation of the Company, after payment or provision for payment of all of the Company's debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive, out of the remaining net assets of the Company and in preference to the holders of the Common Stock and any other capital stock ranking junior to the Series A Preferred Stock, the amount of $22.50 (the "Liquidation Preference") for each share of the Series A Preferred Stock, plus any accrued and unpaid dividends up to the date for such distribution, whether or not declared. If, upon any liquidation of the Company, the assets distributable among the holders of the Series A Preferred Stock are insufficient to permit the payment in full to the holders of the Series A Preferred Stock and all other classes of preferred stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock, of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Series A Preferred Stock and all classes and series of capital stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock in order of relative priority and, as to classes and series ranking on a parity with one another, in proportion to the full preferential amount that would be payable per share if such assets were sufficient to permit payment in full. If, after payment

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of the Liquidation Preference to the holders of the Series A Preferred Stock and the payment of the liquidation preference with respect to any capital stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock, assets remain in the Company, all such remaining funds shall be distributed first to the holders of the Common Stock, until such holders have received an amount per share equal to the Liquidation Preference, subject to certain adjustments, and then on an equal per share basis to holders of all capital stock of the Company on a pro rata, as-if-converted to Common Stock basis.

     The holders of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board cumulative dividends payable on the shares of the Series A Preferred Stock for each quarterly dividend period, commencing March 15, June 15, September 15 and December 15 of each year and ending on the day next preceding the first day of the next quarterly dividend period, at a rate of 8% per annum, compounded annually, in respect of the Liquidation Preference. All such dividends shall be payable on March 15, June 15, September 15 and December 15 of each year. The Company may, at its option, pay a certain portion of such dividends through the issuance of that number of additional shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the aggregate dollar amount of dividends to be paid on such dividend payment date.

     Except as provided by law, the holders of the Series A Preferred Stock are entitled to only those voting rights set forth in the Stockholders Agreement.

EMPLOYEE STOCK PLAN

     In October 1997, the Company adopted the Digital Television Services, Inc. 1997 Stock Option Plan (the "Employee Stock Plan") pursuant to which up to 100,000 shares of Common Stock (or such larger number of shares as may be approved by the Compensation Committee of the Board) may be issued to employees or independent contractors of the Company or the Subsidiaries at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board shall determine. As of the date hereof, incentive stock options have been granted with respect to 32,500 shares of Common Stock with an exercise price of $22.50 per share.

EMPLOYMENT AGREEMENTS

     The Employment Agreements were amended as of October 10, 1997 to provide for certain changes with respect to the severance provisions and the vesting of applicable executive officers' shares of Common Stock received in exchange for their Class C Units and warrants received in exchange for their Class D Units.

THE ACQUISITION OF THE COMPANY

     On November 6, 1997, the Company entered into an agreement in principle (the "Agreement in Principle") with Pegasus Communications Corporation ("Pegasus"), providing for the acquisition of all of the outstanding shares of capital stock of the Company by Pegasus in exchange for approximately 5.5 million shares of Pegasus' Class A Common Stock (the "Pegasus Transaction"). Upon consummation of the Pegasus Transaction, the Company will become a wholly owned subsidiary of Pegasus. Pegasus will not assume, guarantee or otherwise have any liability for the Notes or any other liability of the Company or its subsidiaries. At the closing of the Pegasus Transaction, and thereafter except to the extent permitted under the Indenture, the Company will not assume, guarantee or otherwise have any liability for any indebtedness or other liability of Pegasus or any of its other subsidiaries.

     The Pegasus Transaction is expected to be completed in the first quarter of 1998 and is subject, among other things, to the execution of a definitive agreement, approval of the Boards of Directors of Pegasus and the Company and the stockholders of Pegasus and the Company, consents from the NRTC, DirecTv and the Company's lenders, and other conditions customary in transactions of this nature.

                        DIGITAL TELEVISION SERVICES, LLC
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Upon the consummation of the Pegasus Transaction a Change of Control will occur and the Issuers will be required to make an Offer to Purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. Pegasus has covenanted in the Agreement in Principle that upon the closing of the Pegasus Transaction and the resulting Change of Control Pegasus shall cause the Issuers to make the Offer to Purchase. In addition, the consummation of the Pegasus Transaction may also constitute an event of default under the Restated Credit Facility due to a change in control of the Company, permitting the lenders thereunder to accelerate the repayment of indebtedness thereunder, in which case the subordination provisions of the Notes would require the payment in full of the outstanding amounts under the Restated Credit Facility and any other Senior Indebtedness before the Issuers could distribute cash to purchase the Notes. A condition to the closing of the Pegasus Transaction is that the Restated Credit Facility be amended to permit such closing.

     The Company has been informed by the management of Pegasus that, upon consummation of the Pegasus Transaction, Pegasus would use the purchase method of accounting to record the acquisition of the Company and would "push down" the effects of the purchase price which would increase the Company's intangible assets by approximately $83 million. Accordingly, the Company's amortization expense would be increased with respect to periods subsequent to the consummation of the Pegasus Transaction.

PRO FORMA INFORMATION (UNAUDITED)

     See pages F-4 through F-9 elsewhere in this Prospectus for condensed pro forma information which includes the effects of the 1996 Acquisitions, the Restated Credit Facility, the 1997 Acquisitions, the Pending Acquisition, the 1997 Equity, the Interest Escrow Account, the Corporate Conversion and the Offering as if each transaction had occurred on January 1, 1996 (for pro forma statement of operations purposes) or September 30, 1997 (for pro forma balance sheet purposes).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
WEP Intermediate Corp.:

     We have audited the accompanying balance sheet of WEP INTERMEDIATE CORP. (a Delaware corporation) as of September 30, 1997 and the statement of cash flows for the period from inception (January 28, 1997) to September 30, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WEP Intermediate Corp. as of September 30, 1997 and its cash flows for the period from inception (January 28, 1997) to September 30, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
October 10, 1997

                             WEP INTERMEDIATE CORP.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1997

                                 ASSETS
INVESTMENT IN DIGITAL TELEVISION SERVICES, LLC..............  $13,000,000
                                                              ===========
                          STOCKHOLDER'S EQUITY
STOCKHOLDER'S EQUITY:
  Common stock, no par value, 200 shares authorized, 10
     shares issued and outstanding..........................  $13,000,000
                                                              ===========

        The accompanying notes are an integral part of these statements.

                             WEP INTERMEDIATE CORP.

                            STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM INCEPTION (JANUARY 28, 1997)
                           THROUGH SEPTEMBER 30, 1997

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in Digital Television Services, LLC............  $(13,000,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock...............................    13,000,000
                                                              ------------
NET CHANGES IN CASH.........................................             0
CASH AT BEGINNING OF PERIOD.................................             0
                                                              ------------
CASH AT END OF PERIOD.......................................  $          0
                                                              ============

        The accompanying notes are an integral part of these statement.

                             WEP INTERMEDIATE CORP.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  ORGANIZATION AND NATURE OF BUSINESS

     WEP Intermediate Corp. (the "Corporation") is a Delaware corporation formed on January 28, 1997 under the General Corporation Law of Delaware. The purpose of the Corporation is to hold the investment in Digital Television Services, LLC ("DTS"), a limited liability company organized under the Delaware Limited Liability Act and formerly known as DBS Holdings, L.P. DTS was formed to acquire and operate the exclusive rights to distribute direct broadcast satellite services offered by DirecTv, Inc. in certain rural markets and was formed on January 30, 1996.

     On February 10, 1997, the Corporation issued 10 shares of the Corporation's common stock to Whitney Equity Partners, L.P., a Delaware limited partnership, for $13,000,000. Whitney Equity Partners, L.P. is the sole stockholder of the Corporation as of September 30, 1997.

     Also on February 10, 1997, the Corporation purchased 577,778 Class A Membership Units of DTS for $13,000,000 or $22.50 per unit. These units represent approximately 16% of the outstanding units of DTS at September 30, 1997. The Class A Units of DTS are entitled to special voting rights, as defined in the DTS Limited Liability Company Agreement, certain preemptive rights, a cumulative compounded annual rate of return equal to 8% applied to their Class A Capital, and protection against dilution. The Class A Units rank senior to the Class B, C, and D Units of DTS with respect to interim and liquidating distributions.

     The Corporation had no employees and no substantive operations for the period from inception (January 28, 1997) through September 30, 1997. Therefore, there is no income statement included in the accompanying financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

     The Corporation records its investment in DTS at cost. For an investment of less than 20 percent, an investor is presumed not to have the ability to exercise significant influence and therefore the cost method would be used. Under this view, an investor is not entitled to recognize earnings on its investment until a right to claim the earnings arises, and that claim arises only to the extent dividends are declared. For the period from inception (January 28, 1997) through September 30, 1997, DTS has not declared any dividends. An investor is considered to have no earnings on its investment unless it is in a position to control the distribution of earnings. Likewise, an investment or an investor's operations are not affected by losses of an investee unless those losses indicate a loss in value of the investment is other than temporary and accordingly should be recognized. See discussion of longlived assets below.

     As required by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," investments in equity securities are classified into one of three categories as follows: held to maturity securities (debt and equity securities that the Corporation has the positive intent and ability to hold to maturity that are reported at amortized cost), trading securities (debt and equity securities that are bought and held principally for the purpose of selling them in the near term that are reported at fair value, with unrealized gains and losses included in earnings), or available-for-sale securities (debt and equity securities not classified in either category as described above and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of retained earnings). The Corporation has no trading or available-for-sale investment securities as of September 30, 1997.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable

                             WEP INTERMEDIATE CORP.

intangibles to held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an assets may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived asset in the accompanying balance sheet is appropriately valued.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and any reported amounts of revenues and expenses. Actual results could differ from those estimates.

3.  SUBSEQUENT EVENT

     On October 10, 1997, the Corporation merged with DTS to form Digital Television Services, Inc. The 577,778 Class A Units of DTS held by the Corporation were canceled and the ten shares of the Corporation's common stock issued and outstanding were converted into 608,424 shares of Preferred Stock of Digital Television Services, Inc. The total investment by Whitney Equity Partners, L.P. remained at $13,000,000 and the price per share changed to $21.37.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Direct Programming
  Services Limited Partnership:

     We have audited the accompanying balance sheets of DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP (a Kentucky limited partnership) as of December 31, 1995 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for the years ended December 31, 1994, 1995 and 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Programming Services Limited Partnership as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  242,260    $  176,280
  Trade accounts receivable, net of allowances for doubtful
     accounts of $50,000 and $123,574 at December 31, 1995
     and 1996, respectively.................................     483,559     1,166,657
  Inventory.................................................      33,715        89,007
  Other, net (Note 2).......................................       5,506       487,604
                                                              ----------    ----------
          Total current assets..............................     765,040     1,919,548
                                                              ----------    ----------
PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements....................................          --        68,474
  Furniture and equipment...................................     138,959       197,070
                                                              ----------    ----------
                                                                 138,959       265,544
     Less accumulated depreciation..........................     (34,385)      (59,939)
                                                              ----------    ----------
                                                                 104,574       205,605
                                                              ----------    ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...................   4,586,544     4,168,753
                                                              ----------    ----------
                                                              $5,456,158    $6,293,906
                                                              ==========    ==========

                          LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable..........................................  $  582,133    $  676,132
  Accrued liabilities.......................................     228,099       625,049
  Unearned revenue..........................................     337,742     1,219,798
  Current maturities of long-term debt and obligations under
     capital leases.........................................      95,393        19,498
                                                              ----------    ----------
          Total current liabilities.........................   1,243,367     2,540,477
                                                              ----------    ----------
OTHER LIABILITIES...........................................      51,850       191,207
                                                              ----------    ----------
LONG-TERM DEBT and obligations under capital leases,
  less current maturities...................................      19,498            --
                                                              ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 3, and 5)
PARTNERS' CAPITAL:
  General Partner...........................................     690,620       519,071
  Limited Partners..........................................   3,450,823     3,043,151
                                                              ----------    ----------
          Total partners' capital...........................   4,141,443     3,562,222
                                                              ----------    ----------
                                                              $5,456,158    $6,293,906
                                                              ==========    ==========

      The accompanying notes are an integral part of these balance sheets.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                                                           1994           1995          1996
                                                        -----------    ----------    ----------
REVENUE:
  Programming revenue.................................  $   342,843    $3,645,040    $7,216,027
  Equipment and installation revenue..................       79,821       764,338        56,536
                                                        -----------    ----------    ----------
          Total revenue...............................      422,664     4,409,378     7,272,563
                                                        -----------    ----------    ----------

COST OF REVENUE:
  Programming expense.................................      187,725     1,528,547     3,454,540
  Cost of equipment and installation..................      111,064       714,753        20,891
  Service fees........................................       43,637       363,499       769,426
                                                        -----------    ----------    ----------
          Total cost of revenue.......................      342,426     2,606,799     4,244,857
                                                        -----------    ----------    ----------
GROSS PROFIT..........................................       80,238     1,802,579     3,027,706
                                                        -----------    ----------    ----------

OPERATING EXPENSES:
  Sales and marketing.................................       24,183       663,578       622,129
  General and administrative..........................      633,566     1,437,885     1,973,947
  Depreciation and amortization.......................      426,847       583,034       591,738
                                                        -----------    ----------    ----------
          Total operating expenses....................    1,084,596     2,684,497     3,187,814
                                                        -----------    ----------    ----------
OPERATING LOSS........................................   (1,004,358)     (881,918)     (160,108)
                                                        -----------    ----------    ----------

OTHER INCOME (EXPENSE):
  Interest expense....................................       (4,286)      (19,003)       (8,865)
  Other income........................................       16,888        30,815        39,752
                                                        -----------    ----------    ----------
                                                             12,602        11,812        30,887
                                                        -----------    ----------    ----------
NET LOSS..............................................  $  (991,756)   $ (870,106)   $ (129,221)
                                                        ===========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                            GENERAL       LIMITED
                                                            PARTNER      PARTNERS        TOTAL
                                                           ----------   -----------   -----------
BALANCE, December 31, 1993...............................  $1,001,102   $ 4,902,203   $ 5,903,305
  Partner contributions..................................          --       100,000       100,000
  Net loss...............................................    (165,384)     (826,372)     (991,756)
                                                           ----------   -----------   -----------
BALANCE, December 31, 1994...............................     835,718     4,175,831     5,011,549
  Net loss...............................................    (145,098)     (725,008)     (870,106)
                                                           ----------   -----------   -----------
BALANCE, December 31, 1995...............................     690,620     3,450,823     4,141,443
  Partnership distribution...............................    (150,000)     (300,000)     (450,000)
  Net loss...............................................     (21,549)     (107,672)     (129,221)
                                                           ----------   -----------   -----------
BALANCE, December 31, 1996...............................  $  519,071   $(3,043,151)  $ 3,562,222
                                                           ==========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                1994         1995        1996
                                                              ---------   ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(991,756)  $ (870,106)  $(129,221)
                                                              ---------   ----------   ---------
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:......................
     Depreciation and amortization..........................    426,847      583,034     591,738
     Changes in operating assets and liabilities:...........
       Trade accounts receivable, net.......................   (130,660)    (161,061)   (683,098)
       Inventory............................................   (129,395)      95,680     (55,292)
       Other, net...........................................       (794)      (4,712)   (482,098)
       Accounts payable.....................................    252,570      324,628      93,999
       Accrued liabilities..................................    354,494     (126,395)    396,950
       Unearned revenue.....................................     49,000      288,742     882,056
                                                              ---------   ----------   ---------
          Total adjustments.................................    822,062      999,916     744,255
                                                              ---------   ----------   ---------
          Net cash (used in) provided by operating
            activities......................................   (169,694)     129,810     615,034
                                                              ---------   ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net..................    (40,094)     (58,375)   (135,621)
                                                              ---------   ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under line of credit..........         --       70,000     (70,000)
  Proceeds from long-term debt..............................         --       22,000          --
  Repayments on long-term debt and obligations under capital
     leases.................................................     (3,776)     (10,783)    (25,393)
  Partnership contributions.................................    100,000           --          --
  Partnership distributions.................................         --           --    (450,000)
                                                              ---------   ----------   ---------
          Net cash provided by (used in) financing
            activities......................................     96,224       81,217    (545,393)
                                                              ---------   ----------   ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........   (113,564)     152,652     (65,980)
CASH AND CASH EQUIVALENTS at beginning of year..............    203,172       89,608     242,260
                                                              ---------   ----------   ---------
CASH AND CASH EQUIVALENTS at end of year....................  $  89,608   $  242,260   $ 176,280
                                                              =========   ==========   =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared...........................  $      --   $   51,850   $ 139,357
                                                              =========   ==========   =========
  Capital lease obligations incurred........................  $  30,665   $    6,785   $      --
                                                              =========   ==========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   4,286   $   19,003   $   8,866
                                                              =========   ==========   =========

        The accompanying notes are an integral part of these statements.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

1.  ORGANIZATION AND NATURE OF BUSINESS

     Direct Programming Services Limited Partnership (the "Partnership") is a limited partnership organized in Kentucky. The Partnership was formed on January 6, 1993 to acquire and operate rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv").

     The term of the Partnership is through December 31, 2042, unless terminated sooner. The Partnership has a General Partner in addition to its Limited Partners. The Limited Partners may not take part in the management of the Partnership and are not liable for any debts, obligations or losses of the Partnership in excess of their capital contributions and their shares of the undistributed profits. The interest of the Limited Partners was divided into 60 units, each of which required a capital contribution of $100,000. Contributed capital of the General Partner was $1,000,000. The ownership interests of the Partnership at December 31, 1996 is as follows: General Partner, 14.71%; Limited Partner, 85.29%.

     The partnership agreement provides that net losses are allocated to the General and Limited Partners in accordance with their respective percentage interests; however, no net losses will be allocated to a Limited Partner in excess of the balance of the Limited Partner's capital account. Such net losses would be allocated to the General Partner. Net income is allocated first to the General Partner until such time as net income specifically allocated to the General Partner equals the net losses allocated to the General Partner, then 20% to the General Partner and 80% to the General and Limited Partners in accordance with their respective percentage interests.

     The Partnership obtained the rights to distribute DIRECTV Services in certain rural markets in Kentucky pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $5.4 million.

     In October 1996, the Partnership entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Kentucky, LLC ("DTS Kentucky"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The Agreement provides that DTS Kentucky will purchase the Partnership's NRTC Member Agreement and other assets used in connection with the Partnership's business, as defined in the Agreement, and will assume certain liabilities of the Partnership, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Partnership earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual or seasonal basis, including premium programming, is billed in advance and recorded as unearned revenue. All programming revenue is recognized when earned.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Partnership and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represent the amounts paid by the customers to the Partnership for such services.

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Partnership's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Partnership plus the costs to install the equipment.

CASH AND CASH EQUIVALENTS

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

INVENTORIES

     The Partnership maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

OTHER CURRENT ASSETS

     Other current assets consist of the following at December 31, 1995 and 1996:

                                                            1995       1996
Deferred promotional costs, net..........................  $   --    $484,957
Other....................................................   5,506       2,647
                                                           ------    --------
                                                           $5,506    $487,604
                                                           ======    ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Partnership for the credit. The Partnership defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Partnership receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as a reduction in selling expenses in the accompanying statements of operations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $8,642, $25,428 and $34,590, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following at December 31, 1995 and 1996:

                                                         1995          1996
                                                      ----------    ----------
Contract rights.....................................  $5,434,948    $5,434,948
Organization costs..................................      70,557        70,557
                                                      ----------    ----------
                                                       5,505,505     5,505,505
Accumulated amortization............................    (975,811)   (1,532,959)
                                                      ----------    ----------
                                                       4,529,694     3,972,546
NRTC patronage capital..............................      51,850       191,207
Other...............................................       5,000         5,000
                                                      ----------    ----------
                                                      $4,586,544    $4,168,753
                                                      ==========    ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization on the accompanying statements of operations, for the years ended December 31, 1994, 1995 and 1996 was $407,621, $543,495 and
$543,495, respectively. Accumulated amortization at December 31, 1995 and 1996 was $951,116 and $1,494,611, respectively.

     Organization Costs: Organization costs are costs associated with the formation of the Partnership and are being amortized over five years. Amortization expense, included in depreciation and amortization on the accompanying statements of operations, for the years ended December 31, 1994, 1995 and 1996 was $10,584, $14,111, and $13,653. Accumulated amortization at December 31, 1995 and 1996, was $24,695 and $38,348.

     NRTC Patronage Capital: The Partnership is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the non-cash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statements of operations. The remaining 80% is distributed in the form of non-cash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Partnership includes non-cash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities on the accompanying balance sheets. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1995 and 1996:

                                                         1995          1996
                                                      ----------    ----------
Accrued commissions.................................  $  148,460    $  153,907
Accrued service fees................................      59,224       108,788
Other...............................................      20,415       362,354
                                                      ----------    ----------
                                                      $  228,099    $  625,049
                                                      ==========    ==========

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

INCOME TAXES

     The Partnership is not considered a taxable entity for federal and state income tax purposes. All taxable income or loss is allocated to the partners in accordance with the terms of the partnership agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

3.  COMMITMENTS AND CONTINGENCIES

LEASES

     The Partnership leases office and warehouse space under cancelable leases and certain equipment under noncancelable operating leases which expire through 1998. Future minimum lease payments for noncancelable operating leases in effect at December 31, 1996 are as follows:

1997........................................................  $5,520
1998........................................................   2,300
                                                              ------
          Total future minimum lease payments...............  $7,820
                                                              ======

     Rental expense charged to general and administrative expenses in the accompanying statements of operations for the years ended December 31, 1994, 1995 and 1996 totaled $11,218, $46,739 and $68,705, respectively.

MINIMUM SUBSCRIBERS

     As part of the NRTC Member Agreements, the Partnership is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Partnership's Rural DirecTv Market, or up to 16,914 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Partnership fails to obtain such minimum number of subscribers prior to such time. The Partnership had achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

LITIGATION

     The Partnership is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Partnership's financial position and results of operations.

4.  LONG-TERM DEBT

     In September 1994, the Partnership obtained a line of credit from a bank in the amount of $400,000. Borrowings under this line of credit were $70,000 at December 31, 1995. Amounts due under the line of credit were repaid during 1996 and the line of credit is no longer outstanding. The Partnership also had notes payable and obligations under capital leases of $18,029 and $26,873, respectively, outstanding at December 31, 1995. The notes payable were repaid during 1996 and $19,498 remained outstanding under the capital leases. The capital leases accrued interest at 11.07% at December 31, 1996 and were repaid subsequent to year-end. The carrying amount of long-term debt approximates fair value based on borrowing rates available to the Partnership.

5.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Partnership is, through the NRTC, a distributor of DIRECTV Services, the Partnership would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission (the "FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement"), and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Partnership would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Partnership would be required to acquire the services from other sources. There can be no assurance that the cost to the Partnership to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Partnership would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Partnership would no longer have the right to provide DIRECTV Services. There can be no assurance that the Partnership would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Partnership will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Partnership believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Partnership's existing contractual and membership relationship with the NRTC, there can be no assurance that

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP such services will be available to the Partnership from Hughes or the NRTC; and, if available, there can be no assurance with regard to the financial and other terms under which the Partnership could acquire the services.

     The Partnership's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Partnership's DBS business.

     DirecTv, and therefore the Partnership, is dependent on third parties to provide high quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of Kansas DBS, L.L.C.:

     We have audited the accompanying balance sheets of KANSAS DBS, L.L.C. (a Kansas limited liability company) as of December 31, 1995 and 1996 and the related statements of operations and changes in accumulated deficit, and cash flows for the years ended December 31, 1995, and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kansas DBS, L.L.C. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1995, and 1996 in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                               KANSAS DBS, L.L.C.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    89,436    $   462,263
  Trade accounts receivable, net of allowances of $24,873
     and $29,426 at December 31, 1995 and 1996,
     respectively...........................................      246,166        417,973
  Current portion of lease receivables, net of allowances of
     $16,635 and $54,732, at December 31, 1995 and 1996,
     respectively...........................................      129,609         63,316
  Inventory.................................................      332,114        191,891
  Other.....................................................       25,373        254,773
                                                              -----------    -----------
          Total current assets..............................      822,698      1,390,216
                                                              -----------    -----------
LEASE RECEIVABLES, net of current portion...................      383,392        320,428
                                                              -----------    -----------
PROPERTY AND EQUIPMENT, at cost:
  Vehicles..................................................       42,238         32,537
  Showroom and demonstration equipment......................      108,792         54,953
  Furniture, fixtures, and equipment........................       78,141         80,090
                                                              -----------    -----------
                                                                  229,171        167,580
     Less accumulated depreciation..........................      (73,424)       (67,918)
                                                              -----------    -----------
                                                                  155,747         99,662
                                                              -----------    -----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...................    2,224,834      2,017,828
                                                              -----------    -----------
                                                              $ 3,586,671    $ 3,828,134
                                                              ===========    ===========

                          LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $   200,241    $   347,522
  Accrued liabilities.......................................      175,172        170,489
  Book overdraft............................................      243,614             --
  Unearned revenue..........................................      128,644        467,890
  Current portion of long-term debt.........................      176,732      4,285,046
                                                              -----------    -----------
          Total current liabilities.........................      924,403      5,270,947
OTHER LIABILITIES...........................................       48,659        102,980
LONG-TERM DEBT..............................................    3,723,012             --
COMMITMENTS AND CONTINGENCIES (Notes 2, 5, and 6)
ACCUMULATED DEFICIT.........................................   (1,109,403)    (1,545,793)
                                                              -----------    -----------
                                                              $ 3,586,671    $ 3,828,134
                                                              ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                               KANSAS DBS, L.L.C.

          STATEMENTS OF OPERATIONS AND CHANGES IN ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
REVENUE:
  Programming revenue.......................................  $ 1,502,154    $ 3,156,791
  Equipment and installation revenue........................    1,580,245      1,036,929
                                                              -----------    -----------
          Total revenue.....................................    3,082,399      4,193,720
                                                              -----------    -----------
COST OF REVENUE:
  Programming expense.......................................      775,323      1,662,627
  Cost of equipment and installation........................    1,277,652        973,470
  Service fees..............................................      139,407        292,828
                                                              -----------    -----------
          Total cost of revenue.............................    2,192,382      2,928,925
                                                              -----------    -----------
GROSS PROFIT................................................      890,017      1,264,795
                                                              -----------    -----------
OPERATING EXPENSES:
  Sales and marketing.......................................      451,473        416,731
  General and administrative................................      770,296        798,060
  Depreciation and amortization.............................      308,220        303,090
                                                              -----------    -----------
          Total operating expenses..........................    1,529,989      1,517,881
                                                              -----------    -----------
OPERATING LOSS..............................................     (639,972)      (253,086)
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (240,403)      (278,768)
  Other income..............................................       36,793         95,464
                                                              -----------    -----------
                                                                 (203,610)      (183,304)
                                                              -----------    -----------
NET LOSS....................................................     (843,582)      (436,390)
ACCUMULATED DEFICIT, beginning of year......................     (402,218)    (1,109,403)
CAPITAL CONTRIBUTION........................................      136,397             --
                                                              -----------    -----------
ACCUMULATED DEFICIT, end of year............................  $(1,109,403)   $(1,545,793)
                                                              ===========    ===========

        The accompanying notes are an integral part of these statements.

                               KANSAS DBS, L.L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995        1996
                                                              ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (843,582)  $(436,390)
                                                              ----------   ---------
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization..........................     308,220     303,090
     Amortization of deferred promotional costs.............          --      33,800
     Changes in operating assets and liabilities:
       Trade accounts receivable, net.......................    (109,457)   (171,807)
       Inventory............................................     387,218     140,223
       Other................................................      24,467    (225,103)
       Accounts payable.....................................    (266,202)    147,281
       Accrued liabilities..................................      84,636      (4,683)
       Unearned revenue.....................................      27,711     339,246
                                                              ----------   ---------
          Total adjustments.................................     456,593     562,047
                                                              ----------   ---------
          Net cash (used in) provided by operating
            activities......................................    (386,989)    125,657
                                                              ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................     (46,009)    (44,471)
  Disposals of property and equipment.......................      52,808      58,793
  Additions to lease receivables............................    (565,437)   (186,973)
  Collections of lease receivables..........................      35,801     278,133
                                                              ----------   ---------
          Net cash (used in) provided by investing
            activities......................................    (522,837)    105,482
                                                              ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceed from long term debt...............................   4,349,920     550,000
  Repayments of long term debt..............................  (3,813,085)   (164,698)
  Book overdraft............................................     243,614    (243,614)
  Capital contribution......................................     136,397          --
                                                              ----------   ---------
          Net cash provided by financing activities.........     916,846     141,688
                                                              ----------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       7,020     372,827
CASH AND CASH EQUIVALENTS at beginning of year..............      82,416      89,436
                                                              ----------   ---------
CASH AND CASH EQUIVALENTS at end of year....................  $   89,436   $ 462,263
                                                              ==========   =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared...........................  $   48,659   $  54,321
                                                              ==========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest....................................  $  190,590   $ 339,252
                                                              ==========   =========

        The accompanying notes are an integral part of these statements.

                               KANSAS DBS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

1.  ORGANIZATION AND NATURE OF BUSINESS

     Kansas DBS, L.L.C. (the "Company") is a limited liability company organized in Kansas. The Company was formed in September 1993 by five members of the NRTC to acquire and operate rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv").

     The term of the Company is through October 2018, unless terminated sooner. The operating agreement of the Company provides that distributions, profits, and losses shall be allocated among the members in proportion to their respective ownership percentages.

     In October and November 1993, the Company obtained the rights to distribute DIRECTV Services in certain markets in Kansas pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $2.6 million.

     In November 1996, the Company entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Kansas, LLC ("DTS Kansas"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The Agreement provides that DTS Kansas will purchase the Company's NRTC Member Agreements and other assets used in connection with the Company's business, as defined in the Agreement, and will assume certain liabilities of the Company, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Company and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the Company.

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 6]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.

                               KANSAS DBS, L.L.C.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

INVENTORIES

     The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

OTHER CURRENT ASSETS

     Other current assets consist of the following at December 31, 1995 and 1996:

                                                           1995        1996
                                                          -------    --------
Deferred promotional costs, net.........................  $    --    $236,800
Other...................................................   25,373      17,973
                                                          -------    --------
                                                          $25,373    $254,773
                                                          =======    ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Company for the credit. The Company defers both the programming revenue and the cost of credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Company receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as received as a reduction in selling expenses in the accompanying statement of operations and changes in accumulated deficit.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense for the years ended December 31, 1995 and 1996 was $46,893 and $41,763, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following at December 31, 1995 and 1996:

                                                         1995          1996
                                                      ----------    ----------
Contract rights.....................................  $2,574,949    $2,574,949
Organization costs..................................      16,659        16,659
                                                      ----------    ----------
                                                       2,591,608     2,591,608
Accumulated amortization............................    (415,433)     (676,760)
                                                      ----------    ----------
                                                       2,176,175     1,914,848
NRTC patronage capital..............................      48,659       102,980
                                                      ----------    ----------
                                                      $2,224,834    $2,017,828
                                                      ==========    ==========

                               KANSAS DBS, L.L.C.

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services less net tangible assets acquired. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization on the accompanying statements of operations and changes in accumulated deficit, for the years ended December 31, 1995 and 1996 was $257,995, and $257,995, respectively. Accumulated amortization at December 31, 1995 and 1996 was $408,492 and $666,487, respectively.

     Organization Costs: Organization costs are costs associated with the formation of the Company and are being amortized over five years. Amortization expense, included in depreciation and amortization on the accompanying statements of operations and changes in accumulated deficit, for the years ended December 31, 1995 and 1996 was $3,332 and $3,332, respectively. Accumulated amortization at December 31, 1995 and 1996 was $6,941 and $10,273, respectively.

     NRTC Patronage Capital: The Company is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statements of operations and changes in accumulated deficit. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Company includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheets. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1995 and 1996:

                                                          1995         1996
                                                        --------     --------
Accrued interest......................................  $ 60,484     $     --
Accrued NRTC programming costs and service fees.......    72,430       41,107
Other.................................................    42,258      129,382
                                                        --------     --------
                                                        $175,172     $170,489
                                                        ========     ========

INCOME TAXES

     The Company is not considered a taxable entity for federal and state income tax purposes. All taxable income or loss is allocated to the members in accordance with the terms of the Company's operating agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur

                               KANSAS DBS, L.L.C.

related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

401(K) PROFIT-SHARING PLAN

     Effective January 1, 1994, the Company offered its employees a contributory 401(k) profit-sharing plan. Under the plan, the Company matches a portion of participant contributions. Company contributions to the plan were $340 and $3,467 for the years ended December 31, 1995, and 1996, respectively.

3.  RECEIVABLES UNDER SALES-TYPE LEASES

     The Company leases DSS(R) equipment to customers through long-term sales-type leases, collateralized by the equipment. The leases range from three to five years and are discounted at 9.75%. Receivables under sales-type leases consist of the following at December 31, 1995 and 1996:

                                                          1995        1996
                                                        ---------   ---------
Minimum lease payments receivables....................  $ 665,376   $ 548,943
Less unearned interest income.........................   (135,740)   (110,467)
Less allowance for doubtful accounts..................    (16,635)    (54,732)
                                                        ---------   ---------
                                                          513,001     383,744
Less current portion..................................    129,609      63,316
                                                        ---------   ---------
                                                        $ 383,392   $ 320,428
                                                        =========   =========

4.  LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1996 consisted of notes payable to National Cooperative Services Corporation which provided for borrowings of up to $4,875,000 with interest at the lender's variable rate (6.25% at December 31, 1996). These notes were repaid subsequent to year-end in connection with the Agreement (Note 1) and, therefore, are classified as current in the accompanying balance sheets. The carrying amount of long-term debt approximates fair value based on borrowing rates available to the Company.

5.  COMMITMENTS AND CONTINGENCIES

     As part of the NRTC Member Agreements, the Company is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Company's Rural DirecTv Market, or up to 11,442 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Company fails to obtain such minimum number of subscribers prior to such time. The Company had achieved approximately 75% of the minimum subscriber requirement at December 31, 1996. Based on the subscriber growth rate of the Company to date, management anticipates that the Company will meet the minimum subscriber requirement prior to the fourth year of operations of the NRTC Member Agreement and therefore does not expect to be required to pay such fees.

6.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services

                               KANSAS DBS, L.L.C.

on a monthly basis. These fees are recorded as service fees on the accompanying statements of operations and changes in accumulated deficit. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Mitchell Electric
Membership Corporation:

     We have audited the accompanying statements of assets and liabilities and accumulated deficit of the DBS OPERATIONS OF NRTC SYSTEM NO. 0422 (an unincorporated division of Mitchell Electric Membership Corporation, a Georgia corporation) as of December 31, 1995 and 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 0422 as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

          STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED DEFICIT
                   DECEMBER 31, 1995, 1996 AND MARCH 31, 1997

                                                            DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                                1995           1996          1997
                                                            ------------   ------------   -----------
                                                                                          (UNAUDITED)
                                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................     $   35,689     $  253,269    $  209,005
  Trade accounts receivable, net of allowance for
     doubtful accounts of $9,368, $24,375 and $42,819 at
     December 31, 1995, 1996 and March 31, 1997,
     respectively.......................................        178,738        310,436       254,058
  Inventory.............................................        246,653         62,815        42,642
  Deferred promotional costs, net (Note 2)..............             --         38,433        26,283
                                                             ----------     ----------    ----------
          Total current assets..........................        461,080        664,953       531,988
                                                             ----------     ----------    ----------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and equipment...............................          5,075          5,075         5,075
     Less accumulated depreciation......................         (2,030)        (3,045)       (3,300)
                                                             ----------     ----------    ----------
                                                                  3,045          2,030         1,775
                                                             ----------     ----------    ----------
LEASED EQUIPMENT, at cost:
  Leased equipment......................................      1,047,081      2,312,534     2,312,534
     Less accumulated depreciation......................        (87,257)      (367,225)     (483,188)
                                                             ----------     ----------    ----------
                                                                959,824      1,945,309     1,829,346
                                                             ----------     ----------    ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...............      1,532,245      1,396,530     1,344,288
                                                             ----------     ----------    ----------
                                                             $2,956,194     $4,008,822    $3,707,397
                                                             ==========     ==========    ==========

                          LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accounts payable......................................     $   38,153     $   45,724    $       --
  Accrued liabilities...................................         56,236        145,381       155,291
  Related-party payable.................................      3,471,320      4,470,539     4,177,369
  Unearned revenue......................................         65,546        233,554       240,745
                                                             ----------     ----------    ----------
          Total current liabilities.....................      3,631,255      4,895,198     4,573,405
                                                             ----------     ----------    ----------
OTHER LIABILITIES.......................................         31,547         89,102        89,102
                                                             ----------     ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 4 and 5)
ACCUMULATED DEFICIT.....................................       (706,608)      (975,478)     (955,110)
                                                             ----------     ----------    ----------
                                                             $2,956,194     $4,008,822    $3,707,397
                                                             ==========     ==========    ==========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

                      STATEMENTS OF EXPENSES OVER REVENUES
                       AND CHANGES IN ACCUMULATED DEFICIT
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                       THREE MONTHS ENDED MARCH 31, 1997

                                                                                       THREE MONTHS
                                                        YEAR ENDED      YEAR ENDED        ENDED
                                                       DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                                           1995            1996            1997
                                                       ------------    ------------    ------------
                                                                                       (UNAUDITED)
REVENUE:
  Programming revenue................................   $  867,894      $2,375,636      $  865,850
  Equipment and installation revenue.................      958,400         995,674         232,690
                                                        ----------      ----------      ----------
          Total revenue..............................    1,826,294       3,371,310       1,098,540
                                                        ----------      ----------      ----------

COST OF REVENUE:
  Programming expense................................      408,654       1,106,938         323,877
  Cost of equipment and installation.................      925,496         435,337         124,304
  Service fees.......................................      103,817         299,515         128,404
                                                        ----------      ----------      ----------
          Total cost of revenue......................    1,437,967       1,841,790         576,585
                                                        ----------      ----------      ----------
GROSS PROFIT.........................................      388,327       1,529,520         521,955
                                                        ----------      ----------      ----------

OPERATING EXPENSES:
  Sales and marketing................................      204,024         290,275          46,801
  General and administrative.........................      314,108       1,033,862         286,326
  Depreciation and amortization......................      281,542         474,253         168,460
                                                        ----------      ----------      ----------
          Total operating expenses...................      799,674       1,798,390         501,587
                                                        ----------      ----------      ----------
EXPENSES OVER REVENUES...............................     (411,347)       (268,870)         20,368
ACCUMULATED DEFICIT at beginning of year.............     (295,261)       (706,608)       (975,478)
                                                        ----------      ----------      ----------
ACCUMULATED DEFICIT at end of year...................   $ (706,608)     $ (975,478)     $ (955,110)
                                                        ==========      ==========      ==========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                       THREE MONTHS ENDED MARCH 31, 1997

                                                                                          THREE
                                                                                          MONTHS
                                                        YEAR ENDED      YEAR ENDED        ENDED
                                                       DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                                           1995            1996            1997
                                                       ------------    ------------    ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Expenses over revenues.............................  $  (411,347)    $  (268,870)     $  20,368
                                                       -----------     -----------      ---------
  Adjustments to reconcile expenses over revenues to
     net cash provided by operating activities:
     Depreciation and amortization...................      281,542         474,253        168,460
     Amortization of deferred promotional costs......           --          10,167             --
     Changes in operating assets and liabilities:
       Trade accounts receivable, net................      (80,301)       (131,698)        56,378
       Inventory.....................................      481,081         183,838         20,173
       Deferred promotional costs....................           --         (48,600)        12,150
       Accounts payable..............................      (45,615)          7,571        (45,724)
       Related-party payable.........................      822,511         999,219       (293,170)
       Accrued liabilities...........................      (52,349)         89,145          9,910
       Unearned revenue..............................       49,217         168,008          7,191
                                                       -----------     -----------      ---------
          Total adjustments..........................    1,456,086       1,751,903        (64,632)
                                                       -----------     -----------      ---------
          Net cash provided by operating
            activities...............................    1,044,739       1,483,033        (44,264)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment................   (1,047,081)     (1,265,453)            --
                                                       -----------     -----------      ---------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS........................................       (2,342)        217,580        (44,264)
CASH AND CASH EQUIVALENTS at beginning of year.......       38,031          35,689        253,269
                                                       -----------     -----------      ---------
CASH AND CASH EQUIVALENTS at end of year.............  $    35,689     $   253,269      $ 209,005
                                                       ===========     ===========      =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared....................  $    31,547     $    57,555      $      --
                                                       ===========     ===========      =========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

                         NOTES TO FINANCIAL STATEMENTS
   DECEMBER 31, 1995 AND 1996 (INFORMATION AS OF MARCH 31, 1997 IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF BUSINESS

     The DBS Operations of NRTC System No. 0422 (the "System") is an unincorporated division of Mitchell Electric Membership Corporation ("Mitchell EMC"), a Georgia corporation. The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in Georgia. The accompanying financial statements present the financial position and excess of expenses over revenues of the System.

     Mitchell EMC obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Mitchell EMC has the exclusive right to provide DIRECTV Services within certain rural territories in Georgia.

     In January 1997, Mitchell EMC entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Georgia, LLC ("DTS Georgia"), a subsidiary of DTS Management, LLC ("DTS"), and DTS is a subsidiary of Digital Television Services, LLC (a Delaware limited liability company). The agreement provides that DTS Georgia will purchase Mitchell EMC's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement. The closing of the Agreement occurred in May 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION

     The System is not a separate subsidiary of Mitchell EMC nor has it been operated as a separate division of Mitchell EMC. The financial statements of the System have been derived from the records of Mitchell EMC and have been prepared to present its financial position, excess of expenses over revenues, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Mitchell EMC. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.

REVENUE RECOGNITION

     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.

INVENTORIES

     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

DEFERRED PROMOTIONAL COSTS

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the System for the credit. The System defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the System receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as a reduction in sales and marketing expense in the accompanying statements of expenses over revenues and changes in accumulated deficit.

PROPERTY AND EQUIPMENT AND LEASED EQUIPMENT

     Property and equipment and leased equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. The System leases DSS(R) equipment to subscribers under cancellable operating leases. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from five to six years. Depreciation expense for the year ended December 31, 1995, 1996 and for the three months ended March 31, 1997 was $88,272, $280,983 and $116,218, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statements of assets and liabilities and accumulated deficit and any gain or loss is reflected in earnings.

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following:

                                            DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                1995           1996          1997
                                            ------------   ------------   ---------
Contract rights...........................   $1,841,352     $1,841,352    $1,841,352
Organization costs........................       45,674         45,674        45,674
                                             ----------     ----------    ----------
                                              1,887,026      1,887,026     1,887,026
Accumulated amortization..................     (386,328)      (579,598)     (631,840)
                                             ----------     ----------    ----------
                                              1,500,698      1,307,428     1,255,186
NRTC patronage capital....................       31,547         89,102        89,102
                                             ----------     ----------    ----------
                                             $1,532,245     $1,396,530    $1,344,288
                                             ==========     ==========    ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422
and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, was $184,135, $184,135 and $52,242 for the year ended December 31, 1995, 1996 and three months ended March 31, 1997, respectively. Accumulated amortization at December 31, 1995, 1996 and three months ended March 31, 1997 was $368,270, $552,405 and $598,439, respectively.

     Organization Costs: Organization costs are costs associated with the formation of the System and are being amortized over five years. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, was $9,135, $9,135 and $1,264 for the year ended December 31, 1995, 1996 and the three months ended March 31, 1997, respectively. Accumulated amortization at December 31, 1995, 1996 and for the three months ended March 31, 1997 was $18,058, $27,193 and $28,335, respectively.

     NRTC Patronage Capital: Mitchell EMC is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage certificates represent the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is recognized as income when received and is netted against programming expense in the accompanying statements of expenses over revenues and changes in accumulated deficit. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The System includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying statements of assets and liabilities and accumulated deficit. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

INCOME TAXES

     Mitchell EMC, and thus the System, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit corporation. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CASH AND CASH EQUIVALENTS

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at March 31, 1997, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statements of assets and liabilities and accumulated deficit are appropriately valued.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  RELATED-PARTY TRANSACTIONS

     Certain administrative services are performed by Mitchell EMC on behalf of the System. Costs attributable to these support functions are included in general and administrative expenses in the accompanying statements of expenses over revenues and changes in accumulated deficit. The costs allocated to the System were approximately $279,000, $810,000 and $211,000 for the year ended December 31, 1995, 1996 and for the three months ended March 31, 1997, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

     Mitchell EMC either advances funds to or borrows funds from the System. Included in the accompanying statements of assets and liabilities and accumulated deficit is a net payable to Mitchell EMC representing amounts due for the initial purchase of contract rights and net operating activities as funded by Mitchell EMC.

4.  COMMITMENTS AND CONTINGENCIES

     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 6,958 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved the minimum subscriber requirement at March 31, 1997 and is therefore not required to pay such fees.

5.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of expenses over revenues and changes in accumulated deficit. The NRTC also sells DSS(R) equipment to its members.

     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0422

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Washington Electric
Membership Corporation:

     We have audited the accompanying statement of assets and liabilities and accumulated earnings of the DBS OPERATIONS OF NRTC SYSTEM NO. 0073 (an unincorporated division of Washington Electric Membership Corporation) as of December 31, 1996 and the related statements of revenues over expenses and changes in accumulated earnings and cash flows for the year then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 0073 as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

         STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED EARNINGS
                      DECEMBER 31, 1996 AND MARCH 31, 1997

                                                              DECEMBER 31,    MARCH 31,
                                                                  1996          1997
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $   18,811    $   29,742
  Trade accounts receivable, net of allowance for doubtful
     accounts of $14,820 and $0 at December 31, 1996 and
     March 31, 1997, respectively...........................      183,444       166,493
  Inventory.................................................       44,282        55,025
  Deferred promotional costs, net (Note 2)..................       57,533        50,250
                                                               ----------    ----------
          Total current assets..............................      304,070       301,510
                                                               ----------    ----------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and equipment...................................       16,197        16,197
     Less accumulated depreciation..........................      (10,798)      (12,148)
                                                               ----------    ----------
                                                                    5,399         4,049
                                                               ----------    ----------
LEASED EQUIPMENT, at cost:
  Leased equipment..........................................      206,066       209,212
     Less accumulated depreciation..........................      (35,060)      (44,136)
                                                               ----------    ----------
                                                                  171,006       165,076
                                                               ----------    ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...................      842,951       816,341
                                                               ----------    ----------
                                                               $1,323,426    $1,286,976
                                                               ==========    ==========
                   LIABILITIES AND ACCUMULATED EARNINGS
CURRENT LIABILITIES:
  Accounts payable..........................................   $   98,644    $    1,448
  Accrued liabilities.......................................      119,036        70,919
  Related-party payable.....................................      656,004       704,956
  Unearned revenue..........................................      209,288       202,837
                                                               ----------    ----------
          Total current liabilities.........................    1,082,972       980,160
                                                               ----------    ----------
OTHER LIABILITIES...........................................       44,637        44,637
                                                               ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 4, and 5)

ACCUMULATED EARNINGS........................................      195,817       262,179
                                                               ----------    ----------
                                                               $1,323,426    $1,286,976
                                                               ==========    ==========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

                STATEMENTS OF REVENUES OVER EXPENSES AND CHANGE
                            IN ACCUMULATED EARNINGS
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE THREE MONTHS ENDED MARCH 31,
                                      1997

                                                                             THREE MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  1996           1997
                                                              ------------   ------------
                                                                             (UNAUDITED)
REVENUE:
  Programming revenue.......................................   $1,605,660      $479,917
  Equipment and installation revenue........................      370,888        74,545
                                                               ----------      --------
          Total revenue.....................................    1,976,548       554,462
                                                               ----------      --------
COST OF REVENUE:
  Programming expense.......................................      826,714       271,395
  Cost of equipment and installation........................      200,066        51,897
  Service fees..............................................      157,469        51,693
                                                               ----------      --------
          Total cost of revenue.............................    1,184,249       374,985
                                                               ----------      --------
GROSS PROFIT................................................      792,299       179,477
                                                               ----------      --------
OPERATING EXPENSES:
  Sales and marketing.......................................       57,752         3,500
  General and administrative................................      310,931        72,579
  Depreciation and amortization.............................      143,675        37,036
                                                               ----------      --------
          Total operating expenses..........................      512,358       113,115
                                                               ----------      --------
REVENUES OVER EXPENSES......................................      279,941        66,362
ACCUMULATED DEFICIT at beginning of year....................      (84,124)      195,817
                                                               ----------      --------
ACCUMULATED EARNINGS at end of year.........................   $  195,817      $262,179
                                                               ==========      ========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

                            STATEMENTS OF CASH FLOWS
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE THREE MONTHS ENDED MARCH 31,
                                      1997

                                                                             THREE MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  1996           1997
                                                              ------------   ------------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Revenues over expenses....................................   $ 279,941       $ 66,362
                                                               ---------       --------
  Adjustments to reconcile revenues over expenses to net
     cash provided by operating activities:
     Depreciation and amortization..........................     143,675         10,436
     Amortization of deferred promotional costs.............       9,467         26,610
     Changes in operating assets and liabilities:
       Trade accounts receivable, net.......................     (82,517)        16,951
       Related-party payable................................    (439,143)        48,952
       Inventory............................................      70,343        (10,743)
       Deferred promotional costs...........................     (67,000)         7,283
       Accounts payable.....................................      34,392        (97,196)
       Accrued liabilities..................................      74,401        (48,117)
       Unearned revenue.....................................     123,134         (6,451)
                                                               ---------       --------
          Total adjustments.................................    (133,248)       (52,275)
                                                               ---------       --------
          Net cash provided by operating activities.........     146,693         14,087
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................    (141,022)        (3,156)
                                                               ---------       --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       5,671         10,931
CASH AND CASH EQUIVALENTS at beginning of year..............      13,140         18,811
                                                               ---------       --------
CASH AND CASH EQUIVALENTS at end of year....................   $  18,811       $ 29,742
                                                               =========       ========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared...........................   $  31,110       $     --
                                                               =========       ========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

                         NOTES TO FINANCIAL STATEMENTS
       DECEMBER 31, 1996 (INFORMATION AS OF MARCH 31, 1997 IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF BUSINESS

     The DBS Operations of NRTC System No. 0073 (the "System") is an unincorporated division of Washington Electric Membership Corporation ("Washington EMC"), a Georgia corporation. The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in Georgia. The accompanying financial statements present the financial position and excess of revenues over expenses of the System.

     Washington EMC obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Washington EMC has the exclusive right to provide DIRECTV Services within certain rural territories in Georgia.

     In March 1997, Washington EMC entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Georgia, LLC ("DTS Georgia"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The agreement provides that DTS Georgia will purchase Washington EMC's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement. The closing of the Agreement occurred in May 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION

     The System is not a separate subsidiary of Washington EMC nor has it been operated as a separate division of Washington EMC. The financial statements of the System have been derived from the records of Washington EMC and have been prepared to present its financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Washington EMC. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.

REVENUE RECOGNITION

     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.

INVENTORIES

     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

DEFERRED PROMOTIONAL COSTS

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the System for the credit. The System defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the System receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as a reduction in sales and marketing expense in the accompanying statement of revenues over expenses and change in accumulated earnings.

PROPERTY AND EQUIPMENT AND LEASED EQUIPMENT

     Property and equipment and leased equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. The System leases DSS(R) equipment to subscribers under cancellable operating leases. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to six years. Depreciation expense for the year ended December 31, 1996 and for the three months ended March 31, 1997 was $37,235 and $10,426, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statement of assets and liabilities and accumulated earnings and any gain or loss is reflected in earnings.

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following:

                                                        DECEMBER 31,   MARCH 31,
                                                            1996          1997
                                                        ------------   ----------
Contract rights.......................................   $1,064,414    $1,064,414
Accumulated amortization..............................     (266,100)     (292,710)
                                                         ----------    ----------
                                                            798,314       771,704
NRTC patronage capital................................       44,637        44,637
                                                         ----------    ----------
                                                         $  842,951    $  816,341
                                                         ==========    ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of revenues over expenses and change in accumulated earnings,

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073
for the year ended December 31, 1996 and for the three months ended March 31, 1997 is $106,440 and $26,610, respectively.

     NRTC Patronage Capital: Washington EMC is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage certificates represent the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is netted against programming expense in the accompanying statement of revenues over expenses and change in accumulated earnings when received. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The System includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying statement of assets and liabilities and accumulated earnings. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

INCOME TAXES

     The System is not considered a taxable entity for federal and state income tax purposes, as it is a not-for profit-corporation. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CASH AND CASH EQUIVALENTS

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statement of assets and liabilities and accumulated earnings are appropriately valued.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

3.  RELATED-PARTY TRANSACTIONS

     Certain administrative services are performed by Washington EMC on behalf of the System. Costs attributable to these support functions are included in general and administrative expenses in the accompanying statement of revenues over expenses and change in accumulated earnings. The costs allocated to the System were approximately $235,000 and $55,000 for the year ended December 31, 1996 and for the three months ended March 31, 1997, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

     Washington EMC either advances funds to or borrows funds from the System. Included in the accompanying statement of assets and liabilities and accumulated earnings is a net payable to Washington EMC representing amounts due for the initial purchase of contract rights and net operating activities as funded by Washington EMC.

4.  COMMITMENTS AND CONTINGENCIES

     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 3,100 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.

5.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of revenues over expenses and change in accumulated earnings. The NRTC also sells DSS(R) equipment to its members.

     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0073

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                          INDEPENDENT AUDITOR'S REPORT

Partners
Northeast DBS Enterprises, L.P.
  T/A Digital One Television
Williston, Vermont

     We have audited the accompanying balance sheets of NORTHEAST DBS ENTERPRISES, L.P., T/A Digital One Television as of December 31, 1995 and 1994, and the related statements of operations and partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northeast DBS Enterprises, L.P., T/A Digital One Television as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          FISHBEIN & COMPANY, P.C.

Elkins Park, Pennsylvania
February 23, 1996

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                                 BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1995           1994
                                                              -----------    -----------
                                         ASSETS
CURRENT ASSETS
  Cash......................................................  $   245,639    $ 1,286,240
  Accounts receivable -- Net of allowance for doubtful
    accounts of $12,157 -- 1995 and $3,000 -- 1994..........      361,890        138,116
  Inventory.................................................      371,795        451,434
  Due from partners.........................................                      28,315
  Prepaid expenses and other current assets.................       43,866          2,963
                                                              -----------    -----------
         Total current assets...............................    1,023,190      1,907,068
                                                              -----------    -----------
EQUIPMENT HELD FOR RENTAL...................................      487,866             --
  Less accumulated depreciation.............................       97,573             --
                                                              -----------    -----------
                                                                  390,293             --
                                                              -----------    -----------
OTHER PROPERTY AND EQUIPMENT................................      395,301        256,441
  Less accumulated depreciation and amortization............      164,395         57,387
                                                              -----------    -----------
                                                                  230,906        199,054
                                                              -----------    -----------
FRANCHISE COSTS.............................................    3,624,514      3,624,514
  Less accumulated depreciation.............................      543,676        181,225
                                                              -----------    -----------
                                                                3,080,838      3,443,289
                                                              -----------    -----------
OTHER ASSETS
  NRTC patronage capital....................................       30,649
  Note receivable -- Partner................................       35,035         31,850
  Deposits..................................................        4,040          3,590
  Unamortized organization costs............................       29,672         19,600
                                                              -----------    -----------
                                                                   99,396         55,040
                                                              -----------    -----------
                                                              $ 4,824,623    $ 5,604,451
                                                              ===========    ===========
                            LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term notes payable................  $    10,390    $     5,316
  Accounts payable..........................................      774,650        417,912
  Accrued expenses and other current liabilities............      474,257         72,661
  Unearned income and customer deposits.....................      248,104         62,968
                                                              -----------    -----------
         Total current liabilities..........................    1,507,401        558,857
                                                              -----------    -----------
OTHER LIABILITIES...........................................       30,649             --
                                                              -----------    -----------
LONG-TERM NOTES PAYABLE -- Net of current portion...........       16,356          8,980
                                                              -----------    -----------
COMMITMENTS (Notes 7 and 8)
PARTNERS' EQUITY -- 565.72834 Units -- 1995 and 546.89676
  Units -- 1994
  Capital contributions.....................................    6,968,080      6,710,087
  Private placement costs...................................     (263,704)      (244,346)
  Accumulated deficit.......................................   (3,434,159)    (1,429,127)
                                                              -----------    -----------
                                                                3,270,217      5,036,614
                                                              -----------    -----------
                                                              $ 4,824,623    $ 5,604,451
                                                              ===========    ===========

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                 STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1995          1994
                                                              -----------   ----------
OPERATING INCOME
  Programming...............................................  $ 2,670,015   $  110,422
  Equipment sales and installation..........................    2,025,501      671,122
  Rental....................................................      106,663      144,343
                                                              -----------   ----------
                                                                4,802,179      925,887
                                                              -----------   ----------
DIRECT COSTS
  Programming...............................................    1,611,657       66,405
  Equipment sales and installation..........................    1,720,634      566,610
  Rental....................................................       97,573      118,627
                                                              -----------   ----------
                                                                3,429,864      751,642
                                                              -----------   ----------
GROSS PROFIT
  Programming...............................................    1,058,358       44,017
  Equipment sales and installation..........................      304,867      104,512
  Rental....................................................        9,090       25,716
                                                              -----------   ----------
                                                                1,372,315      174,245
                                                              -----------   ----------
OPERATING EXPENSES
  Marketing and selling.....................................    1,697,782      232,565
  Administrative............................................    1,223,003      641,015
  Amortization of franchise costs...........................      362,451      181,225
  Depreciation and amortization.............................      118,151      102,395
                                                              -----------   ----------
                                                                3,401,387    1,157,200
                                                              -----------   ----------
LOSS FROM OPERATIONS........................................   (2,029,072)    (982,955)
                                                              -----------   ----------
OTHER INCOME (EXPENSES)
  Interest income...........................................       41,018       97,212
  Interest expense..........................................       (9,478)     (97,545)
  Loan commitment fees......................................       (7,500)          --
                                                              -----------   ----------
                                                                   24,040         (333)
                                                              -----------   ----------
NET LOSS....................................................   (2,005,032)    (983,288)
PARTNERS' EQUITY -- BEGINNING...............................    5,036,614    1,108,561
PARTNERS' CAPITAL CONTRIBUTIONS.............................      257,993    5,155,687
PRIVATE PLACEMENT COSTS INCURRED............................      (19,358)    (244,346)
                                                              -----------   ----------
PARTNERS' EQUITY -- ENDING..................................  $ 3,270,217   $5,036,614
                                                              ===========   ==========

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1995          1994
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(2,005,032)  $ (983,288)
  Adjustments to reconcile net loss to net cash used in
     operating activities
     Depreciation and amortization of property and
      equipment.............................................      204,581       54,028
     Amortization of other assets...........................      373,594      229,592
     Amortized discount on notes payable....................           --       15,069
     Accrued interest on note receivable -- Partner.........       (3,185)          --
     Increase in accounts receivable........................     (223,774)    (138,116)
     (Increase) decrease in inventory.......................       79,639     (451,434)
     (Increase) decrease in prepaid expenses and other
      current assets........................................      (41,528)       7,258
     Increase in deposits...................................         (450)      (3,590)
     Organization costs incurred............................      (20,590)      (2,000)
     Increase in accounts payable, accrued expenses and
      other current liabilities.............................      758,334      319,183
     Increase in unearned income and customer deposits......      185,136           --
                                                              -----------   ----------
          Net cash used in operating activities.............     (693,275)    (953,298)
                                                              -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in due from partners..................       28,315       (8,528)
  Purchase of equipment held for rental.....................     (487,866)
  Purchase of other property and equipment..................     (118,658)    (219,537)
  Proceeds from disposition of equipment....................           --        2,484
  Franchise costs incurred..................................           --     (518,016)
  Decrease in franchise costs payable.......................           --   (1,082,523)
                                                              -----------   ----------
          Net cash used in investing activities.............     (578,209)  (1,826,120)
                                                              -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term notes payable.............       (7,752)      (2,476)
  Principal payments on notes payable -- Other..............           --     (513,705)
  Partners' capital contributions...........................      257,993    4,454,622
  Private placement costs incurred..........................      (19,358)    (178,869)
                                                              -----------   ----------
          Net cash provided by financing activities.........      230,883    3,759,572
                                                              -----------   ----------
NET INCREASE (DECREASE) IN CASH.............................   (1,040,601)     980,154
CASH -- BEGINNING...........................................    1,286,240      306,086
                                                              -----------   ----------
CASH -- ENDING..............................................  $   245,639   $1,286,240
                                                              ===========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for interest....................  $     1,983   $  147,220
                                                              ===========   ==========

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                    STATEMENTS OF CASH FLOWS -- (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1995

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

     Long-term notes payable of $20,202 and $16,772 were incurred for the purchase of property and equipment during the years ended December 31, 1995 and 1994, respectively.

     During the year ended December 31, 1995, NRTC patronage capital of $30,649 was recorded, representing deferred patronage dividends.

     During the year ended December 31, 1994, the amount due from partners was increased by $20,000 and a note receivable -- partner of $31,850 was issued in connection with the issuance of Partnership Units (recorded as partners' capital contributions).

     During the year ended December 31, 1994, franchise costs of $350,614 were incurred, recorded as a reduction of the note receivable of $140,496 and partners' capital contributions of $210,118.

     During the year ended December 31, 1994, notes payable of $422,063 were converted to Partnership Units (recorded as partners' capital contributions).

     During the year ended December 31, 1994, private placement costs of $17,034 were incurred in connection with the issuance of Partnership Units (recorded as partners' capital contributions).

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A. ORGANIZATION AND NATURE OF BUSINESS

     Northeast DBS Enterprises, L.P. is a limited partnership under the laws of the State of Vermont. The Partnership provides direct broadcast satellite ("DBS") television distribution services and sells related equipment in rural territories franchised in conjunction with the National Rural Telecommunications Cooperative ("NRTC") and DIRECTV, a subsidiary of G.M. Hughes Electronics, Inc. In the normal course of business, the Partnership grants credit to its customers, in the form of accounts receivable, who are located in Vermont and New Hampshire.

     Unearned income on programming contracts is recognized as earned over the term of the contracts.

     The Company also leases certain equipment to customers under four-year cancelable operating leases with rental income reported as earned over the lease term.

     The financial statements include only those assets, liabilities and results of operations which relate to the business of the Partnership. The statements do not include any assets, liabilities, income or expenses attributable to the partners' individual activities.

  B. USE OF ESTIMATES

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  C. CASH

     The Partnership maintains cash balances at several financial institutions. Accounts at certain institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. Temporary cash balances are invested on a daily basis in a money market fund backed by U.S. Government obligations.

  D. INVENTORY

     Inventory, consisting of DBS systems and related parts and supplies, is stated at the lower of cost (first-in, first-out method) or market.

  E. PROPERTY AND EQUIPMENT AND DEPRECIATION AND AMORTIZATION

     Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation or amortization are eliminated from the accounts and the resulting gain or loss is credited or charged to operations. Depreciation and amortization are provided using the straight-line and declining balance methods over the estimated useful lives of the assets.

  F. NRTC PATRONAGE CAPITAL

     The Partnership is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage dividends. Under its bylaws, the NRTC declares a patronage dividend equal to the excess of its revenues over its expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

income when received and is netted against programming expense in the accompanying statement of operations. The remaining 80% is distributed on the form of noncash patronage capital which will be redeemed in cash only at the discretion of the NRTC, and is recorded as deferred patronage dividends which will be recognized as income only when cash distributions are declared by the NRTC.

  G. FRANCHISE COSTS AND AMORTIZATION

     The Partnership purchased the rights to distribute DBS services in twelve counties in Vermont and two counties in New Hampshire. These rights have been granted by the NRTC under its agreement with DIRECTV. The DBS services which the Partnership distributes are video and audio entertainment and information programming transmitted by a satellite operated by DIRECTV. The franchise costs paid to NRTC are being amortized over the minimum term of the contract with NRTC of ten years.

  H. PRIVATE PLACEMENT COSTS

     Costs incurred in connection with the private placement offering are reflected as a reduction of partners' equity.

  I. ADVERTISING

     Advertising costs are charged to operations when the advertising first takes place.

  J. INCOME TAXES

     Income taxes are not payable by, or provided for, the Partnership. All tax effects of the Partnership's income or losses are passed through to the partners.

  K. ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES

     Partnership profits and losses are allocated as follows:

     All losses are allocated 99% to the Limited Partners and 1% to the General Partner.

     All profits are allocated as follows:

          First, 100% to Partners who have previously been allocated losses in proportion to previously allocated losses until each Partner has been allocated profits equal to previously allocated losses.

          Second, 100% to all Partners, pro rata based on the number of Partnership Units ("Units") owned, until each Partner has been allocated $1,000 per year per Unit, cumulatively (the "Preferred Return").

          Third, 80% to all Partners, pro rata based on the number of Units owned, and 20% to the General Partner until each of the Partners has been allocated aggregate profits equal to a 35% per year compounded return on their initial capital contribution (the "Fixed Return").

          After the aggregate allocated profits to each of the Partners exceeds the Fixed Return, net profits will be allocated 65% to all Partners, pro rata based on the number of Units owned, and 35% to the General Partner.

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  OTHER PROPERTY AND EQUIPMENT

                                                                1995       1994
                                                              --------   --------
Demonstration equipment.....................................  $ 23,290   $  8,966
Office furniture and equipment..............................   339,151    220,386
Leasehold improvements......................................    32,860     27,089
                                                              --------   --------
                                                               395,301    256,441
Less accumulated depreciation and amortization..............   164,395     57,387
                                                              --------   --------
                                                              $230,906   $199,054
                                                              ========   ========

3.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consists of the following:

                                                                1995       1994
                                                              --------   --------
Sales taxes payable.........................................  $ 24,062   $ 34,847
Accrued programming fees....................................   144,189     17,000
Accrued payroll and related expenses........................   115,552         --
Accrued commissions.........................................   131,105      8,500
Other.......................................................    59,349     12,314
                                                              --------   --------
                                                              $474,257   $ 72,661
                                                              ========   ========

4.  LONG-TERM NOTES PAYABLE

                                                               1995      1994
                                                              -------   -------
Payable in monthly installments of $537 including interest
  at 9.5%; final payment due in June, 1997; collateralized
  by related equipment......................................  $ 8,980   $14,296
Payable in monthly installments of $520 including interest
  at 10.75%; final payment due in May, 1999; collateralized
  by related equipment......................................   17,766        --
                                                              -------   -------
                                                               26,746    14,296
Less current portion........................................   10,390     5,316
                                                              -------   -------
                                                              $16,356   $ 8,980
                                                              =======   =======

     Principal payments on long-term notes payable are due as follows: Year ending December 31, 1996 -- $10,390, 1997 -- $8,195, 1998 -- $5,631 and
1999 -- $2,530.

5.  PARTNERS' EQUITY

     At December 31, 1995 and 1994, warrants are outstanding to purchase 33.81 Units and 31.31 Units, respectively, of the Partnership at prices ranging from $10,000 to $25,000 per Unit. The warrants are exercisable (except as described in Note 7), and expire at various dates from November, 1998, through October, 2000.

6.  MAJOR SUPPLIER

     The Partnership purchases substantially all of its programming, inventory and equipment held for rental from NRTC (see Note 1-a).

                        NORTHEAST DBS ENTERPRISES, L.P.
                           T/A DIGITAL ONE TELEVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED PARTY TRANSACTIONS

     The note receivable -- partner bears interest at 10%; the principal balance and accrued interest are due on or before July 1, 1997, based on the occurrence of certain events per the agreement.

     At December 31, 1995, the Partnership has a $500,000 line of credit with a company affiliated by common ownership and management; the agreement expires October 1, 1996, and contains an option to extend the agreement for an additional year. Loans outstanding, if any, bear interest at 15%. Interest expense, commitment fees, and financing costs incurred under this agreement were $343, $7,500 and $2,500, respectively, for the year ended December 31, 1995. As part of the agreement, the Partnership issued to the affiliate a warrant to purchase one Unit at a price of $25,000 which is exercisable immediately, and a warrant to purchase 1.5 Units at a price of $25,000 per Unit exercisable as defined in the agreement based on amounts borrowed. If the agreement is extended to October 1, 1997, the Partnership will issue a warrant to purchase two additional Units at a price of $25,000 per Unit exercisable as defined in the agreement.

     Companies affiliated by common ownership and management charge the Partnership for expenses incurred by the Affiliates on behalf of the Partnership. Total expenses of $38,008 and $63,375 were charged to the Partnership for the years ended December 31, 1995 and 1994, respectively.

8.  LEASE COMMITMENT

     The Partnership leases its office facilities under a noncancelable operating lease expiring in January, 1997; the lease contains a two-year renewal option. Future minimum annual rentals under this lease are as follows:

                        YEAR ENDING
                        DECEMBER 31,
  1996......................................................  $34,661
  1997......................................................    2,896
                                                              -------
                                                              $37,557
                                                              =======

     Rent expense under all operating leases was $39,111 and $44,415 for the years ended December 31, 1995 and 1994, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Northeast DBS Enterprises, L.P.:

     We have audited the accompanying balance sheet of NORTHEAST DBS ENTERPRISES, L.P. (a Vermont limited partnership) as of December 31, 1996 and the related statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northeast DBS Enterprises, L.P. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                        NORTHEAST DBS ENTERPRISES, L.P.

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $  128,589
  Trade accounts receivable, net of allowance for doubtful
     accounts of $25,061....................................       887,547
  Due from partners.........................................        35,035
  Inventory.................................................       268,179
  Other, net (Note 2).......................................       341,890
                                                                ----------
          Total current assets..............................     1,661,240
                                                                ----------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and equipment...................................       483,793
     Less accumulated depreciation..........................      (241,426)
                                                                ----------
                                                                   242,367
                                                                ----------
LEASED EQUIPMENT, at cost:
  Leased equipment..........................................       934,822
     Less accumulated depreciation..........................      (220,932)
                                                                ----------
                                                                   713,890
                                                                ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...................     2,967,427
                                                                ----------
                                                                $5,584,924
                                                                ==========
                    LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable..........................................    $  932,120
  Accrued liabilities.......................................       969,781
  Notes payable.............................................     1,209,917
  Unearned revenue..........................................     1,052,611
                                                                ----------
          Total current liabilities.........................     4,164,429
                                                                ----------
OTHER LIABILITIES...........................................       140,529
                                                                ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 3, and 5)
PARTNERS' CAPITAL:
  Class A units, 565.72834 units issued and outstanding.....     1,279,966
  Class B units, 9.5 units issued and outstanding...........            --
                                                                ----------
          Total partners' capital...........................     1,279,966
                                                                ----------
                                                                $5,584,924
                                                                ==========

       The accompanying notes are an integral part of this balance sheet.

                        NORTHEAST DBS ENTERPRISES, L.P.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUE:
  Programming revenue.......................................  $ 6,545,998
  Equipment and installation revenue........................    3,139,093
                                                              -----------
          Total revenue.....................................    9,685,091
                                                              -----------
COST OF REVENUE:
  Programming expense.......................................    3,453,667
  Cost of equipment and installation........................    2,399,483
  Service fees..............................................      697,128
                                                              -----------
          Total cost of revenue.............................    6,550,278
                                                              -----------
GROSS PROFIT................................................    3,134,813
                                                              -----------
OPERATING EXPENSES:
  Sales and marketing.......................................    2,804,769
  General and administrative................................    1,570,979
  Depreciation and amortization.............................      592,732
                                                              -----------
          Total operating expenses..........................    4,968,480
                                                              -----------
OPERATING LOSS..............................................   (1,833,667)
                                                              -----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (177,617)
  Other income..............................................       21,033
                                                              -----------
                                                                 (156,584)
                                                              -----------
NET LOSS....................................................  $(1,990,251)
                                                              ===========

         The accompanying notes are an integral part of this statement.

                        NORTHEAST DBS ENTERPRISES, L.P.

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                               LIMITED PARTNERS
                                                GENERAL     ----------------------
                                                PARTNER       CLASS A      CLASS B       TOTAL
                                                --------    -----------    -------    -----------
BALANCE, December 31, 1995....................  $ 11,195    $ 3,259,022      $--      $ 3,270,217
  Net loss....................................   (19,903)    (1,970,348)     --        (1,990,251)
                                                --------    -----------      ---      -----------
BALANCE, December 31, 1996....................  $ (8,708)   $ 1,288,674      $--      $ 1,279,966
                                                ========    ===========      ===      ===========

         The accompanying notes are an integral part of this statement.

                        NORTHEAST DBS ENTERPRISES, L.P.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(1,990,251)
                                                              -----------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      592,732
     Amortization of capitalized debt costs and debt
      discount..............................................       12,120
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................     (525,657)
       Inventory............................................      103,616
       Other, net...........................................     (302,464)
       Accounts payable.....................................      157,470
       Accrued liabilities..................................      495,524
       Unearned revenue.....................................      804,507
                                                              -----------
          Total adjustments.................................    1,337,848
                                                              -----------
          Net cash used in operating activities.............     (652,403)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment and lease equipment,
     net....................................................     (439,231)
  Increase in amounts due from partners.....................           --
                                                              -----------
          Net cash used in investing activities.............     (439,231)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable...................    1,285,000
  Repayment of notes payable................................     (205,299)
  Other assets..............................................     (105,117)
                                                              -----------
          Net cash provided by financing activities.........      974,584
                                                              -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (117,050)
CASH AND CASH EQUIVALENTS at beginning of year..............      245,639
                                                              -----------
CASH AND CASH EQUIVALENTS at end of year....................  $   128,589
                                                              ===========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared...........................  $   103,470
                                                              ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   127,531
                                                              ===========

         The accompanying notes are an integral part of this statement.

                        NORTHEAST DBS ENTERPRISES, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.  ORGANIZATION AND NATURE OF BUSINESS

     Northeast DBS Enterprises, L.P. (the "Partnership") (d.b.a. Digital One Television) is a limited partnership organized in Vermont. The Partnership was formed on January 1, 1993 to acquire and operate rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv"). The Partnership is a continuation of a general partnership which was known as Northeast DBS Enterprises.

     The Partnership shall continue until terminated in accordance with provisions defined in the partnership agreement. The Partnership has a general partner in addition to its limited partners. The limited partners may not take part in the management of the Partnership and are not liable for any debts, obligations or losses of the Partnership in excess of their capital contributions and their shares of the undistributed profits.

     The partnership agreement provides that net losses are allocated 99% to the limited partners and 1% to the general partner; however, no net losses will be allocated to a limited partner in excess of the balance of the limited partner's capital account. Profits are allocated (1) first to those partners (the general and limited partners collectively) who have previously been allocated losses in proportion to the excess of the amount of such losses previously allocated to each partner over the profits previously allocated to each partner until the aggregate amount of profits allocated equal the aggregate amount of allocated losses; (2) next, 100% to the partners pro rata in accordance with the number of units owned until aggregate profits have been allocated equal $1,000 per unit per year; (3) next, 80% to the partners, pro rata in accordance with the number of units owned by the partners and 20% to the general partner until each of the partners has been allocated for the current year and all prior years aggregate profits equal to 35% per year compounded return on their initial capital contribution (the "Fixed Return"); and (4) finally, after the aggregate of all profits allocated to the partners exceeds the Fixed Return, 65% to the Partners on a pro rata basis in accordance with the number of units owned by the partners and 35% to the general partner.

     The Partnership obtained the rights to distribute DIRECTV Services in certain rural markets in Vermont and New Hampshire pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $3.6 million.

     In November 1996, the Partnership entered into an asset purchase agreement (the "Agreement") with DTS Management, LLC ("DTS"), which was subsequently amended by an amendment dated February 11, 1997 by and among the Partnership, DTS and Digital Television Services of Vermont, LLC ("DTS Vermont"), a subsidiary of DTS. DTS is a subsidiary of Digital Television Services, LLC. The Agreement provides that DTS Vermont will purchase the Partnership's NRTC Member Agreement and other assets used in connection with the Partnership's business, as defined in the Agreement, and will assume certain liabilities of the Partnership, as defined in the Agreement. The purchase price is subject to an adjustment based on the number of subscribers and working capital at the date of closing of the Agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Partnership earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscrip-

                        NORTHEAST DBS ENTERPRISES, L.P.

tions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming, including premium programming, available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue is recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed and represents the amount paid by the customer.

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Partnership's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTV, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Costs of equipment and installation represents the actual cost of the equipment to the Partnership plus the costs to install the equipment.

CASH AND CASH EQUIVALENTS

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

INVENTORIES

     The Partnership maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

OTHER CURRENT ASSETS

     Other current assets consist of the following at December 31, 1996:

Deferred promotional costs, net.............................  $310,667
Other.......................................................    31,223
                                                              --------
                                                              $341,890
                                                              ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Partnership for the credit. The Partnership defers both the programming revenue and the cost of credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Partnership receives $1 per month up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as received as a reduction in selling expenses in the accompanying statement of operations.

PROPERTY AND EQUIPMENT AND LEASED EQUIPMENT

     Property and equipment and leased equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these

                        NORTHEAST DBS ENTERPRISES, L.P.

assets are expensed currently. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense for the year ended December 31, 1996 was $219,763. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.

     At December 31, 1996, future minimum rental revenues to be received from operating leases of DSS(R) equipment are due as follows:

1997........................................................  $  411,742
1998........................................................     403,821
1999........................................................     327,002
2000........................................................      67,754
                                                              ----------
                                                              $1,210,319
                                                              ==========

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following at December 31, 1996:

Contract rights.............................................  $3,624,514
Organization costs..........................................      34,292
                                                              ----------
                                                               3,658,806
Accumulated amortization....................................    (939,563)
                                                              ----------
                                                               2,719,243
NRTC patronage capital......................................     140,529
Debt issuance costs, net....................................     103,215
Other.......................................................       4,440
                                                              ----------
                                                              $2,967,427
                                                              ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, for the year ended December 31, 1996 was $362,451. Accumulated amortization at December 31, 1996 was $906,127.

     Organization Costs: Organization costs are costs associated with the formation of the Partnership and are being amortized over five years. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, for the year ended December 31, 1996 was $10,518. Accumulated amortization at December 31, 1996 was $33,436.

     Debt Issuance Costs: Debt issuance costs are amortized over the term of the related long-term debt facility. Amortization expense, included in interest expense in the accompanying statement of operations, for the year ended December 31, 1996 was $12,120 and accumulated amortization at December 31, 1996 was $12,120.

     NRTC Patronage Capital: The Partnership is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is recognized as income when received and is netted against programming expense in the accompanying statement of operations. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Partnership includes noncash patronage capital as other

                        NORTHEAST DBS ENTERPRISES, L.P.

assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheet. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1996:

Accrued programming expense.................................  $325,462
Accrued salaries and wages..................................   251,128
Accrued commissions.........................................   132,717
Other.......................................................   260,474
                                                              --------
                                                              $969,781
                                                              ========

INCOME TAXES

     The Partnership is not considered a taxable entity for federal and state income tax purposes. All taxable income or loss is allocated to the partners in accordance with the terms of the partnership agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

3.  COMMITMENTS AND CONTINGENCIES

LEASES

     The Partnership leases office and warehouse space and certain equipment under noncancelable operating leases which expire through 1999. Future minimum lease payments for noncancelable operating leases in effect at December 31, 1996 are as follows:

1997........................................................  $46,430
1998........................................................   38,211
1999........................................................    2,958
                                                              -------
          Total future minimum lease payments...............  $87,599
                                                              =======

                        NORTHEAST DBS ENTERPRISES, L.P.

     Rental expense charged to general and administrative expenses in the accompanying statement of operations for the year ended December 31, 1996 totaled $34,760.

WARRANTS

     The Partnership has issued warrants to purchase 34.31 partnership units at prices ranging from $10,000 to $25,000 per unit at December 31, 1996, no warrants had been exercised.

NRTC

     As part of the NRTC Member Agreements, the Partnership is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Partnership's Rural DirecTv Market, or up to 10,168 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Partnership fails to obtain such minimum number of subscribers prior to such time. The Partnership has achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.

LITIGATION

     The Partnership is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Partnership's financial position or results of operations.

4.  NOTES PAYABLE

     In October 1995, the Partnership entered into a credit agreement with one of its limited partners providing for borrowings up to $500,000 through October 1, 1996 with interest at 15%. No borrowings were made under this agreement; however, the limited partner was given warrants related to this agreement. No warrants were exercised under this agreement. The Partnership paid commitment fees of $22,500 to the limited partner under this agreement during 1996.

     In August 1996, the Partnership entered into a loan agreement with a bank in the form of a $500,000 line of credit ("LOC") and a $500,000 overline credit facility ("OL Facility"). No borrowings were outstanding under the OL Facility at year-end. Borrowings outstanding under the LOC at December 31, 1996 were $434,900 and bear interest at 10.25%. Borrowings under the LOC became current at year-end due to the pending change in ownership under the Agreement (Note 1). As part of the LOC and OL Facility, the Company issued warrants to the bank which can be exercised for 2 partnership units at a price of $25,000 per unit. No warrants had been exercised at December 31, 1997 (Note 3).

     The Partnership obtained a $750,000 loan from a financing company at an interest rate of 18%. Outstanding borrowings under this agreement were $655,180 at December 31, 1996. As part of this agreement, the Partnership also discounted certain subscriber equipment leases with the financing company. Subsequent to year-end, the Partnership repaid $758,650 to the financing company, representing the outstanding loan balance as well as the settlement of the outstanding leases. The lease liability of $103,470 is also included in notes payable at December 31, 1996.

     At December 31, 1996, the Partnership also had $16,367 in outstanding notes payable with interest rates ranging from 9.5% to 10.75% and payable in monthly installments.

     All outstanding notes payable and lease obligations are included as current liabilities in the accompanying balance sheet. The carrying amount of notes payable approximates fair value due to the relatively short period to maturity of these instruments.

                        NORTHEAST DBS ENTERPRISES, L.P.

5.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Partnership for these services on a monthly basis. These fees are recorded as service fees in the accompanying statement of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Partnership is, through the NRTC, a distributor of DIRECTV Services, the Partnership would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Partnership would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Partnership would be required to acquire the services from other sources. There can be no assurance that the cost to the Partnership to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Partnership would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Partnership would no longer have the right to provide DIRECTV Services. There can be no assurance that the Partnership would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Partnership will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Partnership believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Partnership's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Partnership from Hughes or the NRTC; and, if available, there can be no assurance with regard to the financial and other terms under which the Partnership could acquire the services.

     The Partnership's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Partnership's DBS business.

     DirecTv, and therefore the Partnership, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Pee Dee
Electricom, Inc.:

     We have audited the accompanying statements of assets and liabilities and accumulated deficit of the DBS OPERATIONS OF NRTC SYSTEM NO. 0001 (an unincorporated division of Pee Dee Electricom, Inc., a South Carolina corporation) as of December 31, 1995 and November 26, 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 0001 as of December 31, 1995 and November 26, 1996 and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 4, 1997

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

          STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED DEFICIT
                    DECEMBER 31, 1995 AND NOVEMBER 26, 1996

                                                                  1995              1996
                                                                  ----              ----
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  114,485        $  166,325
  Trade accounts receivable net of allowance for doubtful
     accounts of $5,200 and $17,396 at December 31, 1995 and
     November 26, 1996, respectively........................      147,506           306,305
  Inventory.................................................      155,425            51,758
  Deferred promotional costs, net (Note 2)..................           --            39,000
                                                               ----------        ----------
          Total current assets..............................      417,416           563,388
                                                               ----------        ----------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and equipment...................................        6,636            19,441
     Less accumulated depreciation..........................       (2,262)           (6,394)
                                                               ----------        ----------
                                                                    4,374            13,047
                                                               ----------        ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...................    1,515,920         1,371,940
                                                               ----------        ----------
                                                               $1,937,710        $1,948,375
                                                               ==========        ==========

                            LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................   $  247,227        $  186,027
  Accrued liabilities.......................................       17,449            13,685
  Related-party payable.....................................    1,757,438         1,757,438
  Unearned revenue..........................................       76,755           171,899
                                                               ----------        ----------
          Total current liabilities.........................    2,098,869         2,129,049
                                                               ----------        ----------
OTHER LIABILITIES...........................................        7,450            24,572
                                                               ----------        ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 4, and 5)
ACCUMULATED DEFICIT.........................................     (168,609)         (205,246)
                                                               ----------        ----------
                                                               $1,937,710        $1,948,375
                                                               ==========        ==========

        The accompanying notes are an integral part of these statements

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

                      STATEMENTS OF EXPENSES OVER REVENUES
                       AND CHANGES IN ACCUMULATED DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM JANUARY 1, 1996 THROUGH
                               NOVEMBER 26, 1996

                                                                  1995            1996
                                                                  ----            ----
REVENUE:
  Programming revenue.......................................   $  626,029      $1,442,380
  Equipment and installation revenue........................      386,519         161,474
                                                               ----------      ----------
          Total revenue.....................................    1,012,548       1,603,854
                                                               ----------      ----------
COST OF REVENUE:
  Programming expense.......................................      293,071         727,843
  Cost of equipment and installation........................      317,205         164,689
  Service fees..............................................       56,039         113,253
                                                               ----------      ----------
          Total cost of revenue.............................      666,315       1,005,785
                                                               ----------      ----------
GROSS PROFIT................................................      346,233         598,069
                                                               ----------      ----------
OPERATING EXPENSES:
  Sales and marketing.......................................       64,084         110,926
  General and administrative................................      181,950         358,546
  Depreciation and amortization.............................      177,275         165,234
                                                               ----------      ----------
          Total operating expenses..........................      423,309         634,706
                                                               ----------      ----------
EXPENSES OVER REVENUES......................................      (77,076)        (36,637)
ACCUMULATED DEFICIT at beginning of period..................      (91,533)       (168,609)
                                                               ----------      ----------
ACCUMULATED DEFICIT at end of period........................   $ (168,609)     $ (205,246)
                                                               ==========      ==========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
         AND THE PERIOD FROM JANUARY 1, 1996 THROUGH NOVEMBER 26, 1996

                                                                  1995            1996
                                                                  ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Expenses over revenues....................................    $(77,076)       $(36,637)
                                                                --------        --------
  Adjustments to reconcile expenses over revenues to net
     cash provided
     by operating activities:
       Depreciation and amortization........................     177,275         165,234
       Amortization of deferred promotional costs...........          --           7,800
       Changes in operating assets and liabilities:
          Trade accounts receivable, net....................    (115,007)       (158,799)
          Inventory.........................................     145,296         103,667
          Deferred promotional costs........................          --         (46,800)
          Accounts payable..................................    (102,138)        (61,200)
          Accrued liabilities...............................      12,405          (3,764)
          Unearned revenue..................................      69,948          95,144
                                                                --------        --------
               Total adjustments............................     187,779         101,282
                                                                --------        --------
               Net cash provided by operating activities....     110,703          64,645
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................        (198)        (12,805)
                                                                --------        --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     110,505          51,840
CASH AND CASH EQUIVALENTS at beginning of period............       3,980         114,485
                                                                --------        --------
CASH AND CASH EQUIVALENTS at end of period..................    $114,485        $166,325
                                                                ========        ========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared...........................    $  7,450        $ 17,122
                                                                ========        ========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1995 AND NOVEMBER 26, 1996

1.  ORGANIZATION AND NATURE OF BUSINESS

     The DBS Operations of NRTC System No. 0001 (the "System") is an unincorporated division of Pee Dee Electricom, Inc. ("Pee Dee"), a South Carolina corporation. Pee Dee is a wholly-owned subsidiary of Pee Dee Electric Cooperative, Inc. ("Pee Dee EC"), a South Carolina cooperative association (Pee Dee and Pee Dee EC collectively referred to as the "Sellers"). The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in South Carolina. The accompanying financial statements present the financial position and excess of expenses over revenues of the System.

     The Sellers obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Pee Dee has the exclusive right to provide DIRECTV Services within certain rural territories in South Carolina.

     In October 1996, the Sellers entered into an asset purchase agreement (the "Agreement") with Digital Television Services of South Carolina I, LLC ("DTS SCI"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The agreement provides that DTS SCI will purchase Pee Dee's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement. The purchase price was subject to an adjustment for working capital at the date of closing of the Agreement and new subscribers acquired by the Sellers between November 1, 1996 through the date of the closing of the Agreement. The closing date of the Agreement was November 26, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION

     The System is not a separate subsidiary of Pee Dee nor has it been operated as a separate division of Pee Dee. The financial statements of the System have been derived from the records of Pee Dee and have been prepared to present its financial position, excess of expenses over revenues, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Pee Dee EC. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.

REVENUE RECOGNITION

     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.

INVENTORIES

     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

DEFERRED PROMOTIONAL COSTS

     Deferred promotional costs consist of costs deferred under a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one-year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the System for the credit. The System defers both the program revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the System receives $1 per month from DirecTv for each customer for each month the subscriber remains an active subscriber up to five years. Such amounts are recorded as a reduction in sales and marketing expense in the accompanying statements of expenses over revenues and changes in accumulated deficit.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to five years. Depreciation expense for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 was $1,531 and $4,132, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statements of assets and liabilities and accumulated deficit and any gain or loss is reflected in earnings.

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following at December 31, 1995 and November 26, 1996:

                                                         1995          1996
                                                      ----------    ----------
Contract rights.....................................  $1,757,438    $1,757,438
Accumulated amortization............................    (248,968)     (410,070)
                                                      ----------    ----------
                                                       1,508,470     1,347,368
NRTC patronage capital..............................       7,450        24,572
                                                      ----------    ----------
                                                      $1,515,920    $1,371,940
                                                      ==========    ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit,

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001
for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 was $175,744 and $161,102, respectively.

     NRTC Patronage Capital: Pee Dee EC is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage certificates represent the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is recognized as income when received and is netted against programming expense in the accompanying statement of expenses over revenues and changes in accumulated deficit. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The System includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying statements of assets and liabilities and accumulated deficit. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

INCOME TAXES

     Pee Dee, and thus the System, is not considered a taxable entity for federal and state income tax purposes as it is a not-for-profit corporation. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CASH AND CASH EQUIVALENTS

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at November 26, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statements of assets and liabilities and accumulated deficit are appropriately valued.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

3.  RELATED-PARTY TRANSACTIONS

     Certain administrative services are performed by Pee Dee EC on behalf of the System. Costs attributable to these support functions are included in general and administrative expenses in the accompanying statements of expenses over revenues and changes in accumulated deficit. The costs allocated to the System were approximately $64,000 and $124,000 for the year ended December 31, 1995 and the period from January 1, 1996 through November 26, 1996, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

     Pee Dee EC either advances funds to or borrows funds from the System. Included in the accompanying statements of assets and liabilities and accumulated deficit is a net payable to Pee Dee EC representing amounts due for the initial purchase of contract rights and net operating activities as funds by Pee Dee EC.

4.  COMMITMENTS AND CONTINGENCIES

     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 5,817 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved approximately 75% of the minimum subscriber requirement at December 31, 1996. Based on the subscriber growth rate of the System to date, management anticipates that the System will meet the minimum subscriber requirement prior to the fourth year of operations of the NRTC Member Agreements and is therefore not required to pay such fees.

5.  RELIANCE ON DIRECTV AND NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees in the accompanying statements of expenses over revenues and changes in accumulated deficit. The NRTC also sells DSS(R) Equipment to its members.

     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 0001

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Teg DBS
Services, Inc.:

     We have audited the accompanying statements of assets and liabilities and accumulated deficit of the DBS OPERATIONS OF NRTC SYSTEM NO. 1025 (an unincorporated division of Teg DBS Services, Inc., a Nevada corporation) as of December 31, 1995 and August 28, 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 1025 as of December 31, 1995 and August 28, 1996 and the results of its operations and its cash flows for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996 in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 4, 1997

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025

          STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED DEFICIT
                     DECEMBER 31, 1995 AND AUGUST 28, 1996

                                                                 1995          1996
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  100,158    $   59,247
  Accounts receivable:
     Trade..................................................      99,759       112,598
     Other, net.............................................      48,226        37,111
                                                              ----------    ----------
          Total current assets..............................     248,143       208,956
                                                              ----------    ----------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and equipment...................................       4,694         6,895
     Less accumulated depreciation..........................        (931)       (2,261)
                                                              ----------    ----------
                                                                   3,763         4,634
                                                              ----------    ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)...................   2,609,648     2,326,613
                                                              ----------    ----------
                                                              $2,861,554    $2,540,203
                                                              ==========    ==========

                         LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $  325,704    $  262,887
  Accrued liabilities.......................................      13,602            --
  Related-party payable.....................................   1,367,206     2,080,169
  Unearned revenue..........................................          --        63,323
  Current maturities of note payable........................     800,000       840,000
                                                              ----------    ----------
          Total current liabilities.........................   2,506,512     3,246,379
                                                              ----------    ----------
LONG-TERM NOTE PAYABLE......................................     800,000            --
COMMITMENTS AND CONTINGENCIES (Notes 2, 5 and 6)
ACCUMULATED DEFICIT.........................................    (444,958)     (706,176)
                                                              ----------    ----------
                                                              $2,861,554    $2,540,203
                                                              ==========    ==========

        The accompanying notes are an integral part of these statements

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025

                      STATEMENTS OF EXPENSES OVER REVENUES
                       AND CHANGES IN ACCUMULATED DEFICIT
    FOR THE PERIOD FROM MARCH 10, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995
          AND THE PERIOD FROM JANUARY 1, 1996 THROUGH AUGUST 28, 1996

                                                                1995         1996
                                                              ---------    ---------
REVENUE:
  Programming revenue.......................................  $ 486,108    $ 689,229
  Equipment and installation revenue........................    219,962           --
                                                              ---------    ---------
          Total revenue.....................................    706,070      689,229
                                                              ---------    ---------
COST OF REVENUE:
  Programming expense.......................................    243,206      340,218
  Cost of equipment and installation........................    201,964           --
  Service fees..............................................     48,459       67,789
                                                              ---------    ---------
          Total cost of revenue.............................    493,629      408,007
                                                              ---------    ---------
GROSS PROFIT................................................    212,441      281,222
                                                              ---------    ---------
OPERATING EXPENSES:
  Sales and marketing.......................................     29,057       38,604
  General and administrative................................    217,625      141,965
  Depreciation and amortization.............................    264,289      288,630
                                                              ---------    ---------
          Total operating expenses                              510,971      469,199
                                                              ---------    ---------
OPERATING LOSS..............................................   (298,530)    (187,977)
                                                              ---------    ---------
OTHER INCOME (EXPENSE):
  Interest expense..........................................   (146,428)     (80,146)
  Other income..............................................         --        6,905
                                                              ---------    ---------
                                                               (146,428)     (73,241)
                                                              ---------    ---------
EXPENSES OVER REVENUES......................................   (444,958)    (261,218)
ACCUMULATED DEFICIT at beginning of period..................         --     (444,958)
                                                              ---------    ---------
ACCUMULATED DEFICIT at end of period........................  $(444,958)   $(706,176)
                                                              =========    =========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025

                            STATEMENTS OF CASH FLOWS
    FOR THE PERIOD FROM MARCH 10, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995
          AND THE PERIOD FROM JANUARY 1, 1996 THROUGH AUGUST 28, 1996

                                                                   1995               1996
                                                              ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Expenses over revenues....................................    $  (444,958)        $(261,218)
                                                                -----------         ---------
  Adjustments to reconcile expenses over revenues to net
     cash provided by operating activities:
     Depreciation and amortization..........................        264,289           288,630
     Changes in operating assets and liabilities:
       Trade accounts receivable, net.......................        (99,759)          (12,839)
       Other assets.........................................        (48,226)           11,115
       Related-party payable................................      1,367,206           712,963
       Accounts payable.....................................        325,704           (62,817)
       Accrued liabilities..................................         13,602           (13,602)
       Unearned revenue.....................................             --            63,323
                                                                -----------         ---------
          Total adjustments.................................      1,822,816           986,773
                                                                -----------         ---------
          Net cash provided by operating activities.........      1,377,858           725,555
                                                                -----------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................         (4,694)           (2,201)
  Increase in other assets..................................     (2,873,006)           (4,265)
                                                                -----------         ---------
          Net cash used in investing activities.............     (2,877,700)           (6,466)
                                                                -----------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of notes payable.................................      1,600,000                --
  Repayment of notes payable................................             --          (760,000)
                                                                -----------         ---------
          Net cash provided by (used in) financing
            activities......................................      1,600,000          (760,000)
                                                                -----------         ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........        100,158           (40,911)
CASH AND CASH EQUIVALENTS at beginning of period............             --           100,158
                                                                -----------         ---------
CASH AND CASH EQUIVALENTS at end of period..................    $   100,158         $  59,247
                                                                ===========         =========
SUPPLEMENTAL CASH FLOW INFORMATION:
          Cash paid for interest............................    $   146,428         $  80,146
                                                                ===========         =========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1995 AND AUGUST 28, 1996

1.  ORGANIZATION AND NATURE OF BUSINESS

     The DBS Operations of NRTC System No. 1025 (the "System") is an unincorporated division of Teg DBS Services, Inc. ("Teg"), a Nevada corporation, which began operations March 10, 1995. The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in New Mexico. The accompanying financial statements present the financial position and excess of expenses over revenues of the System.

     Teg obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Teg has the exclusive right to provide DIRECTV Services within certain rural territories in New Mexico.

     In June 1996, Teg entered into an asset purchase agreement (the "Agreement") with Digital Television Services of New Mexico, LLC ("DTS New Mexico"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC (a Delaware limited liability company). The Agreement provides that DTS New Mexico will purchase Teg's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement, for a purchase price which is subject to an adjustment for working capital at the date of closing of the Agreement. The closing date of the Agreement was August 28, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION

     The System is not a separate subsidiary of Teg nor has it been operated as a separate division of Teg. The financial statements of the System have been derived from the records of Teg and have been prepared to present its financial position, excess of expenses over revenues and changes in accumulated deficit, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Teg. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.

REVENUE RECOGNITION

     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.

COST OF REVENUES

     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 6]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025
installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.

INVENTORIES

     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from five to six years. Depreciation expense for the period from March 10, 1995 (inception) through December 31, 1995 and for the period from January 1, 1996 through August 28, 1996 was $931 and $1,330, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statements of assets and liabilities and accumulated deficit and any gain or loss is reflected in earnings.

CONTRACT RIGHTS AND OTHER ASSETS

     Contract rights and other assets consist of the following at December 31, 1995 and August 28, 1996:

                                                         1995           1996
                                                     ------------    ----------
Contract rights....................................   $2,873,006     $2,873,006
Accumulated amortization...........................     (263,358)      (550,658)
                                                      ----------     ----------
                                                       2,609,648      2,322,348
Other..............................................           --          4,265
                                                      ----------     ----------
                                                      $2,609,648     $2,326,613
                                                      ==========     ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996 was $263,358 and $287,300, respectively.

INCOME TAXES

     Teg, and thus the System, is a taxable entity for federal and state income tax purposes. No benefit or deferred tax assets have been recorded for the System as of December 31, 1995 or August 28, 1996 or for the periods then ended, as the realization of deferred tax assets associated with net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration, and management believes that there is a risk that these net operating loss carryforwards may expire unused.

CASH AND CASH EQUIVALENTS

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at August 28, 1996, management does not believe any significant concentration of credit risk exists.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statements of assets and liabilities and accumulated deficit are appropriately valued.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  RELATED-PARTY TRANSACTIONS

     Certain administrative services are performed by Teg on behalf of the System on the accompanying statements of expenses over revenues and changes in accumulated deficit. Costs attributable to these support functions are included in general and administrative expenses. The costs allocated to the System were approximately $36,000 and $11,000 for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

     Teg either advances funds to or borrows funds from the System. Included in the accompanying statements of assets and liabilities and accumulated deficit is a net payable to Teg representing amounts due for the initial purchase of contract rights and net operating activities as funded by Teg.

4.  NOTE PAYABLE

     In connection with Teg's acquisition of the NRTC Member Agreement, Teg entered into a promissory note dated April 1, 1995 payable to Multimedia Development Corporation in the amount of $1,600,000, of which $800,000 was due on April 1, 1996 with the balance due on April 1, 1997. The note bears interest at 11% per annum, payable monthly. This note was repaid subsequent to August 28, 1996 in connection with the Agreement (Note 1) and, therefore, is classified as current at August 28, 1996 in the accompanying statements of assets and liabilities and accumulated deficit.

5.  COMMITMENTS AND CONTINGENCIES

     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 2,945 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.

6.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025
monthly basis. These fees are recorded as service fees on the accompanying statements of expenses over revenues and changes in accumulated deficit. The NRTC also sells DSS(R) equipment to its members.

     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Satellite Television Services, Inc.
Plainfield, Indiana

     We have audited the accompanying balance sheets of Satellite Television Services, Inc. (a wholly-owned subsidiary of Clay County Rural Telephone Cooperative, Inc.) as of September 30, 1996 and 1997, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Satellite Television Services, Inc. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Indianapolis, Indiana
November 10, 1997

                      SATELLITE TELEVISION SERVICES, INC.

                                 BALANCE SHEETS

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  457,109   $  308,903
  Certificates of deposit...................................                  304,325
  Trade accounts receivable, net............................     403,610      374,495
  Refundable income taxes...................................                  236,031
  Inventory.................................................      16,278       34,160
  Deferred promotional costs................................      60,320      211,825
                                                              ----------   ----------
          Total current assets..............................     937,317    1,469,739
                                                              ----------   ----------
PROPERTY AND EQUIPMENT:
  Furniture and fixtures....................................      13,617       16,540
  Computers and equipment...................................      12,068       20,623
  Vehicles..................................................      54,148       54,148
  Leasehold improvements....................................                   52,000
                                                              ----------   ----------
                                                                  79,833      143,311
  Less accumulated depreciation.............................     (24,145)     (37,056)
                                                              ----------   ----------
                                                                  55,688      106,255
                                                              ----------   ----------
OTHER ASSETS:
  Contract rights (net of accumulated amortization of
     $354,358 and $496,107, respectively)...................   1,041,561      899,812
  Deferred taxes............................................      76,613      108,415
  NRTC patronage capital....................................      52,756       90,943
                                                              ----------   ----------
          Total other assets................................   1,170,930    1,099,170
                                                              ----------   ----------
                                                              $2,163,935   $2,675,164
                                                              ==========   ==========
                        LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................  $  441,631   $  689,347
  Unearned revenue..........................................     307,026      511,043
                                                              ----------   ----------
          Total current liabilities.........................     748,657    1,200,390
                                                              ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock -- without par value; 1,000 shares
     authorized, issued and outstanding.....................   1,480,056    1,280,056
  Retained earnings (deficit)...............................     (64,778)     194,718
                                                              ----------   ----------
          Total shareholder's equity........................   1,415,278    1,474,774
                                                              ----------   ----------
                                                              $2,163,935   $2,675,164
                                                              ==========   ==========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED SEPTEMBER 30,
                                                           -----------------------------------
                                                             1995         1996         1997
                                                           ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................  $ (36,734)   $ 180,517      259,496
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Provision for deferred tax..........................    (23,554)      29,008      (31,802)
     Depreciation and amortization.......................    150,660      154,956      155,835
     NRTC patronage capital declared.....................    (17,744)     (47,515)     (54,553)
     Changes in operating assets and liabilities:
       Trade accounts receivable, net....................   (258,374)    (119,989)      29,115
       Inventory.........................................   (125,683)     170,744      (17,882)
       Deferred promotional costs........................                 (60,320)    (151,505)
       Accounts payable and accrued liabilities..........    247,935       47,062      320,535
       Income taxes payable or receivable................     16,343       55,264     (308,850)
       Unearned revenue..................................    107,294      177,157      204,017
                                                           ---------    ---------    ---------
          Net cash provided by operating activities......     60,143      586,884      404,406
                                                           ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of certificates of deposit....................                             (304,325)
  Purchase of property and equipment.....................    (23,533)     (23,717)     (64,653)
  Receipt of patronage capital...........................      3,000        9,503       16,366
  Refund of contract rights..............................                  21,527
                                                           ---------    ---------    ---------
     Net cash provided by (used in) investing
       activities........................................    (20,533)       7,313     (352,612)
                                                           ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line of credit....................    156,495     (298,901)
  Note repayments to related party.......................    (75,000)     (91,444)
  Return of capital......................................                 (21,527)    (200,000)
                                                           ---------    ---------    ---------
          Net cash provided by (used in) financing
            activities...................................     81,495     (411,872)    (200,000)
                                                           ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....    121,105      182,325     (148,206)
CASH AND CASH EQUIVALENTS:
  BEGINNING OF YEAR......................................    153,679      274,784      457,109
                                                           ---------    ---------    ---------
  END OF YEAR............................................  $ 274,784    $ 457,109    $ 308,903
                                                           =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for income taxes.............................  $   4,350    $  63,750    $ 588,020
                                                           =========    =========    =========
  Cash paid for interest.................................  $  17,820    $  42,282    $      --
                                                           =========    =========    =========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                              YEARS ENDED SEPTEMBER 30,
                                                        --------------------------------------
                                                           1995          1996          1997
                                                        ----------    ----------    ----------
REVENUE:
  Programming revenue.................................  $1,136,436    $2,697,404    $4,677,992
  Equipment and installation revenue..................     499,605       337,073       262,764
                                                        ----------    ----------    ----------
          Total revenue...............................   1,636,041     3,034,477     4,940,756
                                                        ----------    ----------    ----------
COST OF REVENUE:
  Programming expense.................................     527,629     1,296,294     2,161,935
  Cost of equipment and installation..................     457,663       349,272       476,320
  Service fees........................................     172,737       476,208       903,211
                                                        ----------    ----------    ----------
          Total cost of revenue.......................   1,158,029     2,121,774     3,541,466
                                                        ----------    ----------    ----------
GROSS PROFIT..........................................     478,012       912,703     1,399,290
                                                        ----------    ----------    ----------
OPERATING EXPENSES:
  Promotional.........................................                                 330,270
  General and administrative..........................     388,969       498,019       566,411
  Depreciation and amortization.......................     150,660       154,956       155,835
                                                        ----------    ----------    ----------
          Total operating expenses....................     539,629       652,975     1,052,516
                                                        ----------    ----------    ----------
OPERATING INCOME (LOSS)...............................     (61,617)      259,728       346,774
                                                        ----------    ----------    ----------
OTHER INCOME (EXPENSE):
  Interest expense....................................     (25,141)      (27,593)
  Other income........................................      26,846        62,024        71,347
                                                        ----------    ----------    ----------
                                                             1,705        34,431        71,347
                                                        ----------    ----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES.....................     (59,912)      294,159       418,121
INCOME TAXES..........................................      23,178      (113,642)     (158,625)
                                                        ----------    ----------    ----------
NET INCOME (LOSS).....................................  $  (36,734)   $  180,517    $  259,496
                                                        ==========    ==========    ==========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                COMMON     RETAINED
                                                                STOCK      EARNINGS      TOTAL
                                                              ----------   ---------   ----------
October 1, 1994.............................................               $(208,561)  $ (208,561)
Conversion of debt to equity (Note 1).......................  $1,501,583                1,501,583
Net loss....................................................                 (36,734)     (36,734)
                                                              ----------   ---------   ----------
September 30, 1995..........................................   1,501,583    (245,295)   1,256,288
Net income..................................................                 180,517      180,517
Return of capital...........................................     (21,527)                 (21,527)
                                                              ----------   ---------   ----------
September 30, 1996..........................................   1,480,056     (64,778)   1,415,278
Net income..................................................                 259,496      259,496
Return of capital...........................................    (200,000)                (200,000)
                                                              ----------   ---------   ----------
September 30, 1997..........................................  $1,280,056   $ 194,718   $1,474,774
                                                              ==========   =========   ==========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Satellite Television Services, Inc. ("STS" or the "Company") was incorporated under the laws of the State of Indiana in February 1993, and is a wholly-owned subsidiary of Clay County Rural Telephone Cooperative, Inc. ("CCRTC"). STS was formed to acquire and operate the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural counties of Indiana. Effective October 1, 1994, CCRTC converted to equity certain of its outstanding notes receivable, including accrued interest, from STS.

     STS obtained the rights to distribute DIRECTV Services in its territories pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative, Inc. (the "NRTC"). Under the provisions of the NRTC Member Agreements the Company has the exclusive right to provide DIRECTV Services within its territories in the State of Indiana.

     In October 1997, CCRTC entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Indiana, LLC ("DTS Indiana"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The agreement provides that DTS Indiana will purchase STS's NRTC Member Agreements and other assets used in connection with STS's business, as defined in the Agreement, and will assume certain liabilities of STS, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing which is anticipated to occur in December 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition -- The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized as service is provided.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales are recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed.

     Cost of revenue -- Cost of revenue includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC (Note 5)); monthly subscriber maintenance fees charged by DirecTv and the NRTC, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.

     Inventories -- The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on an average cost basis.

     Deferred promotional costs -- Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which can be applied toward the one year's programming subscription.

                      SATELLITE TELEVISION SERVICES, INC.

Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Company for their credit. In each case the Company defers the cost of this credit and amortizes it over the one-year contract period. In addition, as a part of this program, the Company receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active.

     Property and equipment -- Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives (five years) of the respective assets. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings. Depreciation expense of approximately $5,000, $13,000 and $14,000 was recorded in fiscal 1995, 1996, and 1997, respectively.

     Contract rights -- Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense totalled approximately $142,000 during 1995, 1996, and 1997.

     NRTC patronage capital -- The Company is a member of the NRTC. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of the excess of its revenues over expenses each year. Of the total patronage dividend, 15% to 30% is paid in cash and the remaining 70% to 85% is distributed in the form of noncash patronage capital, which may be redeemed in cash, but only at the discretion of the NRTC. The total allocation is recorded as other income when allocated.

     Cash and cash equivalents -- The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

     Certificates of deposit -- The Company has three $100,000 certificates of deposit at September 30, 1997 which are due January 25, April 25, and July 11, 1998 and bear interest at 4.76%, 5.5%, and 5.2%, respectively.

     Income taxes -- Deferred income tax assets and liabilities are computed based on differences between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Deferred income tax expense or benefit is based on the change in deferred tax assets and liabilities from period to period, subject to an ongoing assessment of realization of deferred tax assets.

     Concentration of credit risk -- Concentration of credit risk with respect to trade accounts receivable is due to the geographic proximity of the Company's subscribers.

     Long-Lived Assets -- Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

     Commitments and contingencies -- As part of the NRTC Member Agreements, the Company is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Company's Rural DirecTv Market, or up to 5,885 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Company fails to obtain such

                      SATELLITE TELEVISION SERVICES, INC.

minimum number of subscribers prior to such time. The Company has achieved the minimum subscriber requirement as of September 30, 1997 and is therefore not required to pay such fees.

3.  INCOME TAXES

     The tax provision for the year ended September 30 consists of the following:

                                                            1995       1996       1997
                                                          --------   --------   --------
Current:
  Federal...............................................             $ 75,096   $166,224
  State.................................................  $    376      9,538     24,203
                                                          --------   --------   --------
Total current provision.................................       376     84,634    190,427
Deferred................................................   (23,554)    29,008    (31,802)
                                                          --------   --------   --------
Total income tax provision (benefit)....................  $(23,178)  $113,642   $158,625
                                                          ========   ========   ========

     The difference between the income tax provision computed at the federal statutory rate and the reported tax provision is comprised primarily of state income taxes.

     Deferred taxes at September 30 are comprised of the following:

                                                               1996       1997
                                                              -------   --------
Deferred tax assets:
  Service rights amortization...............................  $73,707   $107,726
  Other.....................................................    5,145      2,572
                                                              -------   --------
          Total deferred tax assets.........................   78,852    110,298
Deferred tax liabilities....................................   (2,239)    (1,883)
                                                              -------   --------
Net deferred tax assets.....................................  $76,613   $108,415
                                                              =======   ========

4.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statements of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reasons, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

                      SATELLITE TELEVISION SERVICES, INC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and have different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Ocmulgee Communications, Inc.:

     We have audited the accompanying balance sheet of OCMULGEE COMMUNICATIONS, INC. (a Georgia corporation) as of December 31, 1996 and the related statement of operations, changes in stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocmulgee Communications, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             ARTHUR ANDERSON LLP


Atlanta, Georgia
December 11, 1997

                         OCMULGEE COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997


                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1996            1997
                                                              ------------    -------------
                                                                               (UNAUDITED)
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  110,729      $  124,411
  Trade accounts receivable, net of allowance for doubtful
     accounts of $9,504 and $5,841 at December 31, 1996 and
     September 30, 1997, respectively.......................      179,779         160,228
  Due from related parties..................................        2,026              --
  Inventory.................................................       19,178          22,152
                                                               ----------      ----------
          Total current assets..............................      311,712         306,791
                                                               ----------      ----------
PROPERTY AND EQUIPMENT, at cost:
  Land......................................................       38,450          38,450
  Building and improvements.................................      128,787         128,787
  Equipment.................................................       51,766          60,220
  Furniture and fixtures....................................       11,413          11,413
                                                               ----------      ----------
                                                                  230,416         238,870
                                                               ----------      ----------
  Less accumulated depreciation.............................      (43,487)        (56,309)
                                                               ----------      ----------
                                                                  186,929         182,561
                                                               ----------      ----------
CONTRACT RIGHTS AND OTHER ASSETS, NET (Note 3)..............      474,164         453,434
                                                               ----------      ----------
                                                               $  972,805      $  942,786
                                                               ==========      ==========
                           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current maturities of long-term debt......................   $  536,551      $  781,745
  Notes payable to related parties (Note 5).................      318,003         316,207
  Accounts payable..........................................        8,649           4,469
  Accrued liabilities.......................................      193,870         107,073
  Unearned revenue..........................................      192,463         140,502
  Advance payments..........................................       21,442          22,368
                                                               ----------      ----------
          Total current liabilities.........................    1,270,978       1,372,364
                                                               ----------      ----------
LONG-TERM DEBT, less current maturities (Note 6)............      308,542           3,337
                                                               ----------      ----------
OTHER LIABILITIES...........................................      140,448         152,783
                                                               ----------      ----------
COMMITMENTS AND CONTINGENCIES (Notes 4 and 9)
STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 10,000 shares authorized,
     10,000 shares issued and outstanding at December 31,
     1996 and September 30, 1997............................           --              --
  Additional paid-in capital................................      124,787         111,840
  Accumulated deficit.......................................     (871,950)       (697,538)
                                                               ----------      ----------
          Total stockholders' deficit.......................     (747,163)       (585,698)
                                                               ----------      ----------
                                                               $  972,805      $  942,786
                                                               ==========      ==========


      The accompanying notes are an integral part of these balance sheets.

                         OCMULGEE COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

         THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)



                                                                           NINE MONTHS ENDED
                                                       YEAR ENDED            SEPTEMBER 30,
                                                      DECEMBER 31,    ----------------------------
                                                          1996            1996            1997
                                                      ------------    ------------    ------------
                                                                      (UNAUDITED)     (UNAUDITED)
REVENUE:
  Programming revenue...............................   $1,370,555      $  975,665      $1,432,951
  Equipment and installation revenue................      250,191         193,985         181,277
                                                       ----------      ----------      ----------
          Total revenue.............................    1,620,746       1,169,650       1,614,228
                                                       ----------      ----------      ----------
COST OF REVENUE:
  Programming expense and service fees..............      841,967         576,812         731,020
  Cost of equipment and installation................      186,601         146,340         239,500
  Royalties.........................................      162,461         107,778          97,573
                                                       ----------      ----------      ----------
          Total cost of revenue.....................    1,191,029         830,930       1,068,093
                                                       ----------      ----------      ----------
GROSS PROFIT........................................      429,717         338,720         546,135
                                                       ----------      ----------      ----------
OPERATING EXPENSES:
  Sales and marketing...............................      126,164         103,640          38,915
  General and administrative........................      271,480         184,162         211,210
  Depreciation and amortization.....................       67,768          56,835          50,756
                                                       ----------      ----------      ----------
          Total operating expenses..................      465,412         344,637         300,881
                                                       ----------      ----------      ----------
OPERATING (LOSS) INCOME.............................      (35,695)         (5,917)        245,254
                                                       ----------      ----------      ----------
OTHER (INCOME) EXPENSE:
  Interest expense..................................      103,488          66,910          75,567
  Other income......................................      (59,899)        (27,843)         (4,725)
                                                       ----------      ----------      ----------
                                                           43,589          39,067          70,842
                                                       ----------      ----------      ----------
NET (LOSS) INCOME...................................   $  (79,284)     $  (44,984)     $  174,412
                                                       ==========      ==========      ==========


        The accompanying notes are an integral part of these statements.

                         OCMULGEE COMMUNICATIONS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
              THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)


                                                COMMON STOCK    ADDITIONAL
                                               --------------    PAID-IN     ACCUMULATED
                                               SHARES  AMOUNT    CAPITAL       DEFICIT       TOTAL
                                               ------  ------   ----------   -----------   ---------
BALANCE, DECEMBER 31, 1995...................  10,000    $--     $124,787    $  (792,666)  $(667,879)
     Net loss................................      --    --            --        (79,284)    (79,284)
                                               ------    --      --------    -----------   ---------
BALANCE, DECEMBER 31, 1996...................  10,000    --       124,787       (871,950)   (747,163)
     Net income (unaudited)..................      --    --            --        174,412     174,412
     Capital withdrawal (unaudited)..........      --    --       (12,947)            --     (12,947)
                                               ------    --      --------    -----------   ---------
BALANCE, DECEMBER 31, 1997 (UNAUDITED).......  10,000    $--     $111,840    $  (697,538)  $(585,698)
                                               ======    ==      ========    ===========   =========


        The accompanying notes are an integral part of these statements.

                         OCMULGEE COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

         THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)



                                                                              NINE MONTHS ENDED
                                                           YEAR ENDED           SEPTEMBER 30,
                                                          DECEMBER 31,    --------------------------
                                                              1996           1996           1997
                                                          ------------    -----------    -----------
                                                                          (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.....................................   $ (79,284)      $ (44,984)     $ 174,412
                                                           ---------       ---------      ---------
  Adjustments to reconcile net (loss) income to net cash
     provided by operating activities:
     Loss on sale of fixed assets.......................         547             547             --
     Depreciation and amortization......................      67,768          56,835         50,756
     Amortization of deferred credit....................      (6,491)         (4,869)        (4,869)
     Changes in operating assets and liabilities:
       Accounts receivable, net.........................     (51,751)        (46,618)        21,577
       Inventory........................................      39,513          39,061         (2,974)
       Accounts payable.................................     (43,895)        (41,029)        (4,180)
       Accrued liabilities..............................      34,874          (5,937)       (86,797)
       Unearned revenue.................................     123,025          74,364        (51,961)
       Advance payments.................................       8,825           9,159            926
                                                           ---------       ---------      ---------
          Total adjustments.............................     172,415          81,513        (77,522)
                                                           ---------       ---------      ---------
          Net cash provided by operating activities.....      93,131          36,529         96,890
                                                           ---------       ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...................          --              --         (8,454)
  Proceeds from sale of property and equipment..........       6,699           6,699             --
                                                           ---------       ---------      ---------
          Net cash provided by (used in) investing
            activities..................................       6,699           6,699         (8,454)
                                                           ---------       ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable...............      35,657          35,657        397,841
  Repayments of notes payable...........................    (157,523)       (137,980)      (459,648)
  Capital withdrawal....................................          --              --        (12,947)
                                                           ---------       ---------      ---------
          Net cash used in financing activities.........    (121,866)       (102,323)       (74,754)
                                                           ---------       ---------      ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.................     (22,036)        (59,095)        13,682
CASH AND CASH EQUIVALENTS, at beginning of period.......     132,765         132,765        110,729
                                                           ---------       ---------      ---------
CASH AND CASH EQUIVALENTS, at end of period.............   $ 110,729       $  73,670      $ 124,411
                                                           =========       =========      =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
  NRTC patronage capital declared.......................   $  48,919       $  48,919      $  17,204
                                                           =========       =========      =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest................................   $ 106,343       $  73,126      $  82,572
                                                           =========       =========      =========


        The accompanying notes are an integral part of these statements.

                         OCMULGEE COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

  (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)


1.  ORGANIZATION AND NATURE OF BUSINESS

     Ocmulgee Communications, Inc. (the "Company") is an S corporation organized in Georgia. The Company was formed on February 5, 1993 to acquire and operate the rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv").


     The Company obtained the rights to distribute DIRECTV Services in 11 rural markets in Georgia pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $500,000 (Note 3). The Company also obtained the rights to distribute DIRECTV Services in 16 additional rural markets in Georgia and Florida pursuant to the management agreements (the "Management Agreements") with various investors (the "Sub-Investors") who had purchased the rights from the NRTC (Note 10).



     In October 1997, the Company entered into an asset purchase agreement (the "Agreement") with Digital Television Services, LLC ("DTS") or its affiliate. The Agreement provides that DTS will purchase the Company's NRTC Member Agreements and other assets used in connection with the Company's business, as defined in the Agreement, and will assume certain liabilities of the Company, as defined in the Agreement. The purchase price is subject to an adjustment based on the number of subscribers and working capital at the date of closing of the Agreement (Note 11).


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming, including premium programming, available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.


     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Company and is recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed and represents the amounts paid by the customers to the Company for such services.



COST OF REVENUE



     Cost of revenue includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 9]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; cost of equipment sold; and certain subscriber operating costs. These costs also include amounts paid to the Sub-Investors in accordance with

                         OCMULGEE COMMUNICATIONS, INC.

the Management Agreements (Note 10). Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.


CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

INVENTORIES

     The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets ranging from 7 to 31 years for buildings and improvements, 5 to 7 years for equipment, and 7 years for furniture and fixtures. Depreciation expense for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 was $17,189, $18,901, and $12,822, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.

ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1996 and September 30, 1997:

                                                           1996        1997
                                                         --------    --------
Accrued programming expense............................  $149,258    $ 77,041
Other..................................................    44,612      30,032
                                                         --------    --------
                                                         $193,870    $107,073
                                                         ========    ========

INCOME TAXES

     The Company files its tax return as an S corporation for federal and state income tax purposes. All taxable income or loss of an S corporation is allocable to the stockholders of the Company in proportion to their respective ownership interests and is included in their individual income tax returns. Accordingly, no provision for income taxes is included in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate

                         OCMULGEE COMMUNICATIONS, INC.

that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

3.  CONTRACT RIGHTS AND OTHER ASSETS, NET


     Contract rights and other assets consist of the following at December 31, 1996 and September 30, 1997:



                                                    DECEMBER 31,    SEPTEMBER 30,
                                                        1996            1997
                                                    ------------    -------------
Contract rights...................................   $  505,785      $  505,785
Accumulated amortization..........................     (126,446)       (164,380)
                                                     ----------      ----------
                                                        379,339         341,405
NRTC patronage capital............................       94,825         112,029
                                                     ----------      ----------
                                                     $  474,164      $  453,434
                                                     ==========      ==========


NRTC PATRONAGE CAPITAL

     The Company is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash, is recognized as income when received, and is netted against programming expense in the accompanying statements of operations.

     The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Company includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheets. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

CONTRACT RIGHTS

     Contract rights represent the Company's cost of acquiring the exclusive rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of operations, for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 was $50,579, $37,934, and $37,934, respectively.


4.  COMMITMENTS AND CONTINGENCIES


MINIMUM SUBSCRIBERS


     As part of the NRTC Member Agreements, the Company is required to pay certain fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households the Company's Rural DirecTv Market, or up to 2,009 subscribers) beginning in the fourth year of operation of the NRTC Member Agreement if the Company fails to obtain such minimum number of subscribers prior to such time. The Company has achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fee.

                         OCMULGEE COMMUNICATIONS, INC.

LITIGATION

     The Company is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

5.  NOTES PAYABLE TO RELATED PARTIES

     At December 31, 1996 and September 30, 1997, the Company had outstanding notes payable to certain shareholders and related parties. The outstanding notes payable to certain shareholders and related parties are due on demand and are subordinate to amounts outstanding under the notes payable due to banks (Note
6). The notes payable to certain shareholders and related parties outstanding as of December 31, 1996 and September 30, 1997 are as follows:

                                                                1996        1997
                                                              --------    --------
Note payable to a corporation related to certain
  shareholders, principal due December 1, 1997, bearing
  interest at the rate which a certain bank pays on certain
  certificates of deposit plus 1%, secured by the assets of
  the Company...............................................  $250,000    $250,000
Unsecured notes payable to the majority shareholder, due on
  demand, payable in monthly installments through December
  1, 2006, bearing interest at rates ranging from 7% to
  7.6%......................................................    51,300      50,504
Unsecured note payable to a minority shareholder, due on
  demand, interest payable monthly at 8.5%..................    16,703      15,703
                                                              --------    --------
                                                              $318,003    $316,207
                                                              ========    ========

     During 1996, the Company received advances of $27,000 from a company related to a stockholder. The advance was repaid during 1996.

                         OCMULGEE COMMUNICATIONS, INC.

6.  DEBT

     The Company's long-term debt consists of the following as of December 31, 1996 and September 30, 1997:


                                                                1996        1997
                                                              --------    --------
Note payable to a bank, payable in monthly installments of
  $4,800, with final principal of $297,000 due February 10,
  1998, secured by all shares of the Company's common stock
  and certain personal property of the stockholders and
  related parties, guaranteed by certain stockholders and a
  related-party corporation, bearing interest at 8.51%......  $430,621    $     --
Note payable to a bank, payable in monthly installments of
  $10,200, with final principal of $776,000 due April 10,
  1998, secured by certain fixed assets of the Company,
  guaranteed by certain stockholders, bearing interest at
  8.51%.....................................................        --     777,315
Notes payable to a bank, principal due May 14, 1997, secured by accounts receivable of the Company and certain personal property of the stockholders, bearing interest at prime
  plus 2% (10.5% at December 31, 1996)......................   400,044          --
Notes payable to a bank, payable in monthly principal and
  interest installments of $750 through April 11, 1998 and
  August 11, 1999, secured by certain fixed assets, bearing
  interest at rates ranging from 7.75% to 9%................    14,428       7,767
                                                              --------    --------
                                                               845,093     785,082
Less current maturities of long-term debt...................   536,551     781,745
                                                              --------    --------
                                                              $308,542    $  3,337
                                                              ========    ========


     The aggregate maturities of long-term debt as of December 31, 1996 are as follows:

1997......................................................  $536,551
1998......................................................   307,230
1999......................................................     1,312
                                                            --------
                                                            $845,093
                                                            ========

7.  STOCKHOLDERS' AGREEMENT

     On November 2, 1993, the stockholders executed a stockholders' agreement (the "Stockholder Agreement"). Unless terminated pursuant to the terms of the agreement, the Stockholder Agreement terminates on the death of the last survivor of the stockholders who are parties to the agreement. The Stockholder Agreement places certain restrictions on the transfer of the Company's common stock and provides an option for existing stockholders to acquire the shares proposed to be transferred by the stockholder.

8.  BENEFIT PLAN


     The Company's employees participate in a defined contribution retirement plan with certain employees of the majority stockholder. The Company contributes a discretionary amount to the plan. The contribution is allocated in the proportion that each participant's compensation bears to the total compensation of all participants. Employee contributions to the plan are not permitted. The plan was implemented during 1997 and total contributions to the plan were approximately $0 and $3,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

                         OCMULGEE COMMUNICATIONS, INC.

9.  RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statements of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                         OCMULGEE COMMUNICATIONS, INC.

10. MANAGEMENT AGREEMENTS



     In 1993, the Company entered into the Management Agreements with the Sub-Investors. The length of the Management Agreements was for a period of one year, which was extended for additional periods as mutually agreed to by the parties. The Company manages the operation of the Sub-Investors markets pursuant to the Management Agreements. The Company is the authorized dealer of the NRTC with respect to the Sub-Investors' markets. Accordingly, all revenues generated and expenses incurred in the Company's management and operation of the Sub-Investors' markets are included in the accompanying statements of operations. Pursuant to the Management Agreements, the Sub-Investors are entitled to defined amounts of revenues generated in their respective markets. Amounts paid to the Sub-Investors are reflected as royalties in the accompanying statements of operations.



     Pursuant to the Management Agreements, the Sub-Investors contributed amounts equal to 10% of the cost (the "Deferred Credit") of their NRTC license to the Company. The Deferred Credit was paid by the Sub-Investors in order to offset the Company's costs in managing and operating the markets owned by the Sub-Investors. The Deferred Credit is being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization of the Deferred Credit, included as an offset to general and administrative expenses in the accompanying statements of operations, was $6,491, $4,869 and $4,869 for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997, respectively. The unamortized portion of the Deferred Credit included in other liabilities in the accompanying balance sheets at December 31, 1996 and September 30, 1997 was $45,623 and $40,754, respectively.



     The Sub-Investors retained the rights to the 16 rural markets in Georgia and Florida. Therefore, the contract rights for the markets have not been recorded in the accompanying balance sheets. The Company has the right of first refusal to purchase the license rights in the event the Sub-Investors decide to sell their rights in the markets. The Sub-Investors also retained the right to apply as a licensee directly to the NRTC at any time during the term of the Management Agreement and upon such acceptance and approval by the NRTC as a direct licensee, the Management Agreement may be cancelled upon 30 days notice. Any remaining unamortized portion of the Deferred Credit would be recorded as income as the Company is not required to remit these amounts to the Sub-Investors.



11.  SUBSEQUENT EVENTS


REFINANCING OF DEBT

     On April 10, 1997, the Company entered into an amended credit agreement with a bank allowing the Company to consolidate existing debt. Amounts outstanding under the amended credit agreement bear interest at 8.51% and mature on April 10, 1998. The note is collateralized by certain property of the Company and is guaranteed by certain shareholders of the Company.

LETTER OF INTENT


     On October 22, 1997, the Company entered into the Agreement with DTS, which was subsequently amended by an amendment dated November 14, 1997 by and among the Company and DTS. The Agreement provides that DTS will purchase the Company's NRTC Member Agreements and certain other assets used in connection with the Company's business, as defined in the Agreement, and will assume certain liabilities of the Company, as defined in the Agreement. The purchase price of $9,500,000 is subject to an adjustment based on the number of subscribers and working capital at the date of closing of the Agreement.


     The Agreement is contingent upon obtaining consents from Hughes and the NRTC and is contingent upon the negotiation of a definitive agreement.

                         OCMULGEE COMMUNICATIONS, INC.

     In connection with the Company's Agreement with DTS, the Company has entered into agreements with the Sub-Investors to transfer their rights in the 16 rural markets in Georgia and Florida to DTS in exchange for specified amounts.

             ======================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                         ------------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Prospectus Summary...................     1
Risk Factors.........................    13
The Company..........................    23
Use of Proceeds......................    26
The Exchange Offer...................    28
Capitalization.......................    36
Selected Financial Data..............    37
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    39
Business.............................    48
Management...........................    65
Certain Relationships and Related
  Transactions.......................    71
Security Ownership of Certain
  Beneficial Owners and Management...    72
Description of Certain
  Indebtedness.......................    75
Description of Capital Stock.........    78
Description of the Notes.............    85
Certain United States Federal Income
  Tax Considerations.................   121
Plan of Distribution.................   123
Notice to Investors..................   124
Legal Matters........................   126
Experts..............................   127
Available Information................   127
Index to Financial Statements........   F-1

             ======================================================
             ======================================================

                                   PROSPECTUS

                                  $155,000,000

                                    DIGITAL
                                   TELEVISION
                                 SERVICES, INC.

                               DTS CAPITAL, INC.

                               OFFER TO EXCHANGE
                        $1,000 PRINCIPAL AMOUNT OF THEIR
                      SERIES B 12 1/2% SENIOR SUBORDINATED
                         NOTES DUE 2007 WHICH HAVE BEEN
                                REGISTERED UNDER
                       THE SECURITIES ACT FOR EACH $1,000
                     PRINCIPAL AMOUNT OF THEIR OUTSTANDING
                      SERIES A 12 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                           THE EXCHANGE AGENT FOR THE
                               EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

                                 BY FACSIMILE:
                                 (212) 571-3080

                        BY REGISTERED OR CERTIFIED MAIL:

                              THE BANK OF NEW YORK
                             101 BARCLAY STREET, 7E
                            NEW YORK, NEW YORK 10286
                       ATTENTION: REORGANIZATION SECTION

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286
                        CORPORATE TRUST SERVICES WINDOW
                                  GROUND LEVEL
                       ATTENTION: REORGANIZATION SECTION
                                                                          , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Each of the Company and Capital is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia ("Section 145"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts pain in settlement actually and reasonably incurred by such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Amended and Restated Certificate of Incorporation of the Company and the Certificate of Incorporation of Capital each provide that such Corporations shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by such Certificates of Incorporation provides that such provisions shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the bylaws of such corporation, by agreement, vote of the stockholders or disinterested directors of the corporation or others. The personal liability of the directors of such corporations is eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended or supplemented. Except as specifically required by the Delaware General Corporation Law as the same exists or may hereafter amended, no director of such corporations shall be liable to such corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of the foregoing provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Article VII of the Bylaws of each of the Company and Capital ("Article VII") provides that such corporation shall indemnify each director and officer of such corporations, and each person serving at the request of such corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The Company or Capital may, if and to the extent authorized by its Board of Directors in a specific case, indemnify employees or agents of such corporation in the same manner and to the same extent. The indemnification obligations set forth in Article VII shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and shall be binding upon any successor to such corporation to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The Board of Directors of such corporation may also provide any other rights of indemnity which it may deem appropriate.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnity him under Section 145.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


 EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENT
 -------                           -----------------------
  2.1       --   Certificate of Merger of WEP Intermediate Corp. and Digital
                 Television Services, LLC.
  2.2       --   Agreement in Principle dated November 6, 1997 between
                 Pegasus Communications Corporation and Digital Television
                 Services, Inc.+
  3.1(a)    --   Certificate of Formation of Digital Television Services,
                 LLC.+
  3.1(b)    --   Certificate of Conversion to Limited Liability Company of
                 Digital Television Services, LLC.+
  3.1(c)    --   Certificate of Amendment to Certificate of Formation of
                 Digital Television Services, LLC.+
  3.1(d)    --   Amended and Restated Limited Liability Company Agreement of
                 Digital Television Services, LLC.+
  3.1(e)    --   First Amendment of Amended and Restated Limited Liability
                 Company Agreement of Digital Television Services, LLC.+
  3.1(f)    --   Amended and Restated Certificate of Incorporation of Digital
                 Television Services, Inc.+
  3.1(g)    --   Bylaws of Digital Television Services, Inc.+
  3.2(a)    --   Certificate of Incorporation of DTS Capital, Inc.+
  3.2(b)    --   Bylaws of DTS Capital, Inc.+
  3.3(a)    --   Articles of Organization of DTS Management, LLC.+
  3.3(b)    --   Articles of Amendment of DTS Management, LLC.+
  3.3(c)    --   Amended and Restated Operating Agreement of DTS Management,
                 LLC.+
  3.4(a)    --   Certificate of Formation of Digital Television Services of
                 California, LLC.+
  3.4(b)    --   Limited Liability Company Agreement of Digital Television
                 Services of California, LLC.+
  3.5(a)    --   Articles of Organization of Digital Television Services of
                 Colorado, LLC.+
  3.5(b)    --   Operating Agreement of Digital Television Services of
                 Colorado, LLC.+
  3.6(a)    --   Articles of Organization of Digital Television Services of
                 Georgia, LLC.+
  3.6(b)    --   Operating Agreement of Digital Television Services of
                 Georgia, LLC.+
  3.7(a)    --   Articles of Organization of Digital Television Services of
                 Kansas, LLC.+
  3.7(b)    --   Operating Agreement of Digital Television Services of
                 Kansas, LLC.+
  3.8(a)    --   Articles of Organization of Digital Television Services of
                 Kentucky, LLC.+
  3.8(b)    --   Operating Agreement of Digital Television Services of
                 Kentucky, LLC.+
  3.9(a)    --   Articles of Organization of Digital Television Services of
                 New Mexico, LLC.+
  3.9(b)    --   Operating Agreement of Digital Television Services of New
                 Mexico, LLC.+
  3.10(a)   --   Articles of Organization of Digital Television Services of
                 New York I, LLC.+
  3.10(b)   --   Operating Agreement of Digital Television Services of New
                 York I, LLC.+
  3.11(a)   --   Articles of Organization of Digital Television Services of
                 South Carolina I, LLC.+
  3.11(b)   --   Operating Agreement of Digital Television Services of South
                 Carolina I, LLC.+
  3.12(a)   --   Articles of Organization of Digital Television Services of
                 Vermont, LLC.+
  3.12(b)   --   Operating Agreement of Digital Television Services of
                 Vermont, LLC.+

 EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENT
 -------                           -----------------------



  3.13(a)   --   Articles of Incorporation of Spacenet, Inc.+
  3.13(b)   --   Certificate of Amendment of Spacenet, Inc.+
  3.13(c)   --   Bylaws of Spacenet, Inc.+
  3.14(a)   --   Articles of Organization of Digital Television Services of
                 Indiana, LLC.+
  3.14(b)   --   Articles of Amendment of Digital Television Services of
                 Indiana, LLC.+
  3.14(c)   --   Operating Agreement of Digital Television Services of
                 Indiana, LLC.+
  4.1       --   Indenture dated as of July 30, 1997 among the Issuers, the
                 Guarantors, and The Bank of New York, as Trustee.+
  4.2       --   Form of Notes (included in Exhibit 4.1 above).+
  4.3       --   Registration Rights Agreement dated as of July 30, 1997
                 among the Issuers, the Guarantors, Donaldson, Lufkin &
                 Jenrette Securities Corporation, CIBC Wood Gundy Securities
                 Corp. and J.P. Morgan Securities Inc.+
  4.4       --   Interest Escrow Agreement dated as of July 30, 1997 among
                 The Bank of New York, as Escrow Agent and Collateral Agent,
                 and the Issuers.+
  4.5       --   Escrow Security Agreement dated as of July 30, 1997 between
                 The Bank of New York, as Collateral Agent, and the Issuers.+
  4.6       --   Supplemental Indenture dated October 10, 1997 among the
                 Issuers, the Guarantors, WEP Intermediate Corp. and The Bank
                 of New York, as Trustee.
  5.1       --   Opinion of Nelson Mullins Riley & Scarborough, L.L.P.,
                 counsel to the Registrants, as to the legality of the
                 securities being registered.
 10.1       --   Second Amended and Restated Credit Agreement dated as of
                 July 30, 1997 (the "Restated Credit Agreement") among
                 Digital Television Services, Inc., and the several Lenders,
                 CIBC Wood Gundy Securities Corp., as arranger, Morgan
                 Guaranty Trust Company of New York, Fleet National Bank, and
                 Canadian Imperial Bank of Commerce.+(P)
 10.2       --   Guarantee and Collateral Agreement among the Guarantors
                 named therein and Canadian Imperial Bank of Commerce.+(P)
 10.3       --   Stock Purchase Agreement dated as of January 30, 1996 by and between Edward Botefuhr and Janet Blakeley Botefuhr and
                 Digital Television Services, LLC (formerly DBS Holdings,
                 L.P.).+(P)
 10.4(a)    --   Asset Purchase Agreement dated as of March 19, 1996 between
                 Digital Television Services of California, LLC (formerly
                 Columbia DBS San Luis Obispo, L.P.) and Pacific Coast DBS,
                 Inc. (the "Pacific Coast Purchase Agreement").+
 10.4(b)    --   Amendment to Pacific Coast Purchase Agreement dated as of
                 April 1, 1996.+(P)
 10.5(a)    --   Asset Purchase Agreement dated as of June 11, 1996 between
                 Omega Cable and Dale Hazard and Scott Alexander and Digital
                 Television Services of Colorado, LLC (formerly Digital
                 Television Services of Colorado, LP) (the "Omega Purchase
                 Agreement").+(P)
 10.5(b)    --   Amendment to Omega Purchase Agreement dated July 14,
                 1996.+(P)
 10.6(a)    --   Asset Purchase Agreement dated as of June 26, 1996 among
                 Falls Earth Station, Inc. and Gerald R. Barnes and Digital
                 Television Services of New York I, LLC (successor by merger to Digital Television Services of New York II, LP) (the
                 "Falls Earth Purchase Agreement").+(P)
 10.6(b)    --   First Amendment dated July 11, 1996 to the Falls Earth
                 Purchase Agreement.+(P)
 10.7(a)    --   Asset Purchase Agreement dated as of June 28, 1996 among TEG
                 DBS Services, Inc. and Kulwinder Singh and Jadwinder Singh
                 and Digital Television Services of New Mexico, LLC (formerly
                 Digital Television Services of New Mexico, LP) (the "Teg
                 Purchase Agreement").+(P)
 10.7(b)    --   First Amendment dated July 11, 1996 to Teg Purchase
                 Agreement.+(P)

 EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENT
 -------                           -----------------------
 10.8(a)    --   Asset Purchase Agreement dated as of June 28, 1996 between
                 Northeast Cable Services, Inc. and Digital Television
                 Services of New York I, LLC (formerly Digital Television
                 Services of New York I, LP) (the "Northeast Cable Purchase
                 Agreement").+(P)
 10.8(b)    --   Amendment dated August 28, 1996 to the Northeast Cable
                 Purchase Agreement.+(P)
 10.9(a)    --   Asset Purchase Agreement dated as of October 5, 1996 among
                 Pee Dee Electricom, Inc. and Pee Dee Electric Cooperative,
                 Inc. and Digital Television Services of South Carolina I,
                 LLC (formerly Digital Television Services of South Carolina
                 I, LP) (the "Pee Dee Purchase Agreement").+(P)
 10.9(b)    --   First Amendment dated November 4, 1996 to the Pee Dee
                 Purchase Agreement.+(P)
 10.9(c)    --   Second Amendment dated November 25, 1996 to the Pee Dee
                 Purchase Agreement.+(P)
 10.10(a)   --   Asset Purchase Agreement dated as of October 5, 1996 among
                 Santee Satellite Systems, Inc. Santee Electric Cooperative,
                 Inc. and Digital Television Services of South Carolina I,
                 LLC (successor by merger to Digital Television Services of
                 South Carolina II, LP) (the "Santee Purchase
                 Agreement").+(P)
 10.10(b)   --   First Amendment dated November 4, 1996 to the Santee
                 Purchase Agreement.+(P)
 10.11(a)   --   Asset Purchase Agreement dated as of October 28, 1996
                 between Direct Programming Services Limited Partnership and
                 Digital Television Services of Kentucky, LLC (formerly
                 Digital Television Services of Kentucky, LP) (the "Direct
                 Purchase Agreement").+(P)
 10.11(b)   --   First Amendment dated November 26, 1996 to the Direct
                 Purchase Agreement.+
 10.12(a)   --   Asset Purchase Agreement dated as of November 13, 1996
                 between Northeast DBS Enterprises, L.P., DTS Management, LLC
                 (formerly DBS Management, LLC) (the "Northeast DBS Purchase
                 Agreement")+(P)
 10.12(b)   --   Amendment dated February 11, 1997 to the Northeast DBS
                 Purchase Agreement among Northeast DBS Enterprises, L.P.,
                 DTS Management, LLC and Digital Television Services of
                 Vermont, LLC.+(P)
 10.13      --   Asset Purchase Agreement dated as of November 22, 1996
                 between Skywave Communications, Inc. and Digital Television
                 Services of Kansas, LLC (formerly Digital Television
                 Services of Kansas, LP).+(P)
 10.14      --   Asset Purchase Agreement dated as of November 22, 1996
                 between Kansas DBS, L.L.C. and Digital Television Services of Kansas, LLC (formerly Digital Television Services of
                 Kansas, LP).+(P)
 10.15      --   Asset Purchase Agreement dated as of February 19, 1997
                 between Mitchell Electric Membership Corporation and Digital
                 Television Services of Georgia, LLC.+(P)
 10.16(a)   --   Asset Purchase Agreement dated as of February 19, 1997
                 between DigiCom Services, Inc. and Digital Television
                 Services of Georgia, LLC (the "DigiCom Purchase
                 Agreement").+(P)
 10.16(b)   --   First Amendment dated April 15, 1997 to the DigiCom Purchase
                 Agreement.+(P)
 10.17      --   Asset Purchase Agreement dated as of February 19, 1997
                 between Planters Electric Membership Corporation and Digital
                 Television Services of Georgia, LLC.+(P)
 10.18      --   Asset Purchase Agreement dated as of February 19, 1997
                 between Washington Electric Membership Corporation and
                 Digital Television Services of Georgia, LLC.+(P)
 10.19      --   Form of NRTC/Member Agreement for Marketing and Distribution
                 of DBS Services, as amended by Amendment to NRTC/Member
                 Agreement for Marketing and Distribution of DBS Services.
                 (1)+(P)
 10.20      --   Employee Unit Plan+
 10.21(a)   --   Lease Agreement dated August 2, 1996 between Fund II, Fund
                 III, Fund IV and Fund VII Associates and DTS Management, LLC
                 (the "Lease Agreement").+(P)

 EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENT
 -------                           -----------------------
 10.21(b)   --   Amendment dated December 20, 1996 to the Lease
                 Agreement.+(P)
 10.22      --   Employment Agreement effective April 1, 1996 between DTS
                 Management, LLC and Douglas S. Holladay, Jr. (the "Holladay
                 Employment Agreement")+
 10.23      --   Employment Agreement effective March 24, 1997 between DTS
                 Management, LLC and Earle A. MacKenzie (the "MacKenzie
                 Employment Agreement").+
 10.24      --   Employment Agreement effective April 1, 1996 between DTS
                 Management, LLC and William J. Dorran.+
 10.25      --   Employment Agreement effective April 15, 1996 between DTS
                 Management and Donald A. Doering (the "Doering Employment
                 Agreement").+
 10.26      --   Asset Purchase Agreement dated as of October 17, 1997
                 between Digital Television Services of Indiana, LLC,
                 Satellite Television Services, Inc. and Clay County Rural
                 Telephone Cooperative, Inc.+(P)
 10.27      --   Digital Television Services, Inc. 1997 Stock Option Plan.
 10.28      --   Amendment dated October 10, 1997 to Holladay Employment
                 Agreement.
 10.29      --   Amendment dated October 10, 1997 to MacKenzie Employment
                 Agreement.
 10.30      --   Amendment dated October 10, 1997 to Doering Employment
                 Agreement.
 10.31      --   Stockholders Agreement dated October 10, 1997 among the
                 Company and the holders of its Common Stock and Series A
                 Preferred Stock.
 10.32      --   Registration Rights Agreement dated February 10, 1997 among the Company and the stockholders named therein. (filed as
                 Exhibit H to Exhibit 3.1(d) hereto)+
 10.33      --   Form of Warrant Agreement.
 10.34      --   Amendment dated November 6, 1997 to Holladay Employment
                 Agreement.
 10.35      --   Amendment dated November 6, 1997 to MacKenzie Employment
                 Agreement.
 10.36      --   Amendment dated November 6, 1997 to Doering Employment
                 Agreement.
 10.37      --   Amendment dated October 30, 1997 to the Restated Credit
                 Agreement.
 12         --   Statement regarding Computation of Ratios.+
 21.1       --   Subsidiaries of Registrants.+
 23.1       --   Consent of Nelson Mullins Riley & Scarborough, L.L.P.
                 (included in Exhibit 5.1).
 23.2       --   Consent of Arthur Andersen LLP.
 23.3       --   Consent of Fishbein & Company, P.C.
 23.4       --   Consent of Deloitte & Touche
 24.1       --   Powers of Attorney.+
 25.1       --   Statement of Eligibility on Form T-1 under the Trust
                 Indenture Act of 1939 of The Bank of New York, as Trustee of
                 the Indenture relating to the 12 1/2% Senior Subordinated
                 Notes due 2007.+
 27.1       --   Financial data schedule Digital Television Services, Inc.+
 27.2       --   Financial data schedule DTS Capital, Inc.+
 27.3       --   Financial data schedule DTS Management, LLC.+
 27.4       --   Financial data schedule Digital Television Services of
                 California, LLC.+
 27.5       --   Financial data schedule Digital Television Services of
                 Colorado, LLC.+
 27.6       --   Financial data schedule Digital Television Services of
                 Georgia, LLC.+
 27.7       --   Financial data schedule Digital Television Services of
                 Kansas, LLC.+
 27.8       --   Financial data schedule Digital Television Services of
                 Kentucky, LLC.+


 EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENT
 -------                           -----------------------
 27.9       --   Financial data schedule Digital Television Services of New
                 Mexico, LLC.+
 27.10      --   Financial data schedule Digital Television Services of New
                 York I, LLC.+
 27.11      --   Financial data schedule Digital Television Services of South
                 Carolina, LLC.+
 27.12      --   Financial data schedule Digital Television Services of
                 Vermont, LLC.+
 27.13      --   Financial data schedule Spacenet, Inc.+
 27.14      --   Financial data schedule Digital Television Services of
                 Indiana, LLC.+
 99.1       --   Form of Letter of Transmittal.
 99.2       --   Form of Notice of Guaranteed Delivery.
 99.3       --   Form of Letter to Securities Dealers, Commercial Banks,
                 Trust Companies and Other Nominees.
 99.4       --   Form of Letter to Clients.
 99.5       --   Guidelines for Certification of Taxpayer Identification
                 Number on Form W-9.



---------------

(1) See Schedule 1 to Exhibit 10.19 for list of the NRTC/Member Agreements for Marketing and Distribution of DBS Services to which the Registrants are party.
 +  Previously filed.

(P) Attachments to this Exhibit filed in paper format pursuant to a continuing hardship exemption.


     (b) Financial Statement Schedules

     None

ITEM 22.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, DIGITAL TELEVISION SERVICES, INC. HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA ON DECEMBER 23, 1997.


                                          DIGITAL TELEVISION SERVICES, INC.

                                          By:                 **
                                            ------------------------------------
                                                  Douglas S. Holladay, Jr.
                                             President, Chief Executive Officer
                                                         and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



SIGNATURE                                                       CAPACITY                    DATES
---------                                                       --------                    -----
                        **                           President, Chief Executive
---------------------------------------------------    Officer and Director
             Douglas S. Holladay, Jr.                  (Principal Executive Officer)  December 23, 1997

                        **                           Vice President, Chief Financial
---------------------------------------------------    Officer, Treasurer and
                 Donald A. Doering                     Secretary (Principal           December 23, 1997
                                                       Financial and Accounting
                                                       Officer)

                        **                           Director
---------------------------------------------------
                 Michael C. Brooks                                                    December 23, 1997

                        **                           Director
---------------------------------------------------
               Harry F. Hopper, III                                                   December 23, 1997

                        **                           Director
---------------------------------------------------
               William Laverack, Jr.                                                  December 23, 1997

                        **                           Director
---------------------------------------------------
                  David P. Mixer                                                      December 23, 1997

                        **                           Director
---------------------------------------------------
               James B. Murray, Jr.                                                   December 23, 1997

                        **                           Director
---------------------------------------------------
                 Riordon B. Smith                                                     December 23, 1997



** The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to the Registration Statement on behalf of the above named officers and directors of Digital Television Services, Inc. pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.


        /s/ DONALD A. DOERING

   --------------------------------
          Donald A. Doering
           Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF DTS MANAGEMENT, LLC ("MANAGEMENT"); DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC; DIGITAL TELEVISION SERVICES OF COLORADO, LLC; DIGITAL TELEVISION SERVICES OF GEORGIA, LLC; DIGITAL TELEVISION SERVICES OF INDIANA, LLC; DIGITAL TELEVISION SERVICES OF KANSAS, LLC; DIGITAL TELEVISION SERVICES OF KENTUCKY, LLC; DIGITAL TELEVISION SERVICES OF NEW MEXICO, LLC; DIGITAL TELEVISION SERVICES OF NEW YORK I, LLC; DIGITAL TELEVISION SERVICES OF SOUTH CAROLINA I, LLC; AND DIGITAL TELEVISION SERVICES OF VERMONT, LLC HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA ON DECEMBER 23, 1997.


                              DTS MANAGEMENT, LLC
                              DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC DIGITAL TELEVISION SERVICES OF COLORADO, LLC DIGITAL TELEVISION SERVICES OF GEORGIA, LLC DIGITAL TELEVISION SERVICES OF INDIANA, LLC DIGITAL TELEVISION SERVICES OF KANSAS, LLC DIGITAL TELEVISION SERVICES OF KENTUCKY, LLC DIGITAL TELEVISION SERVICES OF NEW MEXICO, LLC DIGITAL TELEVISION SERVICES OF NEW YORK I, LLC DIGITAL TELEVISION SERVICES OF SOUTH CAROLINA I, LLC
                              DIGITAL TELEVISION SERVICES OF VERMONT, LLC

                              By:                       **
                                 -----------------------------------------------
                                            Douglas S. Holladay, Jr.
                                       President, Chief Executive Officer
                                           and Manager of Management*

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



SIGNATURE                                                       CAPACITY                    DATES
---------                                                       --------                    -----
                        **                           President, Chief Executive
---------------------------------------------------    Officer and Manager of
             Douglas S. Holladay, Jr.                  Management* (Principal         December 23, 1997
                                                       Executive Officer)

                        **                           Vice President and Chief
---------------------------------------------------    Financial Officer of
                 Donald A. Doering                     Management* (Principal         December 23, 1997
                                                       Financial and Accounting
                                                       Officer)

                        **                           Manager of Management*
---------------------------------------------------
                 Michael C. Brooks                                                    December 23, 1997

                        **                           Manager of Management*
---------------------------------------------------
               Harry F. Hopper, III                                                   December 23, 1997

                        **                           Manager of Management*
---------------------------------------------------
               William Laverack, Jr.                                                  December 23, 1997

                        **                           Manager of Management*
---------------------------------------------------
                  David P. Mixer                                                      December 23, 1997

                        **                           Manager of Management*
---------------------------------------------------
               James B. Murray, Jr.                                                   December 23, 1997

                        **                           Manager of Management*
---------------------------------------------------
                 Riordon B. Smith                                                     December 23, 1997


---------------

 * Management is the sole member of each of Digital Television Services of California, LLC; Digital Television Services of Colorado, LLC; Digital Television Services of Georgia, LLC; Digital Television Services of Indiana, LLC; Digital Television Services of Kansas, LLC; Digital Television Services of Kentucky, LLC; Digital Television Services of New Mexico, LLC; Digital Television Services of New York I, LLC; Digital Television Services of South Carolina I, LLC and Digital Television Services of Vermont, LLC.


** The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to the Registration Statement on behalf of the above named officers and managers of DTS Management, LLC pursuant to the Power of Attorney executed by such officers and managers and previously filed with the Securities and Exchange Commission.


        /s/ DONALD A. DOERING

   --------------------------------
          Donald A. Doering
           Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, DTS CAPITAL, INC. HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA ON DECEMBER 23, 1997.


                                          DTS CAPITAL, INC.

                                          By:                 **
                                          --------------------------------------
                                                 Douglas S. Holladay, Jr.
                                                  President and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



SIGNATURE                                                       CAPACITY                    DATES
---------                                                       --------                    -----
                        **                           President and Director           December 23, 1997
---------------------------------------------------    (Principal Executive Officer)
             Douglas S. Holladay, Jr.

                        **                           Vice President, Treasurer and    December 23, 1997
---------------------------------------------------    Secretary and Director
                 Donald A. Doering                     (Principal Financial and
                                                       Accounting Officer)



** The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to the Registration Statement on behalf of the above named officers and directors of DTS Capital, Inc. pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.


        /s/ DONALD A. DOERING

   --------------------------------
          Donald A. Doering
           Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SPACENET, INC. HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA ON DECEMBER 23, 1997.


                                          SPACENET, INC.

                                          By:                 **
                                            ------------------------------------
                                            Harry F. Hopper, III


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



SIGNATURE                                           CAPACITY                                 DATES
---------                                           --------                                 -----

                       **                           President, (Principal Executive
------------------------------------------------      Officer)                         December 23, 1997
              Harry F. Hopper, III

                       **                           Vice President Secretary and
------------------------------------------------      Treasurer (Principal Financial
                 Neil P. Byrne                        and Accounting Officer)          December 23, 1997

                       **                           Director                           December 23, 1997
------------------------------------------------
                 Robert B. Blow

                       **                           Director                           December 23, 1997
------------------------------------------------
                Mark J. Kington

                       **                           Director                           December 23, 1997
------------------------------------------------
                 David P. Mixer

                       **                           Director                           December 23, 1997
------------------------------------------------
              James B. Murray, Jr.



** The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to the Registration Statement on behalf of the above named officers and directors of Spacenet, Inc. pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.


        /s/ DONALD A. DOERING

   --------------------------------
          Donald A. Doering
           Attorney-in-fact